As filed with the Securities and Exchange Commission on March 18, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lamar Media Corp.

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	6798	72-1205791
(State or other jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

5321 Corporate Boulevard

Baton Rouge, Louisiana 70808

(225) 926-1000

(Address, Including ZIP Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Sean E. Reilly

Chief Executive Officer

Lamar Media Corp.

5321 Corporate Boulevard

Baton Rouge, Louisiana 70808

(225) 926-1000

(Name, Address, Including ZIP Code and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:

Michelle A. Earley

Locke Lord LLP

600 Congress Avenue

Suite 2200

Austin, Texas 78701

(512) 305-4700

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
5.750% Senior Notes due 2026	$250,000,000	100%	$250,000,000	$30,300
Guarantees of 5.750% Senior Notes due 2026(2)	n/a	n/a	n/a	n/a

(1)	This registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.
(2)	No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Table of Additional Registrants(1)

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Arizona Logos, L.L.C.	Arizona	27-2892296
Colorado Logos, Inc.	Colorado	84-1480715
Delaware Logos, L.L.C.	Delaware	51-0392715
Douglas Outdoor Advertising of GA., Inc.	Georgia	58-1836737
Fairway CCO Indiana, LLC	Delaware	37-1930378
Fairway Media Group, LLC	Delaware	61-1689000
Fairway Outdoor Advertising, LLC	Delaware	27-1024919
Fairway Outdoor Funding, LLC	Delaware	32-0391426
Fairway Outdoor Funding Holdings, LLC	Delaware	80-0860317
Florida Logos, LLC	Florida	65-0671887
FMG Outdoor Holdings, LLC	Delaware	47-2472019
FMO Real Estate, LLC	Delaware	27-1226238
Georgia Logos, L.L.C.	Georgia	72-1469485
Interstate Logos, L.L.C.	Louisiana	72-1490893
Interstate Logos TRS, LLC	Delaware	35-2608807
Kansas Logos, Inc.	Kansas	48-1187701
Kentucky Logos, LLC	Kentucky	62-1839054
Lamar Advantage GP Company, LLC	Delaware	72-1490891
Lamar Advantage Holding Company	Delaware	76-0619569
Lamar Advantage LP Company, LLC	Delaware	76-0637519
Lamar Advantage Outdoor Company, L.P.	Delaware	74-2841299
Lamar Advertising of Colorado Springs, L.L.C.	Colorado	72-0931093
Lamar Advertising of Louisiana, L.L.C.	Louisiana	72-1462297
Lamar Advertising of Michigan, Inc.	Michigan	38-3376495
Lamar Advertising of Penn, LLC	Delaware	72-1462301
Lamar Advertising of South Dakota, L.L.C.	South Dakota	46-0446615
Lamar Advertising of Youngstown, Inc.	Delaware	23-2669670
Lamar Advertising Southwest, Inc.	Nevada	85-0113644
Lamar Air, L.L.C.	Louisiana	72-1277136
Lamar Airport Advertising Company	Nevada	88-0237057
Lamar Central Outdoor, LLC	Delaware	20-2471691
Lamar Electrical, Inc.	Louisiana	72-1392115
Lamar-Fairway Blocker 1, Inc.	Delaware	47-2485214
Lamar-Fairway Blocker 2, Inc.	Delaware	47-2547019
Lamar Florida, L.L.C.	Florida	72-1467178
Lamar Investments, LLC	Delaware	46-4289458
Lamar Obie Company, LLC	Delaware	33-1109314
Lamar OCI North, L.L.C.	Delaware	38-2885263
Lamar OCI South Corporation	Mississippi	64-0520092
Lamar Ohio Outdoor Holding Corp.	Ohio	34-1597561
Lamar Pensacola Transit, Inc.	Florida	59-3391978
Lamar Service Company, LLC	Delaware	46-4284332
Lamar Tennessee, L.L.C.	Tennessee	72-1309007
Lamar Texas Limited Partnership	Texas	72-1309005
Lamar Transit, LLC	Delaware	46-4242858
Lamar TRS Holdings, LLC	Delaware	46-4248386
Louisiana Interstate Logos, L.L.C.	Louisiana	26-3654514
Magic Media, Inc.	Delaware	20-0768190
Magic Media Real Estate, LLC	Delaware	20-0768149

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Maine Logos, L.L.C.	Maine	72-1492985
MCC Outdoor, LLC	Georgia	26-0274450
Michigan Logos, Inc.	Michigan	38-3071362
Minnesota Logos, Inc.	Minnesota	41-1800355
Mississippi Logos, L.L.C.	Mississippi	72-1469487
Missouri Logos, LLC	Missouri	72-1485587
Montana Logos, LLC	Montana	45-3444460
Nebraska Logos, Inc.	Nebraska	72-1137877
Nevada Logos, Inc.	Nevada	88-0373108
New Hampshire Logos, L.L.C.	New Hampshire	83-2411570
New Jersey Logos, L.L.C.	New Jersey	72-1469048
New Mexico Logos, Inc.	New Mexico	85-0446801
Ohio Logos, Inc.	Ohio	72-1148212
Oklahoma Logos, L.L.C.	Oklahoma	72-1469103
Olympus Media/Indiana, LLC	Delaware	20-4368933
Outdoor Marketing Systems, L.L.C.	Pennsylvania	N/A
Outdoor Promotions West, LLC	Delaware	22-3598746
South Carolina Logos, Inc.	South Carolina	58-2152628
Tennessee Logos, Inc.	Tennessee	62-1649765
The Lamar Company, L.L.C.	Louisiana	72-1462298
TLC Farms, L.L.C.	Louisiana	20-0634874
TLC Properties II, LLC	Texas	72-1336624
TLC Properties, Inc.	Louisiana	72-0640751
TLC Properties, L.L.C.	Louisiana	72-1417495
Triumph Outdoor Holdings, LLC	Delaware	13-3990438
Triumph Outdoor Rhode Island, LLC	Delaware	05-0500914
Utah Logos, Inc.	Utah	72-1148211
Virginia Logos, LLC	Virginia	62-1839208
Washington Logos, L.L.C.	Washington	73-1648809
Wisconsin Logos, LLC	Wisconsin	45-1837323

(1)

The outstanding notes are, and the exchange notes will be, unconditionally guaranteed by the additional registrants listed above, each of which is a direct or indirect, wholly owned subsidiary of Lamar Media Corp. The address and telephone number for each of the additional registrants is 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808 and (225) 926-1000. The primary standard industrial classification code number for each of the additional registrants is 7311.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MARCH 18, 2019

Prospectus

Lamar Media Corp.

Offer to Exchange

Up to $250,000,000

outstanding 5 3/4% Senior Notes due 2026 issued on February 1, 2019, for a Like Principal Amount of 5 3/4% Senior Notes due 2026,

which have been registered under the Securities Act of 1933

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2019, unless we extend the offer. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offer generally will not be a taxable event to a holder for United States federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•

The exchange offer is subject to customary conditions, including the condition that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

The Exchange Notes

•

The exchange notes are being offered in order to satisfy certain of our obligations under the registration rights agreement entered into in connection with the private offering of the outstanding notes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the terms of the outstanding notes, except that the exchange notes will be freely tradable.

•

The exchange notes will be our unsecured senior obligations and will rank senior to all of our existing and future debt that is expressly subordinated to the exchange notes. The exchange notes will rank equally with all of our existing and future senior debt and will be effectively subordinated to all of our secured debt (to the extent of the value of the collateral securing such debt), including our senior credit facility, and structurally subordinated to all of the liabilities of our subsidiaries that do not guarantee the exchange notes.

•

The outstanding notes are, and the exchange notes will be, unconditionally guaranteed on a joint and several basis by substantially all of our existing and future domestic subsidiaries, with certain exceptions.

•

The exchange notes will share a single CUSIP and be fungible with the $400,000,000 in aggregate principal amount of our 5 3/4% Senior Notes due 2026 previously issued on January 28, 2016, which were exchanged pursuant to a previous exchange offer on September 1, 2016.

•	We do not intend to apply for listing of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.

Broker-Dealers

•

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended.

•

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

•

We and the guarantors have agreed that, for a period of 180 days after consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 17 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2019

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should not rely on any unauthorized information or representations. This prospectus is an offer to exchange only the notes offered by this prospectus, and only under the circumstances and in those jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Lamar Media Corp. is a Delaware corporation. Our principal executive offices are located at 5321 Corporate Blvd., Baton Rouge, LA 70808 and our telephone number at that address is (225) 926-1000. Lamar Media Corp. is a wholly owned subsidiary of Lamar Advertising Company. Our parent’s website is located at http://www.lamar.com. The information on or linked to from the website is not part of this prospectus.

In this prospectus, except as the context otherwise requires or as otherwise noted, “Lamar Media,” “we,” “us” and “our” refer to Lamar Media Corp. and its subsidiaries, except with respect to the notes, in which case such terms refer only to Lamar Media Corp. Lamar Advertising Company is referred to herein as “Lamar Advertising.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the exchange notes offered hereby. As permitted by the rules and regulations of the Commission, this prospectus incorporates important information about us that is not included in or delivered with this prospectus but that is included in the registration statement. For further information with respect to us and the exchange notes offered hereby, we refer you to the registration statement, including the exhibits and schedules filed therewith.

We and our parent, Lamar Advertising, file annual, quarterly, and current reports and other information with the Commission. The Commission maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and such website is located at http://www.sec.gov.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 5321 Corporate Boulevard, Baton Rouge, LA 70808, Tel: (225) 926-1000, Attention: Chief Financial Officer.

To obtain timely delivery of any of these documents, you must request them no later than five business days before the date you must make your investment decision. Accordingly, if you would like to request any documents, you should do so no later than                 , 2019 in order to receive them before the expiration of the exchange offer.

Pursuant to the indenture under which the exchange notes will be issued (and the outstanding notes and original notes were issued), we have agreed that, whether or not we are required to do so by the rules and regulations of the Commission, for so long as any of the notes remain outstanding, we (not including our subsidiaries) will furnish to the holders of the notes copies of all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file such forms and all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations. In addition, following the consummation of this exchange offer, whether or not required by the rules and regulations of the Commission, we will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. See “Description of Exchange Notes—Material Covenants—Reports to Holders.”

INDUSTRY AND MARKET DATA

The market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These are statements that relate to future periods and include statements about:

our future financial performance and condition;

•	our business plans, objectives, prospects, growth and operating strategies;

•	our anticipated capital expenditures and level of acquisition activity;

•	our ability to integrate acquired assets and realize operating efficiency from acquisitions;

•	market opportunities and our competitive positions;

•	our future cash flows and expected cash requirements;

•	estimated risks;

•	our ability to maintain compliance with applicable covenants and restrictions included in Lamar Media’s senior credit facility and the indentures relating to its outstanding notes; and

•	Lamar Advertising’s ability to remain qualified as a real estate investment trust (“REIT”).

Generally, the words “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results, to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others:

•	the state of the economy and financial markets generally and their effects on the markets in which we operate and the broader demand for advertising;

•	the levels of expenditures on advertising in general and outdoor advertising in particular;

•	risks and uncertainties relating to our significant indebtedness;

•	the demand for outdoor advertising and its continued popularity as an advertising medium;

•	our need for, and ability to obtain, additional funding for acquisitions, operations and debt refinancing;

•	increased competition within the outdoor advertising industry;

•	the regulation of the outdoor advertising industry by federal, state and local governments;

•	our ability to renew expiring contracts at favorable rates;

•	the integration of businesses and assets that we acquire and our ability to recognize cost savings and operating efficiencies as a result of these acquisitions;

•	our ability to successfully implement our digital deployment strategy;

•	changes in accounting principles, policies or guidelines;

•	our ability to effectively mitigate the threat of and damages caused by hurricanes and other kinds of severe weather;

•	Lamar Advertising’s ability to qualify as a REIT and maintain its status as a REIT;

•	changes in tax laws applicable to REITs or in the interpretation of those laws; and

•	the other factors under “Risk factors”.

Although we believe that the statements contained in this prospectus are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this prospectus. We assume no obligation to update or revise them or provide reasons why actual results may differ.

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this exchange offer, we encourage you to read this entire prospectus. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included in this prospectus. Unless otherwise indicated, financial information included in this prospectus is presented on a historical basis.

Lamar Media Corp.

We are one of the largest outdoor advertising companies in the United States based on number of displays and have operated under the Lamar name since 1902. We operate in a single operating and reporting segment, advertising. We lease space for advertising on billboards, buses, shelters, benches, logo plates and in airport terminals. We offer our tenants a fully integrated service, satisfying all aspects of their billboard display requirements from ad copy production to placement and maintenance.

We operate three types of outdoor advertising displays: billboards, logo signs and transit advertising displays.

Billboards. As of December 31, 2018, we owned and operated approximately 156,900 billboard advertising displays in 45 states and Canada. We lease most of our advertising space on two types of billboards: bulletins and posters.

•	Bulletins are generally large, illuminated advertising structures that are located on major highways and target vehicular traffic.

•	Posters are generally smaller advertising structures that are located on major traffic arteries and city streets and target vehicular and pedestrian traffic.

In addition to these traditional billboards, we also lease advertising space on digital billboards, which are generally located on major traffic arteries and city streets. As of December 31, 2018, we owned and operated over 3,100 digital billboard advertising displays in 43 states and Canada.

Logo signs. We lease advertising space on logo signs located near highway exits.

•	Logo signs generally advertise nearby gas, food, camping, lodging and other attractions.

We are the largest provider of logo signs in the United States, operating 23 of the 25 privatized state logo sign contracts. As of December 31, 2018, we operated approximately 149,000 logo sign advertising displays in 23 states and Canada.

Transit advertising displays. We also lease advertising space on the exterior and interior of public transportation vehicles, in airport terminals, and on transit shelters and benches in over 80 markets. As of December 31, 2018, we operated over 53,300 transit advertising displays in 22 states and Canada.

Operating strategies

We strive to be a leading provider of outdoor advertising services in each of the markets that we serve, and our operating strategies for achieving that goal include:

Continuing to provide high quality local sales and service. We seek to identify and closely monitor the needs of our tenants and to provide them with a full complement of high quality advertising services. Local advertising constituted approximately 76% of our net revenues for the year ended December 31, 2018, which management believes is higher than the industry average. We believe that the experience of our regional, territory and local managers has contributed greatly to our success. For example, our regional managers have been with us for an average of 33 years. In an effort to provide high quality sales and service at the local level, we employed over 1,050 local account executives as of December 31, 2018. Local account executives are typically supported by additional local staff and have the ability to draw upon the resources of our central office, as well as our offices in other markets, in the event business opportunities or tenants’ needs support such an allocation of resources.

Continuing a centralized control and decentralized management structure. Our management believes that, for our particular business, centralized control and a decentralized organization provide for greater economies of scale and are more responsive to local market demands. Therefore, we maintain centralized accounting and financial control over our local operations, but our local managers are responsible for the day-to-day operations in each local market and are compensated according to that market’s financial performance.

Continuing to focus on internal growth. Within our existing markets we seek to increase our revenue and improve cash flow by employing highly-targeted local marketing efforts to improve our display occupancy rates and by increasing advertising rates where and when demand can absorb rate increases. Our local offices spearhead this effort and respond to local tenant demands quickly.

In addition, we routinely invest in upgrading our existing displays and constructing new displays. Since January 1, 2008, we invested approximately $1.2 billion in capitalized expenditures, which include improvements to our existing real estate portfolio and the construction of new locations. Our regular improvement and expansion of our advertising display inventory allows us to provide high quality service to our current tenants and to attract new tenants.

Continuing to pursue other outdoor advertising opportunities. We plan to renew existing logo sign contracts and pursue additional logo sign contracts. Logo sign opportunities arise periodically, both from states initiating new logo sign programs and states converting from government-owned and operated programs to privately-owned and operated programs. Furthermore, we plan to pursue additional tourist oriented directional sign programs in both the United States and Canada and also other motorist information signing programs as opportunities present themselves. In addition, in an effort to maintain market share, we continue to pursue attractive transit advertising opportunities as they become available.

Reinvesting in capital expenditures including digital technology. We have a history of investing in capital expenditures, particularly in our digital platform. We invested approximately $117.6 million in total capital expenditures in fiscal 2018, of which approximately $45.9 million was spent on digital technology. We expect our 2019 capitalized expenditures to closely approximate our spending in 2018.

Recent developments

Incremental amendment to senior credit facility

On January 17, 2019, we entered into an incremental amendment to our existing senior credit facility to include $100.0 million in additional revolving commitments, thereby increasing our total borrowing capacity under the revolving portion of our senior credit facility to $550.0 million (the “Incremental Amendment”). See “Description of certain indebtedness—Incremental Amendment”.

Financial Statements pursuant to Rule 3-14 of Regulation S-X

On March 1, 2019, we filed a Current Report on Form 8-K/A to provide financial statements required pursuant to Rule 3-14 of Regulation S-X with respect to the transactions under the Equity Purchase Agreement (the “Equity

Purchase Agreement”) dated December 21, 2018, between us, FMG Outdoor Holdings, LLC (“Fairway” or “Fairway Outdoor Advertising”), GTCR/FMG Blocker Corp. (the “GTCR Blocker”), NCP Fairway, Inc. (the “NCP Blocker” and, together with GTCR Blocker, the “Blockers”), each of the selling members identified therein (together with the Blockers, the “Sellers”), and GTCR Partners XI/B LP, as representative for the Sellers. Pursuant to the Equity Purchase Agreement, we acquired certain assets of Fairway in five U.S. markets for a combined purchase price of $418.5 million.

Organization

The following summary organization chart sets forth the basic corporate structure of Lamar.

*

All of our domestic subsidiaries (except Lamar QRS Receivables, LLC and Lamar TRS Receivables, LLC (the “Special Purpose Subsidiaries”) and subsidiaries that are not wholly owned) will unconditionally guarantee the notes.

Our History

Lamar Media Corp. has been in operation since 1902. We completed a reorganization on July 20, 1999 to create our current holding company structure. At that time, Lamar Advertising Company was renamed Lamar Media Corp. and all its stockholders became stockholders in a new holding company. The new holding company then took the Lamar Advertising Company name and Lamar Media Corp. became a wholly owned subsidiary of Lamar Advertising Company.

During 2014, we completed a reorganization in order for Lamar Advertising to qualify as a REIT for U.S. federal income tax purposes. As part of the plan to reorganize our business operations so that Lamar Advertising could elect to qualify as a REIT for the taxable year ended December 31, 2014, Lamar Advertising completed a merger with its predecessor that was approved by its stockholders on November 17, 2014. At the time of the merger, the surviving corporation took the Lamar Advertising Company name. We hold and operate certain assets through one or more taxable REIT subsidiaries (“TRSs”). The non-REIT qualified businesses that we hold through TRSs include most of our transit and foreign operations.

We may, from time to time, change the election of previously designated TRSs to be treated as qualified REIT subsidiaries or other disregarded entities (“QRSs”), and may reorganize and transfer certain assets or operations from our TRSs to other subsidiaries, including QRSs.

Summary of the Exchange Offer

In this prospectus, the term “outstanding notes” refers to the outstanding $250,000,000 5 3/4% Senior Notes due 2026 issued on February 1, 2019; the term “exchange notes” refers to the 5 3/4% Senior Notes due 2026 registered under the Securities Act to be exchanged for the outstanding notes; “original notes” refers to the 5 3/4% Senior Notes due 2026 previously issued on January 28, 2016, which were exchanged pursuant to a previous exchange offer on September 1, 2016; and the term “notes” refers to the outstanding notes, the exchange notes and the original notes.

General	In connection with the private offering, we entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to complete an exchange offer for the outstanding notes.

Exchange Offer	We are offering to exchange $250,000,000 principal amount of exchange notes, which have been registered under the Securities Act, for $250,000,000 principal amount of outstanding notes.

The outstanding notes may be exchanged only in denominations of $2,000 and integral multiples of $1,000.

Resale of the Exchange Notes	Based on the position of the staff of the Division of Corporation Finance of the Commission in certain interpretive letters issued to third parties in other transactions, we believe that the exchange notes acquired in this exchange offer may be freely traded without compliance with the provisions of the Securities Act, if:

•	you are acquiring the exchange notes in the ordinary course of your business,

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes, and

•	you are not our affiliate as defined in Rule 405 of the Securities Act.

If you fail to satisfy any of these conditions, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Broker-dealers that acquired outstanding notes directly from us, but not as a result of market-making activities or other trading activities, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the exchange notes. See “Plan of Distribution.”

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for outstanding notes that it acquired as a result of market-making or other trading activities must deliver a prospectus in connection with any resale of the exchange notes and provide us with a signed acknowledgement of this obligation.

Expiration Date	This exchange offer will expire at 5:00 p.m., New York City time, on , 2019, unless we extend the offer.

Conditions to the Exchange Offer	The exchange offer is subject to limited, customary conditions, which we may waive.

Procedures for Tendering Outstanding Notes	If you wish to accept the exchange offer, you must deliver to the exchange agent, before the expiration of the exchange offer:

•

either a completed and signed letter of transmittal or, for outstanding notes tendered electronically, an agent’s message from The Depository Trust Company (“DTC”), Euroclear or Clearstream stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer,

•	your outstanding notes, either by tendering them in physical form or by timely confirmation of book-entry transfer through DTC, Euroclear or Clearstream, and

•	all other documents required by the letter of transmittal.

If you hold outstanding notes through DTC, Euroclear or Clearstream, you must comply with their standard procedures for electronic tenders, by which you will agree to be bound by the letter of transmittal.

By signing, or by agreeing to be bound by, the letter of transmittal, you will be representing to us that:

•	you will be acquiring the exchange notes in the ordinary course of your business,

•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes, and

•	you are not our affiliate as defined under Rule 405 of the Securities Act.

See “The Exchange Offer—Procedures for Tendering.”

Guaranteed Delivery Procedures for Tendering Outstanding Notes	If you cannot meet the expiration deadline or you cannot deliver your outstanding notes, the letter of transmittal or any other documentation to comply with the applicable procedures under DTC, Euroclear or Clearstream standard operating procedures for electronic tenders in a timely fashion, you may tender your notes according to the guaranteed delivery procedures set forth under “The Exchange Offer—Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Holders	If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should contact that registered holder promptly and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either arrange to have the outstanding notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Acceptance of Outstanding Notes and Delivery of Exchange Notes	We will accept any outstanding notes that are properly tendered for exchange before 5:00 p.m., New York City time, on the day this exchange offer expires. The exchange notes will be delivered promptly after expiration of this exchange offer.

Exchange Date	We will notify the exchange agent of the date of acceptance of the outstanding notes for exchange.

Withdrawal Rights	If you tender your outstanding notes for exchange in this exchange offer and later wish to withdraw them, you may do so at any time before 5:00 p.m., New York City time, on the day this exchange offer expires.

Consequences if You Do Not Exchange Your Outstanding Notes	Outstanding notes that are not tendered in the exchange offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to sell the outstanding notes unless:

•	an exemption from the requirements of the Securities Act is available to you,

•	we register the resale of outstanding notes under the Securities Act, or

•	the transaction requires neither an exemption from nor registration under the requirements of the Securities Act.

After the completion of the exchange offer, we will no longer have any obligation to register the outstanding notes, except in limited circumstances.

Accrued Interest on the Outstanding Notes	Any interest that has accrued on an outstanding note before its exchange in this exchange offer will be payable on the exchange note on the first interest payment date after the completion of this exchange offer.

United States Federal Income Tax Considerations	The exchange of the outstanding notes for the exchange notes generally will not be a taxable event for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as the exchange agent. Its address and telephone number are provided in this prospectus under the heading “The Exchange Offer—Exchange Agent.”

Use of Proceeds	We will not receive any cash proceeds from this exchange offer. See “Use of Proceeds.”

Registration Rights Agreement	When we issued the outstanding notes on February 1, 2019, we and the guarantors entered into a registration rights agreement with the initial purchasers of the outstanding notes. Under the terms of the registration rights agreement, we agreed to use our reasonable best efforts to cause to become effective a registration statement with respect to an offer to exchange the outstanding notes for other freely tradable notes issued by us and that are registered with the Commission and that have substantially identical terms as the outstanding notes. If we fail to effect the exchange offer, we will use our reasonable best efforts to file and cause to become effective a shelf registration statement related to resales of the outstanding notes. We will be obligated to pay additional interest on the outstanding notes if we do not complete the exchange offer by October 29, 2019, or, if required, the shelf registration statement is not declared effective by October 29, 2019. See “Registration Rights Agreement.”

Accounting Treatment	We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer in accordance with generally accepted accounting principles. See “The Exchange Offer—Accounting Treatment.”

Summary of the Terms of the Exchange Notes

The exchange notes will be identical to the outstanding notes except that:

•	the exchange notes will be registered under the Securities Act and therefore will not bear legends restricting their transfer; and

•

specified rights under the registration rights agreement, including the provisions providing for registration rights and the payment of additional interest in specified circumstances, will be limited or eliminated.

The exchange notes will evidence the same debt as the outstanding notes and the same indenture will govern both the outstanding notes and the exchange notes. The exchange notes will be identical to the original notes, except for the issue price. For a more complete understanding of the exchange notes, please refer to the section of this prospectus entitled “Description of Exchange Notes.”

Issuer	Lamar Media Corp.

Securities Offered	$250,000,000 principal amount of 5 3/4% Senior Notes due 2026

Maturity Date	February 1, 2026

Interest Rate	5.75% per year

Interest Payment Date	February 1 and August 1 of each year, beginning on August 1, 2019. Interest will accrue from February 1, 2019.

Guarantees	Substantially all of our existing domestic subsidiaries, except the Special Purpose Subsidiaries and subsidiaries that are not wholly-owned, and certain of our future domestic subsidiaries will unconditionally guarantee the notes.

Ranking	The exchange notes will be our general unsecured obligations, and will rank senior to all of our existing and future debt that is expressly subordinated to the exchange notes, including our 5% Senior Subordinated Notes due 2023. The exchange notes will rank equally with all of our existing and future senior debt, including our 5 3/8% Senior Notes due 2024 and the original notes, and will be effectively subordinated to all of our secured debt (to the extent of the value of the collateral securing such debt), including our senior credit facility and our Accounts Receivables Securitization Program, and structurally subordinated to all of the liabilities of any of our subsidiaries that do not guarantee the notes (including, without limitation, the liabilities of the Special Purpose Subsidiaries under the Accounts Receivable Securitization Program).

The guarantees will be generally unsecured obligations of the subsidiary guarantors and will rank senior to all their existing and future debt that is expressly subordinated to the guarantees. The guarantees will rank equally with all existing and future senior debt of such subsidiary guarantors and will be effectively subordinated to all of such subsidiary guarantors’ secured debt (to the extent of the collateral securing such debt), including their guarantees of our senior credit facility.

As of December 31, 2018, the exchange notes and the subsidiary guarantees would have been effectively subordinated to approximately $1.280 billion in secured debt, excluding approximately $156.8 million of additional borrowing capacity under our senior credit facility, would have ranked senior to $531.0 million of senior subordinated notes and would have ranked equally with $901.0 million of senior notes, including the original notes. As of December 31, 2018, our non-guarantor subsidiaries had approximately $0.4 million in trade payables and $173.8 million of borrowings under our Accounts Receivable Securitization Program.

Optional Redemption	We may redeem some or all of the exchange notes at any time on or after February 1, 2021. We may also redeem some or all of the exchange notes before February 1, 2021 at a redemption price of 100% of the principal amount, plus accrued, unpaid, and special interest, if any, to the redemption date, plus a “make-whole” premium. The redemption prices are described under “Description of Exchange Notes—Optional Redemption.”

Change of Control and Asset Sales	If we or Lamar Advertising experience specific kinds of changes of control or we sell assets under certain circumstances, we will be required to make an offer to purchase the notes at the prices listed in “Description of Exchange Notes—Material Covenants—Change of Control” and “Description of Exchange Notes—Material Covenants—Limitations on Certain Asset Sales.” We may not have sufficient funds available at the time of any change of control to effect the purchase.

Material Covenants	The indenture restricts our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional debt and issue preferred stock;

•	make certain distributions, investments and other restricted payments;

•	create certain liens;

•	enter into transactions with affiliates;

•	agree to any restrictions on the ability of restricted subsidiaries to make payments to us;

•	merge, consolidate or sell substantially all of our assets; and

•	sell assets.

These covenants are subject to important exceptions and qualifications, and certain of these covenants will not be applicable during any period of time if the exchange notes have an investment grade rating. See “Description of Exchange Notes” in this prospectus.

Risk Factors

See “Risk Factors” for a discussion of certain factors that you should carefully consider before participating in the exchange offer.

Summary Consolidated Historical Financial Data

The following table contains our summary historical consolidated information and other operating data for the five years ended December 31, 2014, 2015, 2016, 2017 and 2018. We have prepared this information from audited financial statements for the years ended December 31, 2014 through December 31, 2018. This information is only a summary. You should read it in conjunction with our historical financial statements and related notes included in this prospectus, as well as “Selected Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Year ended December 31,
(dollars in thousands)	2014	2015	2016	2017	2018
Statement of operations data:
Net revenues	$1,287,060	$1,353,396	$1,500,294	$1,541,260	$1,627,222
Operating expenses:
Direct advertising expenses	453,269	473,760	525,597	540,880	561,848
General and administrative expenses	230,800	242,182	269,423	276,229	289,428
Corporate expenses	68,733	71,426	75,994	61,962	82,497
Depreciation and amortization	258,435	191,433	204,958	211,104	225,261
(Gain) loss on disposition of assets	(3,192)	(8,765)	(15,095)	(4,664)	7,233

Total operating expenses	1,008,045	970,036	1,060,877	1,085,511	1,166,267

Operating income	279,015	383,360	439,417	455,749	460,955
Interest expense, net	105,152	98,399	123,682	128,390	129,198
Other-than-temporary impairment of investment	4,069	—	—	—	—
Loss on debt extinguishment	26,023	—	3,198	71	15,429

Income before income taxes	143,771	284,961	312,537	327,288	316,328
Income tax expense (benefit)	(143,264)	22,058	13,356	9,230	10,697

Net income	$287,035	$262,903	$299,181	$318,058	$305,631

Other financial data (unaudited):
Adjusted EBITDA(1)	$558,378	$591,918	$657,840	$671,788	$722,892
Adjusted EBITDA margin(2)	43%	44%	44%	44%	44%
Ratio of Adjusted EBITDA to interest expense, net(3)	5.3x	6.0x	5.3x	5.2x	5.6x
Ratio of total debt to Adjusted EBITDA(4)	3.4x	3.2x	3.6x	3.8x	4.0x
Capital expenditures	$107,573	$110,425	$107,612	$109,329	$117,638

	As of December 31,
(dollars in thousands)	2014	2015	2016	2017	2018
Balance sheet data(5):
Cash and cash equivalents	$25,535	$21,827	$35,030	$114,971	$20,994
Working capital	51,086	48,882	39,691	98,033	(86,699)
Total assets	3,300,460	3,347,340	3,882,480	4,197,942	4,527,886
Long term debt (including current maturities)	1,899,895	1,893,404	2,349,183	2,556,690	2,888,688
Stockholder’s equity	966,891	1,007,181	1,056,386	1,091,098	1,120,196

(1)

Adjusted EBITDA is defined as net income before stock-based compensation, interest expense (income), income tax expense (benefit), depreciation and amortization, gain or loss on disposition of assets and investments and (gain) loss on extinguishment of debt and investments. Adjusted EBITDA represents a measure that we believe is customarily used by investors and analysts to evaluate the financial performance of companies in the media industry. Our management also believes that Adjusted EBITDA is useful in evaluating our core operating results. However, Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered an alternative to operating income or net income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity. Because Adjusted EBITDA is not calculated identically by all companies, the presentation in this offering memorandum may not be comparable to those disclosed by other companies. In addition, the definition of Adjusted EBITDA differs from the definition of EBITDA applicable to the covenants for the notes.

Below is a table that reconciles net income to Adjusted EBITDA:

	Year ended December 31,
(dollars in thousands)	2014	2015	2016	2017	2018
Statement of operations data:
Net income	$287,035	$262,903	$299,181	$318,058	$305,631
Stock-based compensation	24,120	25,890	28,560	9,599	29,443
Depreciation and amortization	258,435	191,433	204,958	211,104	225,261
(Gain) loss on disposition of assets and investments	(3,192)	(8,765)	(15,095)	(4,664)	7,233
Interest expense, net	105,152	98,399	123,682	128,390	129,198
Other than temporary impairment of investment	4,069	—	—	—	—
Loss on debt extinguishment	26,023	—	3,198	71	15,429
Income tax expense (benefit)	(143,264)	22,058	13,356	9,230	10,697

Adjusted EBITDA (unaudited)	$558,378	$591,918	$657,840	$671,788	$722,892

(2)	Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenues.
(3)	Ratio of Adjusted EBITDA to interest expense is defined as Adjusted EBITDA divided by net interest expense.
(4)	Ratio of total debt to Adjusted EBITDA is defined as total debt divided by Adjusted EBITDA.
(5)	Certain balance sheet reclassifications were made in order to be comparable to the current year presentation.

RISK FACTORS

In deciding whether to participate in the exchange offer, you should carefully consider the risks described below, which could cause our operating results and financial condition to be materially adversely affected, as well as other information and data included in this prospectus.

Risks Related to the Exchange Offer

Holders who fail to exchange their outstanding notes will continue to be subject to restrictions on transfer and may have reduced liquidity after the exchange offer.

If you do not exchange your outstanding notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the outstanding notes. The restrictions on transfer of your outstanding notes arise because we issued the outstanding notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the outstanding notes under the Securities Act.

Furthermore, we have not conditioned the exchange offer on receipt of any minimum or maximum principal amount of outstanding notes. As outstanding notes are tendered and accepted in the exchange offer, the principal amount of remaining outstanding notes will decrease. This decrease could reduce the liquidity of the trading market for the outstanding notes. We cannot assure you of the liquidity, or even the continuation, of the trading market for the outstanding notes following the exchange offer.

For further information regarding the consequences of not tendering your outstanding notes in the exchange offer, see the discussions below under the captions “The Exchange Offer—Consequences of Failure to Properly Tender Outstanding Notes in the Exchange” and “Material United States Federal Income Tax Considerations.”

You must comply with the exchange offer procedures to receive exchange notes.

Delivery of exchange notes in exchange for outstanding notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

•

certificates for outstanding notes or a book-entry confirmation of a book-entry transfer of outstanding notes into the exchange agent’s account at DTC, New York, New York as a depository, including an agent’s message, as defined in this prospectus, if the tendering holder does not deliver a letter of transmittal;

•

a complete and signed letter of transmittal, or facsimile copy, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message in place of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Therefore, holders of outstanding notes who would like to tender outstanding notes in exchange for exchange notes should be sure to allow enough time for the necessary documents to be timely received by the exchange agent. We are not required to notify you of defects or irregularities in tenders of outstanding notes for exchange. Outstanding notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and will no longer have the registration and other rights under the registration rights agreement. See “The Exchange Offer—Procedures for Tendering” and “The Exchange Offer—Consequences of Failures to Properly Tender Outstanding Notes in the Exchange.”

Some holders who exchange their outstanding notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities. If you are deemed to have received restricted securities, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Related to the Exchange Notes

Our substantial debt may adversely affect our business, financial condition and financial results and prevent us from fulfilling our obligations under the exchange notes.

We have borrowed substantially in the past and will continue to borrow in the future. At December 31, 2018, we had approximately $2.889 billion of total debt outstanding, net of deferred financing costs, consisting of $1.280 billion in bank debt outstanding under our senior credit facility, $901.0 million in various series of senior notes, including the outstanding notes, $531.0 million of senior subordinated notes, $173.8 million under the Accounts Receivable Securitization Program and $3.5 million in other seller notes. Despite the level of debt presently outstanding, the terms of the indentures governing our senior and senior subordinated notes and the terms of our senior credit facility allow us to incur substantially more debt, including approximately $156.8 million available for borrowing as of December 31, 2018 under our revolving senior credit facility.

Our substantial debt and our use of cash flow from operations to make principal and interest payments on our debt may, among other things:

•

make it more difficult for us to comply with the financial covenants in our senior credit facility and in its Accounts Receivable Securitization Program, which could result in a default and an acceleration of all amounts outstanding under the facility or under the Accounts Receivable Securitization Program;

•	limit the cash flow available to fund our working capital, capital expenditures, acquisitions or other general corporate requirements;

•	limit our ability to obtain additional financing to fund future working capital, capital expenditures or other general corporate requirements;

•	place us at a competitive disadvantage relative to those of our competitors that have less debt;

•

force us to seek and obtain alternate or additional sources of funding, which may be unavailable, or may be on less favorable terms, or may require us to obtain the consent of lenders under our senior credit facility or the holders of our other debt;

•	limit our flexibility in planning for, or reacting to, changes in our business and industry; and

•	increase our vulnerability to general adverse economic and industry conditions.

Any of these problems could adversely affect our business, financial condition and financial results.

We may be unable to generate sufficient cash flow to satisfy our significant debt service obligations, including our obligations under the exchange notes.

Our ability to generate cash flow from operations to make principal and interest payments on our debt, including the exchange notes, will depend on our future performance, which will be affected by a range of economic, competitive and business factors. We cannot control many of these factors, including general economic conditions, our tenants’ allocation of advertising expenditures among available media and the amount spent on advertising in general, and our business would be negatively impacted if the general economy were to deteriorate in the future. If our operations do not generate sufficient cash flow to satisfy our debt service obligations, we may need to borrow additional funds to make these payments or undertake alternative financing plans, such as refinancing or restructuring our debt, or reducing or delaying capital investments and acquisitions. We cannot guarantee that such additional funds or alternative financing will be available on favorable terms, if at all. Our inability to generate sufficient cash flow from operations or obtain additional funds or alternative financing on acceptable terms could have a material adverse effect on our business, financial condition and results of operations.

Restrictions in our debt agreements reduce operating flexibility and contain covenants and restrictions that create the potential for defaults, which could adversely affect our business, financial condition and financial results.

The terms of our senior credit facility and the indentures relating to our senior subordinated notes and senior notes restrict our and Lamar Advertising’s ability to, among other things:

•	incur or repay debt;

•	dispose of assets;

•	create liens;

•	make investments;

•	enter into affiliate transactions; and

•	pay dividends and make inter-company distributions.

The terms of our senior credit facility and of our Accounts Receivable Securitization Program also restrict us from exceeding a secured debt ratio of 3.50 to 1.00.

Our ability to comply with the financial covenants in the senior credit facility and in the Accounts Receivable Securitization Program and the indentures governing our existing notes (and to comply with similar covenants in future agreements) and the exchange notes offered hereby depends on our operating performance, which in turn depends significantly on prevailing economic, financial and business conditions and other factors that are beyond our control. Therefore, despite our best efforts and execution of our strategic plan, we may be unable to comply with these financial covenants in the future.

We and Lamar Advertising are currently in compliance with the financial covenants in our senior credit facility and in the Accounts Receivable Securitization Program. However, if there are adverse changes in the economic environment in the future, these changes may negatively affect our financial results and, in turn, our ability to meet these financial covenant requirements. If we fail to comply with our financial covenants, we could be in default under our senior credit facility and under the Accounts Receivable Securitization Program (which could result in an event of default under the indenture governing the notes, including the exchange notes offered hereby). In the event of such a default under the senior credit facility, the lenders under the senior credit facility could accelerate all of the debt outstanding, could elect to institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. Any of these events could adversely affect our business, financial condition and financial results. In the event of such a default under the Accounts Receivable Securitization Program, the lenders under the Accounts Receivable Securitization Program could accelerate all of the debt outstanding, could elect to institute foreclosure proceedings against the assets of the Special Purpose Subsidiaries, and the Special Purpose Subsidiaries could be forced into bankruptcy or liquidation. Any of these events could adversely affect our business, financial condition and financial results.

In addition, these restrictions reduce our operating flexibility and could prevent us from exploiting investment, acquisition, marketing, or other time-sensitive business opportunities.

The exchange notes and the subsidiary guarantees will be unsecured and are effectively subordinated to all of our and our subsidiary guarantors’ secured indebtedness.

The exchange notes will not be secured. The lenders under our senior credit facility are currently secured by a pledge of the stock of all of the subsidiary guarantors, a pledge of our stock, and a substantial portion of our and the subsidiary guarantors’ other property (excluding accounts receivable balances and related assets that secure the Accounts Receivable Securitization Program).

If we or any of the subsidiary guarantors declare bankruptcy, liquidate or dissolve, or if payment under our senior credit facility or any of our other secured indebtedness is accelerated, our secured lenders would be entitled to exercise the remedies available to a secured lender under applicable law and will have a claim on those assets before the holders of the exchange notes. As a result, the exchange notes are effectively subordinated to our and our subsidiaries’ secured indebtedness to the extent of the value of the assets securing that indebtedness and the holders of the exchange notes would in all likelihood recover ratably less than the lenders of our and our subsidiaries’ secured indebtedness in the event of our bankruptcy, liquidation or dissolution. As of December 31, 2018, we had approximately $1.280 billion of secured indebtedness outstanding and $156.8 million of additional secured indebtedness was available for borrowing under our revolving senior credit facility.

Claims of noteholders will be structurally subordinate to claims of creditors of our non-guarantor subsidiaries

As of the date of this prospectus, the exchange notes will not be guaranteed by any of our foreign or less than wholly owned subsidiaries who do not guarantee our senior credit facility or by the Special Purpose Subsidiaries. Claims of holders of the exchange notes will be structurally subordinated to all of the liabilities of our subsidiaries that do not guarantee the exchange notes. In the event of a bankruptcy, liquidation or dissolution of any of the non-guarantor subsidiaries, holders of their indebtedness, their trade creditors and holders of their preferred equity will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. However, under some circumstances, the terms of the exchange notes will permit our non-guarantor subsidiaries to incur additional specified indebtedness. As of December 31, 2018, our non-guarantor subsidiaries had approximately $0.4 million in trade payables. The lenders under our Accounts Receivable Securitization Program are currently secured by the accounts receivable balances and certain related assets transferred by certain of our subsidiaries to the Special Purpose Subsidiaries pursuant to the Accounts Receivable Securitization Program. As of December 31, 2018, we had approximately $173.8 million of indebtedness outstanding under the Accounts Receivable Securitization Program.

Upon a change of control, we may not have the funds necessary to finance the change of control offer required by the indenture governing the exchange notes, which would violate the terms of the exchange notes.

Upon the occurrence of a change of control, holders of the exchange notes will have the right to require us to purchase all or any part of the exchange notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. The indentures governing our other existing notes contain similar requirements. We may not have sufficient financial resources available to satisfy all of the obligations under the exchange notes in the event of a change of control. Further, we will be contractually restricted under the terms of our senior credit facility from repurchasing all of the exchange notes tendered upon a change of control. Accordingly, we may be unable to satisfy our obligations to purchase the exchange notes unless we are able to refinance or obtain waivers under our senior credit facility. Our failure to purchase the exchange notes as required under the indenture would result in a default under the indenture and a cross-default under our senior credit facility, each of which could have material adverse consequences for us and the holders of the exchange notes. In addition, each of the senior credit facility and our Accounts Receivable Securitization Program provides that a change of control is a default that permits lenders to accelerate the maturity of borrowings under it. In addition, the senior credit facility provides that a change of control is a default that permits lenders to accelerate the maturity of borrowings under it. See “Description of Exchange Notes—Material Covenants —Change of Control.”

Certain covenants contained in the indenture governing the exchange notes will not be applicable during any period in which the exchange notes are rated investment grade.

The indenture governing the exchange notes provides that certain covenants will not apply to us if the exchange notes are rated investment grade by Standard & Poor’s and Moody’s and no default has otherwise occurred and is continuing under the indenture and so long as such exchange notes retain an investment grade rating by both of these rating agencies. The covenants that would be suspended include, among others, limitations on our and our restricted subsidiaries’ ability to pay dividends, incur indebtedness, sell assets, make restricted payments and enter into certain other transactions. Any actions that we take while these covenants are not in force will not result in an event of default with respect to the exchange notes even if the exchange notes are subsequently downgraded below investment grade and such covenants are subsequently reinstated. There can be no assurance that the exchange notes will ever be rated investment grade, or that if they are rated investment grade, the exchange notes will maintain such ratings. See “Description of Exchange Notes—Material Covenants—Effectiveness of Covenants.”

Certain exceptions contained in the indenture governing the exchange notes permit Lamar Advertising to make distributions to maintain its REIT status even when Lamar Advertising could not otherwise make restricted payments under the indenture.

Under the indenture governing the exchange notes, subject to certain exceptions, we are allowed to make restricted payments only if, among other things, we have a ratio of consolidated indebtedness to EBITDA of less than 7.00 to 1.00. However, even when we do not meet such leverage ratio, subject to certain conditions, the indenture permits Lamar Advertising to declare or pay any dividend or make any distribution to its equity holders to fund a dividend or distribution so long as Lamar Advertising believes in good faith that Lamar Advertising qualifies as a REIT and the declaration or payment of any such dividend or the making of any such distribution is necessary to maintain its status as a REIT for any calendar year. For a more complete discussion of the restricted payment and debt incurrence covenants of the indenture applicable to the exchange notes, see “Description of Exchange Notes—Material Covenants—Limitation on Restricted Payments” and “—Limitation on Additional Indebtedness and Preferred Stock of Restricted Securities.”

Federal and state statutes allow courts, under specific circumstances, to void the guarantees of the exchange notes by our subsidiaries and require the holders of the exchange notes to return payments received from the subsidiary guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the subsidiary guarantees could be voided, or claims in respect of the subsidiary guarantees could be subordinated to all other debts of a subsidiary guarantor if, either, the subsidiary guarantee was incurred with the intent to hinder, delay or defraud any present or future creditors of the subsidiary guarantor or the subsidiary guarantors, at the time it incurred the indebtedness evidenced by its subsidiary guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and the subsidiary guarantor either:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which such subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

If a subsidiary guarantee is voided, you will be unable to rely on the applicable subsidiary guarantor to satisfy your claim in the event that we fail to make one or more required payments due on the exchange notes. In addition, any payment by such subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to such subsidiary guarantor, or to a fund for the benefit of creditors of such subsidiary guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we and each subsidiary guarantor believe that, after giving effect to the indebtedness incurred in connection with this offering, no subsidiary guarantor will be insolvent, will have unreasonably small capital for the business in which it is engaged or will have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our or the subsidiary guarantors’ conclusions in this regard.

Risks Related to Our Business and Operations

Our revenues are sensitive to the state of the economy and the financial markets generally and other external events beyond our control.

We rent advertising space on outdoor structures to generate revenues. Advertising spending is particularly sensitive to changes in economic conditions.

Additionally, the occurrence of any of the following external events could further depress our revenues:

•	a widespread reallocation of advertising expenditures to other available media by significant renters of our displays; and

•	a decline in the amount spent on advertising in general or outdoor advertising in particular.

Our growth through acquisitions may be difficult, which could adversely affect our future financial performance. In addition, if we are unable to successfully integrate any completed acquisitions, our financial performance would also be adversely affected.

We have historically grown through acquisitions. During the year ended December 31, 2018, we completed acquisitions for a total cash purchase price of approximately $477.4 million. We intend to continue to evaluate strategic acquisition opportunities as they arise.

The future success of our acquisition strategy could be adversely affected by many factors, including the following:

•	the pool of suitable acquisition candidates is dwindling, and we may have a more difficult time negotiating acquisitions on favorable terms;

•

we may face increased competition for acquisition candidates from other outdoor advertising companies, some of which have greater financial resources than we do, which may result in higher prices for those businesses and assets;

•	we may not have access to the capital needed to finance potential acquisitions and may be unable to obtain any required consents from our current lenders to obtain alternate financing;

•	Lamar Advertising’s compliance with REIT requirements may hinder our ability to make certain investments and may limit our acquisition opportunities;

•

we may be unable to integrate acquired businesses and assets effectively with our existing operations and systems as a result of unforeseen difficulties that could divert significant time, attention and effort from management that could otherwise be directed at developing existing business;

•	we may be unable to retain key personnel of acquired businesses;

•	we may not realize the benefits and cost savings anticipated in our acquisitions; and

•	as the industry consolidates further, larger mergers and acquisitions may face substantial scrutiny under antitrust laws.

These obstacles to our opportunistic acquisition strategy may have an adverse effect on our future financial results

We could suffer losses due to asset impairment charges for goodwill and other intangible assets.

We tested goodwill for impairment on December 31, 2018. Based on our review at December 31, 2018, no impairment charge was required. We continue to assess whether factors or indicators become apparent that would require an interim impairment test between our annual impairment test dates. For instance, if our market capitalization is below our equity book value for a period of time without recovery, we believe there is a strong presumption that would indicate a triggering event has occurred and it is more likely than not that the fair value of one or both of our reporting units are below their carrying amount. This would require us to test the reporting units for impairment of goodwill. If this presumption cannot be overcome, a reporting unit could be impaired under ASC 350 “Goodwill and Other Intangible Assets” and a non-cash charge would be required. Any such charge could have a material adverse effect on our net earnings.

We face competition from larger and more diversified outdoor advertisers and other forms of advertising that could hurt our performance.

While we enjoy a significant market share in many of our small and medium-sized markets, we face competition from other outdoor advertisers and other media in all of our markets. Although we are one of the largest companies focusing exclusively on outdoor advertising in a relatively fragmented industry, we compete against larger companies with diversified operations, such as television, radio and other broadcast media. These diversified competitors have the advantage of cross-selling complementary advertising products to advertisers.

We also compete against an increasing variety of out-of-home advertising media, such as advertising displays in shopping centers, malls, airports, stadiums, movie theaters and supermarkets, and on taxis, trains and buses. To a lesser extent, we also face competition from other forms of media, including radio, newspapers, direct mail advertising, telephone directories and the Internet. The industry competes for advertising revenue along the following dimensions: exposure (the number of “impressions” an advertisement makes), advertising rates (generally measured in cost-per-thousand impressions), ability to target specific demographic groups or geographies, effectiveness, quality of related services (such as advertising copy design and layout) and customer service. We may be unable to compete successfully along these dimensions in the future, and the competitive pressures that we face could adversely affect our profitability or financial performance.

Federal, state and local regulation impact our operations, financial condition and financial results.

Outdoor advertising is subject to governmental regulation at the federal, state and local levels. Regulations generally restrict the size, spacing, lighting and other aspects of advertising structures and pose a significant barrier to entry and expansion in many markets.

Federal law, principally the Highway Beautification Act of 1965, or the HBA, regulates outdoor advertising on Federal—Aid Primary, Interstate and National Highway Systems roads. The HBA requires states, through the adoption of individual Federal/State Agreements, to “effectively control” outdoor advertising along these roads, and mandates a state compliance program and state standards regarding size, spacing and lighting. These state standards, or their local and municipal equivalents, may be modified over time in response to legal challenges or otherwise, which may have an adverse effect on our business. The HBA requires any state or political subdivision that compels the removal of a lawful billboard along a Federal—Aid Primary or Interstate highway to pay just compensation to the billboard owner.

All states have passed billboard control statutes and regulations at least as restrictive as the federal requirements, including laws requiring the removal of illegal signs at the owner’s expense (and without compensation from the state). Although we believe that the number of our billboards that may be subject to removal as illegal is immaterial, and no state in which we operate has banned billboards entirely, from time to time governments have required us to remove signs and billboards legally erected in accordance with federal, state and local permit requirements and laws. Municipal and county governments generally also have sign controls as part of their zoning laws and building codes. We contest laws and regulations that we believe unlawfully restrict our constitutional or other legal rights and may adversely impact the growth of our outdoor advertising business.

Using federal funding for transportation enhancement programs, state governments have purchased and removed billboards for beautification, and may do so again in the future. Under the power of eminent domain, state or municipal governments have laid claim to property and forced the removal of billboards. Under a concept called amortization by which a governmental body asserts that a billboard operator has earned compensation by continued operation over time, local governments have attempted to force removal of legal but nonconforming billboards (i.e., billboards that conformed to applicable zoning regulations when built but which do not conform to current zoning regulations). Although the legality of amortization is questionable, it has been upheld in some instances. Often, municipal and county governments also have sign controls as part of their zoning laws, with some local governments prohibiting construction of new billboards or allowing new construction only to replace existing structures. Although we have generally been able to obtain satisfactory compensation for those of our billboards purchased or removed as a result of governmental action, there is no assurance that this will continue to be the case in the future.

We have also introduced and intend to expand the deployment of digital billboards that display static digital advertising copy from various advertisers that change every 6 to 8 seconds. We have encountered some existing regulations that restrict or prohibit these types of digital displays but it has not yet materially impacted our digital deployment. Since digital billboards have been developed and introduced relatively recently into the market on a large scale, however, existing regulations that currently do not apply to them by their terms could be revised or new regulations could be enacted to impose greater restrictions. These regulations may impose greater restrictions on digital billboards due to alleged concerns over aesthetics or driver safety.

Relatively few large scale studies have been conducted to date regarding driver safety issues, if any, related to digital billboards. On December 30, 2013, the results of a study conducted by the U.S. Department of Transportation and the Federal Highway Administration that looked at the effect of digital billboards and conventional billboards on driver visual behavior were issued. The conclusions of the report indicated that the presence of digital billboards did not appear to be related to a decrease in looking toward the road ahead and were generally within acceptable thresholds. The report cautioned, however, that it adds to the knowledge base but does not present definitive answers to the research questions investigated. Accordingly, the results of this or other studies may result in regulations at the federal or state level that impose greater restrictions on digital billboards. Any new restrictions on digital billboards could have a material adverse effect on both our existing inventory of digital billboards and our plans to expand our digital deployment, which could have a material adverse effect on our business, results of operations and financial condition.

Our logo sign contracts are subject to state award and renewal.

In 2018, we generated approximately 5% of our revenues from state-awarded logo sign contracts. In bidding for these contracts, we compete against other national logo sign providers, as well as numerous smaller, local logo sign providers. A logo sign provider incurs significant start-up costs upon being awarded a new contract. These contracts generally have a term of five to ten years, with additional renewal periods. Some states reserve the right to terminate a contract early, and most contracts require the state to pay compensation to the logo sign provider for early termination. At the end of the contract term, the logo sign provider transfers ownership of the logo sign structures to the state. Depending on the contract, the logo provider may or may not be entitled to compensation for the structures at the end of the contract term.

Of our 24 logo sign contracts in place at December 31, 2018, six are subject to renewal or expiration in 2019. We may be unable to renew these expiring contracts. We may also lose the bidding on new contracts.

We are a wholly owned subsidiary of Lamar Advertising, which is controlled by significant stockholders who have the power to determine the outcome of all matters submitted to Lamar Advertising’s stockholders for approval and whose interests may be different than yours.

As of December 31, 2018, members of the Reilly family, including Kevin P. Reilly, Jr., Lamar Advertising’s Chairman and President, and Sean E. Reilly, Lamar Advertising’s and our Chief Executive Officer, and their affiliates, owned in the aggregate approximately 15% of Lamar Advertising’s common stock, assuming the conversion of all Class B common stock to Class A common stock. As of that date, their combined holdings represented approximately 63% of the voting power of Lamar Advertising’s outstanding capital stock, which would give the Reilly family and their affiliates the power to:

•	elect Lamar Advertising’s entire board of directors;

•	control Lamar Advertising’s management and policies; and

•

determine the outcome of any corporate transaction or other matter requiring the approval of Lamar Advertising’s stockholders, including charter amendments, mergers, consolidations, financings and asset sales.

The Reilly family may have interests that are different than yours in making these decisions.

If our contingency plans relating to hurricanes and other natural disasters fail, the resulting losses could hurt our business.

We have determined that it is uneconomical to insure against losses resulting from hurricanes and other natural disasters. Although we have developed contingency plans designed to mitigate the threat posed by hurricanes and other forms of inclement weather to our real estate portfolio (e.g., removing advertising faces at the onset of a storm, when possible, which better permits the structures to withstand high winds during the storm), these plans could fail and significant losses could result.

If our parent, Lamar Advertising, fails to remain qualified as a REIT, both Lamar Advertising and Lamar Media would be taxed as regular C corporations and would not be able to deduct distributions to the stockholders of Lamar Advertising when computing their taxable income.

Our parent, Lamar Advertising, elected to qualify as a REIT for U.S. federal income tax purposes starting with its taxable year ended December 31, 2014 and for each subsequent taxable year thereafter. REIT qualification involves the application of highly technical and complex provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) to Lamar Advertising’s assets and operations as well as various factual determinations concerning matters and circumstances not entirely within its control. There are limited judicial or administrative interpretations of these provisions. Although Lamar Advertising plans to operate in a manner consistent with the REIT qualification rules, we cannot assure you that it will so qualify or remain so qualified.    Lamar Media is treated as a qualified REIT subsidiary of Lamar Advertising that is disregarded as separate from its parent REIT for U.S. federal income tax purposes.

If, in any taxable year, Lamar Advertising fails to qualify for taxation as a REIT, and is not entitled to relief under the Code:

•	it will not be allowed a deduction for distributions to its stockholders in computing its taxable income;

•

it and its subsidiaries, including Lamar Media, will be subject to applicable federal and state income tax, including any applicable state-level alternative minimum tax, on its taxable income at regular corporate rates; and

•	it would be disqualified from REIT tax treatment for the four taxable years following the year during which it was so disqualified.

Any such corporate tax liability could be substantial and would reduce the amount of cash available for required distributions to Lamar Advertising’s stockholders, may require Lamar Advertising to borrow funds (under Lamar Media’s senior credit facility or otherwise) or liquidate some investments to pay any such additional tax liability which may impact Lamar Media’s ability to service debt, including the exchange notes offered hereby. This adverse impact could last for five or more years because, unless it is entitled to relief under certain statutory provisions, it will be taxable as a corporation, beginning in the year in which the failure occurs, and it will not be allowed to re-elect to be taxed as a REIT for the following four years.

Even if it qualifies as a REIT, certain of Lamar Advertising’s and its subsidiaries’ business activities, including those of Lamar Media, will be subject to U.S. and foreign taxes, which will continue to reduce its cash flows, and it will have potential deferred and contingent tax liabilities.

Even if it qualifies as a REIT, Lamar Advertising may be subject to certain U.S. federal, state and local taxes and foreign taxes on its income and assets, including any applicable state-level alternative minimum taxes, taxes on any undistributed income, and state, local or foreign income, franchise, property and transfer taxes. In addition, Lamar Advertising could in certain circumstances be required to pay an excise or penalty tax, which could be significant in amount, in order to utilize one or more relief provisions under the Code to maintain qualification for taxation as a REIT which may impact Lamar Media’s ability to service debt, including the exchange notes offered hereby.

In order to maintain its qualification as a REIT, Lamar Advertising holds certain of its non-qualifying REIT assets and receives certain non-qualifying items of income through one or more TRSs. These non-qualifying REIT assets consist principally of our advertising services business and transit advertising business. Those TRS assets and operations will continue to be subject, as applicable, to U.S. federal and state corporate income taxes. Furthermore, our assets and operations outside the United States are subject to foreign taxes in the jurisdictions in which those assets and operations are located. In addition, we may incur a 100% excise tax on transactions with a TRS if they are not conducted on an arm’s-length basis. Any of these taxes would decrease Lamar Media’s and Lamar Advertising’s earnings and the cash available for payments on the notes.

Lamar Advertising was subject to a U.S. federal income tax at the highest regular corporate rate (currently 21%) on all or a portion of the gain recognized from a sale of assets occurring within five years after the effective date of its REIT conversion, to the extent of the built-in gain based on the fair market value of those assets held by Lamar Advertising on the effective date of REIT conversion in excess of its then tax basis in those assets. Such five-year period has expired with respect to the Company but certain tax years for which this rule applied remain open such that additional taxes could be assessed with respect to sales in those tax years. The same rules apply to any assets it acquires from a “C” corporation in a carry-over basis transaction with built-in gain at the time of the acquisition by it. Gain from a sale of an asset occurring after the specified period ends will not be subject to this corporate level tax.

In addition, the Internal Revenue Service (“IRS”) and any state or local tax authority may successfully assert liabilities against Lamar Advertising for corporate income taxes for taxable years of Lamar Advertising prior to the effective time of the REIT election, in which case it will owe these taxes (the maximum federal corporate tax rate for tax years beginning prior to January 1, 2018 was 35%) plus applicable interest and penalties, if any. Moreover, any increase in taxable income for these pre-REIT periods will likely result in an increase in any non-REIT accumulated earnings and profits which could cause Lamar Advertising to pay taxable distributions to its stockholders after the relevant determination.

Failure to make sufficient distributions would jeopardize Lamar Advertising’s qualification as a REIT and/or would subject it to U.S. federal income and excise taxes.

As a REIT, Lamar Advertising is required to distribute to its stockholders with respect to each taxable year at least 90% of its REIT taxable income (excluding net capital gains and net of any available net operating loss carry forwards) in order to qualify as a REIT, and 100% of its REIT taxable income (excluding capital gains and net of any available net operating loss carry forwards) in order to avoid U.S. federal income and excise taxes. For these purposes, Lamar Advertising’s subsidiaries that are not TRSs, including Lamar Media, will be treated as part of the REIT and therefore Lamar Advertising also will be required to distribute out their taxable income.

Because the REIT distribution requirements will prevent us from retaining earnings, we may be required to refinance debt, including the exchange notes offered hereby, at maturity with additional debt or equity, which may not be available on acceptable terms, or at all.

Covenants specified in our existing and future debt instruments may limit Lamar Advertising’s ability to make required REIT distributions.

Our senior credit facility and the indentures relating to our outstanding notes and the exchange notes being offered hereby contain certain covenants that could limit Lamar Advertising’s distributions to its stockholders. If these limits prevent Lamar Advertising from satisfying its REIT distribution requirements, it could fail to qualify for taxation as a REIT. If these limits do not jeopardize Lamar Advertising’s qualification for taxation as a REIT but do nevertheless prevent it from distributing 100% of its REIT taxable income, it will be subject to U.S. federal corporate income tax, and potentially a nondeductible excise tax, on the retained amounts.

Lamar Advertising and its subsidiaries may be required to borrow funds, sell assets, or raise equity to satisfy its REIT distribution requirements or maintain the asset tests.

In order to meet the REIT distribution requirements and maintain its qualification and taxation as a REIT and avoid corporate income taxes, Lamar Advertising and/or its subsidiaries, including Lamar Media, may need to borrow funds, sell assets or raise equity, even if the then prevailing market conditions are not favorable for these borrowings, sales or offerings. Any insufficiency of its cash flows to cover Lamar Advertising’s REIT distribution requirements could adversely impact its ability to raise short- and long-term debt, to sell assets, or to offer equity securities in order to fund distributions required to maintain its qualification and taxation as a REIT and avoid corporate income taxes. Furthermore, the REIT distribution requirements may increase the financing Lamar Advertising needs to fund capital expenditures, future growth and expansion initiatives. This would increase its total leverage.

In addition, if Lamar Advertising fails to comply with certain asset tests at the end of any calendar quarter, it must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing its REIT qualification. As a result, it may be required to liquidate otherwise attractive investments. These actions may reduce its income and amounts available for distribution to its stockholders.

Complying with REIT requirements may cause Lamar Advertising and its subsidiaries (other than TRSs) to forego otherwise attractive opportunities.

To qualify as a REIT for U.S. federal income tax purposes, Lamar Advertising must continually satisfy tests concerning, among other things, the sources of its income, the nature and diversification of its assets, the amounts it distributes to its stockholders and the ownership of Lamar Advertising common stock. For these purposes, Lamar Advertising is treated as owning the assets of and receiving or accruing the income of Lamar Media and its subsidiaries (other than TRSs). Thus, compliance with these tests will require Lamar Advertising and its subsidiaries (including Lamar Media) to refrain from certain activities and may hinder their ability to make certain attractive investments, including investments in the businesses to be conducted by TRSs, and to that extent limit their opportunities. Furthermore, acquisition opportunities in domestic and international markets may be adversely affected if Lamar Advertising needs or requires the target company to comply with some REIT requirements prior to closing.

Changes to the Code, such as the Tax Cuts and Jobs Act, could have a negative effect on Lamar Advertising and its subsidiaries including Lamar’s ability to deduct the full amount of its significant interest expense.

On December 22, 2017, President Trump signed into law H.R. 1, informally titled the Tax Cuts and Jobs Act (the “TCJA”). The TCJA makes major changes to the Code, including a number of provisions of the Code that affect the taxation of REITs and their stockholders. Among the changes made by the TCJA are permanently reducing the generally applicable corporate tax rate, generally reducing the tax rate applicable to individuals and other non-corporate taxpayers for tax years beginning after December 31, 2017 and before January 1, 2026, eliminating or modifying certain previously allowed deductions (including substantially limiting interest deductibility and, for individuals, the deduction for non-business state and local taxes). The TCJA also imposes new limitations on the deduction of net operating losses, which may result in Lamar Advertising having to make additional distributions in order to comply with REIT distribution requirements or avoid taxes on retained income and gains. The effect of the significant changes made by the TCJA is highly uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. The effect of any technical corrections with respect to the TCJA could have an adverse effect on us, Lamar Advertising, its subsidiaries and holders of our notes.

Additionally, the TCJA may potentially limit Lamar Advertising’s ability to deduct the full amount of its interest expense. For taxable years beginning after December 31, 2017, interest deductions for businesses with average annual gross receipts of over $25 million are capped at 30% of the business’ “adjusted taxable income” plus business interest income pursuant to the TCJA. In calculating “adjusted taxable income” for these purposes, for taxable years beginning after December 31, 2017 and before January 1, 2022, this is computed without regard to deductions allowable for depreciation, amortization, or depletion (EBITDA). For taxable years beginning after December 31, 2021, “adjusted taxable income” is calculated by taking deductions allowable for depreciation, amortization, or depletion into account (EBIT). This limitation, however, does not apply to an “electing real property trade or business.” As a REIT, Lamar Advertising would generally constitute a real property trade or businesses, and thus would retain the ability to fully deduct interest expenses if it makes such an election. However, an entity making such an election must use a longer depreciation cost recovery period for its property. Lamar Advertising has not made such an election at this time but may do so in the future.

Further legislative changes or other actions affecting REITs could have a negative effect on Lamar Advertising and its subsidiaries, including Lamar Media.

At any time, the U.S. federal income tax laws governing REITs or the administrative and judicial interpretations of those laws may be amended or interpreted in a different manner. Federal and state tax laws are constantly under review by persons involved in the legislative process, the IRS, the U.S. Department of the Treasury, and state taxing authorities. Additional changes to the tax laws, regulations and administrative and judicial interpretations, which may have retroactive application, could adversely affect Lamar Advertising and its subsidiaries. We cannot predict with certainty whether, when, in what forms, or with what effective dates, the tax laws, regulations and administrative and judicial interpretations applicable to Lamar Advertising may be changed. Accordingly, we cannot assure you that any such change will not significantly affect Lamar Advertising’s ability to qualify for taxation as a REIT or the federal income tax consequences to it of such qualification.

The ability of the board of directors of Lamar Advertising to revoke its REIT election, without stockholder approval, may cause adverse consequences to its stockholders.

The Lamar Advertising charter provides that the board of directors may revoke or otherwise terminate the REIT election, without the approval of its stockholders, if the board determines that it is no longer in Lamar Advertising’s best interest to continue to qualify as a REIT. If Lamar Advertising ceases to be a REIT, it and certain of its subsidiaries, including Lamar Media, will be subject to U.S. federal income tax at regular corporate rates and state and local corporate taxes.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. See “Registration Rights Agreement.” We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes. The form and terms of the exchange notes are identical in all respects to the form and terms of the outstanding notes, except the offer and exchange of the exchange notes have been registered under the Securities Act and the exchange notes will not have restrictions on transfer, registration rights or provisions for additional cash interest. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

On February 1, 2019, we received approximately $251.5 million of net proceeds from our sale of the outstanding notes, after deducting the initial purchasers’ discount and other offering expenses. We used the net proceeds of the offering to repay a portion of the borrowings outstanding under our revolving credit facility.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2018. On February 1, 2019, we received approximately $251.5 million of net proceeds from our sale of the outstanding notes, after deducting the initial purchasers’ discount and other offering expenses. We used the net proceeds of the offering to repay a portion of the borrowings outstanding under our revolving credit facility. You should read this table in conjunction with the information under the headings “Use of Proceeds” and “Summary Historical Consolidated Financial Data,” “Selected Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the notes thereto, which are included in this prospectus.

As of December 31, 2018
(dollars in thousands)
Cash and cash equivalents	$20,994

Current maturities of long-term debt(1)	204,120

Long-term debt, less current maturities:
Senior credit facility(1)	$1,248,174
5 3/4% Senior Notes due 2026(2)	395,794
5% Senior Subordinated Notes due 2023	531,763
5 3/8% Senior Notes due 2024	506,498
Other long-term debt	2,339

Total long-term debt, less current maturities	$2,684,568

Total stockholder’s equity	$1,120,196

Total capitalization	$4,008,884

(1)

Actual amounts (including deferred financing costs and current maturities) include $1.28 billion outstanding under our senior credit facility. Additional borrowing capacity under our revolving senior credit facility was $156.8 million.

(2)

On February 1, 2019, we issued the outstanding notes in an additional aggregate principal amount of $250.0 million. Any outstanding notes tendered for exchange in this offer will be retired and canceled and will not be reissued.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table contains our selected historical consolidated information and other operating data for the five years ended December 31, 2014, 2015, 2016, 2017 and 2018. We have prepared this information from audited financial statements for the years ended December 31, 2014 through December 31, 2018. This information is only a summary. You should read it in conjunction with our historical financial statements and related notes included in this prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Year ended December 31,
(dollars in thousands)	2014	2015	2016	2017	2018
Statement of operations data:
Net revenues	$1,287,060	$1,353,396	$1,500,294	$1,541,260	$1,627,222
Operating expenses:
Direct advertising expenses	453,269	473,760	525,597	540,880	561,848
General and administrative expenses	299,533	313,608	345,417	338,191	371,925
Depreciation and amortization	258,435	191,433	204,958	211,104	225,261
(Gain) loss on disposition of assets	(3,192)	(8,765)	(15,095)	(4,664)	7,233

Total operating expenses	1,008,045	970,036	1,060,877	1,085,511	1,166,267

Operating income	279,015	383,360	439,417	455,749	460,955
Other expense (income):
Loss on debt extinguishment	26,023	—	3,198	71	15,429
Other-than-temporary impairment of investment	4,069	—	—	—	—
Interest income	(102)	(34)	(6)	(6)	(534)
Interest expense	105,254	98,433	123,688	128,396	129,732

Total other expense	135,244	98,399	126,880	128,461	144,627

Income before income taxes	143,771	284,961	312,537	327,288	316,328
Income tax expense (benefit)	(143,264)	22,058	13,356	9,230	10,697

Net income	$287,035	$262,903	$299,181	$318,058	$305,631

Other data (as of end of period) (Unaudited):
Total billboard displays	144,157	143,732	148,828	149,827	156,899
Total logo displays	131,779	134,172	143,722	145,061	148,909
Total transit displays	41,661	42,073	40,973	53,312	53,330
Balance sheet data(1):
Cash and cash equivalents	$25,535	$21,827	$35,030	$114,971	$20,994
Working capital	51,086	48,882	39,691	98,033	(86,699)
Total assets	3,300,460	3,347,340	3,882,480	4,197,942	4,527,886
Long term debt (including current maturities)	1,899,895	1,893,404	2,349,183	2,556,690	2,888,688
Stockholder’s equity	966,891	1,007,181	1,056,386	1,091,098	1,120,196

(1)	Certain balance sheet reclassifications were made in order to be comparable to the current year presentation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Our net revenues are derived primarily from the rental of advertising space on outdoor advertising displays that we own and operate. Revenue growth is based on many factors that include our ability to increase occupancy of our existing advertising displays; raise advertising rates; and acquire new advertising displays and our operating results are therefore affected by general economic conditions, as well as trends in the advertising industry. Advertising spending is particularly sensitive to changes in general economic conditions, which affect the rates that we are able to charge for advertising on our displays and our ability to maximize advertising sales or occupancy on our displays.

Historically, we have made strategic acquisitions of outdoor advertising assets to increase the number of outdoor advertising displays that we operate in existing and new markets. We continue to evaluate and pursue strategic acquisition opportunities as they arise. We have financed our historical acquisitions and intend to finance any future acquisition activity from available cash, borrowings under our senior credit facility or the issuance of debt or equity securities. See “Liquidity and Capital Resources-Sources of Cash,” for more information. During the year ended December 31, 2018, Lamar Advertising completed acquisitions for a total cash purchase price of approximately $477.4 million. See “Uses of Cash-Acquisitions,” for more information.

Our business requires expenditures for maintenance and capitalized costs associated with the construction of new billboard displays, the entrance into and renewal of logo sign and transit contracts, and the purchase of real estate and operating equipment. The following table presents a breakdown of capitalized expenditures for the past three years:

	2018	2017	2016
	(In thousands)
Billboard—Traditional	$37,905	$36,015	$48,009
Billboard—Digital	45,938	40,218	33,181
Logos	11,438	9,614	7,781
Transit	5,364	2,863	700
Land and buildings	8,420	13,690	10,295
PP&E	8,573	6,929	7,646

Total capital expenditures	$117,638	$109,329	$107,612

We expect our 2019 capital expenditures to approximate our 2018 spending.

Non-GAAP Financial Measures

Our management reviews our performance by focusing on several key performance indicators not prepared in conformity with Generally Accepted Accounting Principles in the United States (“GAAP”). We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Included in our analysis of our results of operations are discussions regarding earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), Funds From Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts, Adjusted Funds From Operations (“AFFO”) and acquisition-adjusted net revenue.

We define Adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), gain (loss) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization and gain or loss on disposition of assets and investments.

FFO is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate non-controlling interest.

We define AFFO as FFO before (i) straight-line revenue and expense; (ii) stock-based compensation expense; (iii) non-cash tax expense (benefit); (iv) non-real estate related depreciation and amortization; (v) amortization of deferred financing and debt issuance costs, (vi) loss on extinguishment of debt; (vii) non-recurring infrequent or unusual losses (gains); (viii) less maintenance capital expenditures; and (ix) an adjustment for non-controlling interest.

Acquisition-adjusted net revenue adjusts our net revenue for the prior period by adding to it the net revenue generated by the acquired assets before our acquisition of these assets for the same time frame that those assets were owned in the current period. In calculating acquisition-adjusted revenue, therefore, we include revenue generated by assets that we did not own in the period but acquired in the current period. We refer to the amount of pre-acquisition revenue generated by the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “acquisition net revenue”. In addition, we also adjust the prior period to subtract revenue generated by the assets that have been divested since the prior period and, therefore, no revenue derived from those assets is reflected in the current period.

Adjusted EBITDA, FFO, AFFO and acquisition-adjusted net revenue are not intended to replace net income or any other performance measures determined in accordance with GAAP. Neither FFO nor AFFO represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Rather, Adjusted EBITDA, FFO, AFFO and acquisition-adjusted net revenue are presented as we believe each is a useful indicator of our current operating performance. We believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) Adjusted EBITDA is widely used in the industry to measure operating performance as depreciation and amortization may vary significantly among companies depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) acquisition-adjusted net revenue is a supplement to net revenue to enable investors to compare period over period results on a more consistent basis without the effects of acquisitions and divestures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (4) Adjusted EBITDA, FFO and AFFO each provides investors with a meaningful measure for evaluating our period-to-period operating performance by eliminating items that are not operational in nature; and (5) each provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of Adjusted EBITDA, FFO, AFFO and acquisition-adjusted net revenue may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of Adjusted EBITDA, FFO, AFFO and acquisition-adjusted net revenue to net income, the most directly comparable GAAP measure, have been included herein.

Results of Operations

The following is a discussion of the consolidated financial condition and results of operations of Lamar Media for the years ended December 31, 2018, 2017 and 2016. This discussion should be read in conjunction with the consolidated financial statements of Lamar Media and the related notes.

The following table presents certain items in the Consolidated Statements of Income as a percentage of net revenues for the years ended December 31, 2018, 2017 and 2016:

	Year Ended December 31,
	2018	2017	2016
Net revenues	100.0%	100.0%	100.0%
Operating expenses:
Direct advertising expenses	34.5%	35.1%	35.0%
General and administrative expenses	17.8%	17.9%	18.0%
Corporate expenses	5.1%	4.0%	5.1%
Depreciation and amortization	13.8%	13.7%	13.7%
Operating income	28.3%	29.6%	29.3%
Loss on extinguishment of debt	0.9%	0.0%	0.2%
Interest expense	8.0%	8.3%	8.2%
Income tax expense	0.7%	0.6%	0.9%
Net income	18.8%	20.6%	19.9%

Year ended December 31, 2018 compared to Year ended December 31, 2017

Net revenues increased $86.0 million or 5.6% to $1.627 billion for the year ended December 31, 2018 from $1.541 billion for the same period in 2017. This increase was attributable primarily to an increase in billboard net revenues of $72.6 million or 5.4% over the prior period, which is primarily related to the integration of outdoor assets acquired during 2017 and 2018, and the addition of over 250 digital displays during the year ended December 31, 2018. In addition, logo sign revenue increased $1.5 million, which represents an increase of 1.8% over the prior period. Transit revenue increased $11.9 million, which represents an increase of 10.1% over the prior period, primarily due to several new transit and airport markets acquired in 2017 and 2018.

Net revenues for the year ended December 31, 2018, as compared to acquisition-adjusted net revenues for the comparable period in 2017, increased $53.1 million, or 3.4%. The $53.1 million increase in revenue primarily consisted of a $45.1 million increase in billboard revenue primarily due to increases in digital and political revenue, a $1.1 million increase in logo revenue and a $6.8 million increase in transit revenue over the acquisition-adjusted net revenue for the comparable period in 2017. See “Reconciliations” below.

Total operating expenses, exclusive of depreciation and amortization and loss (gain) on disposition of assets, increased $54.7 million, or 6.2% to $933.8 million for the year ended December 31, 2018 from $879.1 million in the same period in 2017. The $54.7 million increase over the prior year is comprised of a $19.8 million increase in stock-based compensation expense and a $34.9 million increase in total direct, general and administrative and corporate expenses (excluding stock-based compensation) primarily related to the operations of our outdoor advertising assets.

Depreciation and amortization expense increased $14.2 million to $225.3 million for the year ended December 31, 2018 as compared to $211.1 million for the same period in 2017, primarily related to the addition of approximately $774.7 million of assets acquired through acquisitions during fiscal years 2017 and 2018.

For the year ended December 31, 2018, Lamar Media recognized a loss on disposition of assets of $7.2 million primarily related to the $7.8 million loss recognized on the sale of its Puerto Rico assets which closed on April 16, 2018.

Due primarily to the above factors, operating income increased $5.2 million to $461.0 million for the year ended December 31, 2018 compared to $455.7 million for the same period in 2017.

During the year ended December 31, 2018, Lamar Media recorded a $15.4 million loss on debt extinguishment related to the prepayment of its 5 7/8% Senior Subordinated Notes due 2022. The $15.4 million loss is comprised of a cash redemption premium of $9.8 million and a non-cash write off of unamortized deferred financing costs of approximately $5.6 million. See “Uses of Cash” for more information.

Interest expense increased $1.3 million for the year ended December 31, 2018 to $129.7 million as compared to $128.4 million for the year ended December 31, 2017. The increase in interest expense is primarily related to the increased debt outstanding as compared to the same period in 2017.

The increase in operating income offset by the increases in loss on extinguishment of debt and interest expense over the comparable period in 2017, resulted in a $11.0 million decrease in net income before income taxes. Lamar Media recognized $10.7 million in income tax expense for the year ended December 31, 2018. The effective tax rate for the year ended December 31, 2018 is approximately 3.4%, which differs from the federal statutory rate primarily due to our qualification for taxation as a REIT and adjustments for foreign items.

As a result of the above factors, Lamar Media recognized net income for the year ended December 31, 2018 of $305.6 million, as compared to net income of $318.1 million for the same period in 2017.

Reconciliations:

Because acquisitions occurring after December 31, 2016 have contributed to our net revenue results for the periods presented, we provide 2017 acquisition-adjusted net revenue, which adjusts our 2017 net revenue for the year ended December 31, 2017 by adding to or subtracting from it the net revenue generated by the acquired or divested assets prior to our acquisition or divestiture of these assets for the same time frame that those assets were owned in the year ended December 31, 2018.

Reconciliations of 2017 reported net revenue to 2017 acquisition-adjusted net revenue for the year ended December 31, 2017 as well as a comparison of 2017 acquisition-adjusted net revenue to 2018 reported net revenue for the year ended December 31, 2018, are provided below:

Reconciliation and Comparison of Reported Net Revenue to Acquisition-Adjusted Net Revenue

	Year ended December 31,
	2018	2017
	(in thousands)
Reported net revenue	$1,627,222	$1,541,260
Acquisition net revenue	—	32,898

Adjusted totals	$1,627,222	$1,574,158

Key Performance Indicators

Net Income/Adjusted EBITDA

(in thousands)

	Year Ended December 31,		Amount of Increase (Decrease)	Percent Increase (Decrease)
	2018	2017
Net income	$305,631	$318,058	$(12,427)	(3.9)%
Income tax expense	10,697	9,230	1,467
Loss on extinguishment of debt	15,429	71	15,358
Interest expense, net	129,198	128,390	808
Loss (gain) on disposition of assets	7,233	(4,664)	11,897
Depreciation and amortization	225,261	211,104	14,157
Stock-based compensation expense	29,443	9,599	19,844

Adjusted EBITDA	$722,892	$671,788	$51,104	7.6%

Adjusted EBITDA for the year ended December 31, 2018 increased 7.6% to $722.9 million. The increase in Adjusted EBITDA was primarily attributable to the increase in our gross margin (net revenue less direct advertising expense, exclusive of depreciation and amortization) of $65.0 million, and was partially offset by an increase in general and administrative and corporate expenses of $13.9 million, excluding the impact of stock-based compensation expense.

Net Income/FFO/AFFO

(in thousands)

	Year Ended December 31,		Amount of Increase (Decrease)	Percent Increase (Decrease)
	2018	2017
Net income	$305,631	$318,058	$(12,427)	(3.9)%
Depreciation and amortization related to real estate	212,457	198,630	13,827
Loss (gain) from disposition of real estate assets and investments	8,689	(4,185)	12,874
Adjustments for unconsolidated affiliates and non-controlling interest	648	839	(191)

FFO	$527,425	$513,342	$14,083	2.7%

Straight-line income	(2,036)	(754)	(1,282)
Stock-based compensation expense	29,443	9,599	19,844
Non-cash portion of tax provision	660	804	(144)
Non-real estate related depreciation and amortization	12,804	12,474	330
Amortization of deferred financing costs	4,920	5,120	(200)
Loss on extinguishment of debt	15,429	71	15,358
Capital expenditures—maintenance	(43,108)	(43,119)	11
Adjustments for unconsolidated affiliates and non-controlling interest	(648)	(839)	191

AFFO	$544,889	$496,698	$48,191	9.7%

FFO for the year ended December 31, 2018 was $527.4 million as compared to FFO of $513.3 million for the same period in 2017. AFFO for the year ended December 31, 2018 increased 9.7% to $544.9 million as compared to $496.7 million for the same period in 2017. AFFO growth was primarily attributable to the increase in our gross margin (net revenue less direct advertising expense, exclusive of depreciation and amortization), offset by increases in general and administrative and corporate expenses (excluding the effect of stock based compensation expense).

Year ended December 31, 2017 compared to Year ended December 31, 2016

Net revenues increased $41.0 million or 2.7% to $1.541 billion for the year ended December 31, 2017 from $1.500 billion for the same period in 2016. This increase was attributable primarily to an increase in billboard net revenues of $28.6 million or 2.2% over the prior period, which is primarily related to the integration of outdoor assets acquired during 2016 and 2017, and the addition of approximately 275 digital displays during the year ended December 31, 2017. In addition, logo sign revenue increased $2.4 million, which represents an increase of 3.0% over the prior period. Transit revenue increased $10.0 million, which represents an increase of 9.3% over the prior period, primarily due to several new transit and airport markets acquired in 2017.

Net revenues for the year ended December 31, 2017, as compared to acquisition-adjusted net revenues for the comparable period in 2016, increased $15.5 million, or 1.0%. The $15.5 million increase in revenue primarily consisted of an $8.3 million increase in billboard revenue, a $3.1 million increase in logo revenue and a $4.1 million increase in transit revenue over the acquisition-adjusted net revenue for the comparable period in 2016. See “Reconciliations” below.

Total operating expenses, exclusive of depreciation and amortization and gain on sale of assets, increased $8.1 million or 0.9% to $879.1 million for the year ended December 31, 2017. The $8.1 million increase over the prior year is comprised of a $22.1 million increase in operating expenses related to the operations of our outdoor advertising assets, partially offset by a decrease in corporate expenses of $14.0 million primarily due to a reduction in stock-based compensation of $15.1 million over the same period in 2016.

Depreciation and amortization expense increased $6.1 million for the year ended December 31, 2017 as compared to the year ended December 31, 2016, primarily due to depreciation and amortization on the assets acquired during 2016 and 2017.

Gain on disposition of assets for the year ended December 31, 2017 decreased $10.4 million over the same period in 2016. The $10.4 million decrease is comprised of a $6.6 million decrease in non-cash gains recognized for acquisition swap transactions in 2017 as compared to the same period in 2016, approximately $1.0 million of losses in Puerto Rico related to hurricane Maria in the fourth quarter of 2017 and a $2.8 million decrease in gains related to various transactions of inventory sold during the year ended December 31, 2017 as compared to the same period in 2016.

Due primarily to the above factors, operating income increased $16.3 million to $455.7 million for the year ended December 31, 2017 compared to $439.4 million for the same period in 2016.

During the year ended December 31, 2017, Lamar Media recognized a $0.1 million loss on extinguishment of debt related to the amendment of its senior credit facility as compared to a $3.2 million loss on debt extinguishment recognized in 2016 related to the prepayment of its Term A-1 loan under the senior credit facility.

Interest expense increased approximately $4.7 million from $123.7 million for the year ended December 31, 2016 to $128.4 million for the year ended December 31, 2017, primarily resulting from an increase in debt outstanding due to the refinancing of Lamar Media’s senior credit facility in 2017. See —“Uses of Cash” for more information.

The increase in operating income and decrease in loss on extinguishment of debt, offset by the increase in interest expense over the comparable period in 2016, resulted in a $14.8 million increase in net income before income taxes. Lamar Media recognized $9.2 million in income tax expense for the year ended December 31, 2017. The effective tax rate for the year ended December 31, 2017 is approximately 2.8%, which differs from the federal statutory rate primarily due to our qualification for taxation as a REIT and adjustments for foreign items.

As a result of the above factors, Lamar Media recognized net income for the year ended December 31, 2017 of $318.1 million, as compared to net income of $299.2 million for the same period in 2016.

Reconciliations:

Because acquisitions occurring after December 31, 2015 have contributed to our net revenue results for the periods presented, we provide 2016 acquisition-adjusted net revenue, which adjusts our 2016 net revenue for the year ended December 31, 2016 by adding to or subtracting from it the net revenue generated by the acquired or divested assets prior to our acquisition or divestiture of these assets for the same time frame that those assets were owned in the year ended December 31, 2017.

Reconciliations of 2016 reported net revenue to 2016 acquisition-adjusted net revenue for the year ended December 31, 2016 as well as a comparison of 2016 acquisition-adjusted net revenue to 2017 reported net revenue for the year ended December 31, 2017, are provided below:

Reconciliation and Comparison of Reported Net Revenue to Acquisition-Adjusted Net Revenue

	Year ended December 31,
	2017	2016
	(in thousands)
Reported net revenue	$1,541,260	$1,500,294
Acquisition net revenue	—	25,424

Adjusted totals	$1,541,260	$1,525,718

Key Performance Indicators

Net Income/Adjusted EBITDA

(in thousands)

	Year Ended December 31,		Amount of Increase (Decrease)	Percent Increase (Decrease)
	2017	2016
Net income	$318,058	$299,181	$18,877	6.3%
Income tax expense	9,230	13,356	(4,126)
Loss on extinguishment of debt	71	3,198	(3,127)
Interest expense (income), net	128,390	123,682	4,708
Gain on disposition of assets	(4,664)	(15,095)	10,431
Depreciation and amortization	211,104	204,958	6,146
Stock-based compensation expense	9,599	28,560	(18,961)

Adjusted EBITDA	$671,788	$657,840	$13,948	2.1%

Adjusted EBITDA for the year ended December 31, 2017 increased 2.1% to $671.8 million. The increase in Adjusted EBITDA was primarily attributable to the increase in our gross margin (net revenue less direct advertising expense, exclusive of depreciation and amortization) of $25.7 million, and was partially offset by an increase in general and administrative and corporate expenses of $11.7 million, excluding the impact of stock-based compensation expense.

Net Income/FFO/AFFO

(in thousands)

	Year Ended December 31,		Amount of Increase (Decrease)	Percent Increase (Decrease)
	2017	2016
Net income	$318,058	$299,181	$18,877	6.3%
Depreciation and amortization related to real estate	198,630	190,964	7,666
Gain from disposition of real estate assets and investments	(4,185)	(14,789)	10,604
Adjustments for unconsolidated affiliates and non-controlling interest	839	605	234

FFO	$513,342	$475,961	$37,381	7.9%

Straight-line (income) expense	(754)	255	(1,009)
Stock-based compensation expense	9,599	28,560	(18,961)
Non-cash portion of tax provision	804	(343)	1,147
Non-real estate related depreciation and amortization	12,474	13,994	(1,520)
Amortization of deferred financing costs	5,120	5,333	(213)
Loss on extinguishment of debt	71	3,198	(3,127)
Capital expenditures—maintenance	(43,119)	(37,090)	(6,029)
Adjustments for unconsolidated affiliates and non-controlling interest	(839)	(605)	(234)

AFFO	$496,698	$489,263	$7,435	1.5%

FFO for the year ended December 31, 2017 was $513.3 million as compared to FFO of $476.0 million for the same period in 2016. AFFO for the year ended December 31, 2017 increased 1.5% to $496.7 million as compared to $489.3 million for the same period in 2016. AFFO growth was primarily attributable to the increase in our gross margin (net revenue less direct advertising expense, exclusive of depreciation and amortization), offset by increases in general and administrative expenses and corporate expenses (excluding the effect of stock-based compensation expense) and capitalized expenditures related to maintenance.

Liquidity and Capital Resources

Overview

We have historically satisfied our working capital requirements with cash from operations and borrowings under our senior credit facility. We are the borrower under the senior credit facility and maintain all corporate cash balances. Any cash requirements of Lamar Advertising, therefore, must be funded by distributions from us.

Sources of Cash

Total Liquidity at December 31, 2018. As of December 31, 2018 we had approximately $177.8 million of total liquidity, which is comprised of approximately $21.0 million in cash and cash equivalents and approximately $156.8 million of availability under the revolving portion of our senior credit facility. We are currently in compliance with the maintenance covenant included in the senior credit facility, and we would remain in compliance after giving effect to borrowing the full amount available to us under the revolving portion of the senior credit facility.

Cash Generated by Operations. For the years ended December 31, 2018, 2017 and 2016 our cash provided by operating activities was $537.1 million, $484.2 million and $495.3 million, respectively. The increase in cash provided by operating activities for the year ended December 31, 2018 over the same period in 2017 relates to an increase in revenues offset by increases in operating expenses (excluding depreciation and amortization) and a net decrease in operating assets and liabilities. We generated cash flows from operations during 2018 in excess of our cash needs for operations and capital expenditures as described herein. We used the excess cash generated principally to pay dividends and fund our acquisitions. See — “Cash Flows” for more information.

Accounts Receivable Securitization Program. On December 18, 2018, we entered into the Accounts Receivable Securitization Program. The Accounts Receivable Securitization Program provides up to $175.0 million in borrowing capacity, plus an accordion feature that would permit the borrowing capacity to be increased by up to $125.0 million. Borrowing capacity under the Accounts Receivable Securitization Program is limited to the availability of eligible accounts receivable collateralizing the borrowings under the agreements governing the Accounts Receivable Securitization Program. In connection with the Accounts Receivable Securitization Program, Lamar Media and certain of its subsidiaries (such subsidiaries, the “Subsidiary Originators”) sell and/ or contribute their existing and future accounts receivable and certain related assets to one of two special purpose subsidiaries, Lamar QRS Receivables, LLC (the “QRS SPV”) and Lamar TRS Receivables, LLC (the “TRS SPV” and together with the QRS SPV the “Special Purpose Subsidiaries”), each of which is a wholly-owned subsidiary of Lamar Media. Existing and future accounts receivable relating to Lamar Media and its qualified REIT subsidiaries will be sold and/ or contributed to the QRS SPV and existing and future accounts receivable relating to Lamar Media’s taxable REIT subsidiaries will be sold and/ or contributed to the TRS SPV. Each of the Special Purpose Subsidiaries has granted the lenders party to the Accounts Receivable Securitization Program a security interest in all of its assets, which consist of the accounts receivable and related assets sold or contributed to them, as described above, in order to secure the obligations of the Special Purpose Subsidiaries under the agreements governing the Accounts Receivable Securitization Program. Pursuant to the Accounts Receivable Securitization Program, Lamar Media has agreed to service the accounts receivable on behalf of the two Special Purpose Subsidiaries for a fee. Lamar Media has also agreed to guaranty its performance in its capacity as servicer and originator, as well as the performance of the Subsidiary Originators, of their obligations under the agreements governing the Account Receivable Securitization Program. None of Lamar Media, the Subsidiary Originators or the Special Purpose Subsidiaries guarantees the collectability of the receivables under the Accounts Receivable Securitization Program. In addition, each of the Special Purpose Subsidiaries is a separate legal entity with its own separate creditors who will be entitled to access the assets of such Special Purpose Subsidiary before the assets become available to Lamar Media. Accordingly, the assets of the Special Purpose Subsidiaries are not available to pay creditors of Lamar Media or any of its subsidiaries, although collections from receivables in excess of the amounts required to repay the lenders and the other creditors of the Special Purpose Subsidiaries may be remitted to Lamar Media.

As of December 31, 2018, there were $175.0 million of outstanding aggregate borrowings under the Accounts Receivable Securitization Program at a borrowing rate of approximately 3.4%.

“At-the-Market” Offering Program. On May 1, 2018, Lamar Advertising entered into an equity distribution agreement (the “Sales Agreement”) with J.P. Morgan Securities LLC, Wells Fargo Securities LLC and SunTrust Robinson Humphrey, Inc. as our sales agents (each a “Sales Agent”, and collectively, the “Sales Agents”). Under the terms of the Sales Agreement, Lamar Advertising may, from time to time, issue and sell shares of its Class A common stock, par value $.001 per share, having an aggregate offering price of up to $400.0 million through the Sales Agents as either agents or principals. Sales of its Class A common stock, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through the Nasdaq Global Select Market and any other existing trading market for the Class A common stock, or sales made to or through a market maker other than on an exchange. Lamar Advertising has no obligation to sell any of the Class A common stock under the Sales Agreement and may at any time suspend solicitations and offers under the Sales Agreement. Lamar Advertising intends to use the net proceeds, if any, from the sale of the Class A common stock pursuant to the Sales Agreement for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness, working capital, capital expenditures, acquisition of outdoor advertising assets and businesses and other related investments. During the quarter and year ended December 31, 2018, Lamar Advertising received gross proceeds of approximately $27.5 million and $42.8 million, resulting in net proceeds of approximately $27.0 million and $42.1 million, in exchange for issuing 362,726 and 576,002 shares of its Class A common stock under this program, respectively. During the quarter and year ended December 31, 2018, the aggregate commissions paid to the sales agent was approximately $0.4 and $0.6 million, respectively.

Shelf Registration Statement. On August 6, 2018, Lamar Advertising filed an automatically effective shelf registration statement (No. 333-226614) that registered the offer and sale of an indeterminate amount of additional shares of its Class A common stock. On August 23, 2018, Lamar Advertising filed a prospectus supplement to the shelf registration statement relating to the offer and resale of 163,137 shares of Class A common stock previously issued in connection with an acquisition. Lamar Advertising may issue additional shares under the shelf registration statement in the future in connection with future acquisitions or for other general corporate purposes.

Sale of Puerto Rico Operations. On April 16, 2018, we sold substantially all of our operating assets in Puerto Rico to B-Billboard BB LLC and B-Billboard BG LLC which resulted in a loss on disposition of assets of approximately $7.8 million.

Credit Facilities. On May 15, 2017, Lamar Media entered into a Third Restatement Agreement (“Restatement Agreement”) with Lamar Advertising, certain of Lamar Media’s subsidiaries as guarantors, JPMorgan Chase Bank, N.A. as administrative agent and the lenders party thereto, under which the parties agreed to amend and restate Lamar Media’s existing senior credit facility. The Restatement Agreement amended and restated the Second Amended and Restated Credit Agreement dated as of February 3, 2014, as amended, which consisted of a $400.0 million revolving credit facility and a $300.0 million Term A loan facility.

Lamar Media’s Third Amended and Restated Credit Agreement dated as of May 15, 2017 (as amended, the “senior credit facility”) originally consisted of (i) a new $450.0 million senior secured revolving credit facility which will mature on May 15, 2022 (the “revolving credit facility”), (ii) a new $450.0 million Term A loan facility (the “Term A loans”) which will mature on May 15, 2022, and (iii) an incremental facility (the “Incremental Facility”) pursuant to which Lamar Media may incur additional term loan tranches or increase its revolving credit facility subject to pro forma compliance with the secured debt ratio financial maintenance covenant described under “Restrictions under Senior Credit Facility.” Lamar Media borrowed all $450.0 million in Term A loans on May 15, 2017. The Term A loans began amortizing on September 30, 2017 in quarterly installments, as set forth therein, with the remainder payable at maturity. The net proceeds from the Term A loans, together with borrowing under the revolving portion of senior credit facility and cash on hand, were used to repay all outstanding amounts under the Second Amended and Restated Credit Agreement, and all revolving commitments under that facility were terminated.

On March 16, 2018, Lamar Media entered into Amendment No. 1 to the Third Amended and Restated Credit Agreement dated May 15, 2017, with Lamar Advertising, certain of Lamar Media’s subsidiaries as Guarantors, JPMorgan Chase Bank, N.A. as administrative agent and the lenders named therein, under which the parties agreed to amend the existing senior credit facility to establish a new $600.0 million Term B Loan Facility, which will mature on March 16, 2025. The Term B loan began amortizing on June 30, 2018 in equal quarterly installments of $1.5 million with the remainder payable at maturity. Lamar Media borrowed the full amount of the Term B loan on March 16, 2018. The proceeds from the Term B loan, together with available cash on hand were used to redeem in full Lamar Media’s 5 7/8% Senior Subordinated Notes due 2022. See Uses of Cash for more information.

As of December 31, 2018, the senior credit facility consisted of (i) the revolving credit facility, (ii) the Term A loans, (iii) the Term B loans and (iv) the Incremental Facility. As of December 31, 2018, the aggregate balance outstanding under the senior credit facility was $1.28 billion, consisting of $413.7 million outstanding in Term A loans, $589.2 million in Term B loans and $276.7 million of revolving credit loans under the revolving credit facility. In addition, at December 31, 2018, Lamar Media had approximately $156.8 million of unused capacity under the revolving credit facility.

On January 17, 2019, Lamar Media entered into an incremental amendment to the senior credit facility to include $100.0 million in additional revolving commitments, thereby increasing the total borrowing capacity under the revolving credit facility to $550.0 million.

Note Offerings. On February 1, 2019, Lamar Media issued $250.0 million in aggregate principle amount of 5 3/4% Senior Notes due 2026 through an institutional private placement (the “outstanding notes”). The outstanding notes were issued as additional notes to the existing $400.0 million aggregate principal amount of 5 3/4% Senior Notes due 2026 that Lamar Media issued on January 28, 2016 (the “original notes”). Other than with respect to the date of issuance, issue price and CUSIP number, the outstanding notes have the same terms as the original notes. Once the outstanding notes are registered under the Securities Act and exchanged for the exchange notes or become freely tradable under Rule 144, the exchange notes and the original notes will share a single CUSIP number and thereafter be fungible. The net proceeds after underwriting fees and expenses, was approximately $251.5 million and were used to repay a portion of the borrowings outstanding under the revolving credit facility.

On January 28, 2016, Lamar Media completed an institutional private placement of $400.0 million aggregate principal amount of the original notes. The institutional private placement resulted in net proceeds to Lamar Media, after payment of fees and expenses of approximately $394.5 million. Lamar Media used the proceeds of this offering to repay the $300.0 million Term A-1 loan, which it borrowed on January 7, 2016 in order to fund the acquisition of certain assets of Clear Channel Outdoor Holdings, Inc., and repay a portion of the borrowing outstanding under its revolving credit facility. On September 1, 2016, Lamar Media completed an exchange offer for all of its then outstanding 5 3/4% Senior Notes, which were not registered under the Securities Act of 1933, as amended, for an equal principal amount of newly issued 5 3/4% Senior Notes that were so registered. Lamar Media did not receive any proceeds from the exchange offer.

Factors Affecting Sources of Liquidity

Internally Generated Funds. The key factors affecting internally generated cash flow are general economic conditions, specific economic conditions in the markets where we conduct our business and overall spending on advertising by advertisers.

Credit Facilities and Other Debt Securities. We must comply with certain covenants and restrictions related to our senior credit facility, our outstanding debt securities and our Accounts Receivable Securitization Program.

Restrictions under Debt Securities. We must comply with certain covenants and restrictions related to our outstanding debt securities. As of December 31, 2018, Lamar Media had outstanding $535 million 5% Senior Subordinated Notes issued in October 2012 (the “5% Senior Subordinated Notes”), $510 million 5 3/8% Senior Notes issued in January 2014 (the “5 3/8% Senior Notes”) and the $400 million 5 3/4% Senior Notes issued in January 2016 (the “original notes”). Lamar Media issued an additional $250 million of 5 3/4% Senior Notes on February 1, 2019 (the “outstanding notes”).

The indentures relating to Lamar Media’s outstanding notes restrict its ability to incur additional indebtedness but permit the incurrence of indebtedness (including indebtedness under the senior credit facility), (i) if no default or event of default would result from such incurrence and (ii) if after giving effect to any such incurrence, the leverage ratio (defined as the sum of (x) total consolidated debt plus (y) the aggregate liquidation preference of any preferred stock of Lamar Media’s restricted subsidiaries to trailing four fiscal quarter EBITDA (as defined in the indentures)) would be less than 7.0 to 1. Currently, Lamar Media is not in default under the indentures of any of its outstanding notes and, therefore, would be permitted to incur additional indebtedness subject to the foregoing provision.

In addition to debt incurred under the provisions described in the preceding paragraph, the indentures relating to Lamar Media’s outstanding notes permit Lamar Media to incur indebtedness pursuant to the following baskets:

•	up to $1.5 billion of indebtedness under the senior credit facility;

•	indebtedness outstanding on the date of the indentures or debt incurred to refinance outstanding debt;

•	inter-company debt between Lamar Media and its restricted subsidiaries or between restricted subsidiaries;

•

certain purchase money indebtedness and capitalized lease obligations to acquire or lease property in the ordinary course of business that cannot exceed the greater of $50 million or 5% of Lamar Media’s net tangible assets; and

•	additional debt not to exceed $75 million.

Restrictions under Senior Credit Facility. Lamar Media is required to comply with certain covenants and restrictions under the senior credit facility. If Lamar Advertising or Lamar Media fails to comply with these tests, the lenders under the senior credit facility will be entitled to exercise certain remedies, including the termination of the lending commitments and the acceleration of the debt payments under the senior credit facility. At December 31, 2018, and currently, we were in compliance with all such tests under the senior credit facility.

Lamar Media must maintain a secured debt ratio, defined as total consolidated secured debt of Lamar Advertising, Lamar Media and its restricted subsidiaries (other than the Special Purpose Subsidiaries), minus the lesser of (x) $150 million and (y) the aggregate amount of unrestricted cash and cash equivalents of Lamar Advertising, Lamar Media and its restricted subsidiaries to EBITDA, as defined below, for the period of four consecutive fiscal quarters then ended, of less than or equal to 3.5 to 1.0.

Lamar Media is restricted from incurring additional indebtedness subject to exceptions, one of which is that it may incur additional indebtedness not exceeding the greater of $250.0 million and 6% of its total assets.

Lamar Media is also restricted from incurring additional unsecured senior indebtedness under certain circumstances unless, after giving effect to the incurrence of such indebtedness, it is in compliance with the secured debt ratio covenant and its senior debt ratio, defined as (a) total consolidated debt (excluding subordinated debt) of Lamar Advertising, Lamar Media and its restricted subsidiaries (other than the Special Purpose Subsidiaries) as of any date minus the lesser of (i) $150 million and (ii) the aggregate amount of unrestricted cash and cash equivalents of Lamar Advertising, Lamar Media and its restricted subsidiaries (other than the Special Purpose Subsidiaries) to (b) EBITDA, as defined below, for the most recent four fiscal quarters then ended is less than 4.5 to 1.0.

Lamar Media is also restricted from incurring additional subordinated indebtedness under certain circumstances unless, after giving effect to the incurrence of such indebtedness, it is in compliance with the secured debt ratio covenant and its total debt ratio, defined as (a) total consolidated debt (including subordinated debt) of Lamar Advertising, Lamar Media and its restricted subsidiaries as of any date minus the lesser of (i) $150 million and (ii) the aggregate amount of unrestricted cash and cash equivalents of Lamar Advertising, Lamar Media and its restricted subsidiaries (other than the Special Purpose Subsidiaries) to (b) EBITDA, as defined below, for the most recent four fiscal quarters then ended, is less than 6.5 to 1.0.

Under the senior credit facility, “EBITDA” means, for any period, operating income for Lamar Advertising, Lamar Media and its restricted subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated (A) before (i) taxes, (ii) interest expense, (iii) depreciation,

(iv) amortization, (v) any other non-cash income or charges accrued for such period, (vi) charges and expenses in connection with the senior credit facility, any actual or proposed acquisition, disposition or investment (excluding, in each case, purchases and sales of advertising space and operating assets in the ordinary course of business) and any actual or proposed offering of securities, incurrence or repayment of indebtedness (or amendment to any agreement relating to indebtedness), including any refinancing thereof, or recapitalization and (vii) any loss or gain relating to amounts paid or earned in cash prior to the stated settlement date of any swap agreement that has been reflected in operating income for such period) and (B) after giving effect to the amount of cost savings, operating expense reductions and other operating improvements or synergies projected by Lamar Media in good faith to be realized as a result of any acquisition, investment, merger, amalgamation or disposition within 18 months of any such acquisition, investment, merger, amalgamation or disposition, net of the amount of actual benefits realized during such period from such action; provided, (a) the aggregate amount for all such cost savings, operating expense reductions and other operating improvements or synergies will not exceed an amount equal to 15% of EBITDA for the applicable four quarter period and (b) any such adjustment to EBITDA may only take into account cost savings, operating expense reductions and other operating improvements or synergies that are (I) directly attributable to such acquisition, investment, merger, amalgamation or disposition, (II) expected to have a continuing impact on Lamar Media and its restricted subsidiaries and (III) factually supportable, in each case all as certified by the chief financial officer of Lamar Media) on behalf of Lamar Media, and excluding (except to the extent received or paid in cash by Lamar Advertising, Lamar Media or any of its restricted subsidiaries income or loss attributable to equity in affiliates for such period), excluding any extraordinary and unusual gains or losses during such period, and excluding the proceeds of any casualty events and dispositions. For purposes hereof, the effect thereon of any adjustments required under Statement of Financial Accounting Standards No. 141R shall be excluded. If during any period for which EBITDA is being determined, Lamar Media has consummated any acquisition or disposition, EBITDA will be determined on a pro forma basis as if such acquisition or disposition had been made or consummated on the first day of such period.

We believe that our current level of cash on hand, availability under our senior credit facility and future cash flows from operations are sufficient to meet our operating needs through fiscal 2019. All debt obligations are reflected on our balance sheet.

Restrictions under Accounts Receivable Securitization Program. The agreements governing the Account Receivable Securitization Program contain customary representations and warranties, affirmative and negative covenants, and termination event provisions, including but not limited to those providing for the acceleration of amounts owed under the Accounts Receivable Securitization Program if, among other things, the Special Purpose Subsidiaries fail to make payments when due, Lamar Media, the Subsidiary Originators or the Special Purpose Subsidiaries become insolvent or subject to bankruptcy proceedings or certain judicial judgments, breach certain representations and warranties or covenants or default under other material indebtedness, a change of control occurs, or if Lamar Media fails to maintain the maximum secured debt ratio of 3.50 to 1.00 required under Lamar Media’s senior credit facility.

Uses of Cash

Capital Expenditures. Capital expenditures excluding acquisitions were approximately $117.6 million for the year ended December 31, 2018. We anticipate our 2019 total capital expenditures will closely approximate our 2018 spending.

Acquisitions. During the year ended December 31, 2018, we completed over 30 acquisitions for a total purchase price of approximately $489.7 million, which included the acquisition of more than 9,300 billboard displays across various markets. The acquisitions occurring during the year ended December 31, 2018 were financed using available cash on hand, borrowings under our revolving credit facility, borrowings under our Accounts Receivable Securitization Program and the issuance of 163,137 share of Class A common stock of Lamar Advertising.

Note Redemption. On March 19, 2018, we used proceeds from the Term B loan, together with cash on hand, to redeem in full all $500.0 million in aggregate principal amount of Lamar Media’s 5 7/8% Senior Subordinated Notes due 2022 and repay a portion of the borrowings outstanding under Lamar Media’s revolving credit facility. The notes were redeemed at a redemption price equal to 101.958% of the aggregate principal amount of the outstanding notes, plus accrued and unpaid interest up to the redemption date. We recorded a loss on debt extinguishment of $15.4 million related to this redemption which is comprised of a $9.8 million prepayment penalty and a $5.6 million non-cash write off of unamortized deferred financing costs. See Sources of Cash-Credit Facility for more information.

Term Loans. The Term A loans mature on May 15, 2022 and the Term B loans mature on March 16, 2025. The remaining quarterly installments scheduled to be paid on each March 31, June 30, September 30 and December 31 are as follows:

Principal Payment Date	Term A	Term B
March 31, 2019-June 30, 2019	$5,625	$1,500
September 30, 2019-June 30, 2020	$8,438	$1,500
September 30, 2020-March 31, 2022	$16,875	$1,500
Term A Loan Maturity May 15, 2022	$253,125	$—
June 30, 2022-December 31, 2024	$—	$1,500
Term B Loan Maturity March 16, 2025	$—	$559,500

The Term Loans bear interest at rates based on the Adjusted LIBO Rate (“Eurodollar term loans”) or the Adjusted Base Rate (“Base Rate term loans”), at Lamar Media’s option. Eurodollar term loans bear interest at a rate per annum equal to the Adjusted LIBO Rate plus 1.75%; (or the Adjusted LIBO Rate plus 1.50% at any time the Total Debt Ratio is less than or equal to 3.25 to 1 for Term A loans only). Base Rate term loans bear interest at a rate per annum equal to the Adjusted Base Rate plus 0.75% (or the Adjusted Base Rate plus 0.50% at any time the Total Debt Ratio is less than or equal to 3.25 to 1 for Term A loans only). The revolving credit facility bears interest at rates based on the Adjusted LIBO Rate (“Eurodollar revolving loans”) or the Adjusted Base Rate (“Base Rate revolving loans”), at Lamar Media’s option. Eurodollar revolving loans bear interest at a rate per annum equal to the Adjusted LIBO Rate plus 2.25% (or the Adjusted LIBO Rate plus 2.00% at any time the Total Debt Ratio is less than or equal to 4.25 to 1; or the Adjusted LIBO Rate plus 1.75% at any time the Total Debt Ratio is less than or equal to 3.00 to 1). Base Rate revolving loans bear interest at a rate per annum equal to the Adjusted Base Rate plus 1.25% (or the Adjusted Base Rate plus 1.0% at any time the total debt ratio is less than or equal to 4.25 to 1, or the Adjusted Base Rate plus 0.75% at any time the Total Debt Ratio is less than or equal to 3.00 to 1). The guarantees, covenants, events of default and other terms of the senior credit facility apply to the Term A and B loans and revolving credit facility.

Dividends. During the year ended December 31, 2018, Lamar Advertising declared distributions of $361.1 million or $3.65 per share of common stock. Lamar Advertising paid distributions of $442.6 million during the year ended December 31, 2018, which includes the January 2, 2018 distribution declared in November 2017.

During the year ended December 31, 2017, Lamar Advertising declared distributions of $325.5 million or $3.32 per share of common stock, including paid distributions of $243.9 million or $2.49 per share of common stock. On January 2, 2018, Lamar Advertising paid its quarterly distribution declared on November 28, 2017 of $0.83 per share to its stockholders of record of its Class A common stock and Class B common stock on December 18, 2017, for approximately $81.5 million.

As a REIT, Lamar Advertising must annually distribute to its stockholders an amount equal to at least 90% of its REIT taxable income (determined before the deduction for distributed earnings and excluding any net capital gain). The amount, timing and frequency of future distributions will be at the sole discretion of the board of directors and will be declared based upon various factors, a number of which may be beyond Lamar

Advertising’s control, including financial condition and operating cash flows, the amount required to maintain REIT status and reduce any income and excise taxes that Lamar Advertising otherwise would be required to pay, limitations on distributions in our existing and future debt instruments, Lamar Advertising’s ability to utilize net operating losses to offset, in whole or in part, Lamar Advertising’s distribution requirements, limitations on its ability to fund distributions using cash generated through its TRSs and other factors that the board of directors may deem relevant.

Debt Service and Contractual Obligations. As of December 31, 2018, we had outstanding debt of approximately $2.889 billion. In the future, Lamar Media has principal reduction obligations and revolver commitment reductions under the senior credit facility. In addition, it has fixed commercial commitments. These commitments are detailed on a contractual basis as follows:

		Payments Due by Period
Contractual Obligations	Total	Less Than 1 Year	1—3 Years	3—5 Years	After 5 Years
	(In millions)
Long-Term Debt	$2,888.7	$29.1	$294.8	$1,090.6	$1,474.2
Interest obligations on long term debt(1)	720.3	146.5	286.6	205.1	82.1
Billboard site and other operating leases	1,711.8	260.4	361.8	270.6	819.0

Total payments due	$5,320.8	$436.0	$943.2	$1,566.3	$2,375.3

(1)	Interest rates on our variable rate instruments are assuming rates at the December 2018 levels.

		Amount of Expiration Per Period
Other Commercial Commitments	Total Amount Committed	Less Than 1 Year	1—3 Years	3—5 Years	After 5 Years
	(In millions)
Revolving Bank Facility(2)	$450.0	$—	$—	$450.0	$—
Standby Letters of Credit(3)	$13.2	$12.7	$0.5	$—	$—

(2)	Lamar Media had $280.0 million outstanding under the revolving facility at December 31, 2018.
(3)	The standby letters of credit are issued under Lamar Media’s revolving credit facility and reduce the availability of the facility by the same amount.

Cash Flows

Our cash flows provided by operating activities increased by $52.8 million for the year ended December 31, 2018, primarily resulting from an increase in revenues of approximately $86.0 million and a decrease in operating net assets of $2.3 million, offset by increases in operating expenses (excluding stock-based compensation) of approximately $34.9 million, as compared to the comparable period in 2017.

Cash flows used in investing activities increased $184.0 million from $400.1 million in 2017 to $584.1 million in 2018 primarily due to an increase in acquisition activity of $180.1 million, as compared to the same period in 2017.

Our cash flows used in financing activities was $45.8 million for the year ended December 31, 2018 as compared $5.9 million in 2017. This increase in cash used in financing activities of $39.9 million for the year ended December 31, 2018 is primarily due to increases in proceeds from financing transactions during the year, offset by increases in cash paid for dividends and distributions over the comparable period in 2017.

Critical Accounting Estimates

Our discussion and analysis of our results of operations and liquidity and capital resources are based on our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an ongoing basis, we evaluate our estimates and judgments, including those related to intangible assets, goodwill impairment and asset retirement obligations. We base our estimates on historical and anticipated results and trends and on various other assumptions that we believe are reasonable under the circumstances, including assumptions as to future events and, where applicable, established valuation techniques. These estimates form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. By their nature, estimates are subject to an inherent degree of uncertainty. Actual results may differ from our estimates. We believe that the following significant accounting policies and assumptions may involve a higher degree of judgment and complexity than others.

Intangible Assets. We had significant intangible assets recorded on our balance sheet. Intangible assets primarily represent site locations of $806.0 million and customer relationships of $95.4 million associated with our acquisitions. The fair values of intangible assets recorded are determined using discounted cash flow models that require management to make assumptions related to future operating results, including projecting net revenue growth discounted using current cost of capital rates, of each acquisition and the anticipated future economic environment. If actual results differ from management’s assumptions, an impairment of these intangibles may exist and a charge to income would be made in the period such impairment is determined. Historically no impairment charge has been required with respect to our intangible assets.

Goodwill Impairment. We have a significant amount of goodwill on our consolidated balance sheet and must perform an impairment test of goodwill annually or on a more frequent basis if events and circumstances indicate that the asset might be impaired. We have identified two reporting units (Logo operations and Billboard operations) in accordance with Accounting Standards Codification (“ASC”) 350 and no changes have been made to our reporting units from the prior period.

In our annual or interim measurement for impairment of goodwill, we conduct a qualitative assessment by examining relevant events and circumstances that could have a negative impact on our goodwill, which include macroeconomic conditions, industry and market conditions, cost factors, overall financial performance, reporting unit dispositions and acquisitions, our market capitalization and other relevant events specific to us. If, after assessing the totality of events or circumstances described above, we determine that it is more likely than not that the fair value of either of our reporting units is less than its carrying amount, we will perform a quantitative impairment test. If impairment is indicated as a result of the quantitative impairment test, a goodwill impairment charge would be recorded to write the goodwill down to its implied fair value. Based on the goodwill impairment analysis performed on December 31, 2018, we determined that the fair value of each reporting unit exceeded the carrying value and no impairment charge was recorded.

Asset Retirement Obligations. We had an asset retirement obligation of $223.0 million as of December 31, 2018. This liability relates to our obligation upon the termination or non-renewal of a lease to dismantle and remove our billboard structures from the leased land and to reclaim the site to its original condition. We record the present value of obligations associated with the retirement of tangible long-lived assets in the period in which they are incurred. The liability is capitalized as part of the related long-lived asset’s carrying amount. Over time, accretion of the liability is recognized as an operating expense and the capitalized cost is depreciated over the expected useful life of the related asset. In calculating the liability, we calculate the present value of the estimated cost to dismantle using an average cost to dismantle, adjusted for inflation and market risk.

This calculation includes 100% of our billboard structures on leased land (which currently consist of approximately 74,500 structures). We use a 15-year retirement period based on historical operating experience in our core markets, including the actual time that billboard structures have been located on leased land in such markets and the actual length of the leases in the core markets, which includes the initial term of the lease, plus consideration of any renewal period. Historical third-party cost information is used to estimate the cost of dismantling of the structures and the reclamation of the site. The interest rate used to calculate the present value of such costs over the retirement period is based on our historical credit-adjusted risk free rate.

Acquisitions. We account for transactions that meet the definition of a business and group asset purchases as acquisitions. For transactions that meet the definition of a business combination, we allocate the purchase price, including any contingent consideration, to the assets acquired and the liabilities assumed at their estimated fair values as of the date of the acquisition with any excess of the purchase price paid over the estimated fair value of net assets acquired recorded as goodwill. For transactions that meet the definition of asset group purchases, we allocate the purchase price to the assets acquired and the liabilities assumed at their estimated fair values as of the date of the acquisition. If a transaction is determined to be a group of assets, any direct acquisition costs are capitalized. Transaction costs for transactions determined to be a business combination are expensed as incurred.

The fair value of the assets acquired and liabilities assumed is typically determined by using either estimates of replacement costs or discounted cash flow valuation methods. When determining the fair value of tangible assets acquired, we must estimate the cost to replace the asset with a new asset, adjusted for an estimated reduction in fair value due to age of the asset, and the economic useful life. When determining the fair value of intangible assets acquired, we must estimate the applicable discount rate and the timing and amount of future cash flows. The determination of the final purchase price and the acquisition-date fair value of identifiable assets acquired and liabilities assumed may extend over more than one period and result in adjustments to the preliminary estimate recognized in the prior period financial statements.

Accounting Standards and Regulatory Update

Revenue. In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09 (Codified as ASC 606), Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU replaced most existing revenue recognition guidance in U.S. GAAP when it became effective. In August 2015, the FASB issued ASU No. 2015-14 deferring the effective date from January 1, 2017 to January 1, 2018, while allowing for early adoption as of January 1, 2017. The standard permits the use of either the retrospective or cumulative effect transition method. We adopted the provisions of ASC 606 on January 1, 2018 using the cumulative effect transition method. We did not have an adjustment to our opening balance of retained earnings for the adoption of this update.

Leases. In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (ASU) No. 2016-02, which requires lessees to recognize leases on the balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.

The new standard was effective for us on January 1, 2019, with early adoption permitted. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. We adopted the new standard on January 1, 2019 and used the effective date as our date of initial application. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019.

The new standard provides a number of optional practical expedients in transition. We expect to elect the ‘package of practical expedients’, which permits us not to reassess under the new standard our prior conclusions about lease identification, lease classification and initial direct costs. We also expect to elect the use of hindsight and the practical expedient pertaining to land easements. We expect to elect all of the new standard’s available transition practical expedients.

We expect that this standard will have a material effect on our financial statements. While we continue to assess all of the effects of adoption, we currently believe the most significant effects relate to (1) the recognition of new ROU assets and lease liabilities on our balance sheet for our billboard, logo, building and vehicle operating leases; (2) reclassification within our balance sheet of current asset prepaid operating lease balances to be a reduction of our lease liabilities and; (3) providing significant new disclosures about our leasing activities.

On adoption, we currently expect to recognize additional operating liabilities exceeding $1.1 billion, with corresponding ROU assets of the same amount based on the present value of the remaining minimum rental payments under current leasing standards for our existing operating leases.

The new standard also provides practical expedients for a company’s ongoing accounting. We currently expect to elect the short-term lease recognition exemption for our vehicle leases. This means, for those leases that qualify, we will not recognize ROU assets or lease liabilities. This includes not recognizing ROU assets or lease liabilities for existing short-term leases of those assets in transition.

Other recently released pronouncements. In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation: Improvements to Employee Share-Based Payment Accounting. The update is designed to simplify accounting for share-based payment transactions, including income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The update is effective for annual periods beginning January 1, 2017 with early adoption permitted. The adoption of this update did not have a material impact on our consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows—Classification of Certain Cash Receipts and Cash Payments. The update clarifies how certain cash receipts and cash payments are presented in the statement of cash flows. The update is effective for annual periods beginning January 1, 2018 with early adoption permitted. We adopted the update for the period ended December 31, 2016. The update did not have a material impact on our consolidated statement of cash flows.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations: Clarifying the definition of a business. The update clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions of assets or businesses. The update is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. Early adoption is allowed for transactions in which the acquisition date occurs before the issuance date or effective date of the amendment, but only when the transaction has not been reported in financial statements that have been issued or made available for issuance. We adopted the update for transactions that occurred on or after October 1, 2016. The adoption of this update did not have a material impact on our consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles – Goodwill and other (Topic 350): Simplifying the test for goodwill impairment. The update simplifies how a company completes its goodwill impairment test by eliminating the two-step process, which requires determining the fair value of assets acquired or liabilities assumed in a business combination. The update requires completing the goodwill impairment test by comparing the difference between the reporting unit’s carrying value and fair value. Goodwill charges, if any, would be determined by reducing the goodwill balance by the excess of the reporting unit’s carrying value over its fair value. The update is effective for annual and interim fiscal periods beginning after December 15, 2019, with early adoption permitted for interim or annual goodwill impairment tests performed on or after January 1, 2017. We adopted this update beginning with our December 31, 2017 goodwill impairment test.

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (Topic 808). The update is to clarify when certain transactions between collaborative arrangement participants should be accounted for as revenue under Topic 606 and when the collaborative arrangement participant is a customer in the context of a unit of account. The update also adds unit-of-account guidance in Topic 808 and requires that a collaborative arrangement participant that is not directly related to sales to a third party, and is presenting the transaction together with revenue recognized under Topic 606 is precluded if the collaborative arrangement participant is not a customer. The update is effective for annual and interim fiscal periods beginning after December 15, 2019 with early adoption permitted. We do not believe this update will have a material effect on our consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to interest rate risk in connection with variable rate debt instruments that we have issued. The information below summarizes our interest rate risk associated with our principal variable rate debt instruments outstanding at December 31, 2018, and should be read in conjunction with Note 9 of the Notes to Lamar Advertising’s Consolidated Financial Statements.

We have variable-rate debt outstanding under our senior credit facility and our Accounts Receivable Securitization Program. Because interest rates may increase or decrease at any time, we are exposed to market risk as a result of the impact that changes in interest rates may have on the applicable borrowings outstanding. Increases in the interest rates applicable to these borrowings would result in increased interest expense and a reduction in our net income.

At December 31, 2018 there was approximately $1.45 billion of indebtedness outstanding under the senior credit facility and Accounts Receivable Securitization Program, or approximately 54.1% of our outstanding long-term debt on that date, bearing interest at variable rates. The aggregate interest expense for 2018 with respect to borrowings under the senior credit facility and the Accounts Receivable Securitization Program was $40.9 million, and the weighted average interest rate applicable to these borrowings during 2018 was 3.8%. Assuming that the weighted average interest rate was 200 basis points higher (that is 5.8% rather than 3.8%), then our 2018 interest expense would have increased by approximately $20.8 million for the year ended December 31, 2018.

We have attempted to mitigate the interest rate risk resulting from our variable interest rate long-term debt instruments by issuing fixed rate long-term debt instruments and maintaining a balance over time between the amount of our variable rate and fixed rate indebtedness. In addition, we have the capability under our senior credit facility to fix the interest rates applicable to our borrowings at an amount equal to Adjusted LIBO Rate or Adjusted Base Rate plus the applicable margin for periods of up to twelve months (in certain cases with the consent of the lenders), which would allow us to mitigate the impact of short-term fluctuations in market interest rates. In the event of an increase in interest rates, we may take further actions to mitigate our exposure. We cannot guarantee, however, that the actions that we may take to mitigate this risk will be feasible or that, if these actions are taken, they will be effective.

BUSINESS

General

We are one of the largest outdoor advertising companies in the United States based on number of displays and have operated under the Lamar name since 1902. We operate in a single operating and reporting segment, advertising. We lease space for advertising on billboards, buses, shelters, benches, logo plates and in airport terminals. We offer our customers a fully integrated service, satisfying all aspects of their billboard display requirements from ad copy production to placement and maintenance.

Our Business

We operate three types of outdoor advertising displays: billboards, logo signs and transit advertising displays.

Billboards. As of December 31, 2018, we owned and operated approximately 156,900 billboard advertising displays in 45 states and Canada. We lease most of our advertising space on two types of billboards: bulletins and posters.

•	Bulletins are generally large, illuminated advertising structures that are located on major highways and target vehicular traffic.

•	Posters are generally smaller advertising structures that are located on major traffic arteries and city streets and target vehicular and pedestrian traffic.

In addition to traditional billboards, we also lease space on digital billboards, which are generally located on major traffic arteries and city streets. As of December 31, 2018, we owned and operated over 3,100 digital billboard advertising displays in 43 states and Canada.

Logo signs. We lease advertising space on logo signs located near highway exits.

•	Logo signs generally advertise nearby gas, food, camping, lodging and other attractions.

We are the largest provider of logo signs in the United States, operating 23 of the 25 privatized state logo sign contracts. As of December 31, 2018, we operated approximately 149,000 logo sign advertising displays in 23 states and Canada.

Transit advertising displays. We also lease advertising space on the exterior and interior of public transportation vehicles, in airport terminals, and on transit shelters and benches in over 80 markets. As of December 31, 2018, we operated over 53,300 transit advertising displays in 22 states and Canada.

Corporate History

We have operated under the Lamar name since our founding in 1902 and have been publicly traded on NASDAQ under the symbol “LAMR” since 1996. We completed a reorganization on July 20, 1999 that created a holding company structure. At that time, the operating company (then called Lamar Advertising Company) was renamed Lamar Media Corp., and all of the operating company’s stockholders became stockholders of a new holding company. The new holding company then took the Lamar Advertising Company name, and Lamar Media Corp. became a wholly owned subsidiary of Lamar Advertising Company.

During 2014, we completed a reorganization in order for Lamar Advertising to qualify as a REIT for federal income tax purposes. As part of the plan to reorganize our business operations so that Lamar Advertising could elect to qualify as a REIT for the taxable year ended December 31, 2014, Lamar Advertising completed a merger with its predecessor that was approved by its stockholders on November 17, 2014. At the time of the merger each outstanding share of Lamar Advertising’s predecessor’s Class A common stock, Class B common stock and

Series AA preferred stock was converted into the right to receive an equal number of shares of Class A common stock, Class B common stock and Series AA preferred stock of the surviving corporation, respectively. Accordingly, references herein to Lamar Advertising’s Class A common stock, Class B common stock and Series AA preferred stock refer to Lamar Advertising’s capital stock and the capital stock of Lamar Advertising’s predecessor, as applicable. We hold and operate certain assets through one or more TRSs. The non-REIT qualified businesses that we hold through TRSs include most of our transit and foreign operations.

We may, from time to time, change the election of previously designated TRSs to be treated as QRSs or other disregarded entities, and may reorganize and transfer certain assets or operations from our TRSs to other subsidiaries, including QRSs.

Operating Strategies

We strive to be a leading provider of outdoor advertising services in each of the markets that we serve, and our operating strategies for achieving that goal include:

Continuing to provide high quality local sales and service. We seek to identify and closely monitor the needs of our tenants and to provide them with a full complement of high quality advertising services. Local advertising constituted approximately 76% of our net revenues for the year ended December 31, 2018, which management believes is higher than the industry average. We believe that the experience of our regional, territory and local managers has contributed greatly to our success. For example, our regional managers have been with us for an average of 33 years. In an effort to provide high quality sales and service at the local level, we employed over 1,050 local account executives as of December 31, 2018. Local account executives are typically supported by additional local staff and have the ability to draw upon the resources of our central office, as well as our offices in other markets, in the event business opportunities or customers’ needs support such an allocation of resources.

Continuing a centralized control and decentralized management structure. Our management believes that, for our particular business, centralized control and a decentralized organization provide for greater economies of scale and are more responsive to local market demands. Therefore, we maintain centralized accounting and financial control over our local operations, but our local managers are responsible for the day-to-day operations in each local market and are compensated according to that market’s financial performance.

Continuing to focus on internal growth. Within our existing markets we seek to increase our revenue and improve cash flow by employing highly-targeted local marketing efforts to improve our display occupancy rates and by increasing advertising rates where and when demand can absorb rate increases. Our local offices spearhead this effort and respond to local customer demands quickly.

In addition, we routinely invest in upgrading our existing displays and constructing new displays. Since January 1, 2008, we invested approximately $1.2 billion in capitalized expenditures, which include improvements to our existing real estate portfolio and the construction of new locations. Our regular improvement and expansion of our advertising display inventory allows us to provide high quality service to our current tenants and to attract new tenants.

Continuing to pursue other outdoor advertising opportunities. We plan to renew existing logo sign contracts and pursue additional logo sign contracts. Logo sign opportunities arise periodically, both from states initiating new logo sign programs and states converting from government-owned and operated programs to privately-owned and operated programs. Furthermore, we plan to pursue additional tourist oriented directional sign programs in both the United States and Canada and also other motorist information signing programs as opportunities present themselves. In addition, in an effort to maintain market share, we continue to pursue attractive transit advertising opportunities as they become available.

Reinvesting in capital expenditures including digital technology. We have a history of investing in capital expenditures, particularly in our digital platform. We spent approximately $117.6 million in total capital expenditures in fiscal 2018, of which approximately $45.9 million was spent on digital technology. We expect our 2019 capitalized expenditures to closely approximate our spending in 2018.

Capital Allocation Strategy

The objective of Lamar Advertising’s capital allocation strategy is to simultaneously increase adjusted funds from operations and its return on invested capital. To maintain its REIT status Lamar Advertising is required to distribute to its stockholders annually an amount equal to at least 90% of its REIT taxable income, excluding net capital gains. After complying with Lamar Advertising’s REIT distribution requirements, we plan to continue to allocate our available capital among investment alternatives that meet our return on investment criteria. During 2018, we generated $564.8 million of cash from operating activities, which was used to fund capital expenditures, dividends to Lamar Advertising’s shareholders and partially fund acquisitions.

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Capital expenditures program. We will continue to reinvest in our existing assets and expand our outdoor advertising display portfolio through new construction. This includes maintenance and growth capital expenditures associated with the construction of new billboard displays, the entrance into and renewal of logo sign and transit contracts, and the purchase of real estate and operating equipment.

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Acquisitions. We will seek to pursue strategic acquisitions of outdoor advertising businesses and assets. This includes acquisitions in our existing markets and in new markets where we can meet our return on investment criteria. When evaluating investments in new markets, our return on investment criteria reflects the additional risks inherent to the particular geographic area.

Company Operations

Billboard Advertising

We lease most of our advertising space on two types of billboard advertising displays: bulletins and posters. As of December 31, 2018, we owned and operated approximately 156,900 billboard advertising displays in 45 states and Canada. In 2018, we derived approximately 75% of our billboard advertising net revenues from bulletin rentals and 25% from poster rentals.

Bulletins are large, advertising structures (the most common size is fourteen feet high by forty-eight feet wide, or 672 square feet) consisting of panels on which advertising copy is displayed. We wrap advertising copy printed with computer-generated graphics on a single sheet of vinyl around the structure. To attract more attention, some of the panels may extend beyond the linear edges of the display face and may include three-dimensional embellishments. Because of their greater impact and higher cost, bulletins are usually located on major highways and target vehicular traffic. At December 31, 2018, we operated approximately 75,180 bulletin displays.

We generally lease individually-selected bulletin space to advertisers for the duration of the contract (ranging from 4 to 52 weeks). We also lease bulletins as part of a rotary plan under which we rotate the advertising copy from one bulletin location to another within a particular market at stated intervals (usually every sixty to ninety days) to achieve greater reach within that market.

Posters are smaller advertising structures (the most common size is eleven feet high by twenty-three feet wide, or 250 square feet; we also operate junior posters, which are five feet high by eleven feet wide, or 55 square feet). Poster panels utilize a single flexible sheet of polyethylene material that inserts onto the face of the panel. Posters are concentrated on major traffic arteries and target vehicular traffic, and junior posters are concentrated on city streets and target hard-to-reach pedestrian traffic and nearby residents. At December 31, 2018, we operated approximately 81,720 poster displays.

We generally lease poster space for 4 to 26 weeks; determined by the advertiser’s campaign needs. Posters are sold in packages of Target Rating Point (“TRP”) levels, which determine the percentage of a target audience an advertiser needs to reach. A package may include a combination of poster locations in order to meet reach and frequency campaign goals.

In addition to the traditional static displays, we also rent digital billboards. Digital billboards are large electronic light emitting diode (“LED”) displays (the most common sizes are fourteen feet high by forty-eight feet wide, or 672 square feet; ten and a half feet high by thirty six feet wide, or 378 square feet; and ten feet high by twenty-one feet wide, or 210 square feet) that are generally located on major traffic arteries and city streets. Digital billboards are capable of generating over one billion colors and vary in brightness based on ambient conditions. They display completely digital advertising copy from various advertisers in a slide show fashion, rotating each advertisement approximately every 6 to 8 seconds. At December 31, 2018, our inventory included over 3,100 digital display billboards in various markets. These 3,100 digital billboards generated approximately 24% of billboard advertising net revenue.

We own the physical structures on which the advertising copy is displayed. We build the structures on locations we either own or lease. In each local office, one employee typically performs site leasing activities for the markets served by that office.

In the majority of our markets, our local production staffs perform the full range of activities required to create and install billboard advertising displays. Production work includes creating the advertising copy design and layout, coordinating its printing and installing the designs on the displays. Our talented design staff uses state-of-the-art technology to prepare creative, eye-catching displays for our tenants. We can also help with the strategic placement of advertisements throughout an advertiser’s market by using software that allows us to analyze the target audience and its demographics. Our artists also assist in developing marketing presentations, demonstrations and strategies to attract new tenant advertisers.

In marketing billboard displays to advertisers, we compete with other forms of out-of-home advertising and other media. When selecting the media and provider through which to advertise, advertisers consider a number of factors and advertising providers, which are described in the section entitled — “Competition” below.

Logo Sign Advertising

We entered the logo sign advertising business in 1988 and have become the largest provider of logo sign services in the United States, operating 23 of the 25 privatized state logo contracts. We erect logo signs, which generally advertise nearby gas, food, camping, lodging and other attractions, and directional signs, which direct vehicle traffic to nearby services and tourist attractions, near highway exits. As of December 31, 2018, we operated approximately 45,360 logo sign structures containing approximately 149,000 logo advertising displays in the United States and Canada.

We operate the logo sign contracts in the province of Ontario, Canada and in the following states:

Colorado	Georgia	Louisiana	Mississippi	Nebraska	Ohio	Utah
Delaware	Kansas	Michigan	Missouri(1)	Nevada	Oklahoma	Virginia
Florida	Kentucky	Minnesota	Montana	New Jersey	South Carolina	Wisconsin
				New Mexico	Tennessee

(1)	The logo sign contract in Missouri is operated by a 66 2/3% owned partnership.

We also operate the tourist oriented directional signing (“TODS”) programs for the states of Colorado, Kansas, Kentucky, Louisiana, Michigan, Missouri, Montana, Nebraska, Nevada, New Jersey, Ohio, South Carolina, Utah, Virginia and the province of Ontario, Canada.

Our logo and TODS operations are decentralized. Generally, each office is staffed with an experienced local general manager, local sales and office staff and a local signing sub-contractor. This decentralization allows the management staff of Interstate Logos, L.L.C. (the subsidiary that operates all of the logo and directional sign-related businesses) to travel extensively to the various operations and serve in a technical and management advisory capacity and monitor regulatory and contract compliance. We also run a silk screening operation in Baton Rouge, Louisiana and a display construction company in Atlanta, Georgia.

State logo sign contracts represent the exclusive right to erect and operate logo signs within a state for a period of time. The terms of the contracts vary, but generally range from five to ten years, with additional renewal terms. Each logo sign contract generally allows the state to terminate the contract prior to its expiration and, in most cases, with compensation for the termination to be paid to us. When a logo sign contract expires, we transfer ownership of the advertising structures to the state. Depending on the contract, we may or may not be entitled to compensation at that time. Of our 24 logo sign contracts in place, in the United States and Canada, at December 31, 2018, six are subject to renewal or expiration in 2019.

States usually award new logo sign contracts and renew expiring logo sign contracts through an open proposal process. In bidding for new and renewal contracts, we compete against other logo sign providers, as well as local companies based in the state soliciting proposals.

In marketing logo signs to advertisers, we compete with other forms of out-of-home advertising and other media. When selecting the media and provider through which to advertise, advertisers consider a number of factors and advertising providers which are described in the section entitled — “Competition” below.

Transit Advertising

We entered into the transit advertising business in 1993 as a way to complement our existing business and maintain market share in certain markets. Transit contracts are generally with the local municipalities and airport authorities and allow us the exclusive right to rent advertising space to customers, in airports and on buses, benches or shelters. The terms of the contracts vary but generally range between 3-15 years, many with renewable options for contract extension. We rent transit advertising displays in airport terminals and on bus shelters, benches and buses in over 80 transit markets, and our production staff provides a full range of creative and installation services to our transit advertising tenants. As of December 31, 2018, we operated over 53,300 transit advertising displays in 22 states and Canada.

Municipalities usually award new transit advertising contracts and renew expiring transit advertising contracts through an open bidding process. In bidding for new and renewal contracts, we compete against national outdoor advertising providers and local, on-premise sign providers and sign construction companies. Transit advertising operators incur significant start-up costs to build and install the advertising structures (such as transit shelters) upon being awarded contracts.

In marketing transit advertising displays to advertisers, we compete with other forms of out-of-home advertising and other media. When selecting the media and provider through which to advertise, advertisers consider a number of factors and advertising providers which are described in the section entitled — “Competition” below.

Competition

Although the outdoor advertising industry has encountered a wave of consolidation, the industry remains fragmented. The industry is comprised of several large outdoor advertising and media companies with operations in multiple markets, as well as smaller, local companies operating a limited number of structures in one or a few local markets.

Although we primarily focus on small to mid-size markets where we can attain a strong market share, in each of our markets, we compete against other providers of outdoor advertising and other types of media, including:

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Larger outdoor advertising providers, such as (i) Clear Channel Outdoor Holdings, Inc., which operates billboards, street furniture displays, transit displays and other out-of-home advertising displays and (ii) Outfront Media, Inc. (formerly CBS Outdoor), which operates traditional outdoor, street furniture and transit advertising properties. Clear Channel Outdoor and Outfront Media each have corporate relationships with large media conglomerates and may have greater total resources, product offerings and opportunities for cross-selling than we do.

•	Broadcast and cable television, radio, print media, direct mail marketing, the internet, social media and applications used in conjunction with wireless devices.

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An increasing variety of out-of-home advertising media, such as advertising displays in shopping centers, malls, airports, stadiums, movie theaters, supermarkets and advertising displays on taxis, trains and buses.

In selecting the form of media through which to advertise, advertisers evaluate their ability to target audiences having a specific demographic profile, lifestyle, brand or media consumption or purchasing behavior or audiences located in, or traveling through, a particular geography. Advertisers also compare the relative costs of available media, evaluating the number of impressions (potential viewings), exposure (the opportunity for advertising to be seen) and circulation (traffic volume in a market), as well as potential effectiveness, quality of related services (such as advertising copy design and layout) and customer service. In competing with other media, we believe that outdoor advertising is relatively more cost-efficient than other media, allowing advertisers to reach broader audiences and target specific geographic areas or demographic groups within markets.

We believe that our strong emphasis on sales and customer service and our position as a major provider of advertising services in each of our primary markets enables us to compete effectively with the other outdoor advertising companies, as well as with other media, within those markets.

Geographic Diversification

Our advertising displays are geographically diversified across the United States and Canada. The following table sets forth information regarding the geographic diversification of our advertising displays, which are listed in order of contributions to total revenue. Markets with less than 1% of total displays are grouped in the category “all other United States and Puerto Rico”.

	Percentage of Revenues for the year ended, December 31, 2018					Number of Displays for the year ended, December 31, 2018
Market	Static Billboard Displays	Digital Billboard Displays	Transit Displays	Logo Displays	Total Displays	Static Billboard Displays	Digital Billboard Displays	Transit Displays	Logo Displays	Total Displays	Percentage of Total Displays
Las Vegas, NV	1.6%	2.5%	13.4%	—	2.7%	851	61	1,558	—	2,470	0.7%
New York, NY	3.4%	1.6%	—	—	2.5%	1,088	33	—	—	1,121	0.3%
Pittsburgh, PA	2.3%	3.9%	1.1%	—	2.4%	3,038	56	745	—	3,839	1.1%
Seattle, WA	2.3%	1.3%	2.1%	—	1.9%	1,776	18	2,194	—	3,988	1.1%
Cleveland, OH	1.7%	2.9%	1.9%	—	1.9%	2,412	58	2,643	—	5,113	1.4%
Gary, IN	1.7%	2.8%	—	—	1.7%	1,705	112	—	—	1,817	0.5%
San Bernardino, CA	1.7%	2.0%	1.3%	—	1.6%	806	27	1,264	—	2,097	0.6%
Dallas, TX	1.9%	0.8%	1.7%	—	1.6%	1,403	21	459	—	1,883	0.5%
Vancouver, Canada	—	—	17.0%	—	1.5%	—	—	6,109	—	6,109	1.7%
Nashville, TN	1.4%	2.2%	—	—	1.4%	1,771	57	—	—	1,828	0.5%
Atlanta, GA	1.2%	2.5%	—	—	1.3%	782	56	—	—	838	0.2%
Hartford, CT	1.2%	2.4%	0.1%	—	1.3%	935	49	100	—	1,084	0.3%
Richmond, VA	1.4%	1.8%	—	—	1.3%	1,330	37	—	—	1,367	0.4%
Oklahoma City, OK	1.5%	1.4%	—	—	1.2%	2,249	30	—	—	2,279	0.6%
Knoxville, TN	1.6%	0.6%	—	—	1.2%	2,244	30	—	—	2,274	0.6%
Phoenix, AZ	0.2%	2.6%	5.3%	—	1.2%	138	45	3,481	—	3,664	1.0%
Birmingham, AL	1.3%	1.2%	0.3%	—	1.2%	1,610	28	318	—	1,956	0.6%
Cincinnati, OH	1.1%	2.0%	—	—	1.1%	1,190	32	—	—	1,222	0.4%
Reading, PA	1.1%	1.9%	—	—	1.1%	1,231	99	—	—	1,330	0.4%
Austin, TX	1.5%	0.4%	—	—	1.1%	969	5	—	—	974	0.3%
Baton Rouge, LA	1.3%	1.2%	—	—	1.1%	1,490	37	—	—	1,527	0.4%
Providence, RI	1.0%	1.8%	—	—	1.1%	593	31	—	—	624	0.2%
Columbus, OH	1.1%	1.6%	—	—	1.0%	1,794	53	—	—	1,847	0.5%
Buffalo, NY	0.9%	1.2%	2.7%		1.0%	947	27	1,594	—	2,568	0.7%
Albany, NY	0.9%	0.9%	2.2%	—	1.0%	1,090	18	1,297	—	2,405	0.7%
All US Logo Programs	—	—	—	92.6%	5.2%	—	—	—	144,116	144,116	40.1%
All Other United States and Puerto Rico (1)	64.6%	56.5%	41.3%	—	57.2%	120,130	2,169	27,163	—	149,462	41.6%
All Other Canada	0.1%	—	9.6%	7.4%	1.2%	136	2	4,405	4,793	9,336	2.6%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	153,708	3,191	53,330	148,909	359,138	100.0%
Total Revenue (in millions)	$1,076.3	$336.7	$129.8	$84.4	$1,627.2

(1)	Includes Puerto Rico advertising revenue recognized prior to the displays being sold on April 16, 2018.

Taxable REIT Subsidiaries

We hold and operate certain of our assets that cannot be held and operated directly by a REIT through taxable REIT subsidiaries, or TRSs. A TRS is a subsidiary of a REIT that pays corporate taxes on its taxable income. The assets held in our TRSs primarily consist of our transit advertising business, advertising services business and our foreign operations. Our TRS assets and operations will continue to be subject, as applicable, to U.S. federal and state corporate income taxes. Furthermore, our assets and operations outside the United States will continue to be subject to foreign taxes in the jurisdictions in which those assets and operations are located. Net income from our TRSs will either be retained by our TRSs and used to fund their operations, or distributed to us, where it will be reinvested in our business or be available for distribution to Lamar Advertising’s stockholders. As of December 31, 2018, the annual revenue generated by our TRSs in the aggregate was approximately $288 million.

Advertising Tenants

Our tenant base is diverse. The table below sets forth the ten industries from which we derived most of our billboard advertising revenues for the year ended December 31, 2018, as well as the percentage of billboard advertising revenues attributable to the advertisers in those industries. The individual advertisers in these industries accounted for approximately 75% of our billboard advertising net revenues in the year ended December 31, 2018. No individual tenant accounted for more than 2.0% of our billboard advertising net revenues in that period.

Categories	Percentage of Net Billboard Advertising Revenues
Service	13%
Restaurants	11%
Health Care	10%
Retailers	10%
Amusement—Entertainment/Sports	7%
Automotive	5%
Gaming	5%
Education	4%
Financial—Banks, Credit Unions	4%
Insurance	3%
Real Estate	3%

75%

Regulation

Outdoor advertising is subject to governmental regulation at the federal, state and local levels. Regulations generally restrict the size, spacing, lighting and other aspects of advertising structures and pose a significant barrier to entry and expansion in many markets. Federal law, principally the Highway Beautification Act of 1965 (the “HBA”), regulates outdoor advertising on Federal — Aid Primary, Interstate and National Highway Systems roads. The HBA requires states, through the adoption of individual Federal/State agreements, to “effectively control” outdoor advertising along these roads, and mandates a state compliance program and state standards regarding size, spacing and lighting. These state standards, or their local and municipal equivalents, may be modified over time in response to legal challenges or otherwise, which may have an adverse effect on our business. The HBA requires any state or political subdivision that compels the removal of a lawful billboard along a Federal — Aid Primary or Interstate highway to pay just compensation to the billboard owner.

All states have passed billboard control statutes and regulations at least as restrictive as the federal requirements, including laws requiring the removal of illegal signs at the owner’s expense (and without compensation from the state). Although we believe that the number of our billboards that may be subject to removal as illegal is immaterial, and no state in which we operate has banned billboards entirely, from time to time governments have required us to remove signs and billboards legally erected in accordance with federal, state and local permit requirements and laws. Municipal and county governments generally also have sign controls as part of their zoning laws and building codes. We contest laws and regulations that we believe unlawfully restrict our constitutional or other legal rights and may adversely impact the growth of our outdoor advertising business.

Using federal funding for transportation enhancement programs, state governments have purchased and removed billboards for beautification, and may do so again in the future. Under the power of eminent domain, state or municipal governments have laid claim to property and forced the removal of billboards. Under a concept called amortization by which a governmental body asserts that a billboard operator has earned compensation by continued operation over time, local governments have attempted to force removal of legal but nonconforming billboards (i.e., billboards that conformed with applicable zoning regulations when built but which do not conform to current zoning regulations). Although the legality of amortization is questionable, it has been upheld in some instances. Often, municipal and county governments also have sign controls as part of their zoning laws, with some local governments prohibiting construction of new billboards or allowing new construction only to replace existing structures. Although we have generally been able to obtain satisfactory compensation for those of our billboards purchased or removed as a result of governmental action, there is no assurance that this will continue to be the case in the future.

We have also introduced and intend to continue to expand the deployment of digital billboards that display static digital advertising copy from various advertisers that change every 6 to 8 seconds. We have encountered some existing regulations that restrict or prohibit these types of digital displays but it has not yet materially impacted our digital deployment. Since digital billboards have been developed and introduced relatively recently into the market on a large scale, existing regulations that currently do not apply to them by their terms could be revised or new regulations could be enacted to impose greater restrictions. These regulations may impose greater restrictions on digital billboards due to alleged concerns over aesthetics or driver safety.

Relatively few large scale studies have been conducted to date regarding driver safety issues, if any, related to digital billboards. On December 30, 2013, the results of a study conducted by U.S. Department of Transportation and the Federal Highway Administration that looked at the effect of digital billboards and conventional billboards on driver visual behavior were issued. The conclusions of the report indicated that the presence of digital billboards did not appear to be related to a decrease in looking toward the road ahead and were generally within acceptable thresholds. The report cautioned, however, that it adds to the knowledge base but does not present definitive answers to the research questions investigated. Accordingly, the results of this or other studies may result in regulations at the federal or state level that impose greater restrictions on digital billboards. Any new restrictions on digital billboards could have a material adverse effect on both our existing inventory of digital billboards and our plans to expand our digital deployment, which could have a material adverse effect on our business, results of operations and financial condition.

Legal Proceedings

From time to time, we are involved in litigation in the ordinary course of business, including disputes involving advertising contracts, site leases, employment claims and construction matters. We are also involved in routine administrative and judicial proceedings regarding billboard permits, fees and compensation for condemnations. We are not a party to any lawsuit or proceeding which, in the opinion of management, is likely to have a material adverse effect on us.

Real Estate Portfolio

Our management headquarters is located in Baton Rouge, Louisiana. We also own 128 local operating facilities with front office administration and sales office space connected to back-shop poster and bulletin production space. In addition, we lease an additional 134 operating facilities at an aggregate lease expense for 2018 of approximately $7.7 million.

We own over 7,600 parcels of property beneath our advertising displays. As of December 31, 2018, we leased over 73,300 outdoor sites, accounting for an annualized lease expense of approximately $267.4 million. This amount represented approximately 19% of billboard advertising net revenues for that period. These leases are for varying terms ranging from month-to-month to a term of over ten years, and many provide us with renewal options. Our lease agreements generally permit us to use the land for the construction, repair and relocation of outdoor advertising displays, including all rights necessary to access and maintain the site. Approximately 67% of our leases will expire or be subject to renewal in the next 5 years, 20% will expire or be subject to renewal in 6 to 10 years and 13% thereafter. There is no significant concentration of displays under any one lease or subject to negotiation with any one landlord. An important part of our management activity is to manage our lease portfolio and negotiate suitable lease renewals and extensions.

The following table illustrates the number of leased and owned sites by state as of December 31, 2018, which is sorted from greatest to least in number and percentage of leased sites. States in which we lease less than 2% of our portfolio are grouped in the category “All Other States”.

State	# of billboard leased sites	% of total	# of owned billboard sites	% of total
Texas	5,925	8.1%	642	8.5%
Pennsylvania	5,096	6.9%	1,511	19.8%
Ohio	4,549	6.2%	370	4.8%
California	4,530	6.2%	132	1.7%
North Carolina	4,278	5.8%	142	1.9%
Tennessee	3,319	4.5%	265	3.5%
Louisiana	3,111	4.2%	461	6.0%
Alabama	3,018	4.1%	407	5.3%
Georgia	2,775	3.8%	197	2.6%
Wisconsin	2,774	3.8%	278	3.7%
Florida	2,600	3.5%	351	4.6%
South Carolina	2,552	3.5%	70	0.9%
New York	2,295	3.1%	185	2.4%
Missouri	2,180	3.0%	237	3.1%
Michigan	2,030	2.8%	216	2.8%
Mississippi	1,952	2.7%	330	4.3%
Indiana	1,869	2.5%	248	3.2%
Oklahoma	1,738	2.4%	117	1.5%
Virginia	1,660	2.3%	166	2.2%
All Other States	15,096	20.6%	1,312	17.2%

	73,347	100.0%	7,637	100.0%

Contract Expirations

We derive revenues primarily from renting advertising space to customers on our advertising displays. Our contracts with customers generally cover periods ranging from one week to one year and are generally billed every four weeks. Since contract terms are short-term in nature, we do not consider revenues by year of contract expiration to be meaningful.

Employees

We employed approximately 3,600 people as of December 31, 2018. Approximately 260 employees were engaged in overall management and general administration at our management headquarters in Baton Rouge, Louisiana, and the remainder, including over 1,050 local account executives were employed in our operating offices.

Fifteen of our local offices employ billposters and construction personnel who are covered by collective bargaining agreements. We believe that our relationship with our employees, including our 115 unionized employees, is good, and we have never experienced a strike or work stoppage.

Inflation

In the last three years, inflation has not had a significant impact on us.

Seasonality

Our revenues and operating results are subject to seasonality. Typically, we experience our strongest financial performance in the summer and fall, and our weakest financial performance in the first quarter of the calendar year, partly because retailers cut back their advertising spending immediately following the holiday shopping season. We expect this trend to continue in the future. Because a significant portion of our expenses is fixed, a reduction in revenues in any quarter is likely to result in a period-to-period decline in operating performance and net earnings.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our policies with respect to distributions, investments, financing, lending and certain other activities of Lamar Advertising and Lamar Media. These policies have been determined and will be periodically hereafter amended, in a manner consistent with legal and contractual requirements, by the board of directors of Lamar Advertising without notice to, or a vote of, the stockholders of Lamar Advertising.

Investment Policies

Investments in Real Estate or Interests in Real Estate

We hold and operate substantially all of our domestic billboard advertising display business and logo sign advertising business directly and indirectly through non-TRS subsidiaries, and we hold substantially all of our domestic transit advertising business and our advertising services business, as currently structured and operated, and our operations in Canada and Puerto Rico through TRSs. Our investment objective is to seek the highest risk adjusted returns on invested capital for our stockholders by simultaneously increasing recurring free cash flow per share and our return on invested capital. To achieve this, we expect that we will continue to deploy our capital through our annual capital expenditure program and strategic acquisitions, subject to available funds and market conditions.

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Annual capital expenditures program. We will continue to reinvest in our existing assets and expand our existing outdoor advertising display portfolio. This includes capital expenditures associated with maintenance and capitalized costs associated with the construction of new billboard displays, the entrance into and renewal of logo sign and transit contracts, and the purchase of real estate and operating equipment.

•

Acquisitions. We will seek to pursue strategic acquisitions of outdoor advertising businesses and assets. This includes acquisitions in our existing markets and in new markets where we can meet our return on investment criteria. When evaluating investments in new markets, our return on investment criteria reflects the additional risks inherent to the particular geographic area.

Subject to certain asset tests that Lamar Advertising must satisfy to continue to qualify as a REIT, there are currently no limitations on (a) the percentage of our assets that may be invested in any one property, venture or type of security, (b) the number of properties in which we may invest, or (c) the concentration of investments in a single geographic region. The board of directors of Lamar Advertising may establish limitations, and other policies, as it deems appropriate from time to time.

Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

Generally speaking, we do not expect to engage in any significant investment activities with other entities, although we may consider joint venture investments with other investors. We may also invest in the securities of other issuers in connection with acquisitions of indirect interests in properties (normally general or limited partnership interests in special purpose partnerships owning properties). We may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with our investment policies and the REIT qualification requirements. There are no limitations on the amount or percentage of our total assets that may be invested in any one issuer, other than those imposed by the gross income and asset tests that Lamar Advertising must satisfy to continue to qualify as a REIT. However, we do not currently anticipate investing in other issuers of securities for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale, but we may engage in these activities in the future.

We do not intend that our investments in securities will require us to register as an “investment company” under the Investment Company Act of 1940, as amended, and we intend to divest securities before any registration would be required. We do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers.

Investments in Other Securities

We may in the future invest in additional securities such as bonds, preferred stock and common stock. We have no present intention to make any such investments, except as described above, or investments in cash equivalents in the ordinary course of business. Future investment activities in additional securities will not be limited to any specific percentage of our assets or to any specific type of securities or industry group.

Investments in Mortgages

We have not invested in, nor do we have any present intention to invest in, real estate mortgages, although we are not prohibited from doing so.

Dispositions

Subject to REIT qualification rules, we may dispose of some of our assets if, based upon management’s periodic review of our business, the board of directors of Lamar Advertising determines that such action would be in the best interests of Lamar Advertising and its stockholders.

Financing Policy

Our financing policies will largely depend on the nature and timeline of our investment opportunities and the prevailing economic and market conditions. If the board of directors of Lamar Advertising determines that additional funding is desirable, we may raise funds through the following means:

•	debt financings, including but not limited to, accessing U.S. debt capital markets and drawing from the revolving portion of our senior credit facility;

•	equity offerings of securities; and

•	any combination of the above methods.

We intend to retain the maximum possible cash flow to fund our investments, subject to provisions in the Code requiring distribution of REIT taxable income to maintain Lamar Advertising’s REIT status, and to minimize our income and excise tax liabilities. Further, as of December 31, 2018, we had approximately $178.3 million of total liquidity, which is comprised of approximately $21.5 million in cash and cash equivalents and approximately $156.8 million of availability under the revolving portion of our senior credit facility. We intend to utilize our cash on hand and availability under the revolving portion of our senior credit facility to fund future discretionary investments.

We expect our primary source of external funding will continue to be the debt capital markets. Currently we have outstanding $535 million 5% Senior Subordinated Notes issued in October 2012, $510 million 5 3/8% Senior Notes issued in January 2014, and $650 million in 5 3/4% Senior Notes due 2026, consisting of $400 million in original notes issued in January 2016 and $250 million in outstanding notes issued in February 2019.

We do not have a formal policy limiting the amount of indebtedness that we may incur, but we are subject to certain restrictions in our indentures and senior credit facility with regard to permitted indebtedness. In the future, we may seek to extend, expand, reduce or renew our senior credit facility, obtain new credit facilities or lines of credit, or issue new unsecured or secured debt that may contain limitations on indebtedness. We will consider a number of factors when evaluating our level of indebtedness and when making decisions regarding the incurrence of indebtedness, including overall prudence, the purchase price of assets to be acquired with debt financing, the estimated market value of our assets upon refinancing, our ability to generate cash flow to cover our expected debt service and restrictions under our existing debt arrangements. For additional information, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

Equity Capital Policies

Subject to applicable law and the requirements for listed companies on the NASDAQ, the board of directors of Lamar Advertising may also authorize, without the approval of its stockholders, the obtaining of additional capital through the issuance of equity securities. Pursuant to Lamar Advertising’s charter, Lamar Advertising has authority to issue up to 362.5 million shares of Class A common stock, 37.5 million shares of Class B common stock and 100 million shares of undesignated preferred stock, of which 5,720 shares are designated Series AA preferred stock. Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of any class of common stock is required to approve any amendment to the certificate of incorporation that would increase or decrease the par value of that class, or modify or change the powers, preferences or special rights of the shares of any class so as to affect that class adversely. Lamar Advertising’s charter, however, allows for amendments to increase or decrease the number of authorized shares of Class A common stock or Class B common stock without a separate vote of either class.

Existing stockholders will have no preemptive right to additional shares issued in any offering, and any offering might cause a dilution of investment. Lamar Advertising may in the future seek to offer equity securities as a source of discretionary investment funding when (a) it is a requirement of a seller, (b) the size of a strategic transaction would increase Lamar Advertising’s leverage beyond what the board of directors or management believes to be appropriate, or (c) it is otherwise determined appropriate by the board of directors.

The board of directors of Lamar Advertising may authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control in Lamar Advertising that might involve a premium price for holders of shares of Lamar Advertising’s common stock or otherwise might be in their best interests. Additionally, shares of Lamar Advertising’s preferred stock could have distribution, voting, liquidation and other rights and preferences that are senior to those of shares of Lamar Advertising’s common stock.

Lamar Advertising may, under certain circumstances, purchase shares of its common stock in the open market or in private transactions with its stockholders, if those purchases are approved by its board of directors or a committee thereof. The board of directors of Lamar Advertising has no present intention of causing Lamar Advertising to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for Lamar Advertising to continue to qualify as a REIT.

Lending Policy

We expect that we will continue to make loans to our operating subsidiaries to the extent to which they require additional financing to fund growth through their discretionary capital programs and acquisitions.

Reports to Stockholders

Lamar Advertising makes available to its stockholders its annual reports, including its audited financial statements. Lamar Advertising is subject to the information reporting provisions of the Exchange Act, which require it to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

Other Activities

At all times, we intend to operate and to invest so as to comply with the Code requirements related to Lamar Advertising’s continued REIT qualification unless, due to changing circumstances or changes to the Code or Treasury regulations, the board of directors of Lamar Advertising determines that it is no longer in the best interests of Lamar Advertising and its stockholders to qualify as a REIT.

MANAGEMENT

Our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified. Our officers serve until the board meeting immediately following the next annual meeting of stockholders and until their successors are elected and qualified.

The following table sets forth the name, position and, as of December 31, 2018, age of each of our directors and executive officers.

Name	Age	Title
Kevin P. Reilly, Jr.	64	President and Director
Sean E. Reilly	57	Chief Executive Officer and Director
Keith A. Istre	66	Treasurer, Chief Financial Officer and Director
Charles Brent McCoy	67	Director

Kevin P. Reilly, Jr. has served as our President since July 1999 and as President of Lamar Advertising since February 1989. Mr. Reilly also served as our Chief Executive Officer from July 1999 to February 2011 and as Chief Executive Officer of Lamar Advertising from February 1989 to February 2011. He has served as our director since July 1999 and as a director of Lamar Advertising since February 1984. Mr. Reilly served as the President of Lamar Advertising’s Outdoor Division from 1984 to 1989. Mr. Reilly, an employee since 1978, has also served as General Manager of the Baton Rouge Region and Vice President and General Manager of the Louisiana Region. Mr. Reilly received a B.A. from Harvard University in 1977. Kevin Reilly has unparalleled knowledge of our business and operating history, is directly involved with the management of the company on a daily basis and has front-line exposure to the challenges that we face and opportunities that we are presented.

Sean E. Reilly has served as our Chief Executive Officer and as Chief Executive Officer of Lamar Advertising since February 2011. Prior to becoming Chief Executive Officer, Mr. Reilly served as our Chief Operating Officer and as Chief Operating Officer and President of Lamar Advertising’s Outdoor Division from November 2001 to February 2011. Mr. Reilly also held the position of Vice President of Mergers and Acquisitions. He began working with Lamar Advertising as Vice President of Mergers and Acquisitions in 1987 and served in that capacity until 1994. Mr. Reilly has served as our director since July 1999, and he also served as a director of Lamar Advertising from 1989 to 1996 and from 1999 until 2003. Mr. Reilly was the Chief Executive Officer of Wireless One, Inc., a wireless cable television company, from 1994 to 1997, after which he rejoined Lamar Advertising. Mr. Reilly received a B.A. from Harvard University in 1984 and a J.D. from Harvard Law School in 1989. Sean Reilly provides the board with valuable media industry experience from both inside and outside the company.

Keith A. Istre has served as our Chief Financial Officer since July 1999 and as Lamar Advertising’s Chief Financial Officer since February 1989. He has served as our director since July 1999 and served as a director of Lamar Advertising from February 1989 to May 2003. Mr. Istre joined Lamar Advertising as Controller in 1978 and became Treasurer in 1985. Prior to joining Lamar Advertising, Mr. Istre was employed by a public accounting firm in Baton Rouge from 1975 to 1978. Mr. Istre graduated from the University of Southwestern Louisiana in 1974 with a degree in Accounting. Keith Istre brings extensive financial experience and a deep knowledge of our business and operating history to the board.

Charles Brent McCoy has served as Executive Vice President of Business Development of Lamar Advertising since May 2004. Mr. McCoy has served as our director since January 2009. He currently serves on several other boards, including Blue Cross Blue Shield of Louisiana and the Baton Rouge Advisory Board of Iberia Bank. Mr. McCoy received a B.A. from Emory University in 1973 and an M.B.A. from Stanford University in 1976. Charles Brent McCoy brings extensive experience in business and the banking sector to the board.

Family Relationships

Kevin P. Reilly, Jr., our Chairman and President, and Sean E. Reilly, our Chief Executive Officer, are siblings.

EXECUTIVE COMPENSATION

The following discussion and tables set forth certain compensation information for our Chief Executive Officer and each of our other executive officers for their positions with Lamar Advertising. We do not pay any additional compensation for their positions with us.

Compensation Discussion and Analysis

Lamar Advertising’s Compensation Committee has responsibility for establishing, implementing and maintaining the compensation program for Lamar Advertising’s executive officers. For the year ended December 31, 2018, Lamar Advertising’s executive officers consisted of its Chairman of the Board and President, Chief Executive Officer and Chief Financial Officer, who are also referred to herein as the “named executive officers.” This Compensation Discussion and Analysis sets forth the objectives and material elements of the compensation paid to the named executive officers for fiscal 2018.

Executive Compensation Philosophy

The primary objective of Lamar Advertising’s executive compensation program is to retain and reward executive officers who contribute to its long-term success. We believe this requires a competitive compensation structure both as compared to similarly situated companies in the media industry and other companies that are our peers in terms of annual revenues. Additionally, we seek to align a significant portion of executive officer compensation to the achievement of specified Lamar Advertising performance goals. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential cash compensation is tied to goal achievement. We also include performance-based equity grants as a significant component of prospective executive compensation so that the value of a portion of executive compensation is tied directly to the performance of Lamar Advertising’s Class A common stock. In addition, discretionary bonuses may be made to executive officers based upon accomplishments outside the scope of the performance metrics used in Lamar Advertising’s incentive programs.

Use of Compensation Consultants and Peer Group Data

Lamar Advertising’s Compensation Committee did not consult with any compensation consultants in conjunction with its executive officer compensation determinations for fiscal 2018. The Compensation Committee did not set executive officer compensation to a specific percentile of the range of total compensation represented by a specified peer group when making its executive compensation determinations for fiscal 2018.

Material Elements of Executive Officer Compensation

The key elements of compensation for Lamar Advertising’s executive officers are base salaries, performance-based cash incentive awards and performance-based equity awards. Executives may also participate, on the same terms as all other employees, in a 401(k) retirement savings plan and health and welfare benefits.

Base Salary. Lamar Advertising pays a base salary to each of the named executive officers. The objective of base salary is to provide a fixed component of cash compensation to the executive that reflects the level of responsibility associated with the executive’s position and is competitive with the base compensation the executive could earn in a similar position at comparable companies. Base salary for Lamar Advertising’s named executive officers is reviewed annually in light of market compensation, tenure, individual performance, Lamar Advertising’s performance and other subjective considerations. Typically, Lamar Advertising’s Chairman of the Board and President makes recommendations to the Compensation Committee with regard to base salary for the executive officers that he believes are justified in light of these considerations.

In March 2018, the Compensation Committee reviewed current base salaries in conjunction with Lamar Advertising’s Chairman of the Board and President. The Compensation Committee reviewed the roles and responsibilities of each executive officer and determined that no changes were warranted.

Performance-Based Incentive Compensation. Lamar Advertising’s incentive compensation program consists of two types of awards that are granted under Lamar Advertising’s 1996 Equity Incentive Plan, as amended: (i) a performance-based incentive cash bonus and (ii) a performance-based incentive equity award. This compensation program was designed by the Compensation Committee to link a significant portion of overall executive officer compensation to the achievement of enumerated performance targets. By including a fixed share equity award as a significant portion of executive compensation, the aggregate value of each executive officer’s compensation is dependent on the performance of Lamar Advertising’s Class A common stock.

Incentive Cash Bonus. The Compensation Committee sets target amounts for incentive cash bonuses for each of the named executive officers with corresponding performance goals. The Compensation Committee reviews those target amounts annually based the executive’s roles and responsibilities, Lamar Advertising’s performance, and the current economic environment. The Compensation Committee determined that the 2018 target incentive cash bonus of the Chairman of the Board and President, the Chief Executive Officer, and the Chief Financial Officer, would remain unchanged at $250,000, $400,000, and $300,000, respectively. The Compensation Committee then approved the performance goals for 2018 pursuant to which any payout of incentive cash bonus awards would be based. The Compensation Committee also continued its practice of providing the possibility of higher payouts that provide incentives for superior performance above the 100% targeted levels of achievement, which can result in an incentive cash bonus in an amount that is up to 200% of the target amount.

When setting the performance goals for the executive officers’ incentive cash bonuses for fiscal 2018, the Compensation Committee met with management to review current operating budgets and financial projections along with any current initiatives that could impact Lamar Advertising’s anticipated 2018 results. The Compensation Committee determined that Lamar Advertising’s pro forma net revenue growth and pro forma earnings before interest, taxes, depreciation and amortization and adjusted for gain or loss on disposition of assets and investments (referred to herein as “EBITDA”) growth continue to be the appropriate measures on which to base incentive compensation as these measures are the primary measures used by both management and the investor community to evaluate Lamar Advertising’s performance.

The Compensation Committee’s goal when determining the specific performance thresholds is to set target (100%) goal achievement at a challenging but achievable level based on the 2018 operating budget in order to provide appropriate incentives for management in the context of the current fiscal year’s projected results and current business plan. To align Lamar Advertising’s performance and the level of award achievement, the Compensation Committee maintained a 65% threshold for minimum achievement of both cash incentive and equity incentive awards. The 2018 performance goals for incentive cash bonuses were based on achievement of pro forma revenue growth and pro forma EBITDA growth for fiscal 2018 over fiscal 2017 with 50% of the total bonus amount tied to each metric. Tables setting forth the actual performance thresholds for fiscal 2018 are set forth below.

Following this review, the Compensation Committee certified that (i) Lamar Advertising’s pro forma net revenue growth resulted in attainment of 100% of each executive officer’s target cash incentive bonus for fiscal 2018 based on revenue, and (ii) the Lamar Advertising’s pro forma EBITDA growth resulted in attainment of 175% of each executive officer’s target cash incentive bonus for fiscal 2018 based on EBITDA. The total 2018 cash incentive bonus for each executive is set forth below and is reflected in the Non-Equity Incentive Plan Compensation column of the 2018 Summary Compensation Table.

Incentive Cash Bonus

	2018 Awards
	Portion (50%) Based on Pro Forma Net Revenue Growth ($)	Portion (50%) Based on Pro Forma EBITDA Growth ($)	Total ($)
Kevin P. Reilly, Jr. Chairman of the Board and President	$125,000	$218,750	$343,750

Sean E. Reilly Chief Executive Officer	$200,000	$350,000	$550,000

Keith A. Istre Chief Financial Officer and Treasurer	$150,000	$262,500	$412,500

Incentive Equity Awards. The Compensation Committee also determined the target amount of incentive equity awards for each of the named executive officers at its March 2018 meeting. These target equity award amounts were set at 44,000 shares of Class A common stock for both Kevin P. Reilly, Jr. and Sean E. Reilly, which amounts have remained unchanged since 2006. Keith A. Istre’s target equity incentive award of 34,000 shares of Class A common stock was also held constant. The Compensation Committee reaffirmed its belief that fixed share amounts provided appropriate incentives and alignment with interests of stockholders.

Under the terms of Lamar Advertising’s incentive equity award program, no shares of stock are issued unless and until the relevant performance goals have been met and certified by the Compensation Committee. Any earned shares are issued as soon as practicable following such certification and are fully vested at the time of issuance. The Compensation Committee feels that the use of stock awards as a part of its compensation program aligns executive compensation to the creation of stockholder value but not to such an extent that it would create incentives for executives to focus solely on short-term stock appreciation to the exclusion of long-term strategy.

The pro forma revenue growth and pro forma EBITDA growth metrics for fiscal 2018 over fiscal 2017 used in the context of the incentive cash awards were used to determine the achievement of incentive equity awards. Unlike incentive cash awards, there is no opportunity to achieve greater than 100% of the target equity awards.

On that basis, (i) Lamar Advertising’s pro forma net revenue growth resulted in attainment of 100% of each executive officer’s target incentive equity incentive equity award for 2018 based on revenue and (ii) Lamar Advertising’s pro forma EBITDA growth resulted in attainment of 100% of each executive officer’s target incentive equity award for 2018 based on EBITDA. The total 2018 incentive equity awards earned by each executive is set forth below and reflected in the Stock Awards column of the 2018 Summary Compensation

Table (see footnote 1 to the 2018 Summary Compensation Table, which describes the assumptions underlying the calculation of the aggregate grant date fair value of these awards).

Incentive Equity Awards

	2018 Awards
	Portion (50%) Based on Pro Forma Net Revenue Growth (#)	Portion (50%) Based on Pro Forma EBITDA Growth (#)	Total Shares Class A Common Stock (#)
Kevin P. Reilly, Jr. Chairman of the Board and President	22,000	22,000	44,000

Sean E. Reilly Chief Executive Officer	22,000	22,000	44,000

Keith A. Istre Chief Financial Officer and Treasurer	17,000	17,000	34,000

The tables that follow set forth the level of pro forma net revenue and pro forma EBITDA growth required for fiscal 2018 over fiscal 2017 to achieve the stated percentage of target incentive awards for Lamar Advertising’s named executive officers, as set by the Compensation Committee in March 2018. These goals relate to achievement of both incentive cash and incentive equity awards, except that equity awards cannot exceed their target amount irrespective of goal achievement in excess of the 100% level.

2018 POTENTIAL INCENTIVE AWARDS

Pro Forma Net Revenue Growth(1) – 50%

Incentive Cash Bonus
Pro Forma Net Revenue Growth	Percentage of Target Bonus Earned
Less than 1.3%	0%
At least 1.3% but less than 1.4%	65%
At least 1.4% but less than 1.5%	70%
At least 1.5% but less than 1.6%	75%
At least 1.6% but less than 1.7%	80%
At least 1.7% but less than 1.8%	85%
At least 1.8% but less than 1.9%	90%
At least 1.9% but less than 2.0%	95%
At least 2.0% but less than 4.0%	100%*
At least 4.0% but less than 4.5%	125%
At least 4.5% but less than 5.0%	150%
At least 5.0% but less than 5.5%	175%
At least 5.5% or greater	200%

Incentive Equity Award
Pro Forma Net Revenue Growth	Percentage of Target Bonus Earned
Less than 1.3%	0%
At least 1.3% but less than 1.4%	65%
At least 1.4% but less than 1.5%	70%
At least 1.5% but less than 1.6%	75%
At least 1.6% but less than 1.7%	80%
At least 1.7% but less than 1.8%	85%
At least 1.8% but less than 1.9%	90%
At least 1.9% but less than 2.0%	95%
At least 2.0% or greater	100%*

*	Denotes goal achieved for 2018 as certified by the Compensation Committee.
(1)

Pro forma net revenue growth is based on Lamar Advertising’s net revenue growth in 2018 over 2017 based on actual 2018 net revenue versus 2017 net revenue, as adjusted to reflect acquisitions and divestitures for the same time frame as actually owned in 2018.

2018 POTENTIAL INCENTIVE AWARDS

Pro Forma EBITDA Growth(1) – 50%

Incentive Cash Bonus
Pro Forma EBITDA Growth	Percentage of Target Bonus Earned
Less than 0.9%	0%
At least 0.9% but less than 1.0%	65%
At least 1.0% but less than 1.1%	70%
At least 1.1% but less than 1.2%	75%
At least 1.2% but less than 1.3%	80%
At least 1.3% but less than 1.4%	85%
At least 1.4% but less than 1.5%	90%
At least 1.5% but less than 1.6%	95%
At least 1.6% but less than 4.0%	100%
At least 4.0% but less than 4.5%	125%
At least 4.5% but less than 5.0%	150%
At least 5.0% but less than 5.5%	175%*
At least 5.5% or greater	200%

Incentive Equity Award
Pro Forma EBITDA Growth	Percentage of Target Bonus Earned
Less than 0.9%	0%
At least 0.9% but less than 1.0%	65%
At least 1.0% but less than 1.1%	70%
At least 1.1% but less than 1.2%	75%
At least 1.2% but less than 1.3%	80%
At least 1.3% but less than 1.4%	85%
At least 1.4% but less than 1.5%	90%
At least 1.5% but less than 1.6%	95%
At least 1.6% or greater	100%*

*	Denotes goal achieved for 2018 as certified by the Compensation Committee.
(1)

Pro forma EBITDA growth is calculated in the same manner as pro forma net revenue growth with adjustments being made in the 2017 period to reflect acquisitions and divestitures for the same time frame as actually owned in 2018 and is also adjusted, solely with respect to calculation of incentive cash bonuses, to eliminate any expense in the period related to executive bonuses.

Consideration of Prior Stockholder Advisory Vote on Executive Compensation

At Lamar Advertising’s 2017 Annual Meeting of Stockholders, more than 96% of shares present at the meeting for purposes of the proposal were voted to approve, on an advisory basis, the compensation of Lamar Advertising’s named executive officers as disclosed in the proxy statement for that meeting, thus ratifying Lamar Advertising’s compensation philosophy and approach. Lamar Advertising’s board of directors and the Compensation Committee considered this overwhelming support, as well as Lamar Advertising’s past operating performance, in making the determination that the fundamental characteristics of its executive compensation program should remain. The next advisory stockholder vote on executive compensation is scheduled to be held at Lamar Advertising’s 2020 Annual Meeting of Stockholders.

Other Compensation Components

Discretionary Equity Awards. Lamar Advertising’s incentive compensation program permits the Compensation Committee to grant discretionary equity awards under Lamar Advertising’s 1996 Equity Incentive Plan, as amended, that are not subject to achievement of performance criteria. The Compensation Committee approved discretionary grants of 11,333 shares to Mr. Istre and 14,667 shares to each of Mr. Sean E. Reilly and Mr. Kevin P. Reilly, Jr. in recognition of their contributions to Lamar Advertising in 2017. See footnote 5 of the 2018 Summary Compensation Table herein for additional information regarding the discretionary equity awards.

Perquisites. Lamar Advertising provides certain perquisites to its executive officers, including use of Lamar Advertising’s aircraft and a company car. Its executive officers are entitled to use the Lamar Advertising aircraft, including for personal travel. These perquisites provide flexibility to the executives and increase travel efficiencies, allowing more productive use of executive time. More detail on these perquisites and other perquisites provided to Lamar Advertising’s executive officers may be found in the 2018 Summary Compensation Table.

Deferred Compensation. Lamar Advertising has a deferred compensation plan for certain officers. Under this plan, officers who meet certain years of service and other criteria are eligible to receive company contributions into their accounts in the Lamar Deferred Compensation Plan. Officers do not have the option of deferring any portion of their earned cash compensation through additional voluntary contributions to the plan.

The deferred compensation plan is not funded by Lamar Advertising, and participants have an unsecured contractual commitment from Lamar Advertising to pay the amounts due under the deferred compensation plan. When payments under the plan are due, the funds are distributed from Lamar Advertising’s general assets. Lamar Advertising does not offer preferential earnings on deferred compensation. Deferred compensation is intended as a long-term savings vehicle for its officers in light of the fact that Lamar Advertising does not offer any traditional pension or defined benefit plan. The Compensation Committee does not consider deferred compensation accounts when setting executive pay levels, since this represents compensation that has previously been earned and individual accounts are a function of personal investment choices and market-based earnings.

Tax Implications

The Compensation Committee awards compensation to its executive officers as it deems appropriate to meet its overall compensation objectives, even though it may not be fully deductible for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, Section 162(m), prevents publicly held corporations from deducting, for federal income tax purposes, compensation paid in excess of $1,000,000 to certain executives. Historically, this deduction limitation did not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

For taxable years beginning after December 31, 2017, the exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed by the TCJA, such that compensation paid to its named executive officers that is in excess of $1,000,000 will not be deductible by Lamar Advertising unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 and not modified thereafter. Subject to the overall compensation objectives of Lamar Advertising, the Compensation Committee intends to administer any awards granted prior to November 2, 2017 which qualify as “performance-based compensation” under § 162(m) of the Code, as amended by the Act, in accordance with the transition rules applicable to binding contracts in effect on November 2, 2017.

Payments Upon Termination or Change–in–Control

Neither we nor Lamar Advertising have employment agreements or other agreements with any of our executive officers that entitle them to payments upon termination or in the event of a change-in-control.

Compensation Policies and Practices as they Relate to Risk Management

Lamar Advertising’s management has reviewed its compensation policies and practices in conjunction with the Compensation Committee to determine if these policies and practices create risks that are reasonably likely to have a material adverse effect on Lamar Advertising. Lamar Advertising’s basic compensation structure, as described above, includes base salaries, incentive cash bonuses and, for officers of Lamar Advertising (including certain non-executive officers), incentive equity compensation that primarily consists of annual performance-based equity awards. In light of this review of the compensation structure and its mix of both fixed and variable compensation, Lamar Advertising concluded that there are no risks arising from its compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on Lamar Advertising.

2018 Summary Compensation Table

The following table sets forth certain compensation information for Lamar Advertising’s named executive officers. The table reflects each officer’s position as of December 31, 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)(4)		Total ($)
Kevin P. Reilly, Jr. Chairman of the Board and President	2018	100,000	—	3,864,836	(5)	—	343,750	243,622	(6)	4,552,208
	2017	100,000	—	3,331,680	(7)	—	—	280,243		3,711,923
	2016	100,000	—	2,636,040	(8)	—	250,000	128,374		3,114,414

Sean E. Reilly Chief Executive Officer	2018	700,000	—	3,864,836	(5)	—	550,000	444,274	(6)	5,559,110
	2017	700,000	—	3,331,680	(7)	—	—	385,119		4,416,799
	2016	700,000	—	2,636,040	(8)	—	400,000	434,211		4,170,251

Keith A. Istre Chief Financial Officer and Treasurer	2018	500,000	—	3,047,169	(5)	—	412,500	52,500		4,012,169
	2017	500,000	—	2,574,480	(7)	—	—	52,500		3,126,980
	2016	500,000	—	2,036,940	(8)	—	300,000	52,500		2,889,440

(1)

Reflects the aggregate grant date fair value recognized for financial statement reporting purposes in accordance with ASC Topic 718. With respect to performance-based stock awards, the grant date fair value is calculated assuming the probable outcome of achievement, which on the grant date was expected to be 100% of the target equity incentive award amount, rather than the value of the actual award earned on the date when issued to the officer. For the assumptions underlying the valuation of these awards see Note 15 to the Consolidated Financial Statements included in Lamar Advertising’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018, filed with the SEC on February 26, 2019. With respect to discretionary stock grants, the grant date fair value is calculated as of the date of grant.

(2)

Amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect the incentive cash awards granted at the beginning of each year, earned based on performance during that fiscal year and paid in the following fiscal year. The 2018 awards are described in further detail under the headings “Performance-Based Incentive Compensation” and “Incentive Cash Bonus” in the Compensation Discussion and Analysis and are also reflected in the table “Grants of Plan-Based Awards in Fiscal Year 2018” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

(3)

Includes $120,234, $202,893, and $51,879 for Mr. Kevin P. Reilly, Jr. and $338,437, $323,903, and $375,894 for Mr. Sean E. Reilly for the personal use of company aircraft in 2018, 2017 and 2016, respectively, as further described below. The amounts included in the “All Other Compensation” column also include the following perquisites provided to the named executive officers (except as otherwise indicated), which are valued at Lamar Advertising’s incremental cost, none of which individually exceeded $25,000: (a) personal use of a company car, (b) company-paid health insurance premiums and medical reimbursements, (c) personal use of a company-owned recreational facility by Mr. Sean E. Reilly and Mr. Kevin P. Reilly, Jr. and (d) company-paid premiums for term life insurance for Mr. Kevin P. Reilly, Jr. Executives also have access to a country club at which the company has a membership, but each executive pays all fees related to such personal use, resulting in no additional incremental cost to the company.

Lamar Advertising’s incremental cost for personal use of the corporate aircraft is based on the incremental cost to the company calculated based on the variable costs, related to the number of flight hours used, including fuel costs, landing/ramp fees, trip-related maintenance, crew travel expenses, supplies and catering, aircraft accrual expenses per hour of flight, any customs and foreign permit or similar fees. Lamar Advertising’s fixed costs that do not change based on usage, such as pilot salaries and the cost of maintenance not related to trips are excluded. The incremental cost to the company for personal use of a company car is calculated as a portion of the annual lease, mileage and fuel attributable to the personal use.

(4)	Also includes employer contributions under Lamar Advertising’s deferred compensation plan of $50,000 for each of Mr. Kevin P. Reilly, Jr., Mr. Sean E. Reilly and Mr. Istre for 2018, 2017 and 2016.
(5)

Consists of performance-based stock awards in respect of 2018 performance and discretionary stock awards in respect of 2017 performance made in 2018. The ASC Topic 718 value of the performance-based stock awards was $2,878,040 for each of Mr. Kevin P. Reilly, Jr. and Mr. Sean E. Reilly and $2,223,940 for Mr. Istre. They each earned 100% of their performance-based stock awards based on achievement of performance goals for fiscal 2018, which awards were certified as earned by the Compensation Committee and issued on February 18, 2019. Additionally, on February 26, 2018, the Compensation Committee approved discretionary stock grants to each of Mr. Kevin P. Reilly, Jr., Mr. Sean E. Reilly and Mr. Istre for their 2017 contributions. The discretionary grant to Mr. Istre was made on February 26, 2018, and the ASC Topic 718 value of the discretionary shares awarded to Mr. Istre was $823,229. The discretionary grants to Mr. Kevin P. Reilly, Jr. and Mr. Sean E. Reilly were made on March 9, 2018, after the receipt of necessary approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the ASC Topic 718 value of the discretionary shares awarded to each of Mr. Kevin P. Reilly, Jr. and Mr. Sean E. Reilly was $986,796.

(6)

Includes the payment of filing fees of $45,000 on behalf of each of Mr. Kevin P. Reilly, Jr. and Mr. Sean E. Reilly in connection with filings made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”). The Compensation Committee reviewed the legal requirements under the HSR Act and the triggering events for the filing requirement as a result of incentive equity awards granted to such executive officers. Based on this review, the Compensation Committee approved the payment by Lamar Advertising of the HSR Act filing fees otherwise payable by the executive officers. The Compensation Committee determined that these payments were appropriate because of the unavailability of an HSR Act exemption for receipt of stock by executive officers and because the filing obligation arose as a direct result of Mr. Kevin P. Reilly, Jr. and Mr. Sean E. Reilly serving as officers of Lamar Advertising. The Compensation Committee further noted that the filing requirement was triggered by the cumulative holdings of the executive officers that were received over a long period of time during which they have made substantial contributions to Lamar Advertising and its growth. Mr. Kevin P. Reilly, Jr. and Mr. Sean E. Reilly each was responsible for taxes due as a result of Lamar Advertising paying the filing fees and they were not provided a tax gross-up payment related to the imputed compensation associated with this payment on their behalf.

(7)	No shares were earned based on achievement of performance goals for fiscal 2017 for each of Mr. Kevin P. Reilly, Jr., Mr. Sean E. Reilly and Mr. Istre.
(8)

The ASC Topic 718 value of the shares actually earned based on achievement of performance goals for fiscal 2016, which awards were certified as earned by the Compensation Committee and issued on February 20, 2017, was $3,436,400 for each of Mr. Kevin P. Reilly, Jr. and Mr. Sean E. Reilly and $2,655,400 for Mr. Istre.

Grants of Plan-Based Awards in Fiscal Year 2018

The following table sets forth certain compensation information for Lamar Advertising’s Chief Executive Officer and each of Lamar Advertising’s other executive officers (which are Lamar Media’s only executive officers).

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other stock awards: Number of shares of stock or units (#)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin P. Reilly, Jr.	3/9/2018	—	—	—	—	—	—	14,667	986,796
	3/19/2018	162,500	250,000	500,000	28,600	44,000	44,000	—	2,878,040

Sean E. Reilly	3/9/2018	—	—	—	—	—	—	14,667	986,796
	3/19/2018	260,000	400,000	800,000	28,600	44,000	44,000	—	2,878,040

Keith A. Istre	2/26/2018	—	—	—	—	—	—	11,333	823,229
	3/19/2018	195,000	300,000	600,000	22,100	34,000	34,000	—	2,223,940

(1)

Represents the possible cash bonus granted under Lamar Advertising’s 1996 Equity Incentive Plan that could be earned by achieving defined performance goals. Threshold amount assumes minimum attainment of both EBITDA and revenue levels to receive payment.

(2)

These awards constitute possible shares of Lamar Advertising’s Class A common stock issuable upon achievement of defined performance goals under Lamar Advertising’s 1996 Equity Incentive Plan, as amended. Threshold amount assumes minimum attainment of both EBITDA and revenue levels to receive payment.

(3)	These awards constitute discretionary shares of Lamar Advertising’s Class A common stock issued under Lamar Advertising’s 1996 Equity Incentive Plan, as amended.
(4)

Reflects the aggregate grant date fair value in accordance with ASC Topic 718 assuming the probable outcome of achievement, which for performance stock awards on the grant date was expected to be 100% of the target equity incentive award amount, rather than the value of the actual award earned on the date when issued to the officer. For the assumptions underlying the valuation of these awards see Note 15 to the Consolidated Financial Statements included in Lamar Advertising’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018, filed with the SEC on February 26, 2019.

Outstanding Equity Awards at Fiscal Year-End 2018

The following table sets forth certain compensation information for Lamar Advertising’s Chief Executive Officer and each of Lamar Advertising’s other executive officers (which are Lamar Media’s only executive officers).

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Kevin P. Reilly, Jr.	100,000	(1)	0	(1)	42.21	1/24/2023
Sean E. Reilly	100,000	(1)	0	(1)	42.21	1/24/2023
Keith A. Istre	4,209	(1)	0	(1)	42.21	1/24/2023

(1)	Granted on January 24, 2013. 20% of the award vested immediately upon grant, and an additional 20% vested on the next four anniversaries of the grant date.

Option Exercises and Stock Vested in Fiscal Year 2018

The following table sets forth certain compensation information for Lamar Advertising’s Chief Executive Officer and each of Lamar Advertising’s other executive officers (which are Lamar Media’s only executive officers).

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin P. Reilly, Jr.	—	—	—	—
Sean E. Reilly	—	—	—	—
Keith A. Istre	45,791	1,278,479.27	—	—

(1)

Calculated as the product of (a) the number of shares of Lamar Advertising’s Class A common stock for which the stock options were exercised and (b) the excess of the closing price of the Class A common stock on the NASDAQ Global Select Market on the date of the exercise over the applicable exercise price per share of the stock options.

Non-Qualified Deferred Compensation for Fiscal Year 2018

The following table sets forth certain compensation information for Lamar Advertising’s Chief Executive Officer and each of Lamar Advertising’s other executive officers (which are Lamar Media’s only executive officers).

Name	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings (Loss) in Last FY ($)(2)	Aggregate Balance at Last FYE ($)(3)
Kevin P. Reilly, Jr.	50,000	(479,439.03)	5,260,796.41
Sean E. Reilly	50,000	(97,419.85)	1,447,670.78
Keith A. Istre	50,000	(33,664.00)	1,004,735.88

(1)	Amounts in this column are included in the “All Other Compensation” column in the 2018 Summary Compensation Table.
(2)	Amounts in this column are not included in the 2018 Summary Compensation Table because they were not preferential or above market.
(3)

This column includes amounts in each named executive officer’s total deferred compensation account as of the last day of fiscal 2018, which includes (i) the following total previous contributions: Mr. Kevin P. Reilly, Jr., $1,011,500; Mr. Sean E. Reilly, $715,000; and Mr. Keith A. Istre, $661,500; and (ii) aggregate earnings on all previously contributed amounts. This column does not include contributions for each officer for the 2018 FY, which were made in January 2019 and reported in the first column.

Lamar Advertising sponsors a deferred compensation plan for the benefit of certain of its board-elected officers who meet specific age, years of service and other criteria. Officers that have attained the age of 30, have a minimum of 10 years of service and satisfy additional eligibility guidelines are eligible for annual company contributions to the plan, depending on the employee’s length of service. Lamar Advertising’s contributions to the plan are maintained in a rabbi trust. Upon termination, death or disability, participating employees are eligible to receive an amount equal to the fair market value of the assets in the employee’s deferred compensation account either in a lump sum distribution or in twenty percent installments over a five-year period.

Pay Ratio

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Commission adopted a rule requiring public companies to annually disclose the pay ratio between their median employee’s annual total compensation and the total compensation of the principal executive officer. Lamar Advertising’s principal executive officer is Mr. Sean E. Reilly, its Chief Executive Officer.

For 2018:

•	the annual total compensation of the median of all Lamar Advertising employees (other than its Chief Executive Officer) was $57,499.

•	the annual total compensation of Lamar Advertising’s Chief Executive Officer, as reported in the Summary Compensation Table, was $5,559,110.

Based on this information, for 2018 the ratio of the annual total compensation of Lamar Advertising’s Chief Executive Officer to the annual total compensation of its median employee, as required to be reported pursuant to Item 402 of Regulation S-K, was 96.7:1.

The annual total compensation of Lamar Advertising’s Chief Executive Officer as reported above is the amount reported in the Summary Compensation Table. As detailed in footnote 1 to the Summary Compensation Table, this amount includes the aggregate grant date fair value of a performance-based stock award assuming the probable outcome of achievement of performance targets, but does not reflect the actual performance-based stock award earned by Lamar Advertising’s Chief Executive Officer.

The median employee was identified using a listing of all employees as of December 31, 2018, and calculating the median amount of total 2018 compensation as it would be reported based on the IRS instructions for Box 5, Medicare wages and tips. Actual amounts reported on Box 5 for 2018 were used for all employees who were employed throughout the entire year. We further annualized pay for those individuals not employed for a full year in 2018. Once we identified our median employee, we calculated such employee’s annual total compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

This pay ratio is a reasonable estimate calculated in a manner consistent with Commission rules based on Lamar Advertising’s payroll and employment records and the methodology described above. The Commission rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Director Compensation in Fiscal Year 2018

All of our directors are employees and receive no additional compensation for their services as directors.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2018, with respect to shares of Lamar Advertising’s Class A common stock that may be issued under its existing compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,123,209	(2)	$49.65	3)	1,158,459	(4)(5)
Equity compensation plans not approved by security holders	n/a		n/a		n/a

Total	1,123,209		$49.65		1,158,459

(1)	Consists of Lamar Advertising’s 1996 Equity Incentive Plan, as amended and 2009 Employee Stock Purchase Plan, as amended.
(2)

Includes shares issuable upon achievement of outstanding performance-based awards under Lamar Advertising’s 1996 Equity Incentive Plan, as amended. Does not include purchase rights accruing under Lamar Advertising’s 2009 Employee Stock Purchase Plan, as amended, because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(3)	Does not take into account shares issuable upon achievement of outstanding performance-based awards, which will be issued for no consideration.
(4)

Includes shares available for future issuance under Lamar Advertising’s 2009 Employee Stock Purchase Plan, as amended. Under the evergreen formula of this plan, on the first day of each fiscal year beginning with 2010, the aggregate number of shares that may be purchased through the exercise of rights granted under the plan is increased by the lesser of (a) 500,000 shares, (b) one-tenth of one percent of the total number of shares of Lamar Advertising’s Class A common stock outstanding on the last day of the preceding fiscal year, and (c) a lesser amount determined by the board of directors. On January 1, 2019, 85,162 shares of Lamar Advertising’s Class A common stock were added to the 2009 Employee Stock Purchase Plan pursuant to the evergreen formula.

(5)	In addition to stock option awards, the 1996 Equity Incentive Plan, as currently in effect, provides for the issuance of restricted stock, unrestricted stock and stock appreciation rights.

PRINCIPAL STOCKHOLDERS

We are a wholly owned subsidiary of Lamar Advertising Company, which owns all 100 shares of our outstanding common stock.

Lamar Advertising Company Common Stock

The following table sets forth certain information known to us as of March 11, 2019 with respect to the shares of Lamar Advertising’s Class A common stock and Class B common stock beneficially owned as of that date by: (i) each of Lamar Advertising’s directors; (ii) each of Lamar Advertising’s executive officers named in the 2018 Summary Compensation Table; (iii) all of Lamar Advertising’s directors and executive officers as a group; and (iv) each person known by Lamar Advertising to beneficially own more than 5% of its Class A common stock or Class B common stock. Lamar Advertising’s Class B common stock is convertible into Class A common stock on a one-for-one basis. Except as otherwise indicated, we believe each beneficial owner named below has sole voting and sole investment power with respect to all shares beneficially owned by that holder. Percentage calculations of beneficial ownership are based on 85,474,616 shares of Class A common stock and 14,420,085 shares of Class B common stock outstanding on March 11, 2019.

Beneficial Owner	Title of Class	No. of Shares Owned		Percent of Class
Directors and Executive Officers

Kevin P. Reilly, Jr.	Class A	384,238	(1)	*
	Class B(2)	11,362,250	(3)(4)	78.79	%(5)

Sean E. Reilly	Class A	0		*
	Class B(2)	10,557,835	(4)(7)	73.22	%(8)

Anna Reilly	Class A	153,303	(9)	*
	Class B(2)	10,000,000	(4)(10)	69.35	%(11)

Wendell Reilly	Class A	11,473	(12)	*
	Class B(2)	9,500,000	(4)(13)	65.88	%(14)

Keith A. Istre	Class A	135,185		*

Stephen P. Mumblow	Class A	8,136	(15)	*

Thomas V. Reifenheiser	Class A	48,708	(16)	*

John E. Koerner, III	Class A	33,472	(17)	*

Marshall Loeb	Class A	810		*

All Current Directors and Executive Officers as a Group (9 Persons)	Class A & B	15,195,410	(18)	15.21	%(19)

Five Percent Stockholders
The Reilly Family Limited Partnership	Class B(2)	9,000,000		62.41	%(20)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	Class A	12,485,873	(21)	14.61%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Class A	8,390,109	(22)	9.82%

Janus Henderson Group plc 201 Bishopsgate EC2M 3AE London, United Kingdom	Class A	8,072,425	(23)	9.44%

*	Less than 1%.
(1)	Includes 100,000 shares subject to stock options exercisable within 60 days of March 11, 2019.

(2)

Upon the sale of any shares of Class B common stock to a person other than to a Permitted Transferee, such shares will automatically convert into shares of Class A common stock. Permitted Transferees include (i) a descendant of Kevin P. Reilly, Sr.; (ii) a spouse or surviving spouse (even if remarried) of any individual named or described in (i) above; (iii) any estate, trust, guardianship, custodianship, curatorship or other fiduciary arrangement for the primary benefit of any one or more of the individuals named or described in (i) and (ii) above; and (iv) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more of the individuals and entities named or described in (i), (ii), and (iii) above. Except for voting rights, the Class A common stock and Class B common stock are substantially identical. The holders of Class A common stock and Class B common stock vote together as a single class (except as may otherwise be required by Delaware law), with the holders of Class A common stock entitled to one vote per share and the holders of Class B common stock entitled to ten votes per share on all matters on which the holders of common stock are entitled to vote.

(3)

Includes 566,211 shares held by Ninemile, L.L.C., of which Kevin P. Reilly, Jr. is the managing member, all of which are pledged as collateral for a loan. Kevin P. Reilly, Jr. has sole voting power over the shares held by Ninemile, L.L.C. but dispositions of the shares require the approval of 66% of the outstanding membership interests. Kevin P. Reilly, Jr. disclaims beneficial ownership in the shares held by Ninemile, L.L.C., except to the extent of his pecuniary interest therein.

(4)

Includes 9,000,000 shares held by the Reilly Family Limited Partnership (the “RFLP”), of which Kevin P. Reilly, Jr. is the managing general partner, 500,000 shares of which are pledged as collateral for a loan. Kevin P. Reilly, Jr.’s three siblings, Anna Reilly (a director of Lamar Advertising), Sean E. Reilly (Lamar Advertising’s Chief Executive Officer) and Wendell Reilly (a director of Lamar Advertising) are the other general partners of the RFLP. The managing general partner has sole voting power over the shares held by the RFLP but dispositions of the shares require the approval of 50% of the general partnership interests of the RFLP. Anna Reilly, Sean E. Reilly, and Wendell Reilly disclaim beneficial ownership in the shares held by the RFLP, except to the extent of their pecuniary interest therein.

(5)	Represents 11.37% of the Class A common stock if all shares of Class B common stock are converted into Class A common stock.
(6)	Includes 757,375 shares held by Jennifer and Sean Reilly Family, LLC.
(7)	Represents 10.57% of the Class A common stock if all shares of Class B common stock are converted into Class A common stock.
(8)	Includes 143,303 shares owned jointly by Anna Reilly and her spouse and 10,000 shares subject to stock options exercisable within 60 days of March 11, 2019.
(9)	Includes 1,000,000 shares owned jointly by Ms. Reilly and her spouse.
(10)	Represents 10.01% of the Class A common stock if all shares of Class B common stock are converted into Class A common stock.
(11)	Includes 5,000 shares held by his spouse and 4,000 shares subject to stock options exercisable within 60 days of March 11, 2019. Also includes 2,473 shares that are pledged as collateral for a loan.
(12)	Includes 500,000 shares pledged as collateral for a loan.
(13)	Represents 9.51% of the Class A common stock if all shares of Class B common stock are converted into Class A common stock.
(14)	Includes 7,584 shares held in a brokerage margin account. The margin balance outstanding, if any, pursuant to such account may vary from time to time.
(15)	Includes 23,200 shares of Class A common stock subject to stock options exercisable within 60 days of March 11, 2019.
(16)	Includes 20,000 shares of Class A common stock subject to stock options exercisable within 60 days of March 11, 2019.
(17)	See Notes 1, 3, 4, 8, 9, 11, 12, 14, 15 and 16.
(19)	Assumes the conversion of all shares of Class B common stock into shares of Class A common stock.
(20)	Represents 9.01% of the Class A common stock if all shares of Class B common stock are converted into Class A common stock.

(21)

As reported in the Schedule 13G/A filed on February 11, 2019 with the SEC for the year ended December 31, 2018, The Vanguard Group (“Vanguard”) has sole voting power with respect to 45,967 shares, shared voting power with respect to 9,385 shares, sole dispositive power with respect to 12,438,698 shares and shared dispositive power with respect to 47,175. Includes 37,790 shares beneficially owned by Vanguard’s wholly-owned subsidiary Vanguard Fiduciary Trust Company (“VFTC”) as a result of VFTC’s serving as investment manager of collective trust accounts and 17,562 shares beneficially owned by Vanguard’s wholly-owned subsidiary Vanguard Investments Australia, Ltd. (“VIA”) as a result of VIA’s serving as investment manager of Australian investment offerings.

(22)

As reported in the Schedule 13G/A filed on February 6, 2019 with the SEC for the year ended December 31, 2018, BlackRock, Inc. has sole voting power with respect to 8,015,293 shares and sole dispositive power with respect to 8,390,109 shares.

(23)

As reported in the Schedule 13G filed on February 12, 2019 with the SEC for the year ended December 31, 2018, Janus Henderson Group plc (“Janus Henderson”) has an ownership stake in certain asset management entities, which furnish investment advice to various fund, individual and/or institutional clients (“Managed Portfolios”), including Janus Capital Management LLC (“Janus Capital”). Janus Henderson has shared voting and dispositive power with respect to all such shares.

Preferred Stock

Lamar Advertising also has outstanding 5,719.49 shares of Series AA preferred stock. Holders of Series AA preferred stock are entitled to one vote per share. The Series AA preferred stock is held as follows: 3,134.8 shares (54.8%) by the RFLP, of which Kevin P. Reilly, Jr. is the managing general partner and Anna Reilly, Sean E. Reilly, and Wendell Reilly are the general partners; 1,500 shares (26.2%) by Charles W. Lamar III; 784.69 shares (13.7%) by Mary Lee Lamar Dixon; and 300 shares (5.3%) by the Josephine P. Lamar Test. Trust #1. The aggregate outstanding Series AA preferred stock represents less than 1% of the capital stock of Lamar Advertising.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

Ross L. Reilly is the son of Kevin P. Reilly, Jr., Lamar Advertising’s Chairman of the board of directors and President, and the nephew of Sean E. Reilly, Lamar Advertising’s Chief Executive Officer, and Lamar Advertising’s directors Wendell Reilly and Anna Reilly. Ross is employed as a General Manager of the Company. In connection with his employment during 2018, Ross’ aggregate compensation, including his base salary and bonus, did not exceed $120,000. He is also eligible to participate in customary employee benefit programs for his position.

Policy on Related Person Transactions

Related persons include any of Lamar Advertising’s directors or executive officers, certain of Lamar Advertising’s stockholders and their immediate family members. A conflict of interest may occur when an individual’s private interest interferes, or appears to interfere, in any way with the interests of Lamar Advertising. Lamar Advertising’s Code of Business Conduct and Ethics requires all directors, officers and employees to disclose to management any situations that may be, or appear to be, a conflict of interest. Once management receives notice of a conflict of interest, they will review and investigate the relevant facts and will then generally consult with Lamar Advertising’s General Counsel and the Audit Committee as appropriate.

Under Lamar Advertising’s Audit Committee’s charter, the Audit Committee is responsible for reviewing and pre-approving any related party transactions. Copies of Lamar Advertising’s Code of Business Conduct and Ethics and of Lamar Advertising’s Audit Committee charter are available on its website at www.lamar.com.

In addition to the reporting requirements under the Code of Business Conduct and Ethics, each year Lamar Advertising’s directors and executive officers complete questionnaires identifying any transactions with Lamar Advertising in which the executive officers or directors or any immediate family members have an interest. Any such transactions or other related party transactions are reviewed and brought to the attention of the Audit Committee as appropriate.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of Lamar Advertising currently consists of Thomas V. Reifenheiser (Chairman), John E. Koerner, III, and Stephen P. Mumblow. None of Lamar Advertising’s executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of Lamar Advertising’s board of directors or Compensation Committee.

THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer

We sold the outstanding notes on February 1, 2019 in an unregistered private placement to certain initial purchasers. As part of that offering, we entered into a registration rights agreement with the initial purchasers. Under the registration rights agreement, we agreed to file the registration statement, of which this prospectus forms a part, to offer to exchange the outstanding notes for exchange notes in an offering registered under the Securities Act. This exchange offering satisfies that obligation. We also agreed to perform other obligations under that registration rights agreement. See “Registration Rights Agreement.”

By participating in the exchange offer, holders of outstanding notes will receive exchange notes that are freely tradable and not subject to restrictions on transfer, subject to the exceptions described under “—Resale of Exchange Notes” immediately below. In addition, holders of exchange notes generally will not be entitled to additional interest.

Resale of Exchange Notes

We believe that the exchange notes issued in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by any new noteholder without compliance with the registration and prospectus delivery provisions of the Securities Act if the conditions set forth below are met. We base this belief solely on interpretations of the federal securities laws by the staff of the Division of Corporation Finance of the Commission set forth in several no-action letters issued to third parties unrelated to us. A no-action letter is a letter from the staff of the Division of Corporation Finance of the Commission responding to a request for the staff’s views as to whether it would recommend any enforcement action to the Division of Enforcement of the Commission with respect to certain actions being proposed by the party submitting the request. We have not obtained, and do not intend to obtain, our own no-action letter from the Commission regarding the resale of the exchange notes. Instead, holders will be relying on the no-action letters that the Commission has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met:

•	the holder must acquire the exchange notes in the ordinary course of its business;

•	the holder must have no arrangements or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act; and

•	the holder must not be our “affiliate,” as that term is defined in Rule 405 of the Securities Act.

Each holder of outstanding notes that wishes to exchange outstanding notes for exchange notes in the exchange offer must represent to us that it satisfies all of the above listed conditions. Any holder who tenders in the exchange offer who does not satisfy all of the above listed conditions:

•	cannot rely on the position of the Commission set forth in the no-action letters referred to above; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the exchange notes.

The Commission considers broker-dealers that acquired outstanding notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the exchange notes if they participate in the exchange offer. Consequently, these holders must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes acquired by that broker-dealer as a result of market-making activities or other trading activities must deliver a prospectus in connection with a resale of the exchange notes and provide us with a signed acknowledgement of this obligation. A broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for outstanding notes where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to broker-dealers for use in connection with any resale of the exchange notes.

Except as described in the prior paragraph, holders may not use this prospectus for an offer to resell, a resale or other retransfer of exchange notes. We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Terms of the Exchange

Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, which we refer to together in this prospectus as the “exchange offer,” we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue, on or promptly after the expiration date, an aggregate principal amount of up to $250 million of exchange notes for a like principal amount of outstanding notes tendered and accepted in connection with the exchange offer. Holders may tender some or all of their outstanding notes in connection with the exchange offer, but only in denominations of $2,000 and integral multiples of $1,000. The exchange offer is not conditioned upon any minimum amount of outstanding notes being tendered for exchange.

The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that:

•	we have registered the exchange notes under the Securities Act and therefore these notes will not bear legends restricting their transfer; and

•

specified rights under the registration rights agreement, including the provisions providing for payment of additional interest in specified circumstances relating to the exchange offer, will be limited or eliminated.

The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under the same indenture and entitled to the same benefits under that indenture as the outstanding notes being exchanged. As of the date of this prospectus, $250 million in aggregate principal amount of the outstanding notes were outstanding. Outstanding notes accepted for exchange will be retired and cancelled and will not be reissued.

In connection with the issuance of the outstanding notes, we arranged for the outstanding notes originally purchased by qualified institutional buyers to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Except as described under “–Book-Entry Transfer,” we will issue the exchange notes in the form of a global note registered in the name of DTC or its nominee, and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.

Holders of outstanding notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission.

We will be considered to have accepted validly tendered outstanding notes if and when we have given oral or written notice to that effect to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

If we do not accept any tendered outstanding notes for exchange because of an invalid tender, the occurrence of the other events described in this prospectus or otherwise, we will return these outstanding notes, without expense, to the tendering holder as quickly as possible after the expiration date of the exchange offer.

Holders who tender outstanding notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of outstanding notes in connection with the exchange offer. We will pay all charges and expenses, other than the applicable taxes described under “—Fees and Expenses” in connection with the exchange offer.

If we successfully complete the exchange offer, any outstanding notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest. The holders of outstanding notes after the exchange offer in general will not have further rights under the registration rights agreement, including registration rights and any rights to additional interest. Holders wishing to transfer the outstanding notes would have to rely on exemptions from the registration requirements of the Securities Act.

Expiration Date; Extensions; Amendments

The expiration date for the exchange offer is 5:00 p.m., New York City time, on                 , 2019. We may extend this expiration date in our sole discretion, but in no event to a date later than                 , 2019, unless otherwise required by applicable law. If we so extend the expiration date, the term “expiration date” shall mean the latest date and time to which we extend the exchange offer.

We reserve the right, in our sole discretion:

•

to delay accepting any outstanding notes, for example, in order to allow for the confirmation of tendered notes or for the rectification of any irregularity or defect in the tender of outstanding notes;

•	to extend the exchange offer;

•	to terminate the exchange offer if, in our sole judgment, any of the conditions described below shall not have been satisfied; or

•	to amend the terms of the exchange offer in any manner.

We will give notice by press release or other written public announcement of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to notify the holders of outstanding notes of the amendment or waiver, and extend the offer as required by law to cause the exchange offer to remain open for at least five business days following such notice.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Interest on the Exchange Notes

Interest on the exchange notes will accrue at the rate of 5.750% per annum on the principal amount, payable semiannually on February 1 and August 1, beginning August 1, 2019. Interest on the exchange notes will accrue from the date of issuance of the outstanding notes or the date of the last periodic payment of interest on such outstanding notes, whichever is later.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any outstanding notes and we may terminate the exchange offer as provided in this prospectus, if:

•

the exchange offer, or the making of any exchange by a holder, violates, in our good faith determination, any applicable law, rule or regulation or any applicable interpretation of the staff of the Commission;

•	any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or

•	we have not obtained any governmental approval which we, in our sole discretion, exercised reasonably, consider necessary for the completion of the exchange offer as contemplated by this prospectus.

The conditions listed above are for our sole benefit. We may assert them regardless of the circumstances giving rise to any of these conditions or waive them in our sole discretion in whole or in part. A failure on our part to exercise any of our rights under any of the conditions shall not constitute a waiver of that right, and that right shall be considered an ongoing right which we may assert at any time prior to the expiration of the exchange offer. All such conditions, other than those subject to governmental approval, will be satisfied or waived prior to the expiration of the exchange offer.

If we determine in our sole discretion, exercised reasonably, that any of the events listed above has occurred, we may, subject to applicable law:

•	refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders;

•	extend the exchange offer and retain all outstanding notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these outstanding notes; or

•	waive unsatisfied conditions relating to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn.

Any determination by us concerning the above events will be final and binding.

In addition, we reserve the right in our sole discretion, exercised reasonably, to:

•	purchase or make offers for any outstanding notes that remain outstanding subsequent to the expiration date; and

•	to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise.

The terms of any purchases or offers may differ from the terms of the exchange offer. Those purchases may require the consent of the lenders under our senior credit facility.

Procedures for Tendering

Except in limited circumstances, only a Euroclear participant, Clearstream participant or DTC participant listed on a DTC securities position listing with respect to the outstanding notes may tender outstanding notes in the exchange offer. To tender outstanding notes in the exchange offer:

•	holders of outstanding notes that are DTC participants may follow the procedures for book-entry transfer as set forth under “—Book-Entry Transfer” and in the letter of transmittal; or

•

Euroclear participants and Clearstream participants on behalf of the beneficial owners of outstanding notes are required to use book-entry transfer pursuant to the standard operating procedures of Euroclear or Clearstream. These procedures include the transmission of a computer-generated message to Euroclear or Clearstream in lieu of a letter of transmittal. See the description of “agent’s message” under “—Book-Entry Transfer.”

In addition, you must comply with one of the following:

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the exchange agent must receive, before expiration of the exchange offer, a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC, Euroclear or Clearstream according to their respective standard operating procedures for electronic tenders and a properly transmitted agent’s message as described below; or

•	the exchange agent must receive any corresponding certificate or certificates representing outstanding notes along with the letter of transmittal; or

•	the holder must comply with the guaranteed delivery procedures described below.

The tender by a holder of outstanding notes will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If less than all the outstanding notes held by a holder are tendered, the tendering holder should fill in the amount of outstanding notes being tendered in the specified box on the letter of transmittal. The entire amount of outstanding notes delivered or transferred to the exchange agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery of outstanding notes, the letter of transmittal and all other required documents or transmission of an agent’s message, as described under “—Book-Entry Transfer,” to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent prior to the expiration of the exchange offer. No letter of transmittal or outstanding notes should be sent to us, DTC, Euroclear or Clearstream. Delivery of documents to DTC, Euroclear or Clearstream in accordance with their respective procedures will not constitute delivery to the exchange agent.

Any beneficial holder whose outstanding notes are registered in the name of his or its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the beneficial holder’s behalf. If any beneficial holder wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in its name; or

•	obtain a properly completed bond power from the registered holder.

The transfer of record ownership may take considerable time and may not be completed prior to the expiration date.

Signatures on a letter of transmittal or a notice of withdrawal, as described in “Withdrawal of Tenders,” must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution,” within the meaning of Rule 17Ad-15 under the Exchange Act, which we refer to in this prospectus as an “eligible institution,” unless the outstanding notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed therein, the outstanding notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the outstanding notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the outstanding notes. If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

We will determine in our sole discretion, exercised reasonably, all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered outstanding notes. We reserve the absolute right to reasonably reject any and all outstanding notes not properly tendered or any outstanding notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities as to any particular outstanding notes. Our interpretation of the form and procedures for tendering outstanding notes in the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, holders must cure any defects or irregularities in connection with tenders of outstanding notes within a period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of outstanding notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give this notification. We will not consider tenders of outstanding notes to have been made until these defects or irregularities have been cured or waived. The exchange agent will return any outstanding notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

In addition, we reserve the right, as set forth under “—Conditions to the Exchange Offer,” to terminate the exchange offer.

By tendering, each holder represents to us, among other things, that:

•	the holder acquired exchange notes pursuant to the exchange offer in the ordinary course of its business;

•	the holder has no arrangement or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act; and

•	the holder is not our “affiliate,” as defined in Rule 405 under the Securities Act.

If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes acquired by the broker-dealer as a result of market-making activities or other trading activities, the holder must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

Book-Entry Transfer

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s DTC account in accordance with DTC’s Automated Tender Offer Program procedures for the transfer. Any participant in Euroclear or Clearstream may make book-entry delivery of outstanding notes by causing Euroclear or Clearstream to transfer the outstanding notes into the exchange agent’s account in accordance with established Euroclear or Clearstream procedures for transfer. The exchange of exchange notes for tendered outstanding notes will only be made after a timely confirmation of a book-entry transfer of the outstanding notes into the exchange agent’s account and timely receipt by the exchange agent of an agent’s message.

The term “agent’s message” means a message, transmitted by DTC, Euroclear or Clearstream, and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC, Euroclear or Clearstream has received an express acknowledgment from a participant tendering outstanding notes that the participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that we may enforce the agreement against the participant. Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC, Euroclear or Clearstream participant that the representations contained in the letter of transmittal and described under “—Resale of Exchange Notes” are true and correct.

Guaranteed Delivery Procedures

The following guaranteed delivery procedures are intended for holders who wish to tender their outstanding notes but:

•	their outstanding notes are not immediately available;

•	the holders cannot deliver their outstanding notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date; or

•	the holders cannot complete the procedure under the respective DTC, Euroclear or Clearstream standard operating procedures for electronic tenders before expiration of the exchange offer.

The conditions that must be met to tender outstanding notes through the guaranteed delivery procedures are as follows:

•	the tender must be made through an eligible institution;

•

before expiration of the exchange offer, the exchange agent must receive from the eligible institution either a properly completed and duly executed notice of guaranteed delivery in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, or a properly transmitted agent’s message in lieu of notice of guaranteed delivery:

•	setting forth the name and address of the holder, the certificate number or numbers of the outstanding notes tendered and the principal amount of outstanding notes tendered;

•	stating that the tender offer is being made by guaranteed delivery;

•

guaranteeing that, within three New York Stock Exchange trading days after expiration of the exchange offer, the letter of transmittal, or facsimile of the letter of transmittal, together with the outstanding notes tendered or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the exchange agent must receive the properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offer; and

•	upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Your tender of outstanding notes pursuant to the exchange offer is irrevocable except as otherwise provided in this section. You may withdraw tenders of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by facsimile transmission or letter, of withdrawal at the address set forth below under “Exchange Agent,” or

•

for DTC, Euroclear or Clearstream participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC, Euroclear or Clearstream.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of the outstanding notes to be withdrawn;

•	include a statement that the person is withdrawing his election to have such outstanding notes exchanged;

•	be signed by the person who tendered the outstanding notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

•	specify the name in which the outstanding notes are to be re-registered, if different from that of the withdrawing holder.

If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the applicable facility. We will determine in our sole discretion, exercised reasonably, all questions as to the validity, form and eligibility, including time of receipt, for the withdrawal notices, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect to them unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder without cost to the holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be re-tendered by following the procedures described under “—Procedures for Tendering” at any time prior to the expiration date.

Fees and Expenses

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and its related reasonable out-of-pocket expenses, including accounting and legal fees. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes. If, however:

•	exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the outstanding notes tendered; or

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer;

then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the outstanding notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer.

Consequences of Failures to Properly Tender Outstanding Notes in the Exchange

We will issue the exchange notes in exchange for outstanding notes under the exchange offer only after timely receipt by the exchange agent of the outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of the outstanding notes desiring to tender outstanding notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of outstanding notes for exchange. Outstanding notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer under the Securities Act. If we successfully complete the exchange offer, specified rights under the registration rights agreement, including registration rights and any right to additional interest, will be either limited or eliminated.

Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will not be required to register the remaining outstanding notes. Remaining outstanding notes will continue to be subject to the following restrictions on transfer:

•

holders may resell outstanding notes only if we register the outstanding notes under the Securities Act, if an exemption from registration is available, or if the transaction requires neither registration under nor an exemption from the requirements of the Securities Act; and

•	the remaining outstanding notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register any remaining outstanding notes under the Securities Act. To the extent that outstanding notes are tendered and accepted in connection with the exchange offer, any trading market for remaining outstanding notes could be adversely affected.

DESCRIPTION OF MATERIAL INDEBTEDNESS

The following is a description of our material indebtedness, other than the outstanding notes. The terms of the outstanding notes are substantially identical to the terms of the exchange notes. See “Description of Exchange Notes.” The following summaries are qualified in their entirety by reference to the credit and security agreements and indentures to which each summary relates, which are included or incorporated by reference into the registration statement of which this prospectus is a part.

Senior Credit Facility

As of December 31, 2018, our senior credit facility consisted of (i) a $450.0 million senior secured revolving credit facility which will mature on May 15, 2022, (ii) a $450.0 million Term A loan facility which will mature on May 15, 2022 (the “Term A loans”), (iii) a $600.0 million Term B loan facility which will mature on March 16, 2025 (the “Term B loans” and together with the Term A loans, the “Term loans”), and (iv) an incremental facility pursuant to which we may incur additional term loan tranches or increase our revolving credit facility subject to pro forma compliance with the secured debt ratio financial maintenance covenant described below. Lamar Media is the borrower under the senior credit facility and may also from time to time designate wholly owned subsidiaries as subsidiary borrowers under the incremental facility. Loans under the incremental facility may be in the form of additional term loan tranches or increases in the revolving credit facility. Our lenders have no obligation to make additional loans to us, or any designated subsidiary borrower, under the incremental facility, but may enter into such commitments in their sole discretion.

Our senior credit facility was entered into pursuant to a third restatement agreement dated May 15, 2017 (as amended, the “senior credit facility”), for which JPMorgan Chase Bank, N.A. serves as administrative agent. The senior credit facility was further amended by Amendment No. 1 dated March 16, 2018, which established the Term B loans, and Amendment No. 2 dated December 6, 2018, which made certain amendments to permit the Accounts Receivable Securitization Program.

Under the senior credit facility, we borrowed all $450.0 million in Term A loans on May 15, 2017. The net proceeds from the Term A loans, together with borrowing under the revolving portion of our senior credit facility and cash on hand, were used to repay all outstanding amounts under the then-existing senior credit facility, and all revolving commitments under that facility were terminated. We borrowed all $600.0 million in Term B loans on March 16, 2018. The net proceeds from the Term B loans, together with available cash on hand, were used to redeem in full Lamar Media’s 57/8% Senior Subordinated Notes due 2022.

On January 17, 2019, we entered into an incremental amendment to our existing senior credit facility to include $100.0 million in additional revolving commitments, thereby increasing our total borrowing capacity under the revolving portion of our senior credit facility to $550.0 million.

Amortization

The Term A loans mature on May 15, 2022 and the Term B loans mature on March 16, 2025. Prior to final maturity, the Term A loans have scheduled quarterly amortization payments equal to 5% per annum of the original principal amount and the Term B loans have scheduled quarterly amortization payments equal to 1% per annum of the original principal amount.

Interest

The loans bear interest at rates based on the Adjusted LIBO Rate (“Eurodollar loans”) or the Adjusted Base Rate (“Base Rate loans”), at Lamar Media’s option.

•

Eurodollar loans bear interest at a rate per annum equal to the Adjusted LIBO Rate plus 1.75% (or, solely in the case of Term A loans and revolving loans, the Adjusted LIBO Rate plus 1.50% at any time the Total Debt Ratio (as defined below) is less than or equal to 3.25 to 1.00).

•

Base Rate loans bear interest at a rate per annum equal to the Adjusted Base Rate plus 0.75% (or, solely in the case of Term A loans and revolving loans, the Adjusted Base Rate plus 0.50% at any time the Total Debt Ratio is less than or equal to 3.25 to 1.00).

Total Debt Ratio is defined as total debt of Lamar Advertising and its restricted subsidiaries (other than Special Purpose Subsidiaries), minus the lesser of (x) $150 million and (y) the aggregate amount of unrestricted cash and cash equivalents of Lamar Advertising and its restricted subsidiaries (other than Special Purpose Subsidiaries) to EBITDA, as defined under “—Covenants” below, for the period of four consecutive fiscal quarters then ended.

Based on our trailing total leverage ratio at December 31, 2018, the spread applicable to borrowings under the revolving credit facility is 1.0% for Base Rate revolving loans and 2.0% for Eurodollar revolving loans and under the Term A loans and Term B loans is 0.75% for Base Rate term loans and 1.75% for Eurodollar term loans.

Guarantees; security

Our obligations under our senior credit facility are guaranteed by Lamar Advertising and all of our domestic restricted subsidiaries, other than the Special Purpose Subsidiaries. Such obligations and guarantees are secured by a pledge of all of our capital stock, all of the capital stock of our domestic restricted subsidiaries, and 65% of the capital stock of our first-tier foreign subsidiaries, as well as a security interest in all of our assets and those of our domestic restricted subsidiaries (other than accounts receivable and certain related assets which secure our Accounts Receivable Securitization Program).

Covenants

Under the terms of the senior credit facility, we and our restricted subsidiaries are not permitted to incur any additional indebtedness at any one time outstanding in excess of the greater of (A) $250.0 million and (B) 6% of the total assets of Lamar Media and its subsidiaries on a consolidated basis, except:

•	indebtedness created by the senior credit facility;

•	qualified debt securities so long as on a pro forma basis Lamar Advertising’s total debt to EBITDA ratio is less than 6.50 to 1.00;

•

existing indebtedness or, so long as no default would result therefrom, any extension, renewal, refunding or replacement of any existing indebtedness or indebtedness incurred by the issuance of notes as referred to in the paragraph above;

•

indebtedness in respect of secured or unsecured notes issued by us to extend, renew, refund or refinancing existing first lien indebtedness so long as no default would result from the issuance and the terms of the notes comply with certain conditions;

•

indebtedness under the Accounts Receivable Securitization Program and similar financing arrangements at any one time outstanding of up to the greater of $300.0 million and 8% of the total assets of Lamar Media Corp. and its subsidiaries on a consolidated basis; and

•	indebtedness of ours to any wholly owned subsidiary and of any wholly owned subsidiary to us.

The senior credit facility also places certain restrictions upon our, and our restricted subsidiaries’, ability to, among other things:

•	incur liens or guarantee obligations;

•	pay dividends and make other distributions including distributions to Lamar Advertising;

•	make investments and enter into joint ventures or hedging agreements;

•	dispose of assets; and

•	engage in transactions with affiliates except on an arms-length basis.

In addition, we must maintain a secured debt ratio, defined as total consolidated secured debt (other than subordinated indebtedness and indebtedness under the Accounts Receivable Securitization Program) of Lamar Advertising and its restricted subsidiaries, minus the lesser of (x) $150.0 million and (y) the aggregate amount of unrestricted cash and cash equivalents of Lamar Advertising and its restricted subsidiaries (other than Special Purpose Subsidiaries) to EBITDA, as defined below, for the period of four consecutive fiscal quarters then ended, of less than or equal to 3.50 to 1.00.

Under the senior credit facility, “EBITDA” means, for any period, operating income for Lamar Advertising, Lamar Media and its restricted subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated (A) before (i) taxes, (ii) interest expense, (iii) depreciation, (iv) amortization, (v) any other non-cash income or charges accrued for such period, (vi) charges and expenses in connection with the senior credit facility, any actual or proposed acquisition, disposition or investment (excluding, in each case, purchases and sales of advertising space and operating assets in the ordinary course of business) and any actual or proposed offering of securities, incurrence or repayment of indebtedness (including, without limitation, pursuant to any Permitted Securitization Financing) (or amendment to any agreement relating to indebtedness), including any refinancing thereof, or recapitalization and (vii) any loss or gain relating to amounts paid or earned in cash prior to the stated settlement date of any swap agreement that has been reflected in operating income for such period) and (B) after giving effect to the amount of cost savings, operating expense reductions and other operating improvements or synergies projected by Lamar Media in good faith to be realized as a result of any acquisition, investment, merger, amalgamation or disposition within 18 months of any such acquisition, investment, merger, amalgamation or disposition, net of the amount of actual benefits realized during such period from such action; provided, (a) the aggregate amount for all such cost savings, operating expense reductions and other operating improvements or synergies will not exceed an amount equal to 15% of EBITDA for the applicable four quarter period and (b) any such adjustment to EBITDA may only take into account cost savings, operating expense reductions and other operating improvements or synergies that are (I) directly attributable to such acquisition, investment, merger, amalgamation or disposition, (II) expected to have a continuing impact on Lamar Media and its restricted subsidiaries and (III) factually supportable, in each case all as certified by the chief financial officer of Lamar Media) on behalf of Lamar Media, and excluding (except to the extent received or paid in cash by Lamar Advertising, Lamar Media or any of its restricted subsidiaries income or loss attributable to equity in affiliates for such period), excluding any extraordinary and unusual gains or losses during such period, and excluding the proceeds of any casualty events and dispositions. For purposes hereof, the effect thereon of any adjustments required under Statement of Financial Accounting Standards No. 141R shall be excluded. If during any period for which EBITDA is being determined, Lamar Media has consummated any acquisition or disposition, EBITDA will be determined on a pro forma basis as if such acquisition or disposition had been made or consummated on the first day of such period.

Events of default; change of control

The credit facility contains customary events of default (including payment defaults, cross-defaults to certain of our other indebtedness, breach of representations and covenants and change of control). The occurrence of an event of default under the credit facility would permit the lenders to accelerate the indebtedness and terminate the senior credit facility.

A change in control would occur if:

•	we cease to be a wholly owned subsidiary of Lamar Advertising;

•

Charles W. Lamar, III or Kevin P. Reilly, Sr. and their immediate family (including grandchildren) and entities under their control no longer hold sufficient voting stock of Lamar Advertising to elect at all times a majority of its board of directors;

•	anyone other than the holders specified in the preceding bullet acquire shares of Lamar Advertising representing more than 20% of the ordinary voting power or acquire control of Lamar Advertising;

•	a majority of the seats on Lamar Advertising’s board is occupied by persons who were neither nominated by the board of directors of Lamar Advertising nor appointed by directors so nominated; or

•

the occurrence of any “change of control” under and as defined in the indentures for our 5% Senior Subordinated Notes due 2023, our 5 3/8% Senior Notes due 2024, the notes or certain notes that may be hereinafter issued (including refunding indebtedness).

Accounts Receivable Securitization Program

On December 18, 2018, we entered into the Accounts Receivable Securitization Program. The Accounts Receivable Securitization Program provides up to $175.0 million in borrowing capacity, plus an accordion feature that would permit the borrowing capacity to be increased by up to $125.0 million. Borrowing capacity under the Accounts Receivable Securitization Program is limited to the availability of eligible accounts receivable collateralizing the borrowings under the agreements governing the Accounts Receivable Securitization Program. In connection with the Accounts Receivable Securitization Program, Lamar Media and certain of its subsidiaries (such subsidiaries, the “Subsidiary Originators”) sell and/ or contribute their existing and future accounts receivable and certain related assets to one of two Special Purpose Subsidiaries, Lamar QRS Receivables, LLC (the “QRS SPV”) and Lamar TRS Receivables, LLC (the “TRS SPV”), each of which is a wholly-owned subsidiary of Lamar Media. Existing and future accounts receivable relating to Lamar Media and its qualified REIT subsidiaries will be sold and/ or contributed to the QRS SPV and existing and future accounts receivable relating to Lamar Media’s taxable REIT subsidiaries will be sold and/ or contributed to the TRS SPV. Each of the Special Purpose Subsidiaries has granted the lenders party to the Accounts Receivable Securitization Program a security interest in all of its assets, which consist of the accounts receivable and related assets sold or contributed to them, as described above, in order to secure the obligations of the Special Purpose Subsidiaries under the agreements governing the Accounts Receivable Securitization Program. Pursuant to the Accounts Receivable Securitization Program, Lamar Media has agreed service the accounts receivable on behalf of the two Special Purpose Subsidiaries for a fee. Lamar Media has also agreed to guaranty its performance in its capacity as servicer and originator, as well as the performance of the Subsidiary Originators, of their obligations under the agreements governing the Account Receivable Securitization Program. None of Lamar Media, the Subsidiary Originators or the Special Purpose Subsidiaries guarantees the collectability of the receivables under the Accounts Receivable Securitization Program. In addition, each of the Special Purpose Subsidiaries is a separate legal entity with its own separate creditors who will be entitled to access the assets of such Special Purpose Subsidiary before the assets become available to Lamar Media. Accordingly, the assets of the Special Purpose Subsidiaries are not available to pay creditors of Lamar Media or any of its subsidiaries, although collections from receivables in excess of the amounts required to repay the lenders and the other creditors of the Special Purpose Subsidiaries may be remitted to Lamar Media.

The agreements governing the Account Receivable Securitization Program contain customary representations and warranties, affirmative and negative covenants, and termination event provisions, including but not limited to those providing for the acceleration of amounts owed under the Accounts Receivable Securitization Program if, among other things, the Special Purpose Subsidiaries fail to make payments when due, Lamar Media, the Subsidiary Originators or the Special Purpose Subsidiaries become insolvent or subject to bankruptcy proceedings or certain judicial judgments, breach certain representations and warranties or covenants or default under other material indebtedness, a change of control occurs, or if Lamar Media fails to maintain the maximum secured debt ratio of 3.50 to 1.00 required under Lamar Media’s senior credit facility.

As of December 31, 2018, there were $173.8 million of outstanding borrowings under the Accounts Receivable Securitization Program at a borrowing rate of approximately 3.4%.

5% Senior Subordinated Notes due 2023

On October 30, 2012, we issued $535.0 million in aggregate principal amount of 5% Senior Subordinated Notes due 2023 under an indenture among us, as issuer, certain of our subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee.

These notes are senior subordinated unsecured obligations, which are subordinated to indebtedness under the senior credit facility and our other senior indebtedness, including our 5 3/8% Senior Notes due 2024, and the notes (including the exchange notes being offered hereby). These notes rank senior to all of our other existing and future subordinated indebtedness. These notes bear interest at 5% per annum, payable twice a year on each of May 1 and November 1.

At any time prior to May 1, 2019, we may redeem some or all of these notes at a price equal to 100% of the aggregate principal amount plus a premium of 2.500%. This premium decreases annually to 1.667% for a redemption between May 1, 2019 through May 1, 2020, to 0.833% for a redemption on or after May 1, 2020 and is phased out completely on May 1, 2021.

Our obligations under these notes are guaranteed by all of our domestic subsidiaries, except subsidiaries that are not wholly owned and the Special Purpose Subsidiaries. The guarantees under these notes are subordinated in right of payment to the guarantees under our senior credit facility and the Accounts Receivable Securitization Program.

The holders of these notes may force us to immediately repay the principal on these notes, including interest to the acceleration date, if, among other things, we fail to make payments on other indebtedness under which we have at least $20.0 million outstanding.

The indenture places certain restrictions upon our ability, and the ability of our subsidiaries, to, among other things:

•	incur additional indebtedness;

•	issue preferred stock;

•	pay dividends or make other distributions or redeem capital stock;

•	incur liens or guarantee obligations;

•	dispose of assets; and

•	engage in transactions with affiliates except on an arms’ length basis.

Upon a “change of control” (as defined in the indenture), we will be obligated to offer to purchase all of the outstanding notes at a purchase price of 101% of the principal amount plus accrued interest, if any. In addition, if we sell certain assets, we will be obligated to offer to purchase outstanding notes with the proceeds of the asset sale at a purchase price of 100% of the principal amount plus accrued interest, if any.

5 3/8% Senior Notes due 2024

On January 10, 2014, we issued $510.0 million in aggregate principal amount of 5 3/8% Senior Notes due 2024 under an indenture among us, as issuer, certain of our subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee.

These notes are general unsecured obligations, which are effectively subordinated to all of our secured debt (to the extent of the value of the collateral securing such debt), including the senior credit facility and the Accounts Receivable Securitization Program, and are structurally subordinated to all of the liabilities of any of our subsidiaries that do not guarantee the notes (including, without limitation, the liabilities of the Special Purpose Subsidiaries under the Accounts Receivable Securitization Program). These notes rank senior to all of our existing and future subordinated indebtedness, including our 5% Senior Subordinated Notes due 2023. These notes rank equally with the notes (including the exchange notes being offered hereby), and will rank equally with all of our existing and future senior debt. They are pari passu in right of payment to all of our existing and future senior indebtedness, including the notes (and the exchange notes offered hereby). These notes bear interest at 5 3/8% per annum, payable twice a year on January 15 and July 15.

At any time prior to January 15, 2020, we may redeem some or all of these notes at a price equal to 100% of the aggregate principal amount plus a make-whole premium. This premium decreases annually from 1.792% for a redemption between January 15, 2020 through January 15, 2021 to 0.896% for a redemption on or after January 15, 2021 and is phased out completely after January 15, 2022.

Our obligations under these notes are guaranteed by all of our domestic subsidiaries, except subsidiaries that are not wholly owned and the Special Purpose Subsidiaries. The guarantees under these notes are: pari passu in right of payment with the notes (including the exchange notes being offered hereby) and all other existing and future senior indebtedness of each guarantor; senior in right of payment of each guarantor’s guarantee of our 5% Senior Subordinated Notes due 2023 and any additional future senior subordinated or subordinated indebtedness of such guarantor; and effectively subordinated to any secured indebtedness of each guarantor to the extent of the value of the assets securing the indebtedness.

The holders of these notes may force us to immediately repay the principal on these notes, including interest to the acceleration date, if, among other things, we fail to make payments on other indebtedness under which we have at least $75.0 million outstanding.

The indenture places certain restrictions upon our ability, and the ability of our subsidiaries, to, among other things:

•	incur additional debt and issue preferred stock;

•	make certain distributions, investments and other restricted payments;

•	create certain liens;

•	enter into transactions with affiliates;

•	agree to any restrictions on the ability of restricted subsidiaries to make payments to us;

•	merge, consolidate or sell substantially all of our assets; and

•	sell assets.

Upon a “change of control” (as defined in the indenture), we will be obligated to purchase all of the outstanding notes at a purchase price equal to 101% of the principal amount plus accrued interest, if any. In addition, if we sell certain assets, we will be obligated to offer to purchase outstanding notes with the proceeds of the asset sale at a purchase price of 100% of the principal amount plus accrued interest, if any.

5 3/4% Senior Notes due 2026

On January 28, 2016, we issued $400.0 million in aggregate principal amount of the original notes under an indenture among us, as issuer, certain of our subsidiaries, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee. On February 1, 2019, we issued $250.0 million in aggregate principal amount of the outstanding notes under the same indenture as the original notes. The exchange notes offered hereby will also be issued under the same indenture as the original notes and the outstanding notes. The original notes and the outstanding notes are subject to the same terms and conditions as the exchange notes offered hereby.

DESCRIPTION OF EXCHANGE NOTES

The exchange notes will be issued under an indenture, dated as of January 28, 2016, among Lamar Media, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented to date, including by the Supplemental Indenture dated February 1, 2019. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date of the indenture. The notes are subject to all such terms, and holders of the notes are referred to the indenture and the Trust Indenture Act for a statement of the terms therein. The following is a summary of the material terms and provisions of the notes. A copy of the indenture and the notes are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The definitions of certain capitalized terms are set forth under “—Certain Definitions” or as otherwise defined throughout this description. For purposes of this description, references to “Lamar Media,” “we,” “us” or “our” include only Lamar Media Corp. and not its Subsidiaries and “Lamar Advertising” includes only Lamar Advertising Company and not its Subsidiaries.

General

The exchange notes offered hereby will be:

•	general unsecured obligations of Lamar Media;

•	pari passu in right of payment to all existing and future senior indebtedness of Lamar Media, including Lamar Media’s existing 5 3/8% Senior Notes due 2024 and the original and ;

•	senior in right of payment to Lamar Media’s existing 5% Senior Subordinated Notes due 2023, and any additional future senior subordinated Indebtedness of Lamar Media;

•	effectively subordinated to any secured Indebtedness of Lamar Media to the extent of the value of the assets securing such Indebtedness; and

•

structurally subordinated to all liabilities of the Subsidiaries of Lamar Media that are not Guarantors including, without limitation, the liabilities of the Special Purpose Subsidiaries under the Accounts Receivable Securitization Program (as such terms are defined in this Offering Memorandum).

The notes are unconditionally guaranteed by each of our existing domestic Restricted Subsidiaries (other than Missouri Logos, a Partnership) and the Special Purpose Subsidiaries and certain of our future domestic Restricted Subsidiaries.

The Guarantees of the exchange notes will be:

•	general unsecured obligations of each Guarantor;

•

pari passu in right of payment with all existing and future senior indebtedness of each Guarantor including each Guarantor’s guarantee of Lamar Media’s existing 5 3/8% Senior Notes due 2024 and the Existing Notes;

•

senior in right of payment to each Guarantor’s guarantee of Lamar Media’s existing 5% Senior Subordinated Notes due 2023 and any additional future senior subordinated or subordinated Indebtedness of such Guarantor; and

•	effectively subordinated to any secured Indebtedness of each Guarantor to the extent of the value of the assets securing such Indebtedness.

The exchange notes will be issued in an initial aggregate principal amount of $250,000,000. There are currently $400,000,000 aggregate principal amount of original notes outstanding. The exchange notes will have the same CUSIP number and trade fungibly with the original notes. We may from time to time issue additional notes pursuant to the indenture having identical terms and conditions to the notes we are currently offering (the “Additional Notes”). We will only be permitted to issue such Additional Notes if at the time of such issuance, and after giving effect thereto, we are in compliance with the covenants contained in the indenture. Any Additional Notes will be part of the same series as the notes and will vote on all matters with such notes. For purposes of this “Description of exchange notes,” references to the notes include Additional Notes, if any. In addition, Lamar Media may incur additional indebtedness if at the time of such issuance, and after giving effect thereto, we are in compliance with the covenants contained in the indenture.

Maturity, interest and principal

The notes will mature on February 1, 2026. The exchange notes will bear interest at a rate of 5.75% per year from February 1, 2019 until maturity. Interest is payable semi-annually in arrears on February 1 and August 1, commencing August 1, 2019, to holders of record of the notes at the close of business on the immediately preceding January 15 and July 15. The notes will not be entitled to the benefit of any mandatory sinking fund.

The notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000.

Optional redemption

The notes will be redeemable at the option of Lamar Media, in whole or in part, at any time on or after February 1, 2021, at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to (but not including) the redemption date, if redeemed during the twelve-month period beginning on February 1 of each year listed below:

Year	Percentage
2021	102.875%
2022	101.917%
2023	100.958%
2024 and thereafter	100.000%

In addition, at any time prior to February 1, 2021, Lamar Media may redeem all or any portion of the notes outstanding at a redemption price equal to:

•

100% of the aggregate principal amount of the notes to be redeemed, together with accrued and unpaid interest to such redemption date (subject to the rights of holders of record of the notes on the relevant record date to receive payments of interest on the related interest payment date), plus

•	the Make Whole Amount.

Furthermore, at Lamar Media’s option, it may condition any call for redemption on the receipt of financing to fund the redemption within the notice period. Any such condition will be expressly stated in the notice of redemption and in any press release or other public statement mentioning the call for redemption. If the financing condition is not satisfied during the notice period, the notes will remain outstanding and Lamar Media will make a public statement to that effect.

The trustee shall have no duty to make any calculation in connection with the redemption of the notes.

Selection and notice

In the event of redemption of fewer than all of the notes, the notes shall be selected by lot for redemption (subject to applicable DTC procedures), unless such method is otherwise prohibited. The notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days’ prior written notice, sent to a holder’s last address as it shall appear on the register maintained by the Registrar of the notes. On and after any redemption date, interest will cease to accrue on the notes or portions thereof called for redemption unless Lamar Media shall fail to redeem any such note.

Guarantees

The notes are guaranteed on a senior unsecured basis by the Guarantors.

The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor. See “Risk factors—Federal and state statutes allow courts, under specific circumstances, to void the guarantees of the notes by our subsidiaries and require the holders of the notes to return payments received from the subsidiary guarantors.”

Upon (i) the release of all guarantees by a Guarantor of any Indebtedness of Lamar Media and the release of all Liens on the property and assets of such Guarantor securing such guarantees or (ii) the sale or disposition (whether by merger, sale of stock or otherwise) of a Guarantor (or substantially all of its assets) to an entity which is not a Subsidiary of Lamar Media which is otherwise in compliance with the indenture (and providing that the guarantee and Liens referred to in the foregoing clause (i) are also released at such time), such Guarantor shall be deemed released from all its obligations under the indenture and its Guarantee. In the event that a Restricted Subsidiary Guarantor ceases to be obligated to a Guarantor pursuant to the provisions under “—Material covenants—Limitation on Guarantees of Material Indebtedness,” as long as no Default or Event of Default is existing or will result therefrom, it shall be released from its obligations under the indenture and its Guarantee.

Material covenants

The indenture contains, among others, the following covenants:

Effectiveness of covenants

Following the first day:

(a) the notes have an Investment Grade Rating from both of the Ratings Agencies; and

(b) no Default has occurred and is continuing under the indenture; Lamar Media and its Restricted Subsidiaries will not be subject to the provisions of the indenture summarized under the headings below:

•	“—Material covenants—Limitation on additional indebtedness and preferred stock of restricted subsidiaries;”

•	“—Material covenants—Limitation on restricted payments;”

•	“—Material covenants—Limitation on dividends and other payment restrictions affecting subsidiaries;”

•	“—Material covenants—Limitation on certain asset sales;”

•	“—Material covenants—Limitation on transactions with affiliates;” and

•	clause (b) of “—Material covenants—Limitation on merger, consolidation or sale of assets”

(collectively, the “Suspended Covenants”). If at any time the notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of the indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the indenture), unless and until the notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the notes maintain an Investment Grade Rating); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist or have occurred under the indenture, the notes or the Subsidiary Guarantees with respect to the Suspended Covenants based on, and none of Lamar Media or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the “Suspension Period.”

On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (iii) of the definition of “Permitted Indebtedness”. Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under “—Material covenants—Limitation on restricted payments” will be made as though the covenants described under “—Material covenants—Limitation on restricted payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Material covenants—Limitation on restricted payments” to the extent such Restricted Payments were not otherwise permitted to be made pursuant to clauses (i) through (ix) of the third paragraph under “—Material covenants—Limitation on restricted payments;” provided that the amount available to be made as Restricted Payments on the Reinstatement Date pursuant to the first paragraph shall not be reduced below zero solely as a result of such Restricted Payments under “—Material covenants—Limitation on restricted payments.” Additionally, upon any Reinstatement Date, the amount of Available Asset Sale Proceeds will be reset to zero.

During any period when the Suspended Covenants are suspended, the board of directors of Lamar Media may not designate any of Lamar Media’s Subsidiaries as Unrestricted Subsidiaries pursuant to the indenture.

Limitation on additional indebtedness and preferred stock of restricted subsidiaries

Lamar Media will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness, and will not permit any Restricted Subsidiary to issue any Preferred Stock, unless:

(a) after giving effect to the incurrence of such Indebtedness and the issuance of any such Preferred Stock and the receipt and application of the proceeds thereof, Lamar Media’s Leverage Ratio is less than 7.00 to 1.00; and

(b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness or the issuance of such preferred stock.

Notwithstanding the foregoing, Preferred Stock may only be issued by a Restricted Subsidiary pursuant to the preceding sentence to the extent such Restricted Subsidiary is a Guarantor.

For purposes of determining compliance with this covenant (“—Limitations on additional indebtedness and preferred stock of restricted subsidiaries”), in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness, or is entitled to be incurred pursuant to the first sentence of this covenant, Lamar Media or the applicable Restricted Subsidiary shall be permitted to classify on the date of its incurrence, or later reclassify, all or a portion of such item of Indebtedness in any manner that complies with this covenant. Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by another one or more other provisions of this covenant permitting such Indebtedness. Accrual of interest, accretion or amortization of original issue discount and the accretion of accreted value shall not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Limitation on restricted payments

Lamar Media will not make, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment unless:

(a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(b) immediately after giving pro forma effect to such Restricted Payment, Lamar Media could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under “—Limitation on additional indebtedness and preferred stock of restricted subsidiaries”; and

(c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Existing Notes Issue Date does not exceed the sum of (without duplication):

(1) 100% of Lamar Media’s Cumulative EBITDA minus 1.4 times Lamar Media’s Cumulative Consolidated Interest Expense, plus

(2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by Lamar Media, after January 1, 2001, from (a) the issue or sale of Capital Stock (other than Disqualified Capital Stock or Capital Stock of Lamar Media issued to any Subsidiary of Lamar Media) of Lamar Media or any Indebtedness or other securities of Lamar Media convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of Lamar Media which has been so converted or exercised or exchanged, as the case may be, (b) any capital contribution to Lamar Media from Lamar Advertising (except as contemplated by clause (vi) of the following paragraph) and (c) any loans made to Lamar Media by Lamar Advertising prior to the Existing Notes Issue Date upon the cancellation of such loans by Lamar Advertising, plus

(3) the net reductions in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans, partial or total releases or discharges of Guaranteed Permitted Unrestricted Subsidiary Obligations, or from designations of Unrestricted Subsidiaries as Restricted Subsidiaries, valued in each case at the fair market value thereof, not to exceed the amount of Investments previously made by Lamar Media and its Restricted Subsidiaries in such Person.

For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value as determined by the board of directors reasonably and in good faith. As of December 31, 2018, the total amount available for making Restricted Payments under this clause (c) was approximately $3.16 billion.

Notwithstanding the foregoing, Lamar Media and any of the Restricted Subsidiaries may pay any dividend or make any distribution to Lamar Advertising for the purpose of funding a payment of any dividend or making of any distribution on or in respect of shares of Lamar Advertising’s Capital Stock, in the case of each such dividend or distribution by Lamar Media or any of the Restricted Subsidiaries constituting a Restricted Payment, to the extent that Lamar Advertising believes in good faith that it qualifies as a “real estate investment trust” under Section 856 of the Code (or any successor provision) and that the declaration or payment of a dividend or making of a distribution in such amount is necessary to maintain Lamar Advertising’s status as a REIT for any taxable year with such dividend to be paid or distribution to be made as and when determined by Lamar Advertising, whether during or after the end of the relevant taxable year; provided, however, that (I) at the time of, and after giving effect to, any such dividend or distribution, no Event of Default of the type described in clauses (a), (b) (without giving effect to the grace period set forth therein) or (f) under the heading “Events of default” below shall have occurred and be continuing or would occur as a consequence thereof and the obligations in respect of the notes shall not otherwise have been accelerated and (II) two consecutive dividends or distributions pursuant to this paragraph shall not be permitted during the pendency of any single Event of Default.

The provisions of this covenant shall not prohibit:

(i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the indenture; provided, however, that in calculating the aggregate amount of Restricted Payments for purposes of clause (c) of the first paragraph under this heading “Limitation on restricted payments,” such amounts declared shall be included in the calculation but such amounts expended shall be excluded from the calculation;

(ii) the retirement of any shares of Capital Stock of Lamar Media or Indebtedness of Lamar Media subordinated or pari passu in right of payment to the notes by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of Lamar Media) of other shares of Capital Stock of Lamar Media (other than Disqualified Capital Stock); provided, however, that the amount of any such Net Proceeds that are utilized for any such retirement shall be excluded from clause (c)(2) of the immediately preceding paragraph; provided, further, however, that in calculating the aggregate amount of Restricted Payments for purposes of clause (c) of the first paragraph under this heading “Limitation on restricted payments,” amounts expended pursuant to this clause (ii) shall be excluded from the calculation;

(iii) the redemption or retirement of Indebtedness of Lamar Media subordinated in right of payment to the notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (it being understood that a redemption or retirement or irrevocable deposit for redemption or retirement of Indebtedness within 45 days of such sale or incurrence shall be deemed “substantially concurrent”) of Lamar Media (other than any Indebtedness owed to a Subsidiary of Lamar Media) that is, contractually subordinated in right of payment to the notes to at least the same extent as the subordinated Indebtedness being redeemed or retired and, (x) has a Stated Maturity no earlier than the 91st day after the Final Maturity Date or the final maturity date of the Indebtedness being redeemed or retired, whichever is earlier and (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness being redeemed or retired; provided, however, that the amount of any such Net Proceeds that are utilized for any such redemption or retirement shall be excluded from clause (c)(2) of the immediately preceding paragraph; provided, further, however, that in calculating the aggregate amount of Restricted Payments for purposes of clause (c) of the first paragraph under this heading “Limitation on restricted payments,” amounts expended pursuant to this clause (iii) shall be excluded from the calculation;

(iv) the funding of loans (but not including the forgiveness of any such loan) to executive officers, directors and shareholders for relocation loans, bonus advances and other purposes consistent with past practices or the purchase, redemption or other acquisition for value of shares of Capital Stock of Lamar Advertising or Lamar Media (other than Disqualified Capital Stock) or options on such shares held by Lamar Advertising’s or Lamar Media’s or the Restricted Subsidiaries’ officers or employees or former officers or employees (or their estates or trusts or beneficiaries under their estates or trusts for the benefit of such beneficiaries) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; provided that the aggregate amount of any such loans funded and cash consideration paid, or distributions made, pursuant to this clause (iv) do not in any one fiscal year exceed $7 million; provided, further, however, that in calculating the aggregate amount of Restricted Payments for purposes of clause (c) of the first paragraph under this heading “Limitation on restricted payments,” amounts expended pursuant to this clause (iv) shall be excluded from the calculation;

(v) the making of Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount not to exceed $100 million since the Issue Date (plus, so long as the condition set forth in clause (b) of the first paragraph under the heading “Limitation on restricted payments” is satisfied at such time, an additional $50 million); provided, however, that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) of the first paragraph under this heading “Limitation on restricted payments,” amounts expended pursuant to this clause (v) shall be excluded in the calculation;

(vi) distributions by Lamar Media to Lamar Advertising to permit Lamar Advertising to pay obligations actually incurred by Lamar Advertising in respect of the payment of operating expenses of Lamar Media or the Restricted Subsidiaries in an aggregate amount in any fiscal year not to exceed 5% of the total operating expenses of Lamar Media and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP and Tax Payments permitted by clause (v) of the covenant described under “—Limitation on transactions with affiliates”; provided, however, that in calculating the aggregate amount of Restricted Payments for purposes of clause (c) of the first paragraph under this heading “Limitation on restricted payments,” amounts expended pursuant to this clause (vi) shall be excluded from the calculation;

(vii) other Restricted Payments in an aggregate amount not to exceed $10 million in the aggregate; provided, however, that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) of the first paragraph under this heading “Limitation on restricted payments,” amounts expended pursuant to this clause (vii) shall be excluded in the calculation;

(viii) the repurchase, redemption or other acquisition or retirement for value of any Indebtedness that is contractually subordinated in right of payment to the notes and the Guarantees in accordance with the provisions similar to those described under the captions “Change of Control” and “Limitation on certain asset sales”; provided, however, that all notes tendered in connection with a Change of Control Offer or Excess Proceeds Offer, as applicable, have been repurchased, redeemed or acquired for value prior to any Restricted Payment being made pursuant to this clause (viii); provided, further, however, that in calculating the aggregate amount of Restricted Payments for purposes of clause (c) of the first paragraph under this heading “Limitation on restricted payments,” amounts expended pursuant to this clause (viii) shall be excluded from the calculation; and

(ix) the defeasance, redemption, repurchase, retirement or other acquisition or retirement for value of Indebtedness that is contractually subordinated in right of payment to the notes if, at the time of such defeasance, redemption, repurchase, retirement or other acquisition or retirement and after giving effect thereto, the Secured Leverage Ratio would be less than 3.50 to 1.00; provided, however, that in calculating the aggregate amount of Restricted Payments made for purposes of clause (c) of the first paragraph under this heading “Limitation on restricted payments,” amounts expended pursuant to this clause (ix) shall be excluded from the calculation.

Limitation on layering

Lamar Media will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly incur, contingently or otherwise, any Indebtedness that is both (i) subordinate in right of payment to any Indebtedness of Lamar Media or any of the Subsidiary Guarantors, as the case may be, and (ii) pari passu in right of payment with the notes or any of the Guarantees, as the case may be.

Limitation on liens

Lamar Media will not, and will not permit any of the Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) to secure Indebtedness upon any Property, assets, income or profit of Lamar Media or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary (whether or not any of the foregoing is now owned or hereafter acquired) unless (i) if such Lien secures Indebtedness which is pari passu in right of payment with the notes, then the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated in right of payment to the notes, any such Lien shall be subordinated to a Lien granted to the holders of the notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the notes.

Limitation on transactions with affiliates

Lamar Media will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions with any Affiliate (an “Affiliate Transaction”) or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless the terms of such Affiliate Transaction are fair and reasonable to Lamar Media or such Restricted Subsidiary, as the case may be, or the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by Lamar Media or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms’ length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $5 million Lamar Media must obtain a resolution of the board of directors approved by a majority of the members of the board of directors (and a majority of the disinterested members of the board of directors) certifying that such Affiliate Transaction complies with this “Limitation on transactions with affiliates” covenant. In any Affiliate Transaction with a value in excess of $20 million Lamar Media must obtain, for delivery to the trustee, a written opinion that such Affiliate Transaction complies with this “Limitation on transactions with affiliates” from an independent investment banking firm of nationally recognized standing. The foregoing provisions will not apply to:

(i) any Restricted Payment that is not prohibited by the provisions described under“—Limitation on restricted payments” (other than those described in clause (v) of the second paragraph thereunder),

(ii) any transaction between Lamar Media and any of its Restricted Subsidiaries or between Restricted Subsidiaries,

(iii) the payment of reasonable and customary regular fees to directors of Lamar Media who are not employees of Lamar Media and any employment and consulting arrangements entered into by Lamar Media or any Restricted Subsidiary with its executives or consultants in the ordinary course of business,

(iv) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because Lamar Media or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of Lamar Media or any of its Subsidiaries other than Lamar Media or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity,

(v) for so long as Lamar Media is a member of a group filing a consolidated or combined tax return with Lamar Advertising, payments to Lamar Advertising in respect of (A) an allocable portion of the tax liabilities of such group that is attributable to Lamar Media and its Subsidiaries, taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Lamar Media and such Subsidiaries from other taxable years and (B) any cancellation of debt income in connection with any refinancing of Indebtedness of Lamar Advertising (collectively, “Tax Payments”); provided that any Tax Payments received from Lamar Media shall be paid over to the appropriate taxing authority within 30 days of Lamar Advertising’s receipt of such Tax Payments or refunded to Lamar Media, or

(vi) any employment, indemnification, severance or other agreement or transactions relating to employee benefits or benefit plans with any employee, consultant or director of Lamar Media or a Restricted Subsidiary that is entered into by Lamar Media or any of its Restricted Subsidiaries in the ordinary course of business.

Limitation on guarantees of material indebtedness

Lamar Media will not permit any of the:

(A) domestic Restricted Subsidiaries (other than the Guarantors) to: (i) incur, guarantee or secure through the granting of Liens the payment of any Indebtedness of Lamar Media or any other Restricted Subsidiary;

or (ii) pledge any intercompany notes representing obligations of any of the Restricted Subsidiaries to secure the payment of any Indebtedness of Lamar Media, or

(B) Restricted Subsidiaries that are not domestic Restricted Subsidiaries to guarantee the Senior Credit Facility,

in each case unless such Restricted Subsidiary, Lamar Media and the trustee execute and deliver a supplemental indenture evidencing such Restricted Subsidiary’s Guarantee under the indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the indenture.

Limitation on dividends and other payment restrictions affecting subsidiaries

Lamar Media will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions to Lamar Media or any Restricted Subsidiary on its Capital Stock;

(b) pay any Indebtedness owed to Lamar Media or any Restricted Subsidiary;

(c) make loans or advances to Lamar Media or any Restricted Subsidiary;

(d) transfer any of its properties or assets to Lamar Media or any Restricted Subsidiary;

(e) grant liens or security interests on the assets of Lamar Media or the Restricted Subsidiaries in favor of the holders of the notes; or

(f) guarantee the notes or any renewals or refinancings thereof,

in each case, except for Permitted Dividend Encumbrances.

Limitation on certain asset sales

Lamar Media will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

(i) Lamar Media or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by Lamar Media’s board of directors and evidenced by a board resolution);

(ii) not less than 75% of the consideration received by Lamar Media or such Restricted Subsidiary, as the case may be, is in the form of cash or cash equivalents (those equivalents allowed under “Temporary Cash Investments”) or Replacement Assets (as defined below); provided, however, that the amount of (x) any liabilities of Lamar Media or any Restricted Subsidiaries that are assumed by the transferee of such assets and for which Lamar Media and its Restricted Subsidiaries are released, including any such Indebtedness of a Restricted Subsidiary whose stock is purchased by the transferee and (y) any notes or other securities received by Lamar Media or any such Restricted Subsidiary which are converted into cash within 180 days after such Asset Sale (to the extent of cash received) shall be deemed to be cash for purposes of this provision; and

(iii) the Asset Sale Proceeds received by Lamar Media or such Restricted Subsidiary are applied

(a) first, to the extent Lamar Media elects, or is required, to permanently prepay, repay or purchase existing Indebtedness under the Senior Credit Facility or Purchase Money Indebtedness that ranks pari passu in right of payment with the notes solely to the extent that such Asset Sale involves property or assets securing such Purchase Money Indebtedness pursuant to a lien granted pursuant to clause (iv) of the definition of “Permitted Liens” within 360 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided, however, that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid;

(b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent Lamar Media elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person that is, or becomes, a Subsidiary of Lamar Media or that would constitute a Permitted Investment under clause (e) of the definition thereof) used or useful in businesses similar or ancillary to the business of Lamar Media and the Restricted Subsidiaries as conducted at the time of such Asset Sale (collectively, “Replacement Assets”); provided, however, that such investment occurs and such Asset Sale Proceeds are so applied within 360 days following the receipt of such Asset Sale Proceeds (the “Reinvestment Date”); and

(c) third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $50 million, Lamar Media shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an “Excess Proceeds Offer”); provided, however, that Lamar Media may, at the time that it makes any such Excess Proceeds Offer, also offer to purchase, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date, any Indebtedness which ranks pari passu in right of payment with the notes (a “Pari Passu Excess Proceeds Offer”) and to the extent Lamar Media so elects to make a Pari Passu Excess Proceeds Offer, notes and such pari passu Indebtedness shall be purchased pursuant to such Excess Proceeds Offer and Pari Passu Excess Proceeds Offer, respectively, on a pro rata basis based on the aggregate principal amount of such notes and pari passu Indebtedness then outstanding. To the extent that the aggregate principal amount of notes tendered pursuant to an Excess Proceeds Offer is less than the Available Asset Sale Proceeds, Lamar Media may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the indenture. To the extent that the aggregate principal amount of pari passu Indebtedness tendered pursuant to a Pari Passu Excess Proceeds Offer is less than such pari passu Indebtedness’s pro rata share of such Available Asset Sale Proceeds, Lamar Media shall use such remaining Available Asset Sale Proceeds to purchase any notes validly tendered and not withdrawn pursuant to such Excess Proceeds Offer. If the aggregate principal amount of notes validly tendered and not withdrawn by holders thereof exceeds the Available Asset Sale Proceeds or to the extent Lamar Media elects to make a Pari Passu Excess Proceeds Offer, exceeds the notes’ pro rata share of such Available Asset Sale Proceeds, then notes to be purchased will be selected on a pro rata basis (subject to applicable DTC procedures). Upon completion of such Excess Proceeds Offer, the amount of Available Asset Sale Proceeds shall be reset to zero.

If Lamar Media is required to make an Excess Proceeds Offer, Lamar Media shall send, within 30 days following the Reinvestment Date, a notice to the holders stating, among other things:

(1) that such Holders have the right to require Lamar Media to apply the Available Asset Sale Proceeds to repurchase such notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase;

(2) the repurchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed;

(3) the instructions, determined by Lamar Media, that each Holder must follow in order to have such notes repurchased; and

(4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such notes.

Payments for consent

Neither Lamar Media nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports to holders

The indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the “Commission”), so long as any notes are outstanding, Lamar Media will furnish the holders of notes:

(a) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Lamar Media were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Lamar Media and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by Lamar Media’s certified independent accountants; and

(b) all current reports that would be required to be filed with the Commission on Form 8-K if Lamar Media were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations.

In addition, whether or not required by the rules and regulations of the Commission, Lamar Media will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, Lamar Media has agreed that, for so long as any notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended.

Change of control

Upon the occurrence of a Change of Control, Lamar Media shall be obligated to make an offer to purchase (a “Change of Control Offer”), and shall purchase, on a business day (the “Change of Control Purchase Date”) not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding notes at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. Lamar Media shall be required to purchase all notes properly tendered pursuant to the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Purchase Date. In order to effect such Change of Control Offer, Lamar Media shall, not later than the 30th day after the occurrence of the Change of Control, send to each holder of notes notice of the Change of Control offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of notes must follow to accept the Change of Control Offer.

The occurrence of the events constituting a Change of Control under the indenture will result in an event of default under the Senior Credit Facility and, thereafter, the lenders will have the right to require repayment of the borrowings thereunder in full. There can be no assurance that Lamar Media will have adequate resources to repay or refinance all Indebtedness owing under the Senior Credit Facility or to fund the purchase of any notes upon a Change of Control.

In the event that a Change of Control occurs and the holders of notes exercise their right to require Lamar Media to purchase notes, if such purchase constitutes a “tender offer” for purposes of Rule 14e-1 under the Exchange Act at that time, Lamar Media will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

Limitation on merger, consolidation or sale of assets

Lamar Media will not, directly or indirectly, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any person or persons, unless at the time of and after giving effect thereto:

(a) either (i) if the transaction or series of transactions is a merger or consolidation, Lamar Media shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which Lamar Media is merged or to which the properties and assets of Lamar Media, are transferred (any such surviving person or transferee person being the “Surviving Entity”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all the obligations of Lamar Media under the notes and the indenture, and, in each case, the indenture shall remain in full force and effect; and

(b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and Lamar Media or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), (a) could incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under “—Material covenants—Limitation on additional indebtedness and preferred stock of restricted subsidiaries” above (assuming a market rate of interest with respect to such additional Indebtedness) or (b) would have a Leverage Ratio that is no greater than the Leverage Ratio of Lamar Media immediately prior to such transaction.

In connection with any consolidation, merger or transfer of assets contemplated by this provision, Lamar Media shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

Events of default

The following events are “Events of Default”:

(a) default in payment of any principal of, or premium, if any, on the notes;

(b) default for 30 days in payment of any interest on the notes;

(c) default by Lamar Media or any Guarantor in the observance or performance of any other covenant in the notes or the indenture for 45 days (or in the case of the “Reports to holders” covenant, 120 days) after written notice from the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding;

(d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which Lamar Media or any Restricted Subsidiary of Lamar Media then has outstanding Indebtedness in excess of $75 million, individually or in the aggregate, and either (a) such

Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

(e) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $75 million (not covered by insurance) shall be rendered against Lamar Media or any Restricted Subsidiary and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

(f) certain events involving bankruptcy, insolvency or reorganization of Lamar Media or any Restricted Subsidiary.

The trustee may withhold notice to the holders of the notes of any default (except in payment of principal of, premium, if any, or interest on the notes) if the trustee considers it to be in the best interest of the holders of the notes to do so.

If an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare to be immediately due and payable the entire principal amount of all the notes then outstanding plus accrued interest to the date of acceleration, and such amounts shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, the principal, premium and interest amount with respect to all of the notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the notes.

The holders of a majority in principal amount of the notes then outstanding shall have the right to waive any existing default or compliance with any provision of the indenture or the notes and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture. No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing Event of Default, unless the holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request and provided indemnity satisfactory to the trustee to institute such proceeding as a trustee, unless the trustee shall have failed to institute such proceeding within 60 days and unless the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request. However, such limitations do not apply to a suit instituted for payment on such note on or after the respective due dates expressed in such note.

Defeasance and covenant defeasance

Lamar Media may elect either:

(a) to defease and be discharged from any and all obligations with respect to the notes (except for the obligations to register the transfer or exchange of such notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold monies for payment in trust) (“defeasance”); or

(b) to be released from its obligations with respect to the notes under certain covenants contained in the indenture, some of which are described above under “—Material covenants” (“covenant defeasance”), upon the deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the indenture. Such a trust may only be established if, among other things, Lamar Media has delivered to the trustee an opinion of counsel (as specified in the indenture) (i) to the effect that neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) to the effect that holders of the notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion, in the case of legal defeasance, shall be based on either a private ruling concerning the notes or a published ruling of the Internal Revenue Service.

Modification of indenture

From time to time, Lamar Media, the Guarantors and the trustee may, without the consent of holders of the notes, amend the indenture or the notes or supplement the indenture for certain specified purposes, including, but not limited to, providing for uncertificated notes in addition to certificated notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the rights of any holder. Lamar Media, the Guarantors and the trustee, with the consent of holders of at least a majority in principal amount of the outstanding notes, may amend the indenture or the notes, except that no such modification shall, without the consent of each holder affected thereby:

(i) reduce the amount of notes whose holders must consent to an amendment, supplement, or waiver to the indenture or the notes;

(ii) reduce the rate of or change the time for payment of interest on any note;

(iii) reduce the principal of or premium on or change the stated maturity of any note;

(iv) make any note payable in money other than that stated in the note;

(v) change the amount or time of any payment required by the notes or reduce the premium payable upon any redemption of notes, or change the time before which no such redemption may be made;

(vi) waive a default in the payment of the principal of, interest on, or redemption payment with respect to, any note;

(vii) make any change in the provisions of the indenture (a) protecting the right of each holder of a note to receive payment of principal of, premium on and interest on such note on or after the due date thereof or to bring suit to enforce such payment, (b) permitting holders of a majority in principal amount of the notes to waive any existing Default or Event of Default or compliance with any provision of the indenture or the notes, or (c) changing this clause;

(viii) amend, alter, change or modify the obligation of Lamar Media to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer after such obligation has arisen or waive any Default in the performance of any such offers or modify any of the provisions or definitions with respect to any such offers; or

(ix) take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected thereby.

Compliance certificate

Lamar Media will deliver to the trustee on or before 90 days after the end of Lamar Media’s fiscal year and on or before 45 days after the end of each of the first, second and third fiscal quarters in each year an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status. Lamar Media will also deliver to the trustee an Officers’ Certificate within five business days of becoming aware of any Default or Event of Default that has occurred.

The trustee

The trustee under the indenture is the Registrar and Paying Agent with regard to the notes. Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Governing law

The notes shall be governed by and construed in accordance with the laws of the State of New York.

Certain definitions

Set forth below is a summary of certain of the defined terms used in the covenants contained in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

“Adjusted Net Assets” of a Guarantor at any date means the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

“Affiliate” of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Asset Acquisition” means:

(i) an Investment by Lamar Media or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with Lamar Media or any Restricted Subsidiary; or

(ii) the acquisition by Lamar Media or any Restricted Subsidiary of assets of any Person.

“Asset Sale” means the sale, transfer or other disposition (other than to Lamar Media or any of the Restricted Subsidiaries) in any single transaction or series of related transactions having a fair market value (as determined in good faith by Lamar Media) in excess of $15 million of:

(a) any Capital Stock of or other equity interest in any Restricted Subsidiary;

(b) all or substantially all of the assets of any business owned by Lamar Media or any Restricted Subsidiary or a division, line of business or comparable business segment of Lamar Media or any Restricted Subsidiary thereof; or

(c) any other assets or property of Lamar Media or of any Restricted Subsidiary (whether real or personal property).

For purposes of this definition, the term “Asset Sale” shall not include any sale, transfer or other disposition

(i) that is governed by and made in accordance with the provisions described under “—Material covenants—Limitation on merger, consolidation or sale of assets,”

(ii) to Lamar Media or a Restricted Subsidiary that is a Guarantor, or

(iii) involving obsolete, worn-out, excess or redundant equipment.

“Asset Sale Proceeds” means, with respect to any Asset Sale:

(i) cash received by Lamar Media or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale (including, without limitation, reasonable attorneys’ fees and expenses), and (c) deduction of appropriate amounts to be provided by Lamar Media or such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by Lamar Media or such Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

(ii) promissory notes and other noncash consideration received by Lamar Media or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

“Available Asset Sale Proceeds” means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (iii)(a) or (iii)(b), and which have not been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c), in each case, of the first paragraph of “—Material covenants—Limitation on certain asset sales.”

“Average Life to Stated Maturity” means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (or any fraction thereof)

from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

“Capital Stock” means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

“Capitalized Lease Obligations” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power with respect to the total Voting Stock of Lamar Advertising; provided, however, that the Permitted Holders (i) “beneficially own” (as so defined) a lower percentage of such total voting power with respect to the Voting Stock than such other “person” or “group” and (ii) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of Lamar Advertising;

(b) Lamar Media or Lamar Advertising consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any Person consolidates with, or merges with or into, Lamar Media or Lamar Advertising, as the case may be, in any such event pursuant to a transaction in which the outstanding Voting Stock of Lamar Media or Lamar Advertising, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of Lamar Media or Lamar Advertising, as the case may be, is converted into or exchanged for (1) Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by Lamar Media or Lamar Advertising, as the case may be, as a Restricted Payment under the indenture, or a combination thereof, and (ii) immediately after such transaction no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power with respect to the total Voting Stock of the surviving or transferee corporation;

(c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of Lamar Advertising (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Lamar Advertising was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Lamar Advertising then in office;

(d) Lamar Media is liquidated or dissolved or adopts a plan of liquidation; or

(e) at any time, Lamar Media ceases to be a direct or indirect wholly-owned subsidiary of Lamar Advertising.

“Common Stock” of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption on an income statement for Lamar Media and its Restricted Subsidiaries on a consolidated basis (including, but not limited to, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs associated with hedging obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus an amount equal to the product of (a) the aggregate dividends paid on Disqualified Capital Stock during such period and (b) a fraction, the numerator of which is one and the denominator of which is one minus Lamar Media’s then effective combined tax rate, to the extent paid; provided, however, that “Consolidated Interest Expense” shall exclude the amortization of deferred financing fees and exclude any and all interest accrued or paid or payable with respect thereto.

“Consolidated Net Income” means, for any period, the aggregate of the Net Income of Lamar Media and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:

(a) the Net Income of any Person (the “other Person”) in which Lamar Media or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of Lamar Media in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to Lamar Media or such Restricted Subsidiary;

(b) the Net Income of any Restricted Subsidiary (other than a Guarantor) that is subject to any restriction or limitation (assuming no waiver or satisfaction thereof shall have occurred) on the payment of dividends or the making of other distributions (other than pursuant to the notes or the indenture or under the Senior Credit Facility) shall be excluded to the extent of such restriction or limitation, except that, to the extent that any such restriction or limitation results solely from covenant limitations under any SBA Indebtedness, there shall not be deducted that portion of such Restricted Subsidiary’s Net Income which exceeds the outstanding aggregate principal amount of such SBA Indebtedness;

(c) any net gain (but not loss) resulting from an Asset Sale by Lamar Media or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded; and

(d) extraordinary gains and losses shall be excluded.

“Consolidated Net Tangible Assets” means the book value of the assets of Lamar Media and its Restricted Subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits, goodwill and other intangible assets classified as such in accordance with GAAP) after all applicable deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) less all liabilities of Lamar Media and its Restricted Subsidiaries determined in accordance with GAAP.

“Cumulative Consolidated Interest Expense” means, as of any date of determination, Consolidated Interest Expense of Lamar Media from the Existing Notes Issue Date to the end of Lamar Media’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Cumulative EBITDA” means, as of any date of determination, EBITDA of Lamar Media from the Existing Notes Issue Date to the end of Lamar Media’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

“Default” means any event that is, or with the passing of time or giving of notice or both would be, an Event of Default.

“Disqualified Capital Stock” means any Capital Stock of Lamar Media or any Restricted Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the notes, for cash or securities constituting Indebtedness.

“EBITDA” means, for any Person, for any period, an amount determined in accordance with GAAP equal to:

(a) the sum of, without duplication, (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) to the extent it reduces Consolidated Net Income during such period, Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other noncash items reducing Consolidated Net Income for such period, plus (vii) any reasonable fees and expenses in connection with any actual or proposed acquisition, Investment or financing to the extent such fees reduced Consolidated Net Income during such period (including as a result of the application of FASB 141R); minus

(b) all noncash items increasing Consolidated Net Income for such period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Notes Issue Date” means December 23, 2002.

“Final Maturity Date” means the date fixed in the indenture for the final payment of principal on the notes.

“GAAP” means generally accepted accounting principles consistently applied as in effect in the United States from time to time; provided, that for purposes of determining the accounting treatment for any lease, generally accepted accounting principles consistently applied in the United States as in effect on the Issue Date shall be applied.

“Guarantee” means each guarantee of the notes by each Guarantor.

“Guaranteed Permitted Unrestricted Subsidiary Obligations” shall have the meaning set forth in the definition of “Investments.”

“Guarantor” means each domestic Subsidiary of Lamar Media in existence on the Issue Date (other than Missouri Logos, a Partnership) and each Subsidiary which thereafter guarantees payment of the notes pursuant to the covenant described under “Limitation on guarantees of material indebtedness.”

“incur” means, with respect to any Indebtedness or other obligation of any Person, to directly or indirectly create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become directly or indirectly liable with respect to (including as a result of an Asset Acquisition), or otherwise become responsible for, contingently or otherwise, any Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “incurrence,” “incurred,” “incurrable,” and “incurring” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

“Indebtedness” means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:

(i) any Capitalized Lease Obligations of such Person;

(ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligations so secured);

(iii) guarantees of obligations of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

(iv) all obligations for the reimbursement of any obligor on any banker’s acceptance or for reimbursement of any obligor on any letter of credit with respect to drawings made thereunder and not yet reimbursed;

(v) in the case of Lamar Media, Disqualified Capital Stock of Lamar Media or any Restricted Subsidiary;

(vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP); and

(vii) the outstanding amount of any Guaranteed Permitted Unrestricted Subsidiary Obligations;

provided, however, that obligations in respect of performance and surety bonds and in respect of reimbursement obligations for undrawn letters of credit (whether or not secured by a lien) supporting insurance arrangements and performance and surety bonds, each incurred in the ordinary course of business and not as a part of a financing transaction, for the benefit of Lamar Media or any Restricted Subsidiary, shall not be considered Indebtedness for purposes of the indenture.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, provided, however, (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc., in each case, with a stable or better outlook; provided that a change in outlook shall not by itself cause Lamar Media to lose its Investment Grade Rating.

“Investments” means:

(i) directly or indirectly, any advance (other than a deposit of funds in connection with an acquisition, provided that either such acquisition is consummated by or through a Restricted Subsidiary or such deposit is returned to the Person that made it), account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, or the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person; and

(ii) any Permitted Unrestricted Subsidiary Obligation to the extent it is guaranteed by Lamar Media or a Restricted Subsidiary or otherwise is recourse to or obligates Lamar Media or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof (“Guaranteed Permitted Unrestricted Subsidiary Obligations”).

Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

“Issue Date” means January 28, 2016.

“Leverage Ratio” means the ratio of (i) the sum of the aggregate outstanding amount of (x) Indebtedness of Lamar Media and the Restricted Subsidiaries and (y) except to the extent included in the previous clause (x), the aggregate liquidation preference of any Preferred Stock of Lamar Media’s Restricted Subsidiaries as of the date of determination on a consolidated basis in accordance with GAAP to (ii) Lamar Media’s EBITDA for the four full fiscal quarters (the “Four Quarter Period”) ending on or prior to the date of determination for which financial statements are available. For purposes of this definition, Lamar Media’s “EBITDA” shall be calculated on a pro forma basis after giving effect to any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of Lamar Media or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness and the application of Asset Sale Proceeds) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including any EBITDA associated with such Asset Acquisition and including any pro forma expense and cost reductions determined in accordance with Article 11 of Regulation S-X relating to such Asset Acquisition) occurred on the first day of the Four Quarter Period.

“Lien” means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Make Whole Amount” means, as determined by Lamar Media, with respect to any note at any redemption date, the greater of (i) 1.0% of the principal amount of such note and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of such note at February 1, 2021 (as set forth in the table under “—Optional Redemption” above) plus (2) the remaining scheduled interest payments on the notes to be redeemed (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) to February 1, 2021 (other than interest accrued to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of the notes to be redeemed.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Income” means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

“Net Proceeds” means:

(a) in the case of any sale of Capital Stock of or Indebtedness by Lamar Advertising or Lamar Media, the aggregate net cash proceeds received by Lamar Media, after payment of expenses, commissions and the like incurred in connection therewith; and

(b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of Lamar Media which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to Lamar Media upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by Lamar Media in connection therewith).

“Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of the indenture.

“Permitted Business” means any business in which Lamar Media or its Restricted Subsidiaries are engaged on the date of the indenture and any other business related, incidental, complementary or ancillary thereto, and any unrelated business to the extent that it is not material in size as compared with Lamar Media and its Restricted Subsidiaries’ business as a whole.

“Permitted Dividend Encumbrances” means encumbrances or restrictions:

(a) existing on the Issue Date;

(b) arising by reason of Acquired Indebtedness of any Restricted Subsidiary existing at the time such Person became a Restricted Subsidiary; provided, however, that such encumbrances or restrictions were not created in anticipation of such Person becoming a Restricted Subsidiary and are not applicable to Lamar Media or any of the other Restricted Subsidiaries;

(c) arising under Indebtedness incurred under the Senior Credit Facility;

(d) arising under Refinancing Indebtedness; provided, however, that the terms and conditions of any such restrictions are no less favorable to the holders of notes than those under the Indebtedness being refinanced;

(e) customary provisions restricting the assignment of any contract or interest of Lamar Media or any Restricted Subsidiary;

(f) existing under an agreement relating to SBA Indebtedness;

(g) existing under an agreement relating to any Permitted Lien referred to in clause (iv) of the definition of Permitted Liens; provided, however, that such encumbrance or restriction only relates to the assets or property subject to such Permitted Lien;

(h) imposed by applicable law;

(i) imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or of any assets of a Restricted Subsidiary; provided, however, such encumbrances and restrictions apply solely to such Capital Stock or assets of such Restricted Subsidiary which are the subject of such binding agreement;

(j) on cash or other deposits or net worth imposed pursuant to customer contracts entered into in the ordinary course of business;

(k) arising under Indebtedness (other than Indebtedness described in clause (b), (c), (d) or (f) above) permitted to be incurred pursuant to the indenture; provided, however, that the terms and conditions of any such encumbrances or restrictions are no more restrictive than the terms and conditions of any encumbrances or restrictions arising under the notes; and

(l) imposed with respect to the distribution or disposition of assets or property in joint venture agreements or other similar agreements entered into in the ordinary course of business.

“Permitted Holders” means (x) any of Charles Switzer, Charles W. Lamar, III, Kevin P. Reilly, Sr., members of their immediate families or any lineal descendant of any of the foregoing and the immediate families of any such lineal descendant, (y) any trust or partnership, to the extent it is for the benefit of any of the foregoing or (z) any Person or group of Persons controlled by any of the foregoing.

“Permitted Indebtedness” means:

(i) Indebtedness of Lamar Media and Restricted Subsidiaries which are Guarantors pursuant to the Senior Credit Facility in an aggregate principal amount not to exceed $1.50 billion, less the aggregate amount of all permanent repayments thereunder made in accordance with “Limitation on certain asset sales,” and guarantees of such Indebtedness by Restricted Subsidiaries that are Guarantors;

(ii) Indebtedness under the notes and the Guarantees;

(iii) Indebtedness not covered by any other clause of this definition which is outstanding on the date of the indenture;

(iv) Indebtedness of Lamar Media to any Wholly-Owned Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to Lamar Media or another Restricted Subsidiary;

(v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred by Lamar Media or any Restricted Subsidiary to acquire or lease property in the ordinary course of business; provided, however, that (a) the aggregate amount of such Purchase Money Indebtedness and Capital Lease Obligations outstanding at any time shall not exceed the greater of (x) 5% of Lamar Media’s Consolidated Net Tangible Assets at the time of the incurrence of any such Purchase Money Indebtedness or Capitalized Lease Obligations or (y) $50 million, and (b) in each case, such Purchase Money Indebtedness or Capitalized Lease Obligation, as the case may be, would not constitute more than 100% of the cost (determined in accordance with GAAP) of the property so purchased or leased plus reasonable fees and expenses incurred in connection therewith;

(vi) Interest Rate Agreements and any guarantees thereof;

(vii) Refinancing Indebtedness; and

(viii) additional Indebtedness of Lamar Media or any Restricted Subsidiary that is a Guarantor not to exceed $75 million in principal amount outstanding at any time.

“Permitted Investments” means, for any Person, Investments made on or after the date of the indenture consisting of:

(a) Investments by Lamar Media or by a Restricted Subsidiary in Lamar Media or a Restricted Subsidiary which is a Guarantor;

(b) Temporary Cash Investments;

(c) Investments by Lamar Media or by a Restricted Subsidiary in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary which is a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Lamar Media or a Restricted Subsidiary which is a Guarantor;

(d) an Investment that is made by Lamar Media or a Restricted Subsidiary in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to Lamar Media or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under “Limitation on certain asset sales”; and

(e) Investments in Permitted Joint Ventures in an amount not to exceed $10 million.

“Permitted Joint Ventures” means a corporation, partnership or other entity (other than a Subsidiary) engaged in one or more Permitted Businesses in respect of which Lamar Media or a Restricted Subsidiary (a) beneficially owns at least 5% of the shares of Capital Stock of such entity and (b) either is a party to an agreement empowering one or more parties to such agreement (which may or may not be Lamar Media or a Subsidiary), or is a member of a group that, pursuant to the constituent documents of the applicable corporation, partnership or other entity, has the power, to direct the policies, management and affairs of such entity.

“Permitted Liens” means:

(i) Liens existing on the Issue Date;

(ii) Liens on property or assets of, or any shares of stock of, or interests in, or secured debt of, any Person existing at the time such Person becomes a Restricted Subsidiary or at the time such Person is merged into Lamar Media or any of the Restricted Subsidiaries; provided, however, that such Liens are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or merging into Lamar Media or any of the Restricted Subsidiaries;

(iii) Liens in favor of Lamar Media or any of the Restricted Subsidiaries;

(iv) Liens to secure Purchase Money indebtedness that is otherwise permitted under the indenture; provided, however, that any such Lien is created solely for the purpose of securing such Purchase Money Indebtedness and does not extend to or cover any property other than such item of property and any improvements on such item;

(v) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings;

(vi) Liens securing Indebtedness (x) permitted to be incurred by clause (i) of the definition of “Permitted Indebtedness” and (y) in addition to the amount permitted to be incurred by the foregoing subclause (x) so long as, in the case of this subclause (y), Indebtedness incurred pursuant to this subclause (y) (assuming any commitment therefor was fully drawn), when aggregated with any other Indebtedness of Lamar Media and the Guarantors which is secured by a Lien pursuant to this subclause (y), does not cause the Secured Leverage Ratio of Indebtedness incurred pursuant to this subclause (y) to exceed 3.50 to 1.00 as of the last day of the most recent quarter for which internal financial statements are available on the date such Indebtedness is incurred (or commitments therefor are obtained);

(vii) Permitted Dividend Encumbrances;

(viii) Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Liens were not incurred in connection with, or contemplation of, such designation;

(ix) extensions, renewals or refundings of any Liens referred to in clauses (i), (ii) and (viii) above; provided that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced; and

(x) Liens securing Indebtedness in an aggregate principal amount not to exceed $1 million outstanding at any time.

“Permitted Unrestricted Subsidiary Obligations” shall have the meaning specified in the definition of “Unrestricted Subsidiary.”

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries (Restricted Subsidiaries in the case of Lamar Media) under GAAP.

“Purchase Money Indebtedness” means any Indebtedness incurred by a Person to finance the cost (including the cost of construction or improvement and in the case of any Capitalized Lease Obligation, the lease) of any real or personal property, the principal amount of which indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

“Rating Agencies” means Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the notes publicly available, a nationally recognized statistical Rating Agency or agencies, as the case may be, selected by Lamar Media (as certified by a resolution of the board of directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

“Refinancing Indebtedness” means Indebtedness that refunds, refinances or extends any Indebtedness of Lamar Media or the Restricted Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by Lamar Media or the Restricted Subsidiaries pursuant to the terms of the indenture (other than pursuant to clauses (i), (iv), (v) and (vi) of the definition of Permitted Indebtedness), but only to the extent that:

(i) the Refinancing Indebtedness is subordinated to the notes to at least the same extent, if at all, as the Indebtedness being refunded, refinanced or extended;

(ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the notes;

(iii) the portion of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the notes;

(iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of any premium required to be paid in connection with such refunding, refinancing or extension pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the board of directors of Lamar Media as necessary to accomplish such refunding, refinancing or extension by means of a tender offer or privately negotiated purchase and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

(v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that Lamar Media may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Restricted Subsidiary.

“Registration Rights Agreement” means the registration rights agreement among Lamar Media, the Guarantors and the initial purchasers relating to the notes.

“Restricted Payment” means any of the following:

(i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of Lamar Media or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Lamar Media or any Restricted Subsidiary (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock), and (y) in the case of Restricted Subsidiaries of Lamar Media, dividends or distributions payable to Lamar Media or to a Wholly-Owned Restricted Subsidiary);

(ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Lamar Media or any of the Restricted Subsidiaries (other than Capital Stock owned by Lamar Media or a Wholly-Owned Restricted Subsidiary);

(iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the notes that is outstanding on the Issue Date or any Refinancing Indebtedness that refinances such Indebtedness;

(iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

(v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary to the extent set forth in the definition of Unrestricted Subsidiary; and

(vi) forgiveness of any Indebtedness of an Affiliate of Lamar Media (other than a Wholly-Owned Restricted Subsidiary) to Lamar Media or a Restricted Subsidiary.

For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

“Restricted Subsidiary” means a Subsidiary of Lamar Media other than an Unrestricted Subsidiary and includes all of the Subsidiaries of Lamar Media existing as of the Issue Date (other than Missouri Logos, a Partnership). The board of directors of Lamar Media may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary of Lamar Media as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), Lamar Media could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the “Limitation on additional indebtedness and preferred stock of restricted subsidiaries” covenant and no Default or Event of Default shall have occurred and be continuing.

“S&P” means Standard & Poor’s Rating Service, a division of The McGraw-Hill Companies, Inc., and its successors.

“SBA Indebtedness” means Indebtedness incurred pursuant to the United States Small Business Administration Disaster Relief Loan program or any similar loan program; provided, however, that such Indebtedness shall at all times be prepayable without penalty at the option of the obligor.

“Secured Indebtedness” means any Indebtedness secured by a Lien on any assets of Lamar Media or any Subsidiary that is a Restricted Subsidiary.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (1) the Total Secured Debt as of such date of determination to (2) EBITDA of Lamar Media for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, with such pro forma and other adjustments to each of Total Secured Debt and EBITDA as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of Leverage Ratio.

“Senior Credit Facility” means the Second Amended and Restated Credit Agreement dated as of February 3, 2014, as amended to date, among Lamar Media, the guarantor parties thereto, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and the other agents party thereto, and one or more other financing arrangements (including, without limitation, credit facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing, consolidating or otherwise restructuring (including increasing the amount of available borrowings thereunder pursuant to incremental facilities or otherwise or adding Subsidiaries of Lamar Media as additional guarantors thereunder) all or any portion of the Indebtedness under any such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of Indebtedness that may be incurred thereunder.

“Stated Maturity” means, when used with respect to any note or any installment of interest thereon, the date specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

“Subsidiary” means, with respect to any Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Temporary Cash Investments” or “cash equivalents” means:

(i) United States dollars;

(ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thomson BankWatch Rating of “B” or better;

(iv) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

(v) commercial paper or marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case, having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition; and

(vi) money market funds at least 95% of the assets of which constitute cash equivalents of the kinds described in clauses (i) through (v) of this definition.

“Total Secured Debt” means, as of any date of determination, the aggregate principal amount of Secured Indebtedness of Lamar Media and the Guarantors (other than cash management obligations and Interest Rate Agreements to the extent permitted by the indenture) outstanding on such date, determined on a consolidated basis.

“Treasury Rate” means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to February 1, 2021; provided, however, that if the period from the redemption date to February 1, 2021 is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to February 1, 2021 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used. The Treasury Rate shall be obtained by Lamar Media.

“Unrestricted Subsidiary” means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of Lamar Media which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the board of directors of Lamar Media, but only so long as:

(i) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Unrestricted Subsidiary (other than obligations in respect of performance and surety bonds and in respect of reimbursement obligations for undrawn letters of credit supporting insurance arrangements and performance and surety bonds, each incurred in the ordinary course of business and not as part of a financing transaction (collectively, “Permitted Unrestricted Subsidiary Obligations”)) (A) is guaranteed by Lamar Media or any Restricted Subsidiary, or (B) is recourse to or obligates Lamar Media or any Restricted Subsidiary of Lamar Media, directly or indirectly, contingently or otherwise, to satisfaction thereof;

(ii) such Unrestricted Subsidiary has no Indebtedness or any other obligation (other than Permitted Unrestricted Subsidiary Obligations) that, if in default in any respect (including a payment default), would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Lamar Media or its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(iii) no Default or Event of Default shall have occurred and be continuing.

Any designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed a Restricted Payment in an amount equal to the fair market value of such Subsidiary (as determined in good faith by the board of directors of Lamar Media) and any such designation shall be permitted only if it complies with the provisions of “Limitation on restricted payments.” The trustee shall be given prompt notice by Lamar Media of each resolution adopted by the board of directors of Lamar Media under this provision, together with a copy of each such resolution adopted.

“U.S. Government Obligations” means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other similar governing body of such Person.

“Wholly-Owned Restricted Subsidiary” means any Restricted Subsidiary, all of the outstanding Voting Stock (other than directors’ qualifying shares) of which are owned, directly or indirectly, by Lamar Media.

REGISTRATION RIGHTS AGREEMENT

We and our subsidiary guarantors entered into a registration rights agreement with the initial purchasers on February 1, 2019 in connection with the closing of the private offering of the outstanding notes. In that agreement, we agreed for the benefit of the holders of the outstanding notes that we will use our reasonable best efforts to file with the Commission and cause to become effective a registration statement relating to an offer to exchange the notes for an issue of Commission-registered notes with terms identical to the notes (except that the exchange notes are not subject to restrictions on transfer or to any increase in annual interest rate as described below).

If applicable interpretations of the staff of the Commission do not permit us to effect the exchange offer, we are required to use our reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the notes and to keep that shelf registration statement effective until the earlier of February 1, 2021 or the date on which all notes covered by the shelf registration statement have been sold. We will, in the event of such a shelf registration, provide to each outstanding noteholder copies of the prospectus that is a part of the shelf registration statement, notify each noteholder when the shelf registration statement has become effective and take certain other actions to permit resales of the notes. A noteholder that sells notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a noteholder (including certain indemnification obligations).

We and the subsidiary guarantors have agreed to use commercially reasonable efforts to complete the exchange offer within 120 days after the closing date. If this exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before October 29, 2019 (the “Target Registration Date”), the annual interest rate borne by the notes will be increased (i) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the earlier of the second anniversary of the issue date of the notes and the date that the exchange offer is completed or, if required, the shelf registration statement is declared effective up to a maximum of 1.00% per annum of additional interest.

If we effect the exchange offer, we will be entitled to close the exchange offer not earlier than 20 business days after its commencement, provided that we have accepted all notes validly surrendered in accordance with the terms of the exchange offer. Notes not tendered in the exchange offer shall bear interest at the rate set forth on the cover page of this prospectus and be subject to all the terms and conditions specified in the indenture, including transfer restrictions.

The preceding is a summary of the material terms and provisions of the registration rights agreement. A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The Global Notes

The exchange notes will be issued in the form of one or more registered notes in global form, without interest coupons, which are called the global notes.

Upon issuance, each of the global notes will be deposited with the Trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, which are called DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•

upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•

ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

DTC has agreed to the above procedures to facilitate transfers of interests in the global notes among participants in its settlement systems. However, DTC is not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•

DTC is at any time unwilling, unable or ineligible to continue as depositary for the global notes or ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days of the date we are so informed in writing or become aware of same; or

•	an Event of Default has occurred and is continuing.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax consequences of the exchange of outstanding notes for exchange notes and of the ownership and disposition of the exchange notes, but does not purport to be an analysis of all potential tax effects. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed regulations, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretations. Any such change or differing interpretations could affect the accuracy of the statements and consequences described below, possibly with adverse effect. We have not sought and will not seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a different position concerning the tax consequences of the exchange of the outstanding notes for the exchange notes or the ownership or disposition of the exchange notes or that any such position would be sustained.

This summary applies only to persons who hold the outstanding notes and the exchange notes as capital assets within the meaning of Section 1221 of the Code (that is, for investment purposes) and does not address the tax consequences to subsequent purchasers of the notes. This summary does not discuss all aspects of United States federal income taxation that may be relevant to holders in light of their special circumstances or to holders subject to special tax rules (including, without limitation: financial institutions, corporations treated as personal holding companies, regulated insurance companies, insurance companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, tax-exempt organizations, governmental organizations, dealers in securities or currencies, partnerships, S corporations and other pass-through entities and investors in such entities, persons subject to alternative minimum tax, persons holding the notes as a part of a hedge, straddle, conversion, constructive sale or other integrated transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, or former U.S. citizens or long-term residents subject to taxation as expatriates under Section 877 of the Code). This summary also does not discuss any tax consequences arising under other United States federal tax laws (including estate and gift tax laws) or the law of any state, local, foreign or other taxing jurisdiction.

New Tax Reform Legislation Enacted December 22, 2017

On December 22, 2017, President Trump signed into law H.R. 1, informally titled the Tax Cuts and Jobs Act (the “TCJA”). The TCJA makes major changes to the Code, including a number of provisions of the Code that affect the taxation of REITs. Among the changes made by the TCJA are permanently reducing the generally applicable corporate tax rate, generally reducing the tax rate applicable to individuals and other non-corporate taxpayers for tax years beginning after December 31, 2017 and before January 1, 2026, eliminating or modifying certain previously allowed deductions (including substantially limiting interest deductibility and, for individuals, the deduction for non-business state and local taxes). The TCJA also imposes new limitations on the deduction of net operating losses, which may result in Lamar Advertising having to make additional distributions in order to comply with REIT distribution requirements or avoid taxes on retained income and gains. The effect of the significant changes made by the TCJA is highly uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. The effect of any technical corrections with respect to the TCJA could have an adverse effect on us, Lamar Advertising and its subsidiaries and shareholders.

These changes will impact us and holders of the notes in various ways, some of which may be adverse relative to prior law, and this summary discusses changes where material. To date, the IRS has issued only limited guidance with respect to certain provisions of the new law. There are numerous interpretive issues and ambiguities that will require guidance and that are not clearly addressed in the Conference Report that accompanied the TCJA. Technical corrections to the legislation likely will be needed to clarify certain of the new provisions and give proper effect to congressional intent. There can be no assurance, however, that additional technical clarifications or other legislative changes that may be needed to prevent unintended or unforeseen tax consequences will be enacted by Congress any time soon. Taxpayers should consult with their tax advisors regarding the effect of the TCJA on their particular circumstances (including the impact of other changes enacted as part of the TCJA that do not directly relate to REITs and that are not discussed herein).

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AND THE CONSEQUENCES OF OTHER FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS) AND THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY AND THE POSSIBLE EFFECT OF CHANGES IN THESE TAX LAWS.

As used this summary, the term “U.S. holder” means a beneficial owner of a note that is for United States federal income tax purposes (i) an individual who is a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate, the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if a valid election is in place to treat the trust as a United States person.

As used in this summary, the term “non-U.S. holder” means a beneficial owner of a note (other than a partnership) that is not a U.S. holder.

If a partnership (including any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Holders of notes that are partnerships and partners in those partnerships are urged to consult their tax advisors regarding the United States federal income tax consequences of the exchange of outstanding notes for exchange notes and of the ownership and disposition of the exchange notes.

Tax Consequences to U.S. Holders

Exchange Offer

The exchange of the outstanding notes for the exchange notes in connection with the exchange offer will not be treated as a taxable sale or exchange for United States federal income tax purposes. Accordingly,

•	holders will not recognize taxable gain or loss as a result of the exchange;

•	the adjusted tax basis of an exchange note immediately after the exchange will be the same as the adjusted tax basis of the outstanding note exchanged therefor immediately before the exchange;

•	the holding period of the exchange note will include the holding period of the outstanding note; and

•	any original issue discount, acquisition premium, market discount or bond premium applicable to the outstanding notes will carry over to the exchange notes.

Interest on the Notes

Stated interest on the notes will generally be taxable as ordinary interest income at the time the interest accrues or is received in accordance with a holder’s regular method of accounting for United States federal income tax purposes.

Market Discount

If a holder acquires an exchange note (or purchased an outstanding note which such holder exchanges for an exchange note) for an amount that is less than its adjusted issue price, the difference will be treated as “market discount” (unless such difference is less than a statutorily defined de minimis amount), and the exchange note will be subject to the market discount rules. The holder of an exchange note that is subject to the market discount rules will be required to treat any full or partial principal payment or any gain recognized on the maturity, sale or other disposition of the note as ordinary income to the extent of the accrued market discount that has not previously been included in income. If a holder disposes of a note in certain otherwise nontaxable transactions, such holder must include accrued market discount as ordinary income as if the holder had sold the note at its then fair market value. The amount of market discount treated as having accrued will be determined either:

•

on a straight-line basis by multiplying the market discount times a fraction, the numerator of which is the number of days the note was held by the holder and the denominator of which is the total number of days after the date such holder acquired the note up to, and including, the note’s maturity date; or

•	if the holder so elects, on the basis of a constant rate of compound interest.

The holder of an exchange note subject to the market discount rules may elect to include market discount in income currently, through the use of either the straight-line inclusion method or the elective constant interest rate method, in lieu of recharacterizing gain upon disposition as ordinary income to the extent of accrued market discount at the time of disposition. Once made, this election will apply to all debt instruments with market discount acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If an election is made to include market discount on a debt instrument in income currently, the basis of the debt instrument in the hands of the holder will be increased by the market discount thereon as it is included in income.

A holder who does not elect to include the market discount on an exchange note in income currently may be required to defer interest expense deductions for a portion of the interest paid on indebtedness incurred or continued to purchase or carry such note, until the maturity of the note, its earlier disposition in a taxable transaction or, if the holder so elects, a subsequent taxable year in which sufficient income exists with respect to the exchange note.

Amortizable Bond Premium

If a holder purchases an exchange note (or purchased an outstanding note which such holder exchanges for an exchange note) for an amount in excess of all amounts payable on the note after the purchase date, other than payments of stated interest, such holder will be considered to have purchased the note with “amortizable bond premium” equal to the excess. Such holder will not be required to include in income any original issue discount with respect to the note. In general, a holder may elect to amortize bond premium by offsetting stated interest allocable to an accrual period with the premium allocable to that period at the time that the holder takes the interest into account under the holder’s regular method of accounting for United States federal income tax purposes. Bond premium is allocable to an accrual period on a constant yield basis. Because the exchange notes are redeemable at our option (see “Description of Exchange Notes—Optional Redemption”), special rules will apply which require a holder to determine the yield and maturity of the exchange notes for purposes of calculating and amortizing bond premium by assuming that we will exercise our option to redeem the holder’s notes in a manner that maximizes the holder’s yield. If we do not exercise our option to redeem the exchange note in the manner assumed, then solely for purposes of calculating and amortizing any remaining bond premium, the holder must treat the exchange note as retired and reissued on the deemed redemption date for its adjusted acquisition price as of that date. The adjusted acquisition price of the exchange note is the holder’s initial investment in the exchange note or the outstanding note, decreased by the amount of any payments, other than qualified stated interest payments, received with respect to such note and any bond premium previously amortized by the holder. Under Treasury regulations, the amount of amortizable bond premium that a holder may deduct in any accrual period is limited to the amount by which the holder’s total interest inclusions on the note in prior accrual periods exceed the total amount treated by the holder as a bond premium deduction in prior accrual periods. If any of the excess bond premium is not deductible, that amount is carried forward to the next accrual period.

A holder who elects to amortize bond premium must reduce the holder’s tax basis in the note by the amount of the premium used to offset interest income as set forth above. Once made, the election to amortize bond premium on a constant yield method applies to all debt instruments (other than debt instruments the interest on which is excludable from gross income) held or subsequently acquired by the holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Sale, Redemption, Retirement or Other Taxable Disposition of the Notes

A holder of an exchange note will recognize gain or loss upon the sale, redemption, retirement or other taxable disposition of the note equal to the difference between (i) the amount of cash and the fair market value of any property received (except to the extent attributable to accrued interest) and (ii) the holder’s adjusted tax basis in the note. A holder’s adjusted tax basis in a note generally will equal such holder’s initial investment in the note, increased by the amount of original issue discount and any accrued market discount previously included in income and decreased by the amount of any payments, other than qualified stated interest payments, received with respect to such note and any amortized bond premium. If a holder disposes of a note between interest payment dates, a portion of the amount received represents stated interest accrued to the date of disposition and must be reported as ordinary interest income, and not as proceeds from the disposition, in accordance with the holder’s regular method of accounting for federal income tax purposes as described above under “—Interest on the Notes.” Subject to the market discount rules discussed above, any gain or loss recognized by a holder on the disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period is more than one year. The exchange of the outstanding notes for the exchange notes in connection with the exchange offer will not be a taxable sale or exchange for United States federal income tax purposes.

Medicare Tax

Certain U.S. holders that are individuals, estates, or trusts are subject to an additional 3.8% tax on their net investment income, which generally includes interest (including interest paid with respect to a note), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange, redemption or other taxable disposition of a note) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Tax Consequences to Non-U.S. Holders

Exchange Offer

The exchange of the outstanding notes for the exchange notes in connection with the exchange offer will not be treated as a taxable sale or exchange for United States federal income tax purposes.

Interest on the Notes

Subject to the discussion below concerning effectively connected income, backup withholding, and FATCA, the 30% United States federal withholding tax should not apply to any payment of interest (including original issue discount) on the notes provided that: (i) the holder does not own actually or constructively 10% or more of the total combined voting power of Lamar Media Corp.; (ii) the holder is not a controlled foreign corporation related to Lamar Media Corp. through the actual or constructive stock ownership rules of the Code; (iii) the holder is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and (iv) either (a) the holder certifies, under penalties of perjury, to us or our paying agent on an IRS Form W-8BEN or W-8BEN-E, as applicable (or other applicable form), that the holder is not a United States person and provides certain other information or satisfies certain other certification requirements, or (b) a financial institution holding the notes on the holder’s behalf certifies, under penalty of perjury, that it has received an IRS Form W-8BEN or W-8BEN-E, as applicable (or other applicable form) from the beneficial owner and provides a copy or, in the case of certain foreign intermediaries, satisfies other certification requirements under the applicable United States Treasury regulations. Special certification requirements apply to certain non-U.S. holders that are entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the holder will be subject to the 30% United States federal withholding tax, unless the holder provides us with either (i) a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) a properly executed IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States and is includible in such non-U.S. holder’s gross income.

A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Redemption, Retirement or Other Taxable Disposition of the Notes

Subject to the discussion below concerning effectively connected income, backup withholding, and FATCA, a non-U.S. holder will not be subject to United States federal income tax on any gain realized on the sale, redemption, retirement or other taxable disposition of a note unless the non-U.S. holder is an individual who is present in the U.S. for at least 183 days during the year of disposition of the note and other conditions are satisfied. The exchange of the outstanding notes for exchange notes in connection with the exchange offer will not be a taxable sale or exchange for United States federal income tax purposes.

Effectively Connected Income

If a non-U.S. holder is engaged in a trade or business in the United States and the holder’s investment in a note is effectively connected with such trade or business, the holder will be exempt from the 30% withholding tax on interest (provided a certification requirement, generally on IRS Form W-8ECI, is met), but will instead generally be subject to regular United States federal income tax on a net income basis on any interest and gain with respect to the notes in the same manner as if the holder were a U.S. holder unless an applicable income tax treaty provides otherwise. In addition, if the non-U.S. holder is a foreign corporation, the holder may be subject to a branch profits tax of 30% (or the lower rate provided by an applicable income tax treaty) of the holder’s earnings and profits for the taxable year that are effectively connected with the holder’s conduct of a trade or business in the United States. If a non-U.S. holder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to United States federal income tax only if it is also attributable to a permanent establishment maintained by the holder in the United States.

Information Reporting and Backup Withholding

U.S. holders. Payments of interest (including original issue discount) and principal on, and proceeds received from a sale, exchange, retirement, redemption or other taxable disposition of, a note generally will be reported to U.S. holders, other than certain exempt recipients, such as corporations, on IRS Form 1099. In addition, a backup withholding tax may apply to such payments or proceeds if the U.S. holder fails to furnish the payor with a correct taxpayer identification number or other required certification or if it has been notified by the IRS that it is subject to backup withholding for failing to report interest or dividends required to be shown on the holder’s federal income tax returns. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. holders. Payments of interest (including original issue discount) paid to a non-U.S. holder generally must be reported annually to the holder and the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the non-U.S. holder resides. In general, a non-U.S. holder will not be subject to backup withholding with respect to interest or principal payments on the notes if such holder has provided the statement described above under “–United States Federal Income Tax Consequences to Non-U.S. Holders—Interest Payments on the Notes” and the payor does not have actual knowledge or reason to know that such holder is a U.S. person. In addition, a non-U.S. holder will not be subject to backup withholding with respect to the proceeds of the sale of a note (including on redemption or retirement) made within the United States or conducted through certain United States financial intermediaries if the payor receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or such holder otherwise establishes an exemption. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of exemptions and the procedure for obtaining such exemptions, if available.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act together with administrative guidance and certain intergovernmental agreements entered into thereunder (“FATCA”) generally imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount) on the exchange notes and on gross proceeds from a disposition of property of a type which can produce U.S. source interest (such as the exchange notes), paid to a foreign financial institution, or to a non-financial foreign entity, unless (a) the foreign financial institution agrees to comply with certain diligence, reporting and withholding obligations with respect to its U.S. accounts, (b) a non-financial foreign entity identifies and provides information relating to its 10% or greater U.S. owners (or confirms the absence of substantial U.S. owners), or (c) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. Such intergovernmental agreements may provide different rules with respect to non-U.S. financial institutions. The 30% withholding tax under FATCA applies regardless of whether the foreign financial institution or non-financial foreign entity receives payments as a beneficial owner or intermediary and whether the applicable payment otherwise is exempt from U.S. withholding (e.g., as “portfolio interest” or as capital gain upon the sale, exchange, redemption or other disposition of an exchange note).

As a result, holders may receive less interest or principal than expected with respect to the exchange notes. We will not pay any additional amounts with respect to any withholding tax imposed pursuant to FATCA. These rules were set to apply to gross proceeds from certain types of property as of January 1, 2019 but the IRS has released proposed regulations providing that these rules will not apply to any gross proceeds. The proposed regulations may presently be relied on and are likely to be finalized; as such these rules are unlikely to apply to any gross proceeds. Holders are urged to consult their own tax advisors with respect to these information reporting rules and due diligence requirements and the potential application of FATCA to them.

Taxation of Lamar Media

Our parent, Lamar Advertising, elected to be treated as a REIT for U.S. federal income tax purposes. We, Lamar Media, are treated as a qualified REIT subsidiary of Lamar Advertising that is disregarded as separate from its parent REIT for U.S. federal income tax purposes. As discussed below under “Taxation of Lamar Advertising as a REIT,” REIT qualification involves the application of highly technical and complex provisions of the Code to Lamar Advertising’s assets and operations as well as various factual determinations concerning matters and circumstances not entirely within its control. There are limited judicial or administrative interpretations of these provisions. Although Lamar Advertising plans to operate in a manner consistent with the REIT qualification rules, we cannot assure you that it will so qualify or remain so qualified. If Lamar Advertising were to fail to qualify as a REIT, we, Lamar Media, would be classified as a taxable corporation and would be a member of Lamar Advertising’s consolidated group.

Taxation of Lamar Advertising as a REIT

Lamar Advertising elected to be taxed as a REIT for U.S. federal income tax purposes beginning with its taxable year ended December 31, 2014, Lamar Advertising’s “first REIT taxable year.” A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification as a REIT. Lamar Advertising’s REIT election, assuming continuing compliance with the then applicable qualification tests, will continue in effect for subsequent taxable years.

We believe that Lamar Advertising’s form of organization and its operations have enabled and will enable it to continue to qualify as a REIT, beginning with its 2014 taxable year. Qualification and taxation as a REIT depend upon Lamar Advertising’s ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code, as in effect for each applicable taxable period. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in Lamar Advertising’s circumstances, we can provide no assurance that Lamar Advertising’s actual operating results will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

So long as Lamar Advertising qualifies for taxation as a REIT, Lamar Advertising generally will not be subject to U.S. federal corporate income tax on its net income that is distributed currently to its stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, even if Lamar Advertising qualifies for taxation as a REIT, it will be subject to U.S. federal income tax as follows:

•

Lamar Advertising will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT, subject to specified adjustments, including a deduction for dividends paid;

•

under some circumstances, Lamar Advertising may be subject to the “alternative minimum tax” on its items of tax preference although the “alternative minimum tax” applicable to corporations was repealed pursuant to the TCJA, effective for its 2018 taxable year and thereafter;

•

if Lamar Advertising has net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on this income;

•

Lamar Advertising’s net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business unless such property has been held by Lamar Advertising for two years or more and certain other requirements are satisfied;

•

if Lamar Advertising fails to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintains its qualification as a REIT because other requirements are met, it will be subject to a tax equal to the greater of (1) the amount by which 75% of Lamar Advertising’s gross income exceeds the amount of its income qualifying under the 75% test for the taxable year or (2) the amount by which 95% of Lamar Advertising’s gross income exceeds the amount of its income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect Lamar Advertising’s profitability;

•

if Lamar Advertising fails to satisfy any of the asset tests (other than a failure by a de minimis amount of the 5% or 10% asset tests) and it qualifies for and satisfies certain cure provisions, then Lamar Advertising will have to pay an excise tax equal to the greater of (1) $50,000 and (2) an amount determined by multiplying (x) the net income generated during a specified period by the assets that caused the failure by (y) the highest U.S. federal income tax rate applicable to corporations;

•

if Lamar Advertising fails to satisfy any REIT requirements other than the income test or asset test requirements and it qualifies for a reasonable cause exception, then Lamar Advertising may retain its REIT qualification, but it will have to pay a penalty equal to $50,000 for each such failure;

•

in each taxable year, Lamar Advertising will be subject to a nondeductible 4% excise tax to the extent of the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid is less than the sum of:

•	85% of its REIT ordinary income for the year;

•	95% of its REIT capital gain net income for the year; and

•	any undistributed taxable income from prior taxable years;

•

Lamar Advertising will be subject to a 100% penalty tax on some payments it receives (or on certain expenses deducted by a TRS) if arrangements between Lamar Advertising and its TRSs are not comparable to similar arrangements among unrelated parties and it will incur such 100% excise tax if it is determined that it has been undercharged for certain services provided by a TRS.;

•

Lamar Advertising may elect to retain and pay U.S. federal income tax on its net long-term capital gain. In that case, a stockholder would include its proportionate share of Lamar Advertising’s undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax Lamar Advertising paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s tax basis in Lamar Advertising’s stock;

•

if Lamar Advertising recognized gain on the disposition of assets held by it between January 1, 2014 and January 1, 2019, i.e. the five-year period after it became taxable as a REIT for U.S. federal income tax purposes, the lesser of (i) the amount of gain recognized on such disposition and (ii) the excess of the fair market value of such asset over Lamar Advertising’s basis in the asset on January 1, 2014, would be taxable at the highest regular corporate tax rate, which is currently 21%, on the lesser of the excess of the fair market value of the asset over Lamar Advertising’s basis in the asset on January 1, 2014, or the gain it realizes on the disposition. Such five-year period has expired but certain tax years for which this rule applied remain open such that additional taxes could be assessed with respect to sales in those tax years.

•

if after January 1, 2014, Lamar Advertising acquires an asset from a corporation in a transaction in which its basis in the asset is determined by reference to the basis of the asset in the hands of a present or former “C” corporation (including, for example, if it were to liquidate a wholly owned “C” corporation subsidiary), and if Lamar Advertising subsequently recognizes gain on the disposition of this asset during the five year period beginning on the date on which the asset ceased to be owned by the “C” corporation, then Lamar Advertising will pay tax at the highest regular corporate tax rate, which is currently 21%, on the lesser of the excess of the fair market value of the asset over the “C” corporation’s basis in the asset on the date the asset ceased to be owned by the “C” corporation, or the gain Lamar Advertising recognizes in the disposition;

•	income earned by Lamar Advertising’s TRSs will be subject to tax at regular corporate rates; and

•

Lamar Advertising may be required to pay penalties to the IRS in certain circumstances, including if it fails to meet recordkeeping requirements intended to monitor Lamar Advertising’s compliance with rules relating to the composition of Lamar Advertising’s stockholders.

Requirements for qualification as a REIT. In order to have so qualified, Lamar Advertising must have met and continue to meet the requirements discussed below, relating to Lamar Advertising’s organization, ownership, sources of income, nature of assets and distributions of income to stockholders.

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

not more than 50% in value of the outstanding shares of which is owned during the last half of each taxable year, directly or indirectly, by five or fewer individuals, as defined in the Code to include specified entities;

(7)

that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and the Treasury Regulations promulgated thereunder; and

(9)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3), (4), (7), (8), and (9) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in Lamar Advertising’s case, was 2014). For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Section 401(a) of the Code generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

We believe that Lamar Advertising has outstanding sufficient shares of stock with sufficient diversity of ownership to allow it to satisfy conditions (5) and (6) above. In addition, Lamar Advertising’s charter provides restrictions regarding the transfer of shares of capital stock that are intended to assist it in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that Lamar Advertising will be able to satisfy these share ownership requirements.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If Lamar Advertising complies with the annual letters requirement and it does not know or, exercising reasonable diligence, would not have known of its failure to meet condition (6) above, then Lamar Advertising will be treated as having met condition (6) above.

For purposes of condition (8) above, Lamar Advertising will use a calendar year for U.S. federal income tax purposes, and it intends to comply with the applicable recordkeeping requirements.

Lamar Advertising’s Non-REIT Accumulated Earnings and Profits. A REIT may not have any undistributed “C” corporation earnings and profits at the end of any taxable year. Thus, in order to qualify as a REIT, Lamar Advertising was required to distribute to its stockholders all of its undistributed earnings and profits accumulated through the end of 2013, prior to the end of Lamar Advertising’s first REIT taxable year.

Lamar Advertising retained accountants to compute the amount of Lamar Advertising’s accumulated E&P through December 31, 2013. Based on these calculations and projections, we believe that Lamar Advertising had no more than $40 million in accumulated E&P as of December 31, 2013. Lamar Advertising distributed this amount in full to its stockholders by the December 31, 2014 deadline. However, there can be no assurance that the IRS would not, upon subsequent examination, propose adjustments to Lamar Advertising’s calculation of the undistributed earnings and profits. If it is subsequently determined that Lamar Advertising had undistributed earnings and profits as of the end of its first taxable year as a REIT, Lamar Advertising may be eligible for a relief provision similar to the “deficiency dividends” procedure described below. To utilize this relief provision, Lamar Advertising would have to pay an interest charge for the delay in distributing the non-REIT accumulated E&P; in addition, Lamar Advertising would be required to distribute to its stockholders, in addition to Lamar Advertising’s other REIT distribution requirements, the amount of the non-REIT accumulated E&P less the interest charge paid.

Acquisitions of “C” Corporations. If Lamar Advertising acquires a corporation, liquidates a TRS or converts a TRS to a QRS, to preserve Lamar Advertising’s status as a REIT it must generally distribute all of the non-REIT accumulated E&P inherited in that transaction, if any, not later than the end of the taxable year in which the transaction occurred. The distribution of such non-REIT accumulated E&P may be eligible for taxation to noncorporate U.S. stockholders at the maximum 20% “qualified dividend” rate.

Ownership of Partnerships, LLCs and Qualified REIT Subsidiaries. In the case Lamar Advertising is a partner in a partnership or a member of a limited liability company or other entity that is treated as a partnership for United States federal income tax purposes, Treasury regulations provide that it is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs, as described below. A REIT’s proportionate share of a partnership’s assets and income is based on its capital interests in the partnership. However, solely for purposes of the 10% value test, described below, the determination of Lamar Advertising’s interest in partnership assets is based on its proportionate interest in the equity and certain debt securities issued by the partnership. In addition, the assets and gross income of the partnership are deemed to retain the same character in its hands. Thus, its proportionate share of the assets and items of income of Lamar Advertising’s operating partnership and any of its subsidiaries treated as partnerships for U.S. federal income tax purposes will be treated as its assets and items of income for purposes of applying the REIT requirements. As the sole general partner of the operating partnership, Lamar Advertising has direct control over it and indirect control over the subsidiaries in which its operating partnership or a subsidiary has a controlling interest. Lamar Advertising currently intends to operate these entities in a manner consistent with the requirements for its qualification as a REIT.

Under the Bipartisan Budget Act of 2015, Congress revised the rules applicable to U.S. federal income tax audits of partnerships (such as certain of Lamar Advertising’s subsidiaries) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, or if they will apply, especially with respect to partners that are REITs, and it is not clear at this time what effect this new legislation will have on Lamar Advertising and Lamar Media. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by Lamar Advertising in the event of a U.S. federal income tax audit of a subsidiary partnership.

If a REIT owns a corporate subsidiary that is a QRS, the separate existence of that subsidiary will be disregarded for U.S. federal income tax purposes. Generally, a QRS is a corporation, other than a TRS (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the QRS will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A QRS will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

Subsidiary REITs. Although Lamar Advertising does not expect to own interests in other REITs, it may find it necessary or advantageous in the future to do so. If any REIT in which Lamar Advertising holds an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect Lamar Advertising’s ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS.

Taxable REIT Subsidiaries. A TRS is a corporation in which Lamar Advertising directly or indirectly owns stock and that elects, together with Lamar Advertising, to be treated as a TRS under Section 856(l) of the Code. In addition, if one of Lamar Advertising’s TRSs owns, directly or indirectly, securities representing more than 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as Lamar Advertising’s TRS. A TRS is a corporation subject to U.S. federal income tax, and state and local income tax where applicable, as a regular “C” corporation. A TRS may be prevented from deducting interest on debt funded directly or indirectly by Lamar Advertising if certain tests are not satisfied, as described below in “New Interest Deduction Limitation Enacted by the TCJA.” Overall, no more than 25% (20% with respect to taxable years beginning after December 31, 2017) of the value of a REIT’s assets may consist of TRS securities.

Generally, a TRS can perform some impermissible tenant services without causing Lamar Advertising to receive impermissible tenant services income under the REIT income tests. A TRS also can recognize income that would be subject to the 100% prohibited transaction tax, or income that would be nonqualifying income under the gross income tests, if earned by a REIT, as described below. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income tax. For example, a TRS is limited in its ability to deduct interest payments made to Lamar Advertising in excess of a certain amount. In addition, Lamar Advertising will be obligated to pay a 100% penalty tax on some payments that it receives or on certain expenses deducted by the TRS if the economic arrangements among Lamar Advertising, its tenants and the TRS are not comparable to similar arrangements among unrelated parties and if it is determined that it has been undercharged for certain services provided by a TRS. Lamar Advertising owns and expects to continue to own interests in one or more TRSs that perform certain services for Lamar Advertising’s tenants, such as design and production of advertising copy and installations; holding certain property, such as the contracts and other assets related to Lamar Advertising’s transit business; and conducting other activities. Its TRSs may incur significant amounts of U.S. federal, state and local income taxes. Lamar Advertising also elected to treat its non-U.S. subsidiaries as its TRSs for REIT qualification purposes. Although Lamar Advertising’s non-U.S. subsidiaries are not expected to incur U.S. income taxes, they are subject to taxation in the jurisdictions where they operate and those taxes may be significant.

Income Tests Applicable to REITs. To qualify as a REIT, Lamar Advertising must satisfy two gross income tests annually. First, at least 75% of Lamar Advertising’s gross income, excluding gross income from prohibited transactions and certain other income and gains described below, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate assets other than certain debt instruments of publicly offered REITs, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, income and gain derived from foreclosure property, or from some types of temporary investments. Second, at least 95% of Lamar Advertising’s gross income, excluding gross income from prohibited transactions and certain other income and gains described below, for each taxable year must be derived from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities. Lamar Advertising received a private letter ruling from the IRS confirming that the payments received from advertisers in respect of its billboards, logo signs and bus shelters will constitute rents from real property, provided certain conditions are met.

Rents received by Lamar Advertising will qualify as rents from real property for purposes of the REIT gross income tests described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” (as defined below) will not qualify as rents from real property for purposes of the REIT gross income tests unless the tenant is a TRS and

(1) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (2) the property leased to the TRS is a hotel or a health care facility and certain other requirements are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the stock of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for purposes of the REIT gross income tests, Lamar Advertising may provide directly only an insignificant amount of services, unless those services are “customarily furnished or rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, Lamar Advertising may not provide “impermissible tenant services” (generally, services rendered to an occupant that are not customarily furnished in connection with the rental of real property) to tenants (except through an independent contractor from whom it derives no income and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of Lamar Advertising’s direct cost of providing the service. If the impermissible tenant service income exceeds 1% of Lamar Advertising’s total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of Lamar Advertising’s total income from the property, the services will not “taint” the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant service income will not qualify as rents from real property.

Lamar Advertising has provided and expects to continue to provide certain services to its tenants. Lamar Advertising believes that the services with respect to its tenants that have been and will be provided by Lamar Advertising directly are usually or customarily rendered in connection with the use of advertising space only and are not otherwise rendered to particular tenants, or, if considered impermissible tenant services, income from the provision of such services with respect to a given property has not and will not jeopardize Lamar Advertising’s status as a REIT. Lamar Advertising believes that any services with respect to its tenants that may not be provided by Lamar Advertising directly without jeopardizing its status as a REIT have been, and, if applicable, will continue to be, performed by independent contractors or TRSs. In the private letter ruling issued to Lamar Advertising, the IRS confirmed that Lamar Advertising may directly provide leasing services, light and electricity to its sign structures and the routine maintenance of its sign structures. Currently Lamar Advertising intends for its TRSs to provide certain other services, such as design, artwork and production related to advertising copy and logo plates, the installation, removal and/or replacement of advertising copy and logo plates on Lamar Advertising’s sign structures and certain other services and activities.

Lamar Advertising has, directly and indirectly through its subsidiaries, earned and will continue to earn amounts of nonqualifying income. For example, although its TRSs holds most of Lamar Advertising’s transit business contracts and assets and receives the income from Lamar Advertising’s transit business related to those contracts and assets, Lamar Advertising has retained a few of the transit contracts and the related assets in cases where it was impractical to transfer them and Lamar Advertising will continue to receive the nonqualifying income under those transit contracts. Also, Lamar Advertising is treating as nonqualifying income the payments it receives from the states under a few of Lamar Advertising’s logo contracts. If Lamar Advertising determines that the amount of nonqualifying income generated from these and certain other activities could affect its ability to meet the gross income tests Lamar Advertising may conduct these and other activities through a TRS.

If Lamar Advertising fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, Lamar Advertising may nevertheless qualify as a REIT for that year if it is entitled to relief under the Code. These relief provisions generally will be available if Lamar Advertising’s failure to meet the tests is due to reasonable cause and not due to willful neglect and, following Lamar Advertising’s identification of such failure for any taxable year, it files a schedule describing each item of its gross income for such taxable year described in the gross income tests in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances Lamar Advertising would be entitled to the benefit of these relief provisions. For example, if Lamar Advertising fails to satisfy the gross income tests because nonqualifying income that it intentionally incurs exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If Lamar Advertising is not entitled to relief under these provisions, Lamar Advertising will fail to qualify as a REIT. As discussed under “—Taxation of Lamar Advertising as a REIT” even if these relief provisions apply, Lamar Advertising would be subject to tax to the extent it fails to meet the REIT gross income tests.

Asset Tests Applicable to REITs. At the close of each quarter of Lamar Advertising’s taxable year, it must satisfy five tests relating to the nature of its assets:

(1)

at least 75% of the value of Lamar Advertising’s total assets must be represented by real estate assets, cash, cash items and government securities. Real estate assets include, for this purpose, interests in real property (such as land, buildings, leasehold interest in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, stock or debt instruments held for less than one year that are purchased with the proceeds from an offering of Lamar Advertising’s shares or a public offering of its debt with a term of five years or more and, for taxable years beginning on or after January 1, 2016, debt instruments issued by publicly offered REITs;

(2)	not more than 25% of Lamar Advertising’s total assets may be represented by securities other than those in the 75% asset class;

(3)

except for cash, cash items, government securities and investments in QRSs, TRSs, equity interests in REITs or other securities that qualify as “real estate assets” for purposes of the test described in clause (1): the value of any one issuer’s securities owned by Lamar Advertising may not exceed 5% of the value of its total assets; Lamar Advertising may not own securities possessing more than 10% of the voting power of any one issuer’s outstanding securities; and it may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)

not more than 25% (for taxable years beginning before January 1, 2018) or 20% (for taxable years beginning on or after January 1, 2018) of the value of Lamar Advertising’s total assets may be represented by securities of one or more TRSs; and

(5)

not more than 25% (for taxable years beginning on or after January 1, 2016) of the value of Lamar Advertising’s total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities. However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (2) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

Debt will constitute “straight debt” if (a) neither Lamar Advertising, nor any of its controlled TRSs (that is, TRSs more than 50% of the vote or value of the outstanding stock of which is directly or indirectly owned by Lamar Advertising), own any of the issuer’s securities not described in the preceding paragraph that have an aggregate value greater than one percent of the issuer’s outstanding securities, as calculated under the Code; (b) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money; (c) the debt is not convertible, directly or indirectly, into equity, and (d) the interest rate and the interest payment dates are not contingent on profits, the borrower’s discretion or similar factors. However, contingencies regarding time of payment of principal and interest are permissible for purposes of qualifying as straight debt if either (i) such contingency does not have the effect of changing the effective yield to maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (1) 5% of the annual yield to maturity or (2) 0.25%, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as “straight debt” solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

Our Assets as Real Estate Assets. Treasury Regulations define “real property” for purposes of Section 856 of the Code to mean land or improvements thereon, such as buildings or other inherently permanent structures thereon, including items which are structural components of such buildings or structures. In addition, the term is defined recursively so that real property includes interests in real property. For these purposes, local law definitions are not controlling. By way of illustration, Treasury Regulations provide that real property includes wiring in a building, plumbing systems, central heating or central air-conditioning machinery, pipes or ducts, elevators or escalators installed in a building, and other items which are structural components of a building or other permanent structure; however, again by way of example, real property is defined to exclude assets accessory to the operation of a business such as machinery, printing presses, transportation equipment which is not a structural component of the building, office equipment, refrigerators, individual air-conditioning units, grocery counters, or furnishings of a motel, hotel, or office building. For purposes of Section 856 of the Code, real property includes real property outside of the United States as well as real property within the United States.

Treasury Regulations provide that, for purposes of Section 856 of the Code, the term “interests in real property” includes several types of interests that relate to real property such as (a) fee ownership and co-ownership of land or improvements thereon, leaseholds of land or improvements thereon, options to acquire land or improvements thereon, and options to acquire leaseholds of land or improvements thereon, (b) timeshare interests that represent an undivided fractional fee interest, or undivided leasehold interest, in real property, and that entitle the holders of the interests to the use and enjoyment of the property for a specified period of time each year, and (c) stock held by a person as a tenant-stockholder in a cooperative housing corporation (as those terms are defined in Section 216 of the Code). In several administrative pronouncements spanning almost four decades, the IRS has concluded that “interests in real property” properly include intangibles such as voting rights and goodwill that are inextricably and compulsorily tied to real property or otherwise inseparable from real property.

Although Lamar Advertising believes that its billboard sign structures (including the digital sign structures and displays), logo sign structures and bus shelters qualify as “real estate assets” under Section 856 and the Treasury Regulations thereunder, Lamar Advertising’s initial IRS ruling request included a request for a ruling on this issue. While Lamar Advertising’s request was pending, the IRS adopted the position that it will no longer issue private letter rulings addressing whether “outdoor advertising displays” for which an election under Section 1033(g)(3) of the Code (the “1033(g)(3) Election”) is available qualify as “real estate assets” under Code Section 856. Instead, the IRS advised Lamar Advertising to use the 1033(g)(3) Election to confirm the treatment of its outdoor advertising displays as real property. Since that time, the U.S. Treasury Department has issued regulations that explicitly provide that outdoor advertising displays for which a 1033(g)(3) Election has been properly made qualify as real property for REIT asset test purposes.

Treasury Regulations under Section 1033(g) of the Code define “outdoor advertising display” as “a rigidly assembled sign, display or device that constitutes, or is used to display, a commercial or other advertisement to the public and is permanently affixed to the ground or permanently attached to a building or other inherently permanent structure.” The 1033(g)(3) Election by its terms applies to treat an asset as “real property” for all purposes of the Code, including Section 856. Lamar Advertising believes that its billboard sign structures (including the digital sign structure and displays), logo sign structures and bus shelters qualify as “outdoor advertising displays” within the meaning of Section 1033(g) of the Code and the Treasury Regulations thereunder and Lamar Advertising made the 1033(g)(3) Election for its billboard sign structures, logo sign structures and bus shelters to be treated as “real property” for purposes of chapter 1 of the Code, including the REIT provisions, effective for its 2014 taxable year.

Lamar Advertising has received a private letter ruling from the IRS that Lamar Advertising’s intangible assets (including goodwill) that are associated with its outdoor advertising displays for which it makes a valid 1033(g)(3) Election also qualify as “real property” under the REIT rules. Lamar Advertising believes that any of its intangibles that do not so qualify either have no or minimal value or will be attributed to its TRSs.

Income and Asset Test Cure Provisions. After initially meeting the asset tests at the close of any quarter, Lamar Advertising will not lose its status as a REIT if it fails to satisfy any of the asset tests (other than the 10% voting limitation) at the end of a later quarter solely by reason of changes in the relative values of Lamar Advertising’s assets. If the failure to satisfy any such asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. Lamar Advertising has maintained and intends to continue to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests.

Moreover, if Lamar Advertising fails to satisfy any of the asset tests at the end of a calendar quarter during a taxable year and such failure is not cured within 30 days as described above, it will not lose its REIT status if one of the following additional exceptions applies: (1) the failure is due to a violation of the 5% or 10% asset tests and is “de minimis” (for this purpose, a “de minimis” failure is one that arises from Lamar Advertising’s ownership of assets the total value of which does not exceed the lesser of 1% of the total value of Lamar Advertising’s assets at the end of the quarter in which the failure occurred and $10 million) and Lamar Advertising either disposes of the assets that caused the failure or otherwise satisfies any of the asset tests within 6 months after the last day of the quarter in which its identification of the failure occurred; or (2) the failure is due to a violation of any of the asset tests (other than “de minimis” violations of the 5% or 10% asset tests) and all of the following requirements are satisfied: (i) the failure is due to reasonable cause and not willful neglect, (ii) Lamar Advertising files a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, and (iii) Lamar Advertising either disposes of the assets that caused the failure or otherwise satisfy the asset tests within 6 months after the last day of the quarter in which Lamar Advertising’s identification of the failure occurred. If Lamar Advertising must rely on the reasonable cause exception for non-“de minimis” failures, it must pay an excise tax equal to the greater of (x) $50,000 and (y) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest U.S. federal income tax applicable to corporations.

Prohibited Transactions Tax. Any gain Lamar Advertising realizes on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless such property has been held by Lamar Advertising for two years and certain other requirements are satisfied or the gain is realized in a TRS. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. Lamar Advertising intends to hold, and, to the extent within its control, to have any joint venture to which Lamar Advertising’s operating partnership is a partner hold, properties for investment with a view to long-term appreciation, to engage in the business of acquiring, owning, operating and developing the properties, and to make sales of Lamar Advertising’s properties and other properties acquired subsequent to the date hereof as are consistent with Lamar Advertising’s investment objectives. Based upon Lamar Advertising’s investment objectives, it believes that overall, its properties should not be considered inventory or other property held primarily for sale to customers in the ordinary course of business. However, it may not always be practical to limit sales of properties and Lamar Advertising may be subject to the 100% penalty tax on the gain from dispositions of property if it is deemed to have held the property primarily for sale to customers in the ordinary course of business.

The potential application of the prohibited transactions tax could cause Lamar Advertising to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to it, or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Foreclosure Property. Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions and Foreign Currency Gains. Lamar Advertising may enter into hedging transactions with respect to one or more of its assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% income tests (1) in the normal course of Lamar Advertising’s business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by Lamar Advertising to acquire or carry real estate assets or (2) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain), or, (3) for taxable years beginning on or after December 31, 2015, that hedges against transactions described in clause (1) or (2) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (1) or (2), and which complies with certain identification requirements, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent Lamar Advertising enters into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both the 75% and 95% gross income tests. Lamar Advertising intends to structure any hedging transactions in a manner that does not jeopardize its ability to qualify as a REIT. In addition, certain foreign currency gains may be excluded from gross income for purposes of one or both of the REIT gross income tests, provided Lamar Advertising does not deal in or engage in substantial and regular trading in securities.

Annual Distribution Requirements Applicable to REITs. To qualify as a REIT, Lamar Advertising is required to distribute dividends, other than capital gain dividends, to its stockholders each year in an amount at least equal to (1) the sum of (a) 90% of Lamar Advertising’s REIT taxable income, computed without regard to the dividends paid deduction and Lamar Advertising’s net capital gain, and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) Lamar Advertising recognizes during the applicable recognition period that existed on an asset when it acquired it from a “C” corporation in a carry-over basis transaction (if disposed of prior to January 1, 2019) or that was held by Lamar Advertising as of January 1, 2014 will be included in Lamar Advertising’s REIT taxable income. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before Lamar Advertising timely files its tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made. In addition, if Lamar Advertising acquires a corporation by merger, acquire a corporation that becomes a QRS, Lamar Advertising liquidates a TRS or Lamar Advertising converts a TRS to a QRS, to preserve its status as a REIT, Lamar Advertising must generally distribute all of the non-REIT accumulated E&P inherited in that transaction, if any, not later than the end of Lamar Advertising’s taxable year in which the transaction occurred. See “—Taxation of Lamar Advertising as a REIT” for a discussion of the possible recognition of built-in gain as well as the distribution requirement. Furthermore, generally for taxable years beginning after December 31, 2017, subject to certain exceptions, generally Lamar Advertising must accrue income for U.S. federal income tax purposes no later than the time when such income is taken into account as revenue in its financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income.

Lamar Advertising intends to make timely distributions sufficient to satisfy the annual distribution requirements.

Generally, Lamar Advertising anticipates having sufficient cash or liquid assets to enable it to satisfy the 90% distribution requirement. It is possible, however, that Lamar Advertising, from time to time, may choose to retain cash to fund capital projects or future operations or may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, in part due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at Lamar Advertising’s taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In such event, Lamar Advertising may find it necessary to arrange for borrowings or pay taxable stock dividends in order to meet the distribution requirement.

Under some circumstances, Lamar Advertising may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in its deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, Lamar Advertising may be able to avoid being taxed on amounts distributed as deficiency dividends. Lamar Advertising will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of the REIT distribution requirements, it will be treated as an additional distribution to its stockholders in the year such dividend is paid.

To the extent that Lamar Advertising does not distribute all of its net capital gain or distribute at least 90%, but less than 100%, of Lamar Advertising’s REIT taxable income, as adjusted, it will be subject to tax on these retained amounts at regular corporate tax rates.

Lamar Advertising will be subject to a nondeductible 4% excise tax to the extent the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid is less than the sum of:

(1)	85% of its REIT ordinary income for the year;

(2)	95% of its REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any such retained amounts would be treated as having been distributed.

New Interest Deduction Limitation Enacted by the TCJA

Commencing in taxable years beginning after December 31, 2017, Section 163(j) of the Code, as amended by the TCJA, limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any amount paid or accrued in excess of the limitation is carried forward and may be deducted in a subsequent year, again subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If this election is made, depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which generally is less favorable than the generally applicable system of depreciation under the Code. If Lamar Advertising does not make the election or if the election is determined not to be available with respect to all or certain of its business activities, the new interest deduction limitation could result in it having more REIT taxable income and thus increase the amount of distributions it must make in order to comply with the REIT requirements and avoid incurring corporate level income tax. Lamar Advertising has not made such an election at this time but may do so in the future.

Built-in Gains. As mentioned above, notwithstanding Lamar Advertising’s qualification and taxation as a REIT, Lamar Advertising may still be subject to corporate taxation in particular circumstances. As noted above, Lamar Advertising is subject to gain at corporate tax rates on assets held during the five year period after it elected to be taxed as a REIT (January 1, 2014) on the lesser of (1) the excess, if any, of the asset’s fair market value over Lamar Advertising’s basis in the asset, each determined as of January 1, 2014, or (2) Lamar Advertising’s gain recognized in the disposition. If Lamar Advertising recognized gain on the disposition of assets held by it between January 1, 2014 and January 1, 2019, i.e. the five-year period after it became taxable as a REIT, such gain would be taxable at the highest regular corporate tax rate, which is currently 21%, on the lesser of the excess of the fair market value of the asset over Lamar Advertising’s basis in the asset on January 1, 2014, or the gain it realizes on the disposition. Such five-year period has expired but certain tax years for which this rule applied remain open such that additional taxes could be assessed with respect to sales in those tax years.

In addition to the circumstances described above, Lamar Advertising will be subject to corporate taxation if it acquires an asset from a corporation in a transaction in which Lamar Advertising’s basis in the asset is determined by reference to the basis of the asset in the hands of a present or former “C” corporation (including, for example, if Lamar Advertising were to liquidate a TRS or convert a TRS to a QRS), and if Lamar Advertising subsequently recognizes gain on the disposition of this asset during the ten year period beginning on the date on which the asset ceased to be owned by the “C” corporation. In such case Lamar Advertising will generally pay tax at the highest regular corporate tax rate, currently 21%, on the lesser of (1) the excess, if any, of the asset’s fair market value over its adjusted tax basis, each determined as of the time the asset ceased to be owned by the “C” corporation, or (2) Lamar Advertising’s gain recognized in the disposition. Accordingly, any taxable disposition of an asset so acquired during the specified period could be subject to this built-in gains tax. To the extent attributable to Lamar Advertising’s gains in a taxable year that are subject to the built-in gains tax, net of any taxes paid on such gains with respect to that taxable year, Lamar Advertising’s dividends will be potentially eligible for taxation to noncorporate U.S. stockholders at the maximum 20% “qualified dividend” rate.

Record-Keeping Requirements. Lamar Advertising is required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

Failure of Lamar Advertising to Qualify as a REIT. If Lamar Advertising fails to satisfy any REIT requirements (other than the income test or asset test requirements, to which specific cure provisions apply), Lamar Advertising generally will avoid disqualification as a REIT if the failure is due to reasonable cause and not due to willful neglect and it pays a penalty of $50,000 with respect to such failure. It is not possible to state whether in all circumstances Lamar Advertising would be entitled to such statutory relief.

If Lamar Advertising fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, Lamar Advertising will be subject to tax on its taxable income at regular corporate rates, including any applicable alternative minimum tax (for taxable years beginning before January 1, 2018). Distributions to stockholders in any year in which Lamar Advertising fails to qualify will not be deductible by Lamar Advertising nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be taxable as dividend income. Subject to limitations of the Code, corporate stockholders may be eligible for the dividends-received deduction and non-corporate stockholders may be eligible to treat the dividends received from Lamar Advertising as qualified dividend income taxable as net capital gains under the provisions of Section 1(h)(11) of the Code. Unless Lamar Advertising is entitled to relief under specific statutory provisions, it also will be disqualified from electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost.

Other Tax Consequences for Lamar Advertising

Lamar Advertising may be subject to state, local and foreign income, property, withholding and other tax in states, localities or foreign countries, including those in which Lamar Advertising transact business or reside. The state, local and foreign tax treatment of Lamar Advertising may not conform to the U.S. federal income tax consequences discussed above. To the extent that Lamar Advertising and its TRSs are required to pay federal, state, local or foreign income, property, withholding and other taxes, it will have less cash available to make payments on the notes.

Legislative or Other Actions Affecting REITs

The U.S. federal income tax rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. We can provide no assurance as to whether, when, or in what form, the U.S. federal income tax laws applicable to Lamar Advertising may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in the notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. A broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for outstanding notes where the broker-dealer acquired those outstanding notes as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with those resales.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Broker-dealers may sell exchange notes received by them for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes.

Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of those exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act. A profit on any resale of those exchange notes and any commissions or concessions received by any of those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes, including any broker-dealers, against specified liabilities, including liabilities under the Securities Act.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

The trustee and its affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates, for which they receive customary fees. The Bank of New York Mellon Trust Company, N.A. is the Trustee and exchange agent in connection with the exchange offer.

LEGAL MATTERS

The validity of the exchange notes offered hereby will be passed upon for us by Locke Lord LLP, Austin, Texas. Locke Lord LLP will deliver an opinion stating that the notes and the guarantees will be binding obligations of Lamar Media and the guarantors, respectively. In rendering its opinion, Locke Lord LLP will rely on the opinion of Kean Miller LLP with respect to certain matters pertaining to the subsidiaries guarantees.

EXPERTS

The consolidated financial statements and schedules of Lamar Advertising Company and subsidiaries and Lamar Media Corp. and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessments of the effectiveness of internal control over financial reporting as of December 31, 2018, have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing. The audit reports on the consolidated financial statements refer to a change in the method of accounting for business combinations and a change in the method of accounting for revenue recognition.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2018, contains an explanatory paragraph that states that the Company completed a business combination with Fairway Outdoor Advertising during 2018, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018 Fairway Outdoor Advertising’s internal controls over financial reporting. KPMG LLP’s audit of internal controls over financial reporting of the Company also excluded an evaluation of the internal controls over financial reporting of Fairway Outdoor Advertising.

The consolidated statement of revenues and certain expenses of FMG Outdoor Holdings, LLC for the year ended December 31, 2017 included herein has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon. Such consolidated statement of revenues and certain expenses of FMG Outdoor Holdings, LLC is included herein in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

EXCHANGE AGENT

We have appointed The Bank of New York Mellon Trust Company, N.A. as exchange agent in connection with the exchange offer. Holders should direct letters of transmittal or notices of guaranteed delivery to the exchange agent as follows:

By Mail, Hand delivery or Overnight Courier:	By Facsimile Transmission:

The Bank of New York Mellon Trust Company, N.A.

as Exchange Agent
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations—Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attention: Ms. Tiffany Castor

The Bank of New York Mellon Trust Company, N.A.

as Exchange Agent
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations—Reorganization Unit
Attention: Ms. Tiffany Castor
Facsimile: 732-667-9408

For Information or Confirmation by Telephone:

The Bank of New York Mellon Trust Company, N.A. as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit

Attention: Ms. Tiffany Castor

Telephone: 315-414-3034

Delivery of a letter of transmittal to any address or facsimile number other than the one set forth above will not constitute a valid delivery.

INFORMATION AGENT

We have appointed Global Bondholder Services Corporation as information agent in connection with the exchange offer. Holders should direct questions and requests for assistance and additional copies of this prospectus to the information agent as follows:

Global Bondholder Services Corporation

65 Broadway—Suite 404

New York, NY 10006

Attention: Corporate Actions

Note Holders call: 866-794-2200

Banks and Brokers call: 212-430-3774

Management’s Report on Internal Control Over Financial Reporting

The management of Lamar Advertising Company is responsible for establishing and maintaining adequate internal control over financial reporting as such term is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act.

Lamar Advertising’s management assessed the effectiveness of Lamar Advertising’s internal control over financial reporting as of December 31, 2018. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control – Integrated Framework (2013). Based on this assessment, Lamar Advertising’s management has concluded that, as of December 31, 2018, Lamar Advertising’s internal control over financial reporting is effective based on those criteria. The effectiveness of Lamar Advertising’s internal control over financial reporting as of December 31, 2018 has been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report, which is included in Item 8 to this Annual Report.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Lamar Advertising Company:

Opinion on Internal Control Over Financial Reporting

We have audited Lamar Advertising Company and subsidiaries’ (the Company) internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of December 31, 2018 and 2017, the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes and financial statement schedules II to III (collectively, the consolidated financial statements), and our report dated February 25, 2019 expressed an unqualified opinion on those consolidated financial statements.

The Company completed a business combination with Fairway Outdoor Advertising during 2018, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018, Fairway Outdoor Advertising’s internal controls over financial reporting associated with Fairway Outdoor Advertising’s total assets of $459.6 million and total revenues of $1.9 million included in the consolidated financial statements of the Company as of and for the year ended December 31, 2018. Our audit of internal controls over financial reporting of the Company also excluded an evaluation of the internal controls over financial reporting of Fairway Outdoor Advertising.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ KPMG LLP
KPMG LLP

Baton Rouge, Louisiana

February 25, 2019

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Lamar Advertising Company:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Lamar Advertising Company and subsidiaries (the Company) as of December 31, 2018 and 2017, the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes and financial statement schedules II to III (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated February 25, 2019 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

Change in Accounting Principle

As discussed in Note 21 to the consolidated financial statements, the Company changed its method of accounting for business combinations effective October 1, 2016, due to the adoption of FASB ASU No. 2017-01, Clarifying the Definition of a Business.

As discussed in Note 21 to the consolidated financial statements, the Company changed its method of accounting for revenue recognition effective January 1, 2018, due to the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP
KPMG LLP

We have served as the Company’s auditor since 1999.

Baton Rouge, Louisiana

February 25, 2019

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2018 and 2017

(In thousands, except share and per share data)

	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$21,494	$115,471
Receivables, net of allowance for doubtful accounts of $11,161 and $10,055 as of 2018 and 2017, respectively	235,576	201,699
Prepaid lease and contract expenses	80,684	70,755
Other current assets	25,915	32,594

Total current assets	363,669	420,519

Property, plant and equipment (note 5)	3,525,725	3,384,723
Less accumulated depreciation and amortization	(2,230,677)	(2,170,585)

Net property, plant and equipment	1,295,048	1,214,138

Goodwill (note 6)	1,919,386	1,740,454
Intangible assets, net (note 6)	915,453	796,348
Other assets	51,085	42,886

Total assets	$4,544,641	$4,214,345

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$21,246	$17,961
Current maturities of long-term debt, net of deferred financing costs of $5,245 and $5,133 in 2018 and 2017, respectively (note 9)	204,120	17,664
Accrued expenses (note 8)	122,467	197,675
Deferred income	107,202	92,694

Total current liabilities	455,035	325,994
Long-term debt, net of deferred financing costs of $20,619 and $23,586 in 2018 and 2017, respectively (note 9)	2,684,568	2,539,026
Deferred income tax liabilities (note 12)	20,734	884
Asset retirement obligation (note 10)	222,989	215,089
Other liabilities	29,531	29,859

Total liabilities	3,412,857	3,110,852

Stockholders’ equity (note 14):
Series AA preferred stock, par value $.001, $63.80 cumulative dividends, authorized 5,720 shares; 5,720 shares issued and outstanding at 2018 and 2017	—	—
Class A common stock, par value $.001, 362,500,000 shares authorized, 85,551,595 and 84,169,118 shares issued and 85,162,692 and 83,837,834 outstanding at 2018 and 2017, respectively	86	84
Class B common stock, par value $.001, 37,500,000 shares authorized, 14,420,085 shares issued and outstanding at 2018 and 2017	14	14
Additional paid-in-capital	1,852,421	1,762,499
Accumulated comprehensive income	12	1,302
Accumulated deficit	(695,337)	(639,106)
Cost of shares held in treasury, 388,903 and 331,284 shares in 2018 and 2017, respectively	(25,412)	(21,300)

Stockholders’ equity	1,131,784	1,103,493

Total liabilities and stockholders’ equity	$4,544,641	$4,214,345

See accompanying notes to consolidated financial statements.

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income

Years Ended December 31, 2018, 2017 and 2016

(In thousands, except share and per share data)

	2018	2017	2016
Statements of Income
Net revenues (note 2)	$1,627,222	$1,541,260	$1,500,294

Operating expenses (income):
Direct advertising expenses (exclusive of depreciation and amortization)	561,848	540,880	525,597
General and administrative expenses (exclusive of depreciation and amortization)	289,428	276,229	269,423
Corporate expenses (exclusive of depreciation and amortization)	82,896	62,344	76,366
Depreciation and amortization (note 11)	225,261	211,104	204,958
Loss (gain) on disposition of assets	7,233	(4,664)	(15,095)

	1,166,666	1,085,893	1,061,249

Operating income	460,556	455,367	439,045
Other expense (income):
Loss on extinguishment of debt	15,429	71	3,198
Interest income	(534)	(6)	(6)
Interest expense	129,732	128,396	123,688

	144,627	128,461	126,880

Income before income tax expense	315,929	326,906	312,165
Income tax expense (note 12)	10,697	9,230	13,356

Net income	305,232	317,676	298,809
Preferred stock dividends	365	365	365

Net income applicable to common stock	$304,867	$317,311	$298,444

Earnings per share:
Basic earnings per share	$3.09	$3.24	$3.07

Diluted earnings per share	$3.08	$3.23	$3.05

Cash dividends declared per share of common stock	$3.65	$3.32	$3.02

Weighted average common shares used in computing earnings per share:
Weighted average common shares outstanding basic	98,817,525	97,930,555	97,129,614
Weighted average common shares outstanding diluted	99,086,160	98,369,865	97,693,424
Statements of Comprehensive Income
Net income	$305,232	$317,676	$298,809
Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments	(1,290)	1,926	554

Comprehensive income	$303,942	$319,602	$299,363

See accompanying notes to consolidated financial statements.

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2018, 2017 and 2016

(In thousands, except share and per share data)

	Series AA PREF Stock	Class A CMN Stock	Class B CMN Stock	Treasury Stock	Add’l Paid in Capital	Accumulated Comprehensive Income (Loss)	Accumulated Deficit	Total
Balance, December 31, 2015	$—	82	15	(6,099)	1,664,038	(1,178)	(635,799)	1,021,059
Non-cash compensation	—	—	—	—	26,177	—	—	26,177
Exercise of 470,029 shares of stock options	—	1	—	—	17,151	—	—	17,152
Issuance of shares of common stock through employee purchase plan	—	—	—	—	5,930	—	—	5,930
Tax benefit related to options exercised	—	—	—	—	16	—	—	16
Purchase of 111,252 shares of treasury stock	—	—	—	(6,204)	—	—	—	(6,204)
Foreign currency translation	—	—	—	—	—	554	—	554
Net income	—	—	—	—	—	—	298,809	298,809
Dividends/distributions to common shareholders ($3.02 per common share)	—	—	—	—	—	—	(293,600)	(293,600)
Dividends ($63.80 per preferred share)	—	—	—	—	—	—	(365)	(365)

Balance, December 31, 2016	$—	83	15	(12,303)	1,713,312	(624)	(630,955)	1,069,528
Non-cash compensation	—	—	—	—	22,503	—	—	22,503
Exercise of 554,049 shares of stock options	—	—	—	—	20,306	—	—	20,306
Issuance of shares of common stock through employee purchase plan	—	—	—	—	6,378	—	—	6,378
Conversion of 190,280 shares of Class B common stock to Class A common stock	—	1	(1)	—	—	—	—	—
Purchase of 115,196 shares of treasury stock	—	—	—	(8,997)	—	—	—	(8,997)
Foreign currency translation	—	—	—	—	—	1,926	—	1,926
Net income	—	—	—	—	—	—	317,676	317,676
Dividends/distributions to common shareholders ($3.32 per common share)	—	—	—	—	—	—	(325,462)	(325,462)
Dividends ($63.80 per preferred share)	—	—	—	—	—	—	(365)	(365)

Balance, December 31, 2017	$—	84	14	(21,300)	1,762,499	1,302	(639,106)	1,103,493
Non-cash compensation	—	—	—	—	15,024	—	—	15,024
Exercise of 361,618 shares of stock options	—	1	—	—	13,432	—	—	13,433
Issuance of shares of common stock through employee purchase plan	—	—	—	—	7,115	—	—	7,115
Issuance of 576,002 shares of common stock for cash	—	1	—	—	42,069	—	—	42,070
Issuance of 163,137 shares of common stock for purchase of assets	—	—	—	—	12,282	—	—	12,282
Purchase of 57,619 shares of treasury stock	—	—	—	(4,112)	—	—	—	(4,112)
Foreign currency translation	—	—	—	—	—	(1,290)	—	(1,290)
Net income	—	—	—	—	—	—	305,232	305,232
Dividends/distributions to common shareholders ($3.65 per common share)	—	—	—	—	—	—	(361,098)	(361,098)
Dividends ($63.80 per preferred share)	—	—	—	—	—	—	(365)	(365)

Balance, December 31, 2018	$—	86	14	(25,412)	1,852,421	12	(695,337)	1,131,784

See accompanying notes to consolidated financial statements.

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years Ended December 31, 2018, 2017 and 2016

(In thousands)

	2018	2017	2016
Cash flows from operating activities:
Net income	$305,232	$317,676	$298,809
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	225,261	211,104	204,958
Stock-based compensation	29,443	9,599	28,560
Amortization included in interest expense	4,920	5,120	5,333
Loss (gain) on disposition of assets and investments	7,233	(4,664)	(15,095)
Loss on extinguishment of debt	15,429	71	3,198
Deferred income tax expense (benefit)	1,538	804	(343)
Provision for doubtful accounts	7,985	6,762	6,870
Changes in operating assets and liabilities:
(Increase) decrease in:
Receivables	(33,292)	(17,524)	(22,677)
Prepaid expenses	(5,433)	309	1,320
Other assets	2,828	(8,410)	5,462
Increase (decrease) in:
Trade accounts payable	1,366	309	(746)
Accrued expenses	(6,292)	(9,508)	10,245
Other liabilities	8,628	(4,632)	(4,071)

Cash flows provided by operating activities	564,846	507,016	521,823

Cash flows from investing activities:
Capital expenditures	(117,638)	(109,329)	(107,612)
Acquisitions	(477,389)	(297,305)	(585,054)
Decrease in notes receivable	9	515	21
Proceeds received from property insurance claims	4,222	—	—
Proceeds from disposition of assets and investments	6,648	6,053	11,662

Cash flows used in investing activities	(584,148)	(400,066)	(680,983)

Cash flows from financing activities:
Net proceeds from issuance of common stock	62,662	26,684	23,082
Cash used for purchase of treasury shares	(4,112)	(8,997)	(6,204)
Proceeds received from revolving credit facility	563,000	495,000	483,000
Payments on revolving credit facility	(481,000)	(477,000)	(403,000)
Principal payments on long term debt	(27,328)	(16,993)	(21,118)
Proceeds received from senior credit facility term loans	599,250	450,000	300,000
Proceeds received from accounts receivable securitization program	175,000	—	—
Debt issuance costs	(7,616)	(4,941)	(9,467)
Proceeds received from note offering	—	—	400,000
Redemption of senior subordinated notes	(509,790)	—	—
Payment on senior credit facility term loans	—	(247,500)	(300,000)
Distributions to non-controlling interest	(541)	(693)	(420)
Dividends/distributions	(443,088)	(244,201)	(293,965)

Cash flows (used in) provided by financing activities	(73,563)	(28,641)	171,908

Effect of exchange rate changes in cash and cash equivalents	(1,112)	1,632	455

Net (decrease) increase in cash and cash equivalents	(93,977)	79,941	13,203
Cash and cash equivalents at beginning of period	115,471	35,530	22,327

Cash and cash equivalents at end of period	$21,494	$115,471	$35,530

Supplemental disclosures of cash flow information:
Cash paid for interest	$136,711	$123,213	$108,719

Cash paid for state and federal income taxes	$8,563	$12,640	$14,167

See accompanying notes to consolidated financial statements.

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

(1) Significant Accounting Policies

(a) Nature of Business

Lamar Advertising Company (the Company) is engaged in the outdoor advertising business, operating approximately 156,900 billboard advertising displays in 45 states and Canada. The Company’s operating strategy is to be the leading provider of outdoor advertising services in the markets it serves.

In addition, the Company operates a logo sign business in 23 states throughout the United States and the province of Ontario, Canada and operates approximately 53,300 transit advertising displays in 22 states and Canada. Logo signs are erected pursuant to state-awarded service contracts on public rights-of-way near highway exits and deliver brand name information on available gas, food, lodging and camping services. Included in the Company’s logo sign business are tourism signing contracts. The Company provides transit advertising in airport terminals, on bus shelters, benches and buses in the markets it serves.

The Company operates as a Real Estate Investment Trust (“REIT”) for U.S. federal income tax purposes and generally will not be subject to federal income taxes on its income and gains that the Company distributes to its stockholders, including the income derived from advertising rental revenue. However, even as a REIT, the Company will remain obligated to pay income taxes on earnings from the assets of its taxable REIT subsidiaries (“TRSs”). In addition, the Company’s foreign assets and operations continue to be subject to taxation in the foreign jurisdictions where those assets are held or those operations are conducted.

(b) Principles of Consolidation

The accompanying consolidated financial statements include Lamar Advertising Company, its wholly owned subsidiary, Lamar Media Corp. (Lamar Media), and its majority-owned subsidiaries. All inter-company transactions and balances have been eliminated in consolidation.

An operating segment is a component of an enterprise:

•	that engages in business activities from which it may earn revenues and incur expenses;

•	whose operating results are regularly reviewed by the enterprise’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance; and

•	for which discrete financial information is available.

We define the term ‘chief operating decision maker’ to be our executive management group, which consist of our Chief Executive Officer, President and Chief Financial Officer. Currently, all operations are reviewed on a consolidated basis for budget and business plan performance by our executive management group. Additionally, operational performance at the end of each reporting period is viewed in the aggregate by our management group. Any decisions related to changes in invested capital, personnel, operational improvement or training, or to allocate other company resources are made based on the combined results.

We operate in a single operating and reporting segment, advertising. We rent advertising space on billboards, buses, shelters, benches, logo plates and in airport terminals.

(c) Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

(d) Goodwill and Intangible Assets

Goodwill is subject to an annual impairment test. The Company designated December 31 as the date of its annual goodwill impairment test. The Company is required to identify its reporting units and determine the carrying value of each reporting unit. The Company has identified two reporting units, Billboard operations and Logo operations, by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units. The Company is required to determine the fair value of each reporting unit and compare it to the carrying amount of the reporting unit. To the extent the carrying amount of a reporting unit exceeds the fair value of the reporting unit, the Company would be required to book an impairment loss.

The Company conducts a qualitative assessment by examining relevant events and circumstances which could have a negative impact on the Company’s goodwill, which includes macroeconomic conditions, industry and market conditions, cost factors, overall financial performance, reporting unit dispositions and acquisitions, the market capitalization of the Company and other relevant events specific to the Company. If, after assessing the totality of events or circumstances described above, the Company determines that it is more likely than not that the fair value of either of the Company’s reporting units is less than its carrying amount, the Company will perform a quantitative impairment test. If industry and economic conditions deteriorate, the Company may be required to assess goodwill impairment before the next annual test, which could result in impairment charges.

The Company performed its annual measurement for impairment of the goodwill of its reporting units and concluded the fair value of each reporting unit exceeded its carrying amount at its annual impairment test date on December 31, 2018 and 2017; therefore, the Company was not required to recognize an impairment loss.

Intangible assets, consisting primarily of site locations, customer lists and contracts, and non-competition agreements are amortized using the straight-line method over the assets estimated useful lives, generally from 2 to 15 years.

(e) Impairment of Long-Lived Assets

Long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset or asset group before interest expense. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset or asset group. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

(f) Acquisitions

The Company accounts for transactions that meet the definition of a business and group asset purchases as acquisitions. For transactions that meet the definition of a business combination, the Company allocates the purchase price, including any contingent consideration, to the assets acquired and the liabilities assumed at their estimated fair values as of the date of the acquisition with any excess of the purchase price paid over the estimated fair value of net assets acquired recorded as goodwill. For transactions that meet the definition of asset

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

group purchases, the Company allocates the purchase price to the assets acquired and the liabilities assumed at their estimated fair values as of the date of the acquisition. If a transaction is determined to be a group of assets, any direct acquisition costs are capitalized. Transaction costs for transactions determined to be a business combination are expensed as incurred.

The fair value of the assets acquired and liabilities assumed is typically determined by using either estimates of replacement costs or discounted cash flow valuation methods. When determining the fair value of tangible assets acquired, the Company must estimate the cost to replace the asset with a new asset, adjusted for an estimated reduction in fair value due to age of the asset, and the economic useful life. When determining the fair value of intangible assets acquired, the Company must estimate the applicable discount rate and the timing and amount of future cash flows. The determination of the final purchase price and the acquisition-date fair value of identifiable assets acquired and liabilities assumed may extend over more than one period and result in adjustments to the preliminary estimate recognized in the prior period financial statements.

Effective October 1, 2016, the Company changed its accounting for business combinations, as further discussed in note 21 to the consolidated financial statements.

(g) Deferred Income

Deferred income consists principally of advertising revenue invoiced in advance. Deferred advertising revenue is recognized in income over the term of the contract.

(h) Revenue Recognition

The Company recognizes outdoor advertising revenue on an accrual basis ratably over the term of the contracts. Production revenue and the related expense for the advertising copy are recognized upon satisfaction of its performance obligation.

The Company engages in barter transactions where the Company trades advertising space for goods and services. The Company recognizes revenues and expenses from barter transactions at fair value, which is determined based on the Company’s own historical practice of receiving cash for similar advertising space from buyers unrelated to the party in the barter transaction. The amount of revenue and expense recognized for advertising barter transactions is as follows:

	2018	2017	2016
Net revenues	$8,955	$8,469	$8,051
Direct advertising expenses	$3,633	$3,603	$3,559
General and administrative expenses	$4,758	$4,332	$4,067

(i) Income Taxes

As a REIT, the Company is generally not subject to federal income taxes on income and gains distributed to the Company’s stockholders. However, the Company remains obligated to pay income taxes on earnings from domestic TRSs. In addition, the Company’s foreign assets and operations continue to be subject to taxation in the foreign jurisdictions where those assets are held or where those operations are conducted, including those designated as Qualified REIT Subsidiaries, or QRSs, for federal income tax purposes. Accordingly, the consolidated financial statements reflect provisions for federal, state, local and foreign income taxes. The

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, as well as operating loss and tax credit carryforwards. The Company measures deferred tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carry forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities as a result of a change in tax rates is recognized in income in the period that includes the enactment date.

(j) Dividends/Distributions

As a REIT, the Company must annually distribute to its stockholders an amount equal to at least 90% of its REIT taxable income (determined before the deduction for distributed earnings and excluding any net capital gain). During the year ended December 31, 2018, the Company paid cash distributions of its REIT taxable income in an aggregate amount of $442,632 or $4.48 per share. The distributions paid during 2018 include distributions declared and accrued as of December 31, 2017 of $81,534 or $0.83 per share. During the year ended December 31, 2017, the Company declared distributions of $325,462 or $3.32 per share, including paid distributions of $243,928 or $2.49 per share. During the year ended 2016, the Company declared and paid distributions of its REIT taxable income of an aggregate of $293,600 or $3.02 per share. The amount, timing and frequency of future distributions will be at the sole discretion of the Board of Directors and will be declared based upon various factors, a number of which may be beyond the Company’s control, including the financial condition and operating cash flows, the amount required to maintain REIT status and reduce any income and excise taxes that the Company otherwise would be required to pay, limitations on distributions in its existing and future debt instruments, the Company’s ability to utilize net operating losses (“NOLs”) to offset, in whole or in part, the Company’s distribution requirements, limitations on its ability to fund distributions using cash generated through its TRSs and other factors that the Board of Directors may deem relevant. During the year ended December 31, 2018, the Company paid cash dividend distributions to holders of its Series AA Preferred Stock in an aggregate amount of $456 or $79.75 per share, including $91, or $15.95 per share, related to distributions declared in 2017. During the years ended December 31, 2017 and 2016, the Company accrued or paid cash dividend distributions to holders of its Series AA Preferred Stock of $365 or $63.80 per share.

(k) Earnings Per Share

The calculation of basic earnings per share excludes any dilutive effect of stock options, while diluted earnings per share includes the dilutive effect of stock options. For the years ended December 31, 2018, 2017 and 2016 there were no dilutive shares excluded from the calculation.

(l) Stock Based Compensation

Compensation expense for share-based awards is recognized based on the grant date fair value of those awards. Stock-based compensation expense includes an estimate for pre-vesting forfeitures and is recognized over the requisite service periods of the awards on a straight-line basis, which is generally commensurate with the vesting term. Non-cash compensation expense recognized during the years ended December 31, 2018, 2017, and 2016 were $29,443, $9,599 and $28,560, respectively. The $29,443 expensed during the year ended December 31, 2018 consists of (i) $3,644 related to stock options, (ii) $25,427 related to stock grants made under the Company’s performance-based stock incentive program in 2018 and (iii) $372 related to stock awards to directors. See Note 15 for information on the assumptions used to calculate the fair value of stock-based compensation.

LAMAR ADVERTISING COMPANY

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Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

(m) Cash and Cash Equivalents

The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

(n) Foreign Currency Translation

Local currencies generally are considered the functional currencies outside the United States. Assets and liabilities for operations in local-currency environments are translated at year-end exchange rates. Income and expense items are translated at average rates of exchange prevailing during the year. Foreign currency translation adjustments are recorded as a component of other comprehensive income (loss) in the Consolidated Statements of Income and Comprehensive Income and as a component of accumulated comprehensive income (loss) in the Consolidated Statements of Stockholders’ Equity.

(o) Asset Retirement Obligations

The Company is required to record the fair value of obligations associated with the retirement of tangible long-lived assets in the period in which it is incurred. The liability is capitalized as part of the related long-lived asset’s carrying amount. Over time, accretion of the liability is recognized as an operating expense and the capitalized cost is depreciated over the expected useful life of the related asset. The Company’s asset retirement obligations relate primarily to the dismantlement, removal, site reclamation and similar activities of its leased properties.

(p) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(q) Comprehensive Income

Total comprehensive income is presented in the Consolidated Statements of Income and Comprehensive Income and the components of accumulated comprehensive income (loss) are presented in the Consolidated Statements of Stockholders’ Equity. Comprehensive income (loss) is composed of foreign currency translation effects.

(r) Fair Value Measurements

The Company determines the fair value of its financial instruments using the fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

(s) Subsequent Events

The Company has performed an evaluation of subsequent events through the date on which the financial statements are issued.

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

(t) Reclassification of prior amounts

Certain amounts in the prior years’ consolidated balance sheet have been reclassified to conform to the current year presentation.

(2) Revenue

On January 1, 2018, we adopted FASB Accounting Standards Update (“ASU”) No. 2014-09 (Codified as ASC 606), Revenue from Contracts with Customers using the cumulative effect transition method applied to those contracts which were not completed as of January 1, 2018 and are not accounted for under ASC 840, Leases. Results for reporting periods beginning after January 1, 2018 are presented under ASC 606 or 840, while comparative information has not been adjusted and continues to be reported under ASC 605.

A majority of our billboard, logo, and transit space contracts are accounted for under ASC 840 and will continue to be accounted for under the topic until January 1, 2019, our adoption date of ASU No. 2016-02 (Codified as ASC 842), Leases. Contracts which begin prior to January 1, 2019 and are accounted for under ASC 840 will continue to be accounted for as a lease until the contract ends or is modified. Contracts beginning or modified on or after January 1, 2019 which do not meet the criteria of a lease under ASC 842 will be accounted for under ASC 606, Revenue. The majority of our advertising space contracts will not meet the definition of a lease under ASC 842.

Revenue Recognition

Advertising revenues: The majority of our revenues are derived from contracts for advertising space on billboard, logo and transit displays and are currently accounted for under ASC 840, Leases. Upon the Company’s adoption of ASC 842, Leases the majority of our contracts for advertising space will transition to being accounted for under ASC 606, Revenue. The contract revenues, under ASC 840, Leases and ASC 606, Revenue, are recognized ratably over their contract life.

Other revenues: Our other component of revenue primarily consists of production services which includes creating and printing the advertising copy. As of January 1, 2018 revenue for production contracts is recognized under ASC 606. Contract revenues for production services are recognized upon satisfaction of the contract which is typically less than one week.

Arrangements with multiple performance obligations: Our contracts with customers may include multiple performance obligations. For such arrangements, we allocate revenue to each performance obligation based on the relative standalone selling price. We determine standalone selling prices based on the prices charged to customers using expected cost plus margin.

Deferred revenues: We record deferred revenues when cash payments are received or due in advance of our performance obligation. The term between invoicing and when a payment is due is not significant. For certain services we require payment before the product or services are delivered to the customer. The balance of deferred income is considered short-term and will be recognized in revenue within twelve months.

Practical expedients and exemptions: Upon our transition to ASC 606 from ASC 840, the Company plans to utilize the following practical expedients and exemptions from ASC 606. We generally expense sales commissions when incurred because the amortization period is one year or less. These costs are recorded within

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

direct advertising expense (exclusive of depreciation and amortization). We do not disclose the value of unsatisfied performance obligations as the majority of our contracts with customers have an original expected length of less than one year. For contracts with customers which exceed one year, the future amount to be invoiced to the customer corresponds directly with the value to be received by the customer.

The following table presents our disaggregated revenue by source including both revenues accounted for under ASC 840 and ASC 606 for the years ended December 31, 2018, 2017 and 2016.

	2018	2017	2016
Billboard Advertising	$1,412,978	$1,340,422	$1,311,861
Logo Advertising	84,424	82,936	80,533
Transit Advertising	129,820	117,902	107,900

Net Revenues	$1,627,222	$1,541,260	$1,500,294

(3) Acquisitions

Year Ended December 31, 2018

During the twelve months ended December 31, 2018, the Company completed several acquisitions of outdoor advertising assets for a total purchase price of $489,671, net of acquired cash of $8,554. The total purchase price consisted of the issuance of 163,137 shares of its Class A common stock for $12,282 and cash of $477,389. The purchases included the acquisition of assets in five U.S markets from Fairway Outdoor Advertising (“Fairway”) on December 21, 2018 for an aggregate purchase price of $418,500.

As of December 31, 2018, our fair value allocation of the assets acquired and liabilities assumed from Fairway is considered preliminary and is subject to revision, which may result in adjustments to this allocation. We expect to finalize these amounts as soon as possible but not later than the end of 2019. In order to develop our preliminary fair values, the Company utilized asset information received from Fairway and fair value allocation benchmarks from similar completed transactions. Our preliminary allocation of Fairway includes property, plant and equipment, intangibles and goodwill of $91,173, $156,319 and $182,117, respectively.

Each of these acquisitions was accounted for under the acquisition method of accounting, and, accordingly, the accompanying consolidated financial statements include the results of operations of each acquired entity from the date of acquisition. The acquisition costs have been allocated to assets acquired and liabilities assumed based on fair market value at the dates of acquisition.

LAMAR ADVERTISING COMPANY

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Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

The following is a summary of the allocation of the acquisition costs in the above transactions, excluding the preliminary allocation of Fairway.

Total
Property, plant and equipment	$8,648
Site locations	57,105
Non-competition agreements	342
Customer lists and contracts	6,521
Asset acquisition costs	336
Current assets	1,041
Current liabilities	(355)

$73,638

Total acquired intangible assets for the year ended December 31, 2018 were $402,740, of which $182,117 was assigned to goodwill. Goodwill is not amortized for financial statement purposes, and no goodwill related to 2018 acquisitions is expected to be deductible for tax purposes. The remaining $220,623 of acquired intangible assets have a weighted average useful life of approximately 14 years. The intangible assets include customer lists and contracts of $33,310 (7 year weighted average useful life) and site locations of $186,635 (15 year weighted average useful life). The aggregate amortization expense related to the 2018 acquisitions for the year ended December 31, 2018 was approximately $2,681.

The following unaudited pro forma financial information for the Company gives effect to the 2018 and 2017 acquisitions as if they had occurred on January 1, 2017. These pro forma results do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on such date or to project the Company’s results of operations for any future period.

	2018	2017
	(unaudited)
Net revenues	$1,699,052	$1,647,445
Net income applicable to common stock	$299,493	$306,900
Net income per common share — basic	$3.03	$3.13
Net income per common share — diluted	$3.02	$3.12

Year Ended December 31, 2017

During the twelve months ended December 31, 2017, the Company completed several acquisitions of outdoor advertising assets for a total purchase price of $300,185, of which $297,305 was in cash and $2,880 in non-cash consideration consisting principally of exchanges of outdoor advertising assets. As a result of the acquisitions, a gain of $2,389 was recorded for transactions which involved the exchanges of outdoor advertising assets during the year ended December 31, 2017.

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

Each of these acquisitions was accounted for under the acquisition method of accounting, and, accordingly, the accompanying consolidated financial statements include the results of operations of each acquired entity from the date of acquisition. The acquisition costs have been allocated to assets acquired and liabilities assumed based on fair market value at the dates of acquisition. The following is a summary of the allocation of the acquisition costs in the above transactions.

Total
Property, plant and equipment	$43,483
Goodwill	13,925
Site locations	216,510
Non-competition agreements	826
Customer lists and contracts	26,397
Asset acquisition costs	529
Current assets	3,583
Current liabilities	(1,733)
Long — term liabilities	(3,335)

$300,185

Total acquired intangible assets for the year ended December 31, 2017 were $258,187, of which $13,925 was assigned to goodwill. Goodwill is not amortized for financial statement purposes, and no goodwill related to 2017 acquisitions is expected to be deductible for tax purposes. The remaining $244,262 of acquired intangible assets have a weighted average useful life of approximately 14 years. The intangible assets include customer lists and contracts of $26,397 (7 year weighted average useful life) and site locations of $216,510 (15 year weighted average useful life). The aggregate amortization expense related to the 2017 acquisitions for the year ended December 31, 2017 was approximately $6,106.

The following unaudited pro forma financial information for the Company gives effect to the 2017 and 2016 acquisitions as if they had occurred on January 1, 2016. These pro forma results do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on such date or to project the Company’s results of operations for any future period.

	2017	2016
	(unaudited)
Net revenues	$1,572,989	$1,554,758
Net income applicable to common stock	$318,200	$297,518
Net income per common share — basic	$3.25	$3.06
Net income per common share — diluted	$3.23	$3.05

(4) Non-cash Financing and Investing Activities

For the year ended December 31, 2018, the Company had non-cash investing activities for the issuance of 163,137 shares of its Class A common stock related to acquisition purchases. The issuance had an approximate value of $12,282. For the years ended December 31, 2017 and 2016, the Company had $2,879 and $9,000 non-cash investing activities related to capital expenditures and acquisitions of outdoor advertising assets, respectively. During the year ended December 31, 2017, the Company had non-cash financing activity related to declared distributions of $81,625 which were paid to shareholders in January 2018. There were no significant non-cash financing activities during the years ended December 31, 2018 and 2016.

LAMAR ADVERTISING COMPANY

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Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

(5) Property, Plant and Equipment

Major categories of property, plant and equipment at December 31, 2018 and 2017 are as follows:

	Estimated Life (Years)	2018	2017
Land	—	$384,264	$369,690
Building and improvements	10 — 39	173,306	160,494
Advertising structures	5 — 15	2,817,170	2,704,356
Automotive and other equipment	3 — 7	150,985	150,183

		$3,525,725	$3,384,723

(6) Goodwill and Other Intangible Assets

The following is a summary of intangible assets at December 31, 2018 and December 31, 2017:

	Estimated Life (Years)	2018		2017
		Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortizable Intangible Assets:
Customer lists and contracts	7 — 10	$610,376	$514,928	$586,055	$505,778
Non-competition agreements	3 — 15	65,771	64,119	65,477	63,924
Site locations	15	2,228,767	1,422,794	2,072,059	1,372,954
Other	2 — 15	45,992	33,612	45,741	30,328

		$2,950,906	$2,035,453	$2,769,332	$1,972,984
Unamortizable Intangible Assets:
Goodwill		$2,172,922	$253,536	$1,993,990	$253,536

The changes in the gross carrying amount of goodwill for the year ended December 31, 2018 are as follows:

Balance as of December 31, 2017	$1,993,990
Goodwill acquired during the year	182,117
Purchase price adjustments and other	(3,185)
Impairment losses	—

Balance as of December 31, 2018	$2,172,922

Amortization expense for the years ended December 31, 2018, 2017 and 2016 was $95,010, $85,257 and $80,864, respectively. The following is a summary of the estimated amortization expense for future years:

2019	$103,754
2020	93,200
2021	89,240
2022	84,410
2023	73,552
Thereafter	471,297

Total	$915,453

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

(7) Leases

The Company is party to various operating leases for production facilities, vehicles and sites upon which advertising structures are built. The leases expire at various dates, and have varying options to renew and to cancel and may contain escalation provisions. The following is a summary of minimum annual rental payments required under those operating leases that have original or remaining lease terms in excess of one year as of December 31, 2018:

2019	$254,866
2020	$188,138
2021	$165,642
2022	$144,814
2023	$122,814
Thereafter	$819,004

Rental expense related to the Company’s operating leases was $381,890, $366,892 and $350,135 for the years ended December 31, 2018, 2017 and 2016, respectively.

(8) Accrued Expenses

The following is a summary of accrued expenses at December 31, 2018 and 2017:

	2018	2017
Payroll	$20,667	$14,962
Interest	27,067	38,967
Insurance benefits	12,633	13,393
Accrued lease expense	36,158	37,073
Stock-based compensation	19,211	4,793
Distributions payable	—	81,625
Other	6,731	6,862

	$122,467	$197,675

LAMAR ADVERTISING COMPANY

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Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

(9) Long-term Debt

Long-term debt consists of the following at December 31, 2018 and 2017:

	December 31, 2018
	Debt	Deferred financing costs	Debt, net of deferred financing costs
Senior Credit Facility	$1,291,088	$11,576	$1,279,512
Accounts Receivable Securitization Program	175,000	1,168	173,832
5% Senior Subordinated Notes	535,000	4,104	530,896
5 3/8% Senior Notes	510,000	4,262	505,738
5 3/4% Senior Notes	400,000	4,754	395,246
Other notes with various rates and terms	3,464	—	3,464

	2,914,552	25,864	2,888,688
Less current maturities	(209,365)	(5,245)	(204,120)

Long-term debt, excluding current maturities	$2,705,187	$20,619	$2,684,568

	December 31, 2017
	Debt	Deferred financing costs	Debt, net of deferred financing costs
Senior Credit Facility	$636,750	$7,689	$629,061
5 7/8% Senior Subordinated Notes	500,000	5,850	494,150
5% Senior Subordinated Notes	535,000	4,927	530,073
5 3/8% Senior Notes	510,000	4,982	505,018
5 3/4% Senior Notes	400,000	5,271	394,729
Other notes with various rates and terms	3,659	—	3,659

	2,585,409	28,719	2,556,690
Less current maturities	(22,797)	(5,133)	(17,664)

Long-term debt, excluding current maturities	$2,562,612	$23,586	$2,539,026

Long-term debt contractual maturities are as follows:

	Debt	Deferred financing costs	Debt, net of deferred financing costs
2019	$34,365	$5,245	$29,120
2020	$56,881	$5,368	$51,513
2021	$248,773	$5,498	$243,275
2022	$556,256	$4,064	$552,192
2023	$541,275	$2,900	$538,375
Later years	$1,477,002	$2,789	$1,474,213

LAMAR ADVERTISING COMPANY

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Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

Senior Credit Facility

Lamar Media’s Third Amended and Restated Credit Agreement dated as of May 15, 2017 (as amended, the “senior credit facility”) originally consisted of (i) a $450,000 senior secured revolving credit facility which will mature on May 15, 2022 (the “revolving credit facility”), (ii) a $450,000 Term A loan facility (the “Term A loans”) which will mature on May 15, 2022, and (iii) an incremental facility pursuant to which Lamar Media may incur additional term loan tranches or increase its revolving credit facility subject to pro forma compliance with the secured debt ratio financial maintenance covenant (the “Incremental Facility”). Lamar Media borrowed all $450,000 in Term A loans on May 15, 2017. The net proceeds of the Term A loans, together with borrowing under the revolving portion of senior credit facility and cash on hand, were used to repay all outstanding amounts under the existing senior credit facility, and all revolving commitments under that facility were terminated.

On March 16, 2018, Lamar Media entered into Amendment No. 1 to the Third Amended and Restated Credit Agreement dated May 15, 2017, which amended the existing senior credit facility to establish a new $600,000 Term B Loan Facility (the “Term B loan”), which will mature on March 16, 2025. Lamar Media borrowed the full amount of the Term B loan on March 16, 2018. The proceeds from the Term B loan, together with available cash on hand were used to redeem in full Lamar Media’s 5 7/8% Senior Subordinated Notes due 2022.

As of December 31, 2018, the senior credit facility consisted of (i) the revolving credit facility, (ii) the Term A loans, (iii) the Term B loans and (iv) the Incremental Facility.

The Term A loans mature on May 15, 2022 and the Term B loans mature on March 16, 2025. The remaining quarterly installments are scheduled to be paid on each March 31, June 30, September 30 and December 31 as follows:

Principal Payment Date	Term A	Term B
March 31, 2019-June 30, 2019	$5,625	$1,500
September 30, 2019-June 30, 2020	$8,438	$1,500
September 30, 2020-March 31, 2022	$16,875	$1,500
Term A Loan Maturity May 15, 2022	$253,125	$—
June 30, 2022-December 31, 2024	$—	$1,500
Term B Loan Maturity March 16, 2025	$—	$559,500

The Term loans bear interest at rates based on the Adjusted LIBO Rate (“Eurodollar term loans”) or the Adjusted Base Rate (“Base Rate term loans”), at Lamar Media’s option. Eurodollar term loans bear interest at a rate per annum equal to the Adjusted LIBO Rate plus 1.75%; (or the Adjusted LIBO Rate plus 1.50% at any time the Total Debt Ratio is less than or equal to 3.25 to 1 for Term A loans only). Base Rate term loans bear interest at a rate per annum equal to the Adjusted Base Rate plus 0.75% (or the Adjusted Base Rate plus 0.50% at any time the Total Debt Ratio is less than or equal to 3.25 to 1 for Term A loans only). The revolving credit facility bears interest at rates based on the Adjusted LIBO Rate (“Eurodollar revolving loans”) or the Adjusted Base Rate (“Base Rate revolving loans”), at Lamar Media’s option. Eurodollar revolving loans bear interest at a rate per annum equal to the Adjusted LIBO Rate plus 2.25% (or the Adjusted LIBO Rate plus 2.00% at any time the Total Debt Ratio is less than or equal to 4.25 to 1; or the Adjusted LIBO Rate plus 1.75% at any time the Total Debt Ratio is less than or equal to 3.00 to 1). Base Rate revolving Loans bear interest at a rate per annum equal to the Adjusted Base Rate plus 1.25% (or the Adjusted Base Rate plus 1.0% at any time the total debt ratio is less than or equal to 4.25 to 1, or the Adjusted Base Rate plus 0.75% at any time the Total Debt Ratio is less than or

LAMAR ADVERTISING COMPANY

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Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

equal to 3.00 to 1). The guarantees, covenants, events of default and other terms of the senior credit facility apply to the Term A and B loans and revolving credit facility.

As of December 31, 2018, there was $280,000 outstanding under the revolving credit facility. Availability under the revolving facility is reduced by the amount of any letters of credit outstanding. Lamar Media had $13,183 letters of credit outstanding as of December 31, 2018 resulting in $156,817 of availability under its revolving facility. Revolving credit loans may be requested under the revolving credit facility at any time prior to its maturity on May 15, 2022.

The terms of Lamar Media’s senior credit facility and the indentures relating to Lamar Media’s outstanding notes restrict, among other things, the ability of Lamar Advertising and Lamar Media to:

•	dispose of assets;

•	incur or repay debt;

•	create liens;

•	make investments; and

•	pay dividends.

The senior credit facility contains provisions that would allow Lamar Media to conduct its affairs in a manner that would allow Lamar Advertising to qualify and remain qualified as a REIT, including by allowing Lamar Media to make distributions to Lamar Advertising required for the Company to qualify and remain qualified for taxation as a REIT, subject to certain restrictions.

Lamar Media’s ability to make distributions to Lamar Advertising is also restricted under the terms of these agreements. Under Lamar Media’s senior credit facility the Company must maintain a specified senior debt ratio at all times and in addition, must satisfy a total debt ratio in order to incur debt, make distributions or make certain investments.

Lamar Advertising and Lamar Media were in compliance with all of the terms of their indentures and the applicable senior credit agreement provisions during the periods presented.

Accounts Receivable Securitization Program

On December 18, 2018 Lamar Media entered into a $175,000 Receivable Financing Agreement (the “AR Program”) with its wholly-owned special purpose entities, Lamar QRS Receivables, LLC and Lamar TRS Receivables, LLC (the “Special Purpose Subsidiaries”) maturing on December 17, 2021. The AR Program is limited to the availability of eligible accounts receivable collateralizing the borrowings under the agreements governing the AR Program.

Pursuant to two separate Purchase and Sale Agreements dated December 18, 2018, each of which is among Lamar Media as initial Servicer, certain of Lamar Media’s subsidiaries and a Special Purpose Subsidiary, the subsidiaries sold substantially all of their existing and future accounts receivable balances to the Special Purpose Subsidiaries. The Special Purpose Subsidiaries use the accounts receivable balances to collateralize loans pursuant to the AR Program. Lamar Media retains the responsibility of servicing the accounts receivable balances pledged as collateral under the AR Program and provides a performance guaranty.

LAMAR ADVERTISING COMPANY

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Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

As of December 31, 2018 there was $175,000 outstanding on the AR Program bearing interest at approximately 3.4%. Proceeds from the AR Program were used primarily to repay outstanding amounts under our revolving credit facility. The commitment fee based on the amount of unused commitments under the AR Program was immaterial in 2018.

The AR Program is accounted for as a collateralized financing activity, rather than a sale of assets, and therefore: (i) accounts receivable balances pledged as collateral are presented as assets and the borrowings are presented as liabilities on our Consolidated Balance Sheets, (ii) our Consolidated Statements of Income and Comprehensive Income reflect the associated charges for bad debt expense (a component of general and administrative expenses) related to the pledged accounts receivable and interest expense associated with the collateralized borrowings and (iii) receipts from customers related to the underlying accounts receivable are reflected as operating cash flows and borrowings and repayments under the collateralized loans are reflected as financing cash flows within our Consolidated Statements of Cash Flows.

5 7/8% Senior Subordinated Notes

On February 9, 2012, Lamar Media completed an institutional private placement of $500,000 aggregate principal amount of 5 7/8% Senior Subordinated Notes, due 2022 (the “5 7/8% Senior Subordinated Notes”). The institutional private placement resulted in net proceeds to Lamar Media of approximately $489,000. The Company used the proceeds from the Term B loans to redeem all of the 5 7/8% Notes on March 19, 2018 at a redemption price of 101.958% of the aggregate principal amount of the outstanding 5 7/8% Notes, plus accrued and unpaid interest up to but not including the redemption date. In conjunction with the redemption the Company recorded a loss on debt extinguishment of $15,429, of which $9,790 was cash, for the year ended December 31, 2018.

5% Senior Subordinated Notes

On October 30, 2012, Lamar Media completed an institutional private placement of $535,000 aggregate principal amount of 5% Senior Subordinated Notes due 2023 (the “5% Senior Subordinated Notes”). The institutional private placement resulted in net proceeds to Lamar Media of approximately $527,100.

Lamar Media may redeem the 5% Senior Subordinated Notes, in whole or in part, in cash at redemption prices specified in the 5% Senior Subordinated Notes. In addition, if the Company or Lamar Media undergoes a change of control, Lamar Media may be required to make an offer to purchase each holder’s 5% Senior Subordinated Notes at a price equal to 101% of the principal amount of the 5% Senior Subordinated Notes, plus accrued and unpaid interest, up to but not including the repurchase date.

5 3/8% Senior Notes

On January 10, 2014, Lamar Media completed an institutional private placement of $510,000 aggregate principal amount of 5 3/8% Senior Notes due 2024 (the “5 3/8% Senior Notes”). The institutional private placement resulted in net proceeds to Lamar Media of approximately $502,300.

At any time prior to January 15, 2019, Lamar Media may redeem some or all of the 5 3/8% Senior Notes at a price equal to 100% of the aggregate principal amount, plus accrued and unpaid interest thereon and a make-whole premium. On or after January 15, 2019, Lamar Media may redeem the 5 3/8% Senior Notes, in whole or in part, in cash at redemption prices specified in the 5 3/8% Senior Notes. In addition, if the Company or Lamar

LAMAR ADVERTISING COMPANY

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Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

Media undergoes a change of control, Lamar Media may be required to make an offer to purchase each holder’s 5 3/8% Senior Notes at a price equal to 101% of the principal amount of the 5 3/8% Senior Notes, plus accrued and unpaid interest, up to but not including the repurchase date.

5 3/4% Senior Notes

On January 28, 2016, Lamar Media completed an institutional private placement of $400,000 aggregate principal amount of 5 3/4% Senior Notes due 2026 (the “5 3/4 % Senior Notes”). The institutional private placement resulted in net proceeds to Lamar Media of approximately $394,500.

Lamar Media may redeem up to 35% of the aggregate principal amount of the 5 3/4% Senior Notes, at any time and from time to time, at a price equal to 105.750% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon, with the net cash proceeds of certain public equity offerings completed before February 1, 2019, provided that following the redemption, at least 65% of the 5 3/4% Senior Notes that were originally issued remain outstanding and any such redemption occurs within 120 days following the closing of any such public equity offering. At any time prior to February 1, 2021, Lamar Media may redeem some or all of the 5 3/4% Senior Notes at a price equal to 100% of the aggregate principal amount, plus accrued and unpaid interest thereon plus a make-whole premium. On or after February 1, 2021, Lamar Media may redeem the 5 3/4% Senior Notes, in whole or in part, in cash at redemption prices specified in the 5 3/4% Senior Notes. In addition, if the Company or Lamar Media undergoes a change of control, Lamar Media may be required to make an offer to purchase each holder’s 5 3/4% Senior Notes at a price equal to 101% of the principal amount of the 5 3/4% Senior Notes, plus accrued and unpaid interest, up to but not including the repurchase date.

(10) Asset Retirement Obligation

The Company’s asset retirement obligation includes the costs associated with the removal of its structures, resurfacing of the land and retirement cost, if applicable, related to the Company’s outdoor advertising portfolio. The following table reflects information related to our asset retirement obligations:

Balance at December 31, 2016	$210,889
Additions to asset retirement obligations	4,003
Accretion expense	4,236
Liabilities settled	(4,039)

Balance at December 31, 2017	$215,089
Additions to asset retirement obligations	7,583
Accretion expense	4,404
Liabilities settled	(4,087)

Balance at December 31, 2018	$222,989

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Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

(11) Depreciation and Amortization

The Company includes all categories of depreciation and amortization on a separate line in its Statements of Income. The amounts of depreciation and amortization expense excluded from the following operating expenses in its Statements of Income are:

	Year Ended December 31,
	2018	2017	2016
Direct expenses	$212,585	$196,107	$191,169
General and administrative expenses	4,134	4,151	3,650
Corporate expenses	8,542	10,846	10,139

	$225,261	$211,104	$204,958

(12) Income Taxes

Commencing January 1, 2014, the Company began operating as a REIT for U.S. income tax purposes. Since operating as a REIT, the Company filed, and intends to continue to file, as a REIT, and its TRSs filed, and intend to continue to file, as C corporations. The Company also files tax returns in various states and countries. The Company’s state tax returns reflect different combinations of the Company’s subsidiaries and are dependent on the connection each subsidiary has with a particular state. The following information pertains to the Company’s income taxes on a consolidated basis.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “TCJA”) was signed into law, making significant changes to the Internal Revenue Code. As a result of the TCJA, a tax benefit of $3,372 and $466 was recorded to current tax expense and deferred tax expense, respectively, for the year ended December 31, 2017.

Income tax expense (benefit) consists of the following:

	Current	Deferred	Total
Year ended December 31, 2018:
U.S. federal	$4,952	$435	$5,387
State and local	2,615	(123)	2,492
Foreign	1,592	1,226	2,818

	$9,159	$1,538	$10,697

Year ended December 31, 2017:
U.S. federal	$4,174	$359	$4,533
State and local	2,706	(170)	2,536
Foreign	1,546	615	2,161

	$8,426	$804	$9,230

Year ended December 31, 2016:
U.S. federal	$9,518	$(935)	$8,583
State and local	2,681	(6)	2,675
Foreign	1,500	598	2,098

	$13,699	$(343)	$13,356

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Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

As of December 31, 2018 and 2017, the Company had income taxes (payable) receivable of $(458) and $3,106, respectively.

The U.S. and foreign components of earnings before income taxes are as follows:

	2018	2017	2016
U.S.	$317,695	$332,607	$313,429
Foreign	(1,766)	(5,701)	(1,264)

Total	$315,929	$326,906	$312,165

A reconciliation of significant differences between the reported amount of income tax expense and the expected amount of income tax expense that would result from applying the U.S. federal statutory income tax rate of 21 percent to income before taxes for the 2018 tax year and 35 percent for the 2017 and 2016 tax years, is as follows:

	2018	2017	2016
Income tax expense at U.S. federal statutory rate	$66,345	$114,417	$109,257
Tax adjustment related to REIT(a)	(63,669)	(109,294)	(101,868)
State and local income taxes, net of federal income tax benefit	1,461	1,193	1,481
Book expenses not deductible for tax purposes	1,926	2,635	2,465
Stock-based compensation	1,090	(121)	169
Valuation allowance(b)	3,813	3,953	2,340
Rate change(c)	(80)	(466)	(19)
Undistributed earnings of foreign subsidiaries(d)	(393)	1,363	—
Minimum tax credit refundable(e)	—	(4,108)	—
Other differences, net(f)	204	(342)	(469)

Income tax expense	$10,697	$9,230	$13,356

(a)	Includes dividend paid deduction of $69,818, $110,442 and $102,888 for the tax years ended December 31, 2018, 2017 and 2016, respectively.
(b)

For the years ended December 31, 2018, 2017 and 2016, a non-cash valuation allowance of $3,813, $3,953 and $2,340, respectively, was recorded to income tax expense due to our limited ability to utilize Puerto Rico deferred tax assets in future years.

(c)

Under the TCJA, the U.S. corporate income tax rate was lowered from 35% to 21%. As a result, a non-cash benefit of $466 to income tax expense was recorded for the reduction of the U.S. net deferred tax liability for the year ended December 31, 2017.

(d)

In periods prior to December 31, 2017, the undistributed earnings of our Canadian subsidiaries were designated as permanently reinvested. As of December 31, 2017, however, management did not assert that the undistributed earnings of our Canadian subsidiaries will be permanently reinvested. For the years ended December 31, 2018 and 2017, we recognized a deferred tax (benefit) charge of $(393) and $1,363, respectively, for future foreign withholding taxes related to undistributed earnings.

(e)

Under the TCJA, the corporate alternative minimum tax was repealed and any minimum tax carryforwards not utilized become fully refundable in 2021. The Company does not expect to utilize its minimum tax credit carryforward. As a result, a cash benefit of $4,108 to income tax expense was recorded for the year ended December 31, 2017.

LAMAR ADVERTISING COMPANY

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Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

(f)

Upon enactment, the TCJA includes a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings, net of foreign tax credits. As a result, a cash charge of $736 to income tax expense was recorded for the year ended December 31, 2017.

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and (liabilities) are presented below:

	2018	2017
Deferred tax assets:
Allowance for doubtful accounts	$654	$709
Accrued liabilities not deducted for tax purposes	7,022	3,648
Asset retirement obligation	—	124
Net operating loss carry forwards	34,716	18,617
Tax credit carry forwards	320	153
Charitable contributions carry forward	47	7
Property, plant and equipment	—	2,300
Investment in partnerships	—	240

Gross deferred tax assets	42,759	25,798
Less: valuation allowance	(23,934)	(20,120)

Net deferred tax assets	18,825	5,678

Deferred tax liabilities:
Intangibles	(6,565)	(5,199)
Investment in partnerships	(31,746)	—
Property, plant and equipment	(366)	—
Undistributed earnings of foreign subsidiaries	(882)	(1,363)

Gross deferred tax liabilities	(39,559)	(6,562)

Net deferred tax liabilities	$(20,734)	$(884)

As of December 31, 2018, we have approximately $285,126 of U.S. net operating loss carry forwards to offset future taxable income. Of this amount, $63,716 is subject to Internal Revenue Code §382 limitation but will be available to be fully utilized by no later than 2032. These carry forwards expire between 2029 through 2032. In addition, we have $4,799 of various credits available to offset future U.S. federal income tax. Under the TCJA, the corporate alternative minimum tax was repealed and any minimum tax credit carryforwards not utilized become fully refundable in 2021. We do not expect to utilize our minimum tax credit of $4,108 before 2021.

As of December 31, 2018 we have approximately $724,635 of state net operating loss carry forwards before valuation allowances. These state net operating losses are available to reduce future taxable income and expire at various times and amounts. In addition, we have $190 of various credits available to offset future state income tax. There was no valuation allowance related to state net operating loss carry forwards as of December 31, 2018 and 2017. There were no net changes in the total state valuation allowance for the years ended December 31, 2018 and 2017.

During 2018, we generated $7,377 of Puerto Rico net operating losses. As of December 31, 2018, we had approximately $51,642 of Puerto Rico net operating loss carry forwards before valuation allowances. These

LAMAR ADVERTISING COMPANY

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Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

Puerto Rico net operating losses are available to offset future taxable income. These carry forwards expire between 2019 and 2028. In addition, we have $153 of alternative minimum tax credits available to offset future Puerto Rico income tax.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in those jurisdictions during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carry back and carry forward periods), projected future taxable income, and tax-planning strategies in making this assessment. In order to fully realize the deferred tax assets, the Company will need to generate future taxable income before the expiration of the carry forwards governed by the tax code. Based on the current level of pretax earnings, the Company will not generate the minimum amount of future taxable income to support the realization of the deferred tax assets. As a result, management has determined that a valuation allowance related to Puerto Rico net operating loss carry forwards and other deferred tax assets is necessary. The valuation allowance for these deferred tax assets as of December 31, 2018 and 2017 was $23,934 and $20,120, respectively. The net change in the total valuation allowance for the years ended December 31, 2018 and 2017 was an increase of $3,814 and $3,953, respectively. The amount of the deferred tax asset considered realizable, however, could be adjusted in the near term if estimates of future taxable income during the carry forward period increase.

As of December 31, 2018, the Company has accumulated undistributed earnings generated by our foreign subsidiaries of approximately $22,528. Management does not designate these earnings as permanently reinvested and has recognized a deferred tax liability of approximately $882 related to foreign withholding taxes on these earnings. We have recognized a current year tax expense of $234 related to 2018 earnings and a tax benefit of $(635) related to prior year earnings repatriated in 2018.

Under ASC 740 Income Taxes, we provide for uncertain tax positions, and the related interest, and adjust recognized tax benefits and accrued interest accordingly. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Balance as of December 31, 2016	$772
Additions for tax positions related to current year	1,122
Additions for tax positions related to prior years	173
Reductions for tax positions related to prior years	—
Lapse of statute of limitations	—
Settlements	—

Balance as of December 31, 2017	$2,067
Additions for tax positions related to current year	932
Additions for tax positions related to prior years	238
Reductions for tax positions related to prior years	—
Lapse of statute of limitations	(30)
Settlements	—

Balance as of December 31, 2018	$3,207

Included in the balance of unrecognized benefits at December 31, 2018 is $3,207 of tax benefits that, if recognized in future periods, would impact our effective tax rate. During the years ended December 31, 2018 and

LAMAR ADVERTISING COMPANY

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Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

2017, we recognized interest and penalties of $411 and $213, respectively, as a component of income tax expense in connection with our liabilities related to uncertain tax positions.

Within the next twelve months, we expect to decrease our unrecognized tax benefits by approximately $112 as a result of the expiration of statute of limitations.

We are subject to income taxes in the U.S. and nearly all states. In addition, the Company is subject to income taxes in Canada and the Commonwealth of Puerto Rico. We are no longer subject to U.S federal income tax examinations by tax authorities for years prior to 2013, or for any U.S. state income tax audit prior to 2010. The Internal Revenue Service has completed a review of the 2013 income tax return. With respect to Canada and Puerto Rico, we are no longer subject to income tax audits for years before 2015 and 2014, respectively.

(13) Related Party Transactions

Affiliates, as used within these statements, are persons or entities that are affiliated with Lamar Advertising Company or its subsidiaries through common ownership and directorate control.

The Company had receivables from employees of $80 at December 31, 2018. There were no receivables from employees at December 31, 2017. These receivables are primarily relocation loans for employees. The Company does not have any receivables from its current executive officers.

(14) Stockholders’ Equity

On July 16, 1999, the Board of Directors designated 5,720 shares of the 1,000,000 shares of previously undesignated preferred stock, par value $.001, as Series AA preferred stock, which shares were subsequently exchanged on a one for one basis in the REIT conversion. The Series AA preferred stock ranks senior to the Class A common stock and Class B common stock with respect to dividends and upon liquidation. Holders of Series AA preferred stock are entitled to receive, on a pari passu basis, dividends at the rate of $15.95 per share per quarter when, as and if declared by the Board of Directors. The Series AA preferred stock is entitled to receive, on a pari passu basis, $638 plus a further amount equal to any dividend accrued and unpaid to the date of distribution before any payments are made or assets distributed to the Class A common stock or Class B stock upon voluntary or involuntary liquidation, dissolution or winding up of the Company. The liquidation value of the outstanding Series AA preferred stock at December 31, 2018 was $3,649. The Series AA preferred stock is entitled to one vote per share.

All of the outstanding shares of common stock are fully paid and nonassessable. In the event of the liquidation or dissolution of the Company, following any required distribution to the holders of outstanding shares of preferred stock, the holders of common stock are entitled to share pro rata in any balance of the corporate assets available for distribution to them. The Company may pay dividends if, when and as declared by the Board of Directors from funds legally available therefore, subject to the restrictions set forth in the Company’s existing indentures and the senior credit facility. Subject to the preferential rights of the holders of any class of preferred stock, holders of shares of common stock are entitled to receive such dividends as may be declared by the Company’s Board of Directors out of funds legally available for such purpose. No dividend may be declared or paid in cash or property on any share of either class of common stock unless simultaneously the same dividend is declared or paid on each share of the other class of common stock, provided that, in the event of stock dividends, holders of a specific class of common stock shall be entitled to receive only additional shares of such class.

LAMAR ADVERTISING COMPANY

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Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

The rights of the Class A and Class B common stock are equal in all respects, except holders of Class B common stock have ten votes per share on all matters in which the holders of common stock are entitled to vote and holders of Class A common stock have one vote per share on such matters. The Class B common stock will convert automatically into Class A common stock upon the sale or transfer to persons other than permitted transferees (as defined in the Company’s certificate of incorporation, as amended).

On December 11, 2014, the Company announced that its Board of Directors authorized the repurchase of up to $250,000 of the Company’s Class A common stock (the “repurchase program”). There were no repurchases under the repurchase program which expired on June 30, 2016.

On May 1, 2018, the Company entered into an equity distribution agreement (the “Sales Agreement”) with J.P. Morgan Securities LLC, Wells Fargo Securities LLC, and SunTrust Robinson Humphrey, Inc. as its sales agents (each a “Sales Agent”, and collectively, the “Sales Agents”). Under the terms of the Sales Agreement, the Company may, from time to time, issue and sell shares of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”), having an aggregate offering price of up to $400,000, through the Sales Agents as either agents or principals. As of December 31, 2018, 576,002 shares of our Class A Common Stock have been sold under the Sales Agreement and accordingly $357,885 remains available to be sold under the Sales Agreement.

Sales of the Class A Common Stock, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through the Nasdaq Global Select Market and any other existing trading market for the Class A Common Stock, or sales made to or through a market maker other than on an exchange. The Company has no obligation to sell any of the Class A Common Stock under the Sales Agreement and may at any time suspend solicitations and offers under the Sales Agreement.

On August 6, 2018, the Company filed an automatically effective shelf registration statement that registered the offer and sale of an indeterminate amount of additional shares of our Class A common stock. As of December 31, 2018, the Company issued 163,137 shares of its Class A common stock in connection with acquisitions occurring during the period. The Company filed a prospectus supplement to the shelf registration statement relating to the offer and resale of such shares of Class A common stock.

(15) Stock Compensation Plans

Equity Incentive Plan. Lamar’s 1996 Equity Incentive Plan, as amended, (the “1996 Plan”) has reserved 15.5 million shares of common stock for issuance to directors and employees, including options granted and common stock reserved for issuance under its performance-based incentive program. Options granted under the 1996 Plan expire ten years from the grant date with vesting terms ranging from three to five years which primarily includes 1) options that vest in one-fifth increments beginning on the grant date and continuing on each of the first four anniversaries of the grant date and 2) options that cliff-vest on the fifth anniversary of the grant date. All grants are made at fair market value based on the closing price of our Class A common stock as reported on the NASDAQ Global Select Market on the date of grant.

In February 2013, the 1996 Plan was amended to eliminate the provision that limited the amount of Class A common stock, including shares retained from an award, that could be withheld to satisfy tax withholding obligations to the minimum tax obligations required by law (except with respect to option awards). In accordance with ASC 718, Compensation – Stock Compensation, the Company is required to classify the awards affected by

LAMAR ADVERTISING COMPANY

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Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

the amendment as liability-classified awards at fair value each period prior to their settlement. As of December 31, 2018 and 2017, the Company recorded a liability, in accrued expenses, of $19,211 and $4,793, respectively, related to its equity incentive awards affected by this amendment.

We use a Black-Scholes-Merton option pricing model to estimate the fair value of share-based awards. The Black-Scholes-Merton option pricing model incorporates various highly subjective assumptions, including expected term and expected volatility. We have reviewed our historical pattern of option exercises and have determined that meaningful differences in option exercise activity existed among vesting schedules. Therefore, for all stock options granted after January 1, 2006, we have categorized these awards into two groups of vesting 1) 5-year cliff vest and 2) 4-year graded vest, for valuation purposes. We have determined there were no meaningful differences in employee activity under our ESPP due to the nature of the plan.

We estimate the expected term of options granted using an implied life derived from the results of a hypothetical mid-point settlement scenario, which incorporates our historical exercise, expiration and post-vesting employment termination patterns, while accommodating for partial life cycle effects. We believe these estimates will approximate future behavior.

We estimate the expected volatility of our Class A common stock at the grant date using a blend of 90% historical volatility of our Class A common stock and 10% implied volatility of publicly traded options with maturities greater than six months on our Class A common stock as of the option grant date. Our decision to use a blend of historical and implied volatility was based upon the volume of actively traded options on our common stock and our belief that historical volatility alone may not be completely representative of future stock price trends.

Our risk-free interest rate assumption is determined using the Federal Reserve nominal rates for U.S. Treasury zero-coupon bonds with maturities similar to those of the expected term of the award being valued. We assumed an expected dividend yield of 5%.

We estimate option forfeitures at the time of grant and periodically revise those estimates in subsequent periods if actual forfeitures differ from those estimates. We record stock-based compensation expense only for those awards expected to vest using an estimated forfeiture rate based on our historical forfeiture data.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used:

Grant Year	Dividend Yield	Expected Volatility	Risk Free Interest Rate	Expected Lives
2018	5%	46%	2%	6
2017	5%	45%	2%	6
2016	5%	45%	2%	6

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AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

Information regarding the 1996 Plan for the year ended December 31, 2018 is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Contractual Life
Outstanding, beginning of year	1,099,877	$44.00
Granted	104,000	67.21
Exercised	(361,618)	37.15
Forfeited	(5,400)	73.56
Expired	—	—

Outstanding, end of year	836,859	49.65	5.34

Exercisable at end of year	650,359	44.59	4.43

At December 31, 2018 there was $2,837 of unrecognized compensation cost related to stock options granted which is expected to be recognized over a weighted-average period of 1.77 years.

Shares available for future stock option and restricted share grants to employees and directors under existing plans were 975,215 at December 31, 2018. The aggregate intrinsic value of options outstanding as of December 31, 2018 was $16,821, and the aggregate intrinsic value of options exercisable was $16,143. Total intrinsic value of options exercised was $12,378 for the year ended December 31, 2018.

Stock Purchase Plan. In 2009 our Board of Directors adopted a new employee stock purchase plan, the 2009 Employee Stock Purchase Plan (the “2009 ESPP”), which was approved by our shareholders on May 28, 2009. The 2009 ESPP reserved 588,154 shares of Class A common stock for issuance to our employees, which included 88,154 shares of Class A common stock that had been available for issuance under our 2000 Employee Stock Purchase Plan (the “ 2000 ESPP”). The 2000 ESPP was terminated following the issuance of all shares that were subject to the offer that commenced under the 2000 ESPP on January 1, 2009 and ended June 30, 2009. The terms of the 2009 ESPP are substantially the same as the 2000 ESPP.

The number of shares of Class A common stock available under the 2009 ESPP was automatically increased by 83,838 shares on January 1, 2018 pursuant to the automatic increase provisions of the 2009 ESPP. The following is a summary of 2009 ESPP share activity for the year ended December 31, 2018:

Shares
Available for future purchases, January 1, 2018	225,418
Additional shares reserved under 2009 ESPP	83,838
Purchases	(126,012)

Available for future purchases, December 31, 2018	183,244

Performance-based compensation. Unrestricted shares of our Class A common stock may be awarded to key officers and employees under our 1996 Plan based on certain Company performance measures for fiscal 2018. The number of shares to be issued, if any, are dependent on the level of achievement of these performance measures as determined by the Company’s Compensation Committee based on our 2018 results and were issued in the first quarter of 2019. The shares subject to these awards can range from a minimum of 0% to a maximum of 100% of the target number of shares depending on the level at which the goals are attained. Based on the

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

Company’s performance measures achieved through December 31, 2018, the Company has accrued $18,929 as compensation expense related to these agreements.

(16) Benefit Plans

The Company sponsors a partially self-insured group health insurance program. The Company is obligated to pay all claims under the program, which are in excess of premiums, up to program limits. The Company is also self-insured with respect to its income disability benefits and against casualty losses on advertising structures. Amounts for expected losses, including a provision for losses incurred but not reported, is included in accrued expenses in the accompanying consolidated financial statements. As of December 31, 2018, the Company maintained $8,091 in letters of credit with a bank to meet requirements of the Company’s worker’s compensation and general liability insurance carrier.

Savings and Profit Sharing Plan

The Company sponsors The Lamar Corporation Savings and Profit Sharing Plan covering eligible employees who have completed one year of service and are at least 21 years of age. The Company has the option to match 50% of employees’ contributions up to 5% of eligible compensation. Employees can contribute up to 100% of compensation. Full vesting on the Company’s matched contributions occurs after three years for contributions made after January 1, 2002. Annually, at the Company’s discretion, an additional profit sharing contribution may be made on behalf of each eligible employee. The Company matched contributions of $4,966, $4,715 and $4,545 for the years ended December 31, 2018, 2017 and 2016, respectively.

Deferred Compensation Plan

The Company sponsors a Deferred Compensation Plan for the benefit of certain of its board-elected officers who meet specific age and years of service and other criteria. Officers that have attained the age of 30 and have a minimum of 10 years of service to the Company and satisfy additional eligibility guidelines are eligible for annual contributions to the plan generally ranging from $3 to $8, depending on the employee’s length of service. The Company’s contributions to the plan are maintained in a rabbi trust and, accordingly, the assets and liabilities of the plan are reflected in the balance sheet of the Company in other assets and other liabilities. Upon termination, death or disability, participating employees are eligible to receive an amount equal to the fair market value of the assets in the employee’s deferred compensation account. For the years ended December 31, 2018, 2017 and 2016, the Company contributed $1,585, $1,526 and $1,487, respectively.

On December 8, 2005, the Company’s Board of Directors approved an amendment to the Lamar Deferred Compensation Plan in order to (1) to comply with the requirements of Section 409A of the Internal Revenue Code (“Section 409A”) applicable to deferred compensation and (2) to reflect changes in the administration of the plan. The Company’s Board of Directors also approved the adoption of a grantor trust pursuant to which amounts may be set aside, but remain subject to claims of the Company’s creditors, for payments of liabilities under the new plan, including amounts contributed under the old plan. The plan was further amended in August 2007 to make certain amendments to reflect Section 409A regulations issued on April 10, 2007. An additional clarifying amendment was made to the plan in December 2013.

(17) Commitment and Contingencies

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

(18) Distribution Restrictions

Lamar Media’s ability to make distributions to Lamar Advertising is restricted under both the terms of the indentures relating to Lamar Media’s outstanding notes and by the terms of its senior credit facility. As of December 31, 2018 and December 31, 2017, Lamar Media was permitted under the terms of its outstanding senior subordinated and senior notes to make transfers to Lamar Advertising in the form of cash dividends, loans or advances in amounts up to $3,156,061 and $2,975,593, respectively.

As of December 31, 2018, Lamar Media’s senior credit facility allows it to make transfers to Lamar Advertising in any taxable year up to the amount of Lamar Advertising’s taxable income (without any deduction for dividends paid). In addition, as of December 31, 2018, transfers to Lamar Advertising are permitted under Lamar Media’s senior credit facility and as defined therein up to the available cumulative credit, as long as no default has occurred and is continuing and, after giving effect to such distributions, (i) the total debt ratio is less than 6.5 to 1 and (ii) the secured debt ratio does not exceed 3.5 to 1. As of December 31, 2018, the total debt ratio was less than 6.5 to 1 and Lamar Media’s secured debt ratio was less than 3.5 to 1, and the available cumulative credit was $1,906,541.

(19) Fair Value of Financial Instruments

At December 31, 2018 and 2017, the Company’s financial instruments included cash and cash equivalents, marketable securities, accounts receivable, investments, accounts payable and borrowings. The fair values of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings and current portion of long-term debt approximated carrying values because of the short-term nature of these instruments. Investments and initial recognition of asset retirement obligations are reported at fair values. Fair values for investments held at cost are not readily available, but are estimated to approximate fair value. The estimated fair value of the Company’s long term debt (including current maturities) was $2,904,851, which is less than both the gross and carrying amount of $2,914,552 as of December 31, 2018. The majority of the fair value is determined using observed prices of publicly traded debt (level 1 in the fair value hierarchy) and the remaining is valued based on quoted prices for similar debt (level 2 in the fair value hierarchy).

(20) Information about Geographic Areas

Revenues from external customers attributable to foreign countries totaled $35,146, $33,424 and $32,669 for the years ended December 31, 2018, 2017 and 2016, respectively. Net carrying value of long lived assets located in foreign countries totaled $2,387 and $3,571 as of December 31, 2018 and 2017, respectively. All other revenues from external customers and long lived assets relate to domestic operations.

(21) New Accounting Pronouncements

Revenue

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09 (Codified as ASC 606), Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU replaced most existing revenue recognition guidance in U.S. GAAP when it became effective. In August 2015, the FASB issued ASU No. 2015-14 deferring the effective date from January 1, 2017 to January 1, 2018, while allowing for early adoption as of January 1, 2017. The standard permits the use of either the retrospective or cumulative effect transition method. The Company adopted the provisions of ASC 606 on January 1, 2018 using the cumulative

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

effect transition method. The Company did not have an adjustment to its opening balance of retained earnings for the adoption of this update.

Leases

In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (ASU) No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; and ASU No. 2018-11, Targeted Improvements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.

The new standard is effective for us on January 1, 2019, with early adoption permitted. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods. We expect to adopt the new standard on January 1, 2019 and use the effective date as our date of initial application. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019.

The new standard provides a number of optional practical expedients in transition. We expect to elect the ‘package of practical expedients’, which permits us not to reassess under the new standard our prior conclusions about lease identification, lease classification and initial direct costs. We also expect to elect the use of hindsight and the practical expedient pertaining to land easements. We expect to elect all of the new standard’s available transition practical expedients.

We expect that this standard will have a material effect on our financial statements. While we continue to assess all of the effects of adoption, we currently believe the most significant effects relate to (1) the recognition of new ROU assets and lease liabilities on our balance sheet for our billboard, logo, building and vehicle operating leases; (2) reclassification within our balance sheet of current asset prepaid operating lease balances to be a reduction of our lease liabilities and; (3) providing significant new disclosures about our leasing activities.

On adoption, we currently expect to recognize additional operating liabilities exceeding $1.1 billion, with corresponding ROU assets of the same amount based on the present value of the remaining minimum rental payments under current leasing standards for our existing operating leases.

The new standard also provides practical expedients for a company’s ongoing accounting. We currently expect to elect the short-term lease recognition exemption for our vehicle leases. This means, for those leases that qualify, we will not recognize ROU assets or lease liabilities. This includes not recognizing ROU assets or lease liabilities for existing short-term leases of those assets in transition.

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

Other recently released pronouncements

In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting. The update is designed to simplify accounting for share-based payment transactions, including income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The update is effective for annual periods beginning January 1, 2017 with early adoption permitted. The adoption of this update did not have a material impact on the Company’s consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows – Classification of Certain Cash Receipts and Cash Payments. The update clarifies how certain cash receipts and cash payments are presented in the statement of cash flows. The update is effective for annual periods beginning January 1, 2018 with early adoption permitted. The Company adopted the update for the period ended December 31, 2016. The update did not have a material impact on the Company’s consolidated statement of cash flows.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations: Clarifying the definition of a business. The update clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions of assets or businesses. The update is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. Early adoption is allowed for transactions in which the acquisition date occurs before the issuance date or effective date of the amendment, but only when the transaction has not been reported in financial statements that have been issued or made available for issuance. The Company adopted the update for transactions that occurred on or after October 1, 2016. The adoption of this update did not have a material impact on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles – Goodwill and other (Topic 350): Simplifying the test for goodwill impairment. The update simplifies how a company completes its goodwill impairment test by eliminating the two-step process, which requires determining the fair value of assets acquired or liabilities assumed in a business combination. The update requires completing the goodwill impairment test by comparing the difference between the reporting unit’s carrying value and fair value. Goodwill charges, if any, would be determined by reducing the goodwill balance by the excess of the reporting unit’s carrying value over its fair value. The update is effective for annual and interim fiscal periods beginning after December 15, 2019, with early adoption permitted for interim or annual goodwill impairment tests performed on or after January 1, 2017. The Company adopted this update beginning with its December 31, 2017 goodwill impairment test.

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (Topic 808). The update is to clarify when certain transactions between collaborative arrangement participants should be accounted for as revenue under Topic 606 and when the collaborative arrangement participant is a customer in the context of a unit of account. The update also adds unit-of-account guidance in Topic 808 and requires that a collaborative arrangement participant that is not directly related to sales to a third party, presenting the transaction together with revenue recognized under Topic 606 is precluded if the collaborative arrangement participant is not a customer. The update is effective for annual and interim fiscal periods beginning after December 15, 2019 with early adoption permitted. The Company does not believe this update will have a material effect on the Company’s consolidated financial statements.

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

(22) Quarterly Financial Data (Unaudited)

The tables below represent the balances for the selected quarterly financial data of the Company for each reporting period in the years ended December 31, 2018 and 2017.

	Year 2018 Quarters
	March 31	June 30	September 30	December 31
Net revenues	$361,026	$419,800	$418,498	$427,898
Net revenues less direct advertising expenses	$222,733	$279,016	$277,799	$285,826
Net income applicable to common stock	$14,961	$100,340	$93,965	$95,601
Net income per common share basic	$0.15	$1.02	$0.95	$0.97
Net income per common share diluted	$0.15	$1.02	$0.95	$0.96

	Year 2017 Quarters
	March 31	June 30	September 30	December 31
Net revenues	$346,362	$397,078	$399,345	$398,475
Net revenues less direct advertising expenses	$214,518	$262,003	$264,368	$259,491
Net income applicable to common stock	$41,696	$92,303	$96,240	$87,072
Net income per common share basic	$0.43	$0.94	$0.98	$0.89
Net income per common share diluted	$0.42	$0.94	$0.98	$0.89

(23) Divestiture of Assets

On April 16, 2018 the Company sold its assets in Puerto Rico for $3,000 in cash and non-cash consideration consisting of a note receivable for $9,250 due April 2024. The Company recorded a loss on the sale of $7,809 for the year ended December 31, 2018.

(24) Subsequent Events

On January 17, 2019, Lamar Media entered into an incremental amendment to the senior credit facility to include $100,000 in additional revolving commitments, thereby increasing the total borrowing capacity under the revolving credit facility to $550,000.

On February 1, 2019, Lamar Media issued $250,000 in aggregate principle amount of 5 3/4% Senior Notes due 2026 through an institutional private placement (the “New Notes”). The New Notes were issued as additional notes to the existing $400,000 aggregate principal amount of 5 3/4% Senior Notes due 2026 that Lamar issued on January 28, 2016 (the “Existing Notes”). Other than with respect to the date of issuance, issue price and CUSIP number, the New Notes have the same terms as the Existing Notes. Once the New Notes are registered under the Securities Act and exchanged for exchange notes or become freely tradable under Rule 144, Lamar Media expects that the New Notes and the Existing Notes will share a single CUSIP number and thereafter be fungible. The net proceeds after underwriting fees and expenses, was approximately $251,500 and were used to repay a portion of the borrowings outstanding under the revolving credit facility.

SCHEDULE II

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Valuation and Qualifying Accounts

Years Ended December 31, 2018, 2017 and 2016

(In thousands)

	Balance at Beginning of Period	Charged to Costs and Expenses	Deductions	Balance at End of Period
Year ended December 31, 2018
Deducted in balance sheet from trade accounts receivable:
Allowance for doubtful accounts	$10,055	8,472	7,366	$11,161
Deducted in balance sheet from deferred tax assets:
Valuation allowance	$20,120	3,814	—	$23,934
Year ended December 31, 2017
Deducted in balance sheet from trade accounts receivable:
Allowance for doubtful accounts	$9,356	6,762	6,063	$10,055
Deducted in balance sheet from deferred tax assets:
Valuation allowance	$16,167	3,953	—	$20,120
Year ended December 31, 2016
Deducted in balance sheet from trade accounts receivable:
Allowance for doubtful accounts	$8,984	6,870	6,498	$9,356
Deducted in balance sheet from deferred tax assets:
Valuation allowance	$13,827	2,340	—	$16,167

SCHEDULE III

LAMAR ADVERTISING COMPANY

AND SUBSIDIARIES

Schedule of Real Estate and Accumulated Depreciation

December 31, 2018, 2017 and 2016

(In thousands)

Description(1)	Encumbrances	Initial Cost(2)	Gross Carrying Amount(3)	Accumulated Depreciation	Construction Date	Acquisition Date	Useful Lives
359,138 Displays	—	—	$3,201,434	$(2,082,335)	Various	Various	5 to 20 years

(1)	No single asset exceeded 5% of the total gross carrying amount at December 31, 2018
(2)	This information is omitted, as it would be impracticable to compile such information on a site-by-site basis
(3)	Includes sites under construction

The following table summarizes activity for the Company’s real estate assets, which consists of advertising displays and the related accumulated depreciation.

	December 31, 2018	December 31, 2017	December 31, 2016
Gross real estate assets:
Balance at the beginning of the year	$3,074,046	$2,998,540	$2,856,243
Capital expenditures on new advertising displays(4)	54,151	49,946	50,799
Capital expenditures on improvements/redevelopments of existing advertising displays	12,781	6,265	12,031
Capital expenditures other recurring	34,758	32,523	26,254
Land acquisitions(6)	15,368	14,904	30,283
Acquisition of advertising displays(5) (6)	82,617	32,109	69,821
Assets sold or written-off	(70,494)	(61,306)	(47,317)
Foreign exchange	(1,793)	1,065	426

Balance at the end of the year	$3,201,434	$3,074,046	$2,998,540

Accumulated depreciation:
Balance at the beginning of the year	$2,025,251	$1,973,958	$1,910,860
Depreciation	106,700	102,494	100,197
Assets sold or written-off	(48,488)	(51,976)	(37,373)
Foreign exchange	(1,128)	775	274

Balance at the end of the year	$2,082,335	$2,025,251	$1,973,958

(4)	Includes non-cash amounts of $446, $921 and $379 at December 31, 2018, 2017 and 2016, respectively
(5)	Includes non-cash amounts of $7,199, $3,043 and $4,623 at December 31, 2018, 2017 and 2016, respectively
(6)	Includes preliminary allocation of assets acquired from Fairway at December 31, 2018

Management’s Report on Internal Control Over Financial Reporting

The management of Lamar Media Corp. is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act.

Lamar Media Corp.’s management assessed the effectiveness of Lamar Media Corp.’s internal control over financial reporting as of December 31, 2018. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control – Integrated Framework (2013). Based on this assessment, Lamar Media Corp.’s management has concluded that, as of December 31, 2018, Lamar Media Corp.’s internal control over financial reporting is effective based on those criteria. The effectiveness of Lamar Media Corp.’s internal control over financial reporting as of December 31, 2018 has been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report, which is included in Item 8 to this Annual Report.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Lamar Media Corp.:

Opinion on Internal Control Over Financial Reporting

We have audited Lamar Media Corp. and subsidiaries’ (the Company) internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of December 31, 2018 and 2017, the related consolidated statements of income and comprehensive income, stockholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes and financial statement schedules II to III (collectively, the consolidated financial statements), and our report dated February 25, 2019 expressed an unqualified opinion on those consolidated financial statements.

The Company completed a business combination with Fairway Outdoor Advertising during 2018, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018, Fairway Outdoor Advertising’s internal controls over financial reporting associated with Fairway Outdoor Advertising’s total assets of $459.6 million and total revenues of $1.9 million included in the consolidated financial statements of the Company as of and for the year ended December 31, 2018. Our audit of internal controls over financial reporting of the Company also excluded an evaluation of the internal controls over financial reporting of Fairway Outdoor Advertising.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ KPMG LLP
KPMG LLP

Baton Rouge, Louisiana

February 25, 2019

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Lamar Media Corp.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Lamar Media Corp. and subsidiaries (the Company) as of December 31, 2018 and 2017, the related consolidated statements of income and comprehensive income, stockholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes and financial statement schedules II to III (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated February 25, 2019 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

Change in Accounting Principle

As discussed in Note 21 to the consolidated financial statements, the Company changed its method of accounting for business combinations effective October 1, 2016, due to the adoption of FASB ASU No. 2017-01, Clarifying the Definition of a Business.

As discussed in Note 21 to the consolidated financial statements, the Company changed its method of accounting for revenue recognition effective January 1, 2018, due to the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP
KPMG LLP

We have served as the Company’s auditor since 1992.

Baton Rouge, Louisiana

February 25, 2019

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2018 and 2017

(In thousands, except share and per share data)

	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$20,994	$114,971
Receivables, net of allowance for doubtful accounts of $11,161 and $10,055 as of 2018 and 2017, respectively	235,576	201,699
Prepaid lease and contract expenses	80,684	70,755
Other current assets	25,915	32,594

Total current assets	363,169	420,019

Property, plant and equipment	3,525,725	3,384,723
Less accumulated depreciation and amortization	(2,230,677)	(2,170,585)

Net property, plant and equipment	1,295,048	1,214,138

Goodwill (note 3)	1,909,235	1,730,303
Intangible assets, net (note 3)	914,984	795,879
Other assets	45,450	37,603

Total assets	$4,527,886	$4,197,942

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Trade accounts payable	$21,246	$17,961
Current maturities of long-term debt, net of deferred financing costs of $5,245 and $5,133 in 2018 and 2017, respectively (note 5)	204,120	17,664
Accrued expenses (note 4)	117,300	193,667
Deferred income	107,202	92,694

Total current liabilities	449,868	321,986
Long-term debt, net of deferred financing costs of $20,619 and $23,586 in 2018 and 2017, respectively (note 5)	2,684,568	2,539,026
Deferred income tax liabilities (note 6)	20,734	884
Asset retirement obligation	222,989	215,089
Other liabilities	29,531	29,859

Total liabilities	3,407,690	3,106,844

Stockholder’s equity:
Common stock, $.01 par value, authorized 3,000 shares; 100 shares issued and outstanding at 2018 and 2017	—	—
Additional paid-in-capital	2,922,907	2,832,940
Accumulated comprehensive income	12	1,302
Accumulated deficit	(1,802,723)	(1,743,144)

Stockholder’s equity	1,120,196	1,091,098

Total liabilities and stockholder’s equity	$4,527,886	$4,197,942

See accompanying notes to consolidated financial statements.

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income

Years Ended December 31, 2018, 2017 and 2016

(In thousands)

	2018	2017	2016
Statements of Income
Net revenues	$1,627,222	$1,541,260	$1,500,294

Operating expenses (income):
Direct advertising expenses (exclusive of depreciation and amortization)	561,848	540,880	525,597
General and administrative expenses (exclusive of depreciation and amortization)	289,428	276,229	269,423
Corporate expenses (exclusive of depreciation and amortization)	82,497	61,962	75,994
Depreciation and amortization	225,261	211,104	204,958
Loss (gain) on disposition of assets	7,233	(4,664)	(15,095)

	1,166,267	1,085,511	1,060,877

Operating income	460,955	455,749	439,417
Other expense (income):
Loss on extinguishment of debt	15,429	71	3,198
Interest income	(534)	(6)	(6)
Interest expense	129,732	128,396	123,688

	144,627	128,461	126,880

Income before income tax expense	316,328	327,288	312,537
Income tax expense (note 6)	10,697	9,230	13,356

Net income	$305,631	$318,058	$299,181

Statements of Comprehensive Income
Net income	$305,631	$318,058	$299,181
Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments	(1,290)	1,926	554

Comprehensive income	$304,341	$319,984	$299,735

See accompanying notes to consolidated financial statements.

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Consolidated Statements of Stockholder’s Equity

Years Ended December 31, 2018, 2017 and 2016

(In thousands, except share and per share data)

	Common Stock	Additional Paid-In Capital	Accumulated Comprehensive Income (Loss)	Accumulated Deficit	Total
Balance, December 31, 2015	$—	2,734,479	(1,178)	(1,726,120)	1,007,181
Contribution from parent	—	49,274	—	—	49,274
Foreign currency translations	—	—	554	—	554
Net income	—	—	—	299,181	299,181
Dividend to parent	—	—	—	(299,804)	(299,804)

Balance, December 31, 2016	$—	2,783,753	(624)	(1,726,743)	1,056,386
Contribution from parent	—	49,187	—	—	49,187
Foreign currency translations	—	—	1,926	—	1,926
Net income	—	—	—	318,058	318,058
Dividend to parent	—	—	—	(334,459)	(334,459)

Balance, December 31, 2017	$—	2,832,940	1,302	(1,743,144)	1,091,098
Contribution from parent	—	89,967	—	—	89,967
Foreign currency translations	—	—	(1,290)	—	(1,290)
Net income	—	—	—	305,631	305,631
Dividend to parent	—	—	—	(365,210)	(365,210)

Balance, December 31, 2018	$—	2,922,907	12	(1,802,723)	1,120,196

See accompanying notes to consolidated financial statements.

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years Ended December 31, 2018, 2017 and 2016

(In thousands)

	2018	2017	2016
Cash flows from operating activities:
Net income	$305,631	$318,058	$299,181
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	225,261	211,104	204,958
Non-cash compensation	29,443	9,599	28,560
Amortization included in interest expense	4,920	5,120	5,333
Loss (gain) on disposition of assets and investments	7,233	(4,664)	(15,095)
Loss on extinguishment of debt	15,429	71	3,198
Deferred income tax expense (benefit)	1,538	804	(343)
Provision for doubtful accounts	7,985	6,762	6,870
Changes in operating assets and liabilities:
(Increase) decrease in:
Receivables	(33,292)	(17,524)	(22,677)
Prepaid expenses	(5,433)	309	1,320
Other assets	3,270	(8,410)	5,462
Increase (decrease) in:
Trade accounts payable	1,366	309	(746)
Accrued expenses	(6,292)	(9,416)	10,245
Other liabilities	(19,974)	(27,882)	(31,000)

Cash flows provided by operating activities	537,085	484,240	495,266

Cash flows from investing activities:
Capital expenditures	(117,638)	(109,329)	(107,612)
Acquisitions	(477,389)	(297,305)	(585,054)
Decrease in notes receivable	9	515	21
Proceeds received from property insurance claims	4,222	—	—
Proceeds from disposition of assets and investments	6,648	6,053	11,662

Cash flows used in investing activities	(584,148)	(400,066)	(680,983)

Cash flows from financing activities:
Proceeds received from revolving credit facility	563,000	495,000	483,000
Payments on revolving credit facility	(481,000)	(477,000)	(403,000)
Principal payments on long-term debt	(27,328)	(16,993)	(21,118)
Proceeds received from senior credit facility term loans	599,250	450,000	300,000
Proceeds received from accounts receivable securitization program	175,000	—	—
Debt issuance costs	(7,616)	(4,941)	(9,467)
Proceeds received from note offering	—	—	400,000
Redemption on senior subordinated notes	(509,790)	—	—
Payment on senior credit facility term loans	—	(247,500)	(300,000)
Distributions to non-controlling interest	(541)	(693)	(420)
Dividends to parent	(446,744)	(252,925)	(299,804)
Contributions from parent	89,967	49,187	49,274

Cash flows (used in) provided by financing activities	(45,802)	(5,865)	198,465

Effect of exchange rate changes in cash and cash equivalents	(1,112)	1,632	455

Net (decrease) increase in cash and cash equivalents	(93,977)	79,941	13,203
Cash and cash equivalents at beginning of period	114,971	35,030	21,827

Cash and cash equivalents at end of period	$20,994	$114,971	$35,030

Supplemental disclosures of cash flow information:
Cash paid for interest	$136,711	$123,213	$108,719

Cash paid for state and federal income taxes	$8,563	$12,640	$14,167

See accompanying notes to consolidated financial statements.

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

(1) Significant Accounting Policies

(a) Nature of Business

Lamar Media Corp. (“Lamar Media”) is a wholly owned subsidiary of Lamar Advertising Company. Lamar Media is engaged in the outdoor advertising business operating approximately 156,900 outdoor advertising displays in 45 states and Canada. Lamar Media’s operating strategy is to be the leading provider of outdoor advertising services in the markets it serves.

In addition, Lamar Media operates a logo sign business in 23 states throughout the United States as well as the province of Ontario, Canada. Logo signs are erected pursuant to state-awarded service contracts on public rights-of-way near highway exits and deliver brand name information on available gas, food, lodging and camping services. Included in the Company’s logo sign business are tourism signing contracts. The Company provides transit advertising in airport terminals, on bus shelters, benches and buses in the markets it serves.

Certain footnotes are not provided for the accompanying financial statements as the information in notes 2, 3, 5, 7, 10, 11, 13, 14, 15, 16, 17, 18, 19, 20, 21, 23 and 24 and portions of note 1 to the consolidated financial statements of Lamar Advertising Company included elsewhere in this filing are substantially equivalent to that required for the consolidated financial statements of Lamar Media Corp. Earnings per share data is not provided for the operating results of Lamar Media Corp. as it is a wholly owned subsidiary of Lamar Advertising Company.

(b) Principles of Consolidation

The accompanying consolidated financial statements include Lamar Media, its wholly owned subsidiaries, The Lamar Company, L.L.C., Lamar Central Outdoor, LLC, Lamar TRS Holdings, LLC, Lamar Advertising Southwest, Inc., Interstate Logos, L.L.C., Lamar Obie Company, LLC, Lamar Canadian Outdoor Company, Lamar Advertising of Puerto Rico, Inc. and their majority-owned subsidiaries. All inter-company transactions and balances have been eliminated in consolidation.

(2) Non-cash Financing and Investing Activities

There were no significant non-cash investing activities for Lamar Media during the year ended December 31, 2018. For the years ended December 31, 2017 and 2016, the Company had non-cash investing activities of $2,879 and $9,000 related to capital expenditures and acquisitions of outdoor advertising assets. During the year ended December 31, 2017, Lamar Media had non-cash financing activities related to dividends to Lamar Advertising Company of $81,534 which were paid in January 2018. There were no significant non-cash financing activities during the years ended December 31, 2018 and 2016.

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

(3) Goodwill and Other Intangible Assets

The following is a summary of intangible assets at December 31, 2018 and December 31, 2017:

	Estimated Life (Years)	2018		2017
		Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortizable Intangible Assets:
Customer lists and contracts	7—10	$610,376	$514,928	$586,055	$505,778
Non-competition agreement	3—15	65,771	64,119	65,477	63,924
Site locations	15	2,228,767	1,422,794	2,072,059	1,372,954
Other	2—15	45,446	33,535	45,195	30,251

		$2,950,360	$2,035,376	$2,768,786	$1,972,907
Unamortizable Intangible Assets:
Goodwill		$2,161,902	$252,667	$1,982,970	$252,667

The changes in the gross carrying amount of goodwill for the year ended December 31, 2018 are as follows:

Balance as of December 31, 2017	$1,982,970
Goodwill acquired during the year	182,117
Purchase price adjustments and other	(3,185)
Impairment losses	—

Balance as of December 31, 2018	$2,161,902

(4) Accrued Expenses

The following is a summary of accrued expenses at December 31, 2018 and 2017:

	2018	2017
Payroll	$20,667	$14,962
Interest	27,067	38,967
Accrued lease expense	36,158	37,073
Stock-based compensation	19,211	4,793
Dividend to parent payable	—	81,534
Other	14,197	16,338

	$117,300	$193,667

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

(5) Long-term Debt

Long-term debt consists of the following at December 31, 2018 and 2017:

	December 31, 2018
	Debt	Deferred financing costs	Debt, net of deferred financing costs
Senior Credit Facility	$1,291,088	$11,576	$1,279,512
Accounts Receivable Securitization Program	175,000	1,168	173,832
5% Senior Subordinated Notes	535,000	4,104	530,896
5 3/8% Senior Notes	510,000	4,262	505,738
5 3/4% Senior Notes	400,000	4,754	395,246
Other notes with various rates and terms	3,464	—	3,464

	2,914,552	25,864	2,888,688
Less current maturities	(209,365)	(5,245)	(204,120)

Long-term debt, excluding current maturities	$2,705,187	$20,619	$2,684,568

	December 31, 2017
	Debt	Deferred financing costs	Debt, net of deferred financing costs
Senior Credit Facility	$636,750	$7,689	$629,061
5 7/8% Senior Subordinated Notes	500,000	5,850	494,150
5% Senior Subordinated Notes	535,000	4,927	530,073
5 3/8% Senior Notes	510,000	4,982	505,018
5 3/4% Senior Notes	400,000	5,271	394,729
Other notes with various rates and terms	3,659	—	3,659

	2,585,409	28,719	2,556,690
Less current maturities	(22,797)	(5,133)	(17,664)

Long-term debt, excluding current maturities	$2,562,612	$23,586	$2,539,026

Long-term debt contractual maturities are as follows:

	Debt	Deferred financing costs	Debt, net of deferred financing costs
2019	$34,365	$5,245	$29,120
2020	$56,881	$5,368	$51,513
2021	$248,773	$5,498	$243,275
2022	$556,256	$4,064	$552,192
2023	$541,275	$2,900	$538,375
Later years	$1,477,002	$2,789	$1,474,213

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

(6) Income Taxes

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “TCJA”) was signed into law, making significant changes to the Internal Revenue Code. As a result of the TCJA, a tax benefit of $3,372 and $466 was recorded to current tax expense and deferred tax expense, respectively, for the year ended December 31, 2017.

Income tax expense (benefit) consists of the following:

	Current	Deferred	Total
Year ended December 31, 2018:
U.S. federal	$4,952	$435	$5,387
State and local	2,615	(123)	2,492
Foreign	1,592	1,226	2,818

	$9,159	$1,538	$10,697

Year ended December 31, 2017:
U.S. federal	$4,174	$359	$4,533
State and local	2,706	(170)	2,536
Foreign	1,546	615	2,161

	$8,426	$804	$9,230

Year ended December 31, 2016:
U.S. federal	$9,518	$(935)	$8,583
State and local	2,681	(6)	2,675
Foreign	1,500	598	2,098

	$13,699	$(343)	$13,356

As of December 31, 2018 and 2017, the Company had income taxes (payable) receivable of $(458) and $3,106, respectively, included in accrued expenses.

The U.S. and foreign components of earnings before income taxes are as follows:

	2018	2017	2016
U.S.	$318,094	$332,989	$313,801
Foreign	(1,766)	(5,701)	(1,264)

Total	$316,328	$327,288	$312,537

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

A reconciliation of significant differences between the reported amount of income tax expense and the expected amount of income tax expense that would result from applying the U.S. federal statutory income tax rate of 21 percent to income before taxes for the 2018 tax year and 35 percent for the 2017 and 2016 tax years, is as follows:

	2018	2017	2016
Income tax expense at U.S. federal statutory rate	$66,429	$114,551	$109,388
Tax adjustment related to REIT(a)	(63,753)	(109,294)	(101,999)
State and local income taxes, net of federal income tax benefit	1,461	1,193	1,481
Book expenses not deductible for tax purposes	1,926	2,635	2,465
Stock-based compensation	1,090	(121)	169
Valuation allowance(b)	3,813	3,953	2,340
Rate Change(c)	(80)	(466)	(19)
Undistributed earnings of foreign subsidiaries(d)	(393)	1,363	—
Minimum tax credit refundable(e)	—	(4,108)	—
Other differences, net(f)	204	(476)	(469)

Income tax expense	$10,697	$9,230	$13,356

(a)	Includes dividend paid deduction of $69,902, $110,824 and $102,888 for the tax years ended December 31, 2018, 2017 and 2016, respectively.
(b)

For the years ended December 31, 2018, 2017 and 2016, a non-cash valuation allowance of $3,813, $3,953 and $2,340, respectively, was recorded to income tax expense due to our limited ability to utilize Puerto Rico deferred tax assets in future years.

(c)

Under the TCJA, the U.S. corporate income tax rate was lowered from 35% to 21%. As a result, a non-cash benefit of $466 to income tax expense was recorded for the reduction of the U.S. net deferred tax liability for the year ended December 31, 2017.

(d)

In periods prior to December 31, 2017, the undistributed earnings of our Canadian subsidiaries were designated as permanently reinvested. As of December 31, 2017, however, management did not assert that the undistributed earnings of our Canadian subsidiaries will be permanently reinvested. For the years ended December 31, 2018 and 2017, we recognized a deferred tax (benefit) charge of $(393) and $1,363 for future foreign withholding taxes related to undistributed earnings.

(e)

Under the TCJA, the corporate alternative minimum tax was repealed and any minimum tax carryforwards not utilized become fully refundable in 2021. The Company does not expect to utilize its minimum tax credit carryforward. As a result, a cash benefit of $4,108 to income tax expense was recorded for the year ended December 31, 2017.

(f)

Upon enactment, the TCJA includes a one-time transition tax on the mandatory deemed repatriation of cumulative foreign earnings, net of foreign tax credits. As a result, a cash charge of $736 to income tax expense was recorded for the year ended December 31, 2017.

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and (liabilities) are presented below:

	2018	2017
Deferred tax assets:
Allowance for doubtful accounts	$654	$709
Accrued liabilities not deducted for tax purposes	7,022	3,648
Asset retirement obligation	—	124
Net operating loss carry forwards	34,716	18,617
Tax credit carry forwards	320	153
Charitable contributions carry forward	47	7
Property, plant and equipment	—	2,300
Investment in partnership	—	240

Gross deferred tax assets	42,759	25,798
Less: valuation allowance	(23,934)	(20,120)

Net deferred tax assets	18,825	5,678

Deferred tax liabilities:
Intangibles	(6,565)	(5,199)
Investment in partnership	(31,746)	—
Property, plant and equipment	(366)	—
Undistributed earnings of foreign subsidiaries	(882)	(1,363)

Gross deferred tax liabilities	(39,559)	(6,562)

Net deferred tax liabilities	$(20,734)	$(884)

As of December 31, 2018, we have approximately $148,993 of U.S. net operating loss carry forwards to offset future taxable income. Of this amount, $63,716 is subject to an Internal Revenue Code §382 limitation but will be available to be fully utilized by no later than 2032. These carry forwards expire between 2029 and 2032. As of December 31, 2018, the Company has $14,771 of various tax credits available to offset future U.S. federal taxable income. Also, the Company recognized a $4,108 tax benefit related to its minimum tax credit carryforwards which we do not expect to utilize before 2021.

As of December 31, 2018, we have approximately $686,914 state net operating loss carry forwards before valuation allowances. These state net operating losses are available to reduce future taxable income and expire at various times and amounts. In addition, we have $190 of various credits available to offset future state income tax. There was no valuation allowance related to state net operating loss carry forwards as of December 31, 2018 and December 31, 2017. There were no net changes in the total state valuation allowance for the years ended December 31, 2018 and 2017.

During 2018 we generated $7,377 of Puerto Rico net operating losses. As of December 31, 2018, we had approximately $51,642 of Puerto Rico net operating loss carry forwards before valuation allowances. These Puerto Rico net operating losses are available to offset future taxable income. These carry forwards expire between 2019 and 2028. In addition, we have $153 of alternative minimum tax credits available to offset future Puerto Rico income tax.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

assets is dependent upon the generation of future taxable income in those jurisdictions during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carry back and carry forward periods), projected future taxable income, and tax-planning strategies in making this assessment. In order to fully realize the deferred tax assets, the Company will need to generate future taxable income before the expiration of the carry forwards governed by the tax code. Based on the current level of pretax earnings, the Company will not generate the minimum amount of future taxable income to support the realization of the deferred tax assets. As a result, management has determined that a valuation allowance related to Puerto Rico net operating loss carry forwards and other deferred tax assets is necessary. The valuation allowance for these deferred tax assets as of December 31, 2018 and 2017 was $23,934 and $20,120, respectively. The net change in the total valuation allowance for the years ended December 31, 2018 and 2017 was an increase of $3,814 and $3,953, respectively. The amount of the deferred tax asset considered realizable, however, could be adjusted in the near term if estimates of future taxable income during the carry forward period increase.

As of December 31, 2018, the Company has accumulated undistributed earnings generated by our foreign subsidiaries of approximately $22,528. Management does not designate these earnings as permanently reinvested. We have recognized a deferred tax liability of approximately $882 related to foreign withholding taxes on these earnings. We have recognized a current year tax expense of $234 related to 2018 earnings and a tax benefit of $(635) related to prior year earnings repatriated in 2018.

Under ASC 740 Income Taxes, we provide for uncertain tax positions, and the related interest, and adjust recognized tax benefits and accrued interest accordingly. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Balance as of December 31, 2016	$772
Additions for tax positions related to current year	1,122
Additions for tax positions related to prior years	173
Reductions for tax positions related to prior years	—
Lapse of statute of limitations	—
Settlements	—

Balance as of December 31, 2017	$2,067
Additions for tax positions related to current year	932
Additions for tax positions related to prior years	238
Reductions for tax positions related to prior years	—
Lapse of statute of limitations	(30)
Settlements	—

Balance as of December 31, 2018	$3,207

Included in the balance of unrecognized benefits at December 31, 2018 is $3,207 of tax benefits that, if recognized in future periods, would impact our effective tax rate. During the year ended December 31, 2018 and 2017, we recognized interest and penalties of $411 and $213 , respectively, as a component of income tax expense in connection with our liabilities related to uncertain tax positions.

Within the next twelve months, we expect to decrease our unrecognized tax benefits by approximately $112 as a result of the expiration of statute of limitations.

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

We are subject to income taxes in the U.S. and nearly all states. In addition, the Company is subject to income taxes in Canada and the Commonwealth of Puerto Rico. We are no longer subject to U.S federal income tax examinations by tax authorities for years prior to 2013, or for any U.S. state income tax audit prior to 2010. The IRS has completed a review of the 2013 income tax return. With respect to Canada and Puerto Rico, we are no longer subject to income tax audits for years before 2015 and 2014, respectively.

(7) Related Party Transactions

Affiliates, as used within these statements, are persons or entities that are affiliated with Lamar Media Corp. or its subsidiaries through common ownership and directorate control.

As of December 31, 2018 and December 31, 2017, there was a payable to Lamar Advertising Company, its parent, in the amount of $5,571 and $6,731, respectively.

Effective December 31, 2018 and December 31, 2017, Lamar Advertising Company contributed $89,967 and $49,187, respectively, to Lamar Media which resulted in an increase in Lamar Media’s additional paid-in capital.

(8) Quarterly Financial Data (Unaudited)

The tables below represent the balances for the selected quarterly financial data of the Company for each reporting period in the years ended December 31, 2018 and 2017.

	Year 2018 Quarters
	March 31	June 30	September 30	December 31
Net revenues	$361,026	$419,800	$418,498	$427,898
Net revenues less direct advertising expenses	$222,733	$279,016	$277,799	$285,826
Net income	$15,158	$100,520	$94,165	$95,788

	Year 2017 Quarters
	March 31	June 30	September 30	December 31
Net revenues	$346,362	$397,078	$399,345	$398,475
Net revenues less direct advertising expenses	$214,518	$262,003	$264,368	$259,491
Net income	$41,893	$92,479	$96,437	$87,249

(9) Summarized Financial Information of Subsidiaries

Separate condensed consolidating financial information for Lamar Media, subsidiary guarantors and non-guarantor subsidiaries are presented below. Lamar Media and its subsidiary guarantors have fully and unconditionally guaranteed Lamar Media’s obligations with respect to its publicly issued notes. All guarantees are joint and several. As a result of these guarantee arrangements, we are required to present the following condensed consolidating financial information. The following condensed consolidating financial information should be read in conjunction with the accompanying consolidated financial statements and notes. The condensed consolidating financial information is provided as an alternative to providing separate financial statements for guarantor subsidiaries. Separate financial statements of Lamar Media’s subsidiary guarantors are not included

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

because the guarantees are full and unconditional and the subsidiary guarantors are 100% owned and jointly and severally liable for Lamar Media’s outstanding publicly issued notes. The accounts for all companies reflected herein are presented using the equity method of accounting for investments in subsidiaries.

Condensed Consolidating Balance Sheet as of December 31, 2018

	Lamar Media Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Lamar Media Consolidated
ASSETS
Total current assets	$4,653	$121,549	$236,967	$—	$363,169
Net property, plant and equipment	—	1,289,348	5,700	—	1,295,048
Intangibles and goodwill, net	—	2,804,915	19,304	—	2,824,219
Other assets	4,056,288	230,504	184,247	(4,425,589)	45,450

Total assets	$4,060,941	$4,446,316	$446,218	$(4,425,589)	$4,527,886

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Current maturities of long-term debt	$29,086	$34	$175,000	$—	$204,120
Other current liabilities	27,067	204,103	14,578	—	245,748

Total current liabilities	56,153	204,137	189,578	—	449,868

Long-term debt	2,684,500	68	—	—	2,684,568
Other noncurrent liabilities	200,092	246,312	251,835	(424,985)	273,254

Total liabilities	2,940,745	450,517	441,413	(424,985)	3,407,690

Stockholders’ equity	1,120,196	3,995,799	4,805	(4,000,604)	1,120,196

Total liabilities and stockholders’ equity	$4,060,941	$4,446,316	$446,218	$(4,425,589)	$4,527,886

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

Condensed Consolidating Balance Sheet as of December 31, 2017

	Lamar Media Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Lamar Media Consolidated
ASSETS
Total current assets	$87,167	$293,536	$39,316	$—	$420,019
Net property, plant and equipment	—	1,193,705	20,433	—	1,214,138
Intangibles and goodwill, net	—	2,495,370	30,812	—	2,526,182
Other assets	3,707,352	10,571	7	(3,680,327)	37,603

Total assets	$3,794,519	$3,993,182	$90,568	$(3,680,327)	$4,197,942

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Current maturities of long-term debt	$17,664	$—	$—	$—	$17,664
Other current liabilities	120,500	164,393	19,429	—	304,322

Total current liabilities	138,164	164,393	19,429	—	321,986

Long-term debt	2,539,026	—	—	—	2,539,026
Other noncurrent liabilities	26,231	218,900	61,587	(60,886)	245,832

Total liabilities	2,703,421	383,293	81,016	(60,886)	3,106,844

Stockholders’ equity	1,091,098	3,609,889	9,552	(3,619,441)	1,091,098

Total liabilities and stockholders’ equity	$3,794,519	$3,993,182	$90,568	$(3,680,327)	$4,197,942

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

Condensed Consolidating Statements of Income and Comprehensive Income for the Year Ended December 31, 2018

	Lamar Media Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Lamar Media Consolidated
Statement of Income
Net revenues	$—	$1,579,619	$50,352	$(2,749)	$1,627,222

Operating expenses
Direct advertising expenses(1)	—	537,269	27,307	(2,728)	561,848
General and administrative expenses(1)	—	280,874	8,554	—	289,428
Corporate expenses(1)	—	80,861	1,636	—	82,497
Depreciation and amortization	—	219,341	5,920	—	225,261
(Gain) loss on disposition of assets	—	(576)	7,809	—	7,233

	—	1,117,769	51,226	(2,728)	1,166,267

Operating income (loss)	—	461,850	(874)	(21)	460,955
Equity in (earnings) loss of subsidiaries	(450,791)	—	—	450,791	—
Interest expense (income), net	129,731	(99)	(413)	(21)	129,198
Other expenses	15,429	—	—	—	15,429

Income (loss) before income tax expense	305,631	461,949	(461)	(450,791)	316,328
Income tax expense(2)	—	7,879	2,818	—	10,697

Net income (loss)	$305,631	$454,070	$(3,279)	$(450,791)	$305,631

Statement of Comprehensive Income
Net income (loss)	$305,631	$454,070	$(3,279)	$(450,791)	$305,631
Total other comprehensive income, net of tax	—	—	(1,290)	—	(1,290)

Total comprehensive income (loss)	$305,631	$454,070	$(4,569)	$(450,791)	$304,341

(1)	Caption is exclusive of depreciation and amortization.
(2)	The income tax expense reflected in each column does not include any tax effect of the equity in earnings from subsidiaries.

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

Condensed Consolidating Statements of Income and Comprehensive Income for the Year Ended December 31, 2017

	Lamar Media Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Lamar Media Consolidated
Statement of Income
Net revenues	$—	$1,494,275	$51,332	$(4,347)	$1,541,260

Operating expenses
Direct advertising expenses(1)	—	512,247	31,277	(2,644)	540,880
General and administrative expenses(1)	—	266,798	9,431	—	276,229
Corporate expenses(1)	—	60,830	1,132	—	61,962
Depreciation and amortization	—	201,424	9,680	—	211,104
(Gain) loss on disposition of assets	—	(5,704)	1,040	—	(4,664)

	—	1,035,595	52,560	(2,644)	1,085,511

Operating income (loss)	—	458,680	(1,228)	(1,703)	455,749
Equity in (earnings) loss of subsidiaries	(446,520)	—	—	446,520	—
Interest expense (income), net	128,391	(5)	1,707	(1,703)	128,390
Other expenses	71	—	—	—	71

Income (loss) before income tax expense	318,058	458,685	(2,935)	(446,520)	327,288
Income tax expense(2)	—	7,069	2,161	—	9,230

Net income (loss)	$318,058	$451,616	$(5,096)	$(446,520)	$318,058

Statement of Comprehensive Income
Net income (loss)	$318,058	$451,616	$(5,096)	$(446,520)	$318,058
Total other comprehensive income, net of tax	—	—	1,926	—	1,926

Total comprehensive income (loss)	$318,058	$451,616	$(3,170)	$(446,520)	$319,984

(1)	Caption is exclusive of depreciation and amortization.
(2)	The income tax expense reflected in each column does not include any tax effect of the equity in earnings from subsidiaries.

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

Condensed Consolidating Statements of Income and Comprehensive Income for the Year Ended December 31, 2016

	Lamar Media Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Lamar Media Consolidated
Statement of Income
Net revenues	$—	$1,450,997	$53,190	$(3,893)	$1,500,294

Operating expenses
Direct advertising expenses(1)	—	497,011	31,197	(2,611)	525,597
General and administrative expenses(1)	—	259,152	10,271	—	269,423
Corporate expenses(1)	—	74,587	1,407	—	75,994
Depreciation and amortization	—	197,117	7,841	—	204,958
(Gain) loss on disposition of assets	—	(15,365)	270	—	(15,095)

	—	1,012,502	50,986	(2,611)	1,060,877

Operating income (loss)	—	438,495	2,204	(1,282)	439,417
Equity in (earnings) loss of subsidiaries	(426,053)	—	—	426,053	—
Interest expense (income), net	123,674	(6)	1,296	(1,282)	123,682
Other expenses	3,198	—	—	—	3,198

Income (loss) before income tax expense	299,181	438,501	908	(426,053)	312,537
Income tax expense(2)	—	11,258	2,098	—	13,356

Net income (loss)	$299,181	$427,243	$(1,190)	$(426,053)	$299,181

Statement of Comprehensive Income
Net income (loss)	$299,181	$427,243	$(1,190)	$(426,053)	$299,181
Total other comprehensive income, net of tax	—	—	554	—	554

Total comprehensive income (loss)	$299,181	$427,243	$(636)	$(426,053)	$299,735

(1)	Caption is exclusive of depreciation and amortization.
(2)	The income tax expense reflected in each column does not include any tax effect of the equity in earnings from subsidiaries.

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 2018

	Lamar Media Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Lamar Media Consolidated
Cash flows from operating activities:
Net cash provided by (used in) operating activities	$430,896	$689,718	$(17,143)	$(566,386)	$537,085

Cash flows from investing activities:
Acquisitions	—	(477,389)	—	—	(477,389)
Capital expenditures	—	(113,259)	(4,379)	—	(117,638)
Proceeds from disposition of assets and investments	—	3,839	2,809	—	6,648
Proceeds received from insurance claims	—	—	4,222	—	4,222
Investment in subsidiaries	(498,226)	—	—	498,226	—
Decrease in intercompany notes receivable	30,034	—	—	(30,034)	—
Decrease in notes receivable	9	—	—	—	9

Net cash (used in) provided by investing activities	(468,183)	(586,809)	2,652	468,192	(584,148)

Cash flows from financing activities:
Proceeds received from revolving credit facility	563,000	—	—	—	563,000
Payment on revolving credit facility	(481,000)	—	—	—	(481,000)
Principal payments on long-term debt	(27,297)	(31)	—	—	(27,328)
Proceeds received from senior credit facility term loans	599,250	—	—	—	599,250
Proceeds received from receivable financing agreement	—	—	175,000	—	175,000
Debt issuance costs	(7,616)	—	—	—	(7,616)
Redemption on senior subordinated notes	(509,790)	—	—	—	(509,790)
Intercompany loan proceeds (payments)	175,000	(24,688)	(180,346)	30,034	—
Distributions to non-controlling interest	—	—	(541)	—	(541)
Contributions from (to) parent	89,967	498,226	—	(498,226)	89,967
Dividends (to) from parent	(446,744)	(566,386)	—	566,386	(446,744)

Net cash (used in) provided by financing activities	(45,230)	(92,879)	(5,887)	98,194	(45,802)

Effect of exchange rate changes in cash and cash equivalents	—	—	(1,112)	—	(1,112)

Net increase in cash and cash equivalents	(82,517)	10,030	(21,490)	—	(93,977)
Cash and cash equivalents at beginning of period	86,546	1,625	26,800	—	114,971

Cash and cash equivalents at end of period	$4,029	$11,655	$5,310	$—	$20,994

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 2017

	Lamar Media Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Lamar Media Consolidated
Cash flows from operating activities:
Net cash provided by (used in) operating activities	$383,370	$602,504	$2,174	$(503,808)	$484,240

Cash flows from investing activities:
Acquisitions	3,750	(298,901)	(2,154)	—	(297,305)
Capital expenditures	—	(104,325)	(5,004)	—	(109,329)
Proceeds from disposition of assets and investments	—	6,053	—	—	6,053
Investment in subsidiaries	(301,055)	—	—	301,055	—
(Increase) decrease in intercompany notes receivable	(7,624)	—	—	7,624	—
Decrease in notes receivable	515	—	—	—	515

Net cash (used in) provided by investing activities	(304,414)	(397,173)	(7,158)	308,679	(400,066)

Cash flows from financing activities:
Principal payments on long-term debt	(16,993)	—	—	—	(16,993)
Payment on revolving credit facility	(477,000)	—	—	—	(477,000)
Proceeds received from revolving credit facility	495,000	—	—	—	495,000
Payment on senior credit facility	(247,500)	—	—	—	(247,500)
Proceeds received from senior credit facility	450,000	—	—	—	450,000
Debt issuance costs	(4,941)	—	—	—	(4,941)
Intercompany loan proceeds (payments)	—	—	7,624	(7,624)	—
Distributions to non-controlling interest	—	—	(693)	—	(693)
Contributions from (to) parent	49,187	298,901	2,154	(301,055)	49,187
Dividends (to) from parent	(252,925)	(503,808)	—	503,808	(252,925)

Net cash (used in) provided by financing activities	(5,172)	(204,907)	9,085	195,129	(5,865)

Effect of exchange rate changes in cash and cash equivalents	—	—	1,632	—	1,632

Net increase in cash and cash equivalents	73,784	424	5,733	—	79,941
Cash and cash equivalents at beginning of period	12,762	1,201	21,067	—	35,030

Cash and cash equivalents at end of period	$86,546	$1,625	$26,800	$—	$114,971

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands, except share and per share data)

Condensed Consolidating Statement of Cash Flows for the Year Ended December 31, 2016

	Lamar Media Corp.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Lamar Media Consolidated
Cash flows from operating activities:
Net cash provided by (used in) operating activities	$394,215	$597,948	$7,526	$(504,423)	$495,266

Cash flows from investing activities:
Acquisitions	—	(585,054)	—	—	(585,054)
Capital expenditures	—	(104,440)	(3,172)	—	(107,612)
Proceeds from disposition of assets and investments	—	11,662	—	—	11,662
Investment in subsidiaries	(585,054)	—	—	585,054	—
(Increase) decrease in intercompany notes receivable	(260)	—	—	260	—
Decrease in notes receivable	21	—	—	—	21

Net cash (used in) provided by investing activities	(585,293)	(677,832)	(3,172)	585,314	(680,983)

Cash flows from financing activities:
Principal payments on long-term debt	(21,118)	—	—	—	(21,118)
Payment on revolving credit facility	(403,000)	—	—	—	(403,000)
Proceeds received from revolving credit facility	483,000	—	—	—	483,000
Proceeds received from note offering	400,000	—	—	—	400,000
Payment on senior credit facility	(300,000)	—	—	—	(300,000)
Proceeds received from senior credit facility	300,000	—	—	—	300,000
Debt issuance costs	(9,467)	—	—	—	(9,467)
Intercompany loan proceeds (payments)	—	—	260	(260)	—
Distributions to non-controlling interest	—	—	(420)	—	(420)
Contributions from (to) parent	49,274	585,054	—	(585,054)	49,274
Dividends (to) from parent	(299,804)	(504,423)	—	504,423	(299,804)

Net cash provided by (used in) financing activities	198,885	80,631	(160)	(80,891)	198,465

Effect of exchange rate changes in cash and cash equivalents	—	—	455	—	455

Net increase in cash and cash equivalents	7,807	747	4,649	—	13,203
Cash and cash equivalents at beginning of period	4,955	454	16,418	—	21,827

Cash and cash equivalents at end of period	$12,762	$1,201	$21,067	$—	$35,030

SCHEDULE II

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Valuation and Qualifying Accounts

Years Ended December 31, 2018, 2017 and 2016

(In thousands)

	Balance at Beginning of Period	Charged to Costs and Expenses	Deductions	Balance at End of Period
Year ended December 31, 2018
Deducted in balance sheet from trade accounts receivable:
Allowance for doubtful accounts	$10,055	8,472	7,366	$11,161
Deducted in balance sheet from deferred tax assets:
Valuation allowance	$20,120	3,814	—	$23,934
Year ended December 31, 2017
Deducted in balance sheet from trade accounts receivable:
Allowance for doubtful accounts	$9,356	6,762	6,063	$10,055
Deducted in balance sheet from deferred tax assets:
Valuation allowance	$16,167	3,953	—	$20,120
Year ended December 31, 2016
Deducted in balance sheet from trade accounts receivable:
Allowance for doubtful accounts	$8,984	6,870	6,498	$9,356
Deducted in balance sheet from deferred tax assets:
Valuation allowance	$13,827	2,340	—	$16,167

SCHEDULE III

LAMAR MEDIA CORP.

AND SUBSIDIARIES

Schedule of Real Estate and Accumulated Depreciation

December 31, 2018, 2017 and 2016

(In thousands)

Description(1)	Encumbrances	Initial Cost(2)	Gross Carrying Amount(3)	Accumulated Depreciation	Construction Date	Acquisition Date	Useful Lives
359,138 Displays	—	—	$3,201,434	$(2,082,335)	Various	Various	5 to 20 years

(1)	No single asset exceeded 5% of the total gross carrying amount at December 31, 2018
(2)	This information is omitted, as it would be impracticable to compile such information on a site-by-site basis
(3)	Includes sites under construction

The following table summarizes activity for the Company’s real estate assets, which consists of advertising displays and the related accumulated depreciation.

	December 31, 2018	December 31, 2017	December 31, 2016
Gross real estate assets:
Balance at the beginning of the year	$3,074,046	$2,998,540	$2,856,243
Capital expenditures on new advertising displays(4)	54,151	49,946	50,799
Capital expenditures on improvements/redevelopments of existing advertising displays	12,781	6,265	12,031
Capital expenditures other recurring	34,758	32,523	26,254
Land acquisitions(6)	15,368	14,904	30,283
Acquisition of advertising displays(5)(6)	82,617	32,109	69,821
Assets sold or written-off	(70,494)	(61,306)	(47,317)
Foreign exchange	(1,793)	1,065	426

Balance at the end of the year	$3,201,434	$3,074,046	$2,998,540

Accumulated depreciation:
Balance at the beginning of the year	$2,025,251	$1,973,958	$1,910,860
Depreciation	106,700	102,494	100,197
Assets sold or written-off	(48,488)	(51,976)	(37,373)
Foreign exchange	(1,128)	775	274

Balance at the end of the year	$2,082,335	$2,025,251	$1,973,958

(4)	Includes non-cash amounts of $446, $921 and $379 at December 31, 2018, 2017 and 2016, respectively
(5)	Includes non-cash amounts of $7,199, $3,043 and $4,623 at December 31, 2018, 2017 and 2016, respectively
(6)	Includes preliminary allocation of assets acquired from Fairway at December 31, 2018

Report of Independent Auditors

The Board of Directors and Stockholders

Lamar Advertising Company

We have audited the accompanying consolidated statement of revenues and certain expenses of certain markets of FMG Outdoor Holdings, LLC (“the Company”) acquired by Lamar Media Corp., for the year ended December 31, 2017, and the related notes to the consolidated financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the consolidated statement of revenues and certain expenses in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the consolidated statement of revenues and certain expenses that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated statement of revenues and certain expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated statement of revenues and certain expenses is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated statement of revenues and certain expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated statement of revenues and certain expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated statement of revenues and certain expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated statement of revenues and certain expenses referred to above presents fairly, in all material respects, the consolidated revenues and certain expenses of the Company for the year ended December 31, 2017 in conformity with U.S. generally accepted accounting principles.

Basis of Accounting

As described in Note 2 to the financial statements, the consolidated statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Company’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

Charlotte, North Carolina

February 15, 2019

FMG Outdoor Holdings, LLC

Consolidated Statements of Revenues and Certain Expenses

For the Year Ended December 31, 2017

And the Nine Months Ended September 30, 2018 (Unaudited)

(In thousands)

	Nine Months Ended September 30, 2018 (Unaudited)	Year Ended December 31, 2017
Revenues	$50,758	$65,922
Certain Expenses
Direct advertising expenses	16,413	21,351
General and administrative expenses	10,887	15,618

Total certain expenses	27,300	36,969

Revenues in excess of expenses	$23,458	$28,953

The accompanying notes are an integral part of the consolidated statements of revenues and certain expenses.

1. Organization and Description of Business

The accompanying consolidated statements of revenues and certain expenses includes the results of operations from the assets of FMG Outdoor Holdings, LLC (“the Company”) acquired by Lamar Media Corp. (“Lamar Media”) which primarily consist of more than 8,500 billboards in five U.S. markets: Greenville/Spartanburg, South Carolina, Raleigh-Durham and Greensboro/Winston-Salem, North Carolina, Athens, Georgia, and La Crosse, Wisconsin (the “Markets”).

On December 21, 2018, Lamar Media entered into the Equity Purchase Agreement (the “Equity Purchase Agreement”) with the Company, GTCR/FMG Blocker Corp. (the “GTCR Blocker”), NCP Fairway, Inc. (the “NCP Blocker” and, together with GTCR Blocker, the “Blockers”), GTCR Fund XI/C LP (the “GTCR Seller”), Newstone Capital Partners II, L.P. (the “Newstone Seller” and, together with the GTCR Seller, the “Blocker Sellers”), each of the Selling Members identified therein (together with the Blocker Sellers, the “Sellers”), and GTCR Partners XI/B LP, solely in its capacity as representative for the Sellers (the “Representative”), none of which are affiliated with Lamar Advertising Company, Lamar Media or any of their respective affiliates.

Prior to the closing of the Lamar Media acquisition on December 21, 2018, the Company completed a restructuring transaction whereby it transferred certain of its assets not being acquired by Lamar Media to newly formed entities.

2. Basis of Presentation

The accompanying consolidated statements of revenues and certain expenses relate to the Company and have been prepared in accordance with U.S. general accepted accounting principles (“GAAP”) for interim financial information as contained within the Financial Accounting Standards Board Accounting Standards Codification and rules and regulations of the SEC, including the instruments to Form 8-K and Article 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the consolidated statements of revenues and certain expenses do not include all of the information and footnotes required by GAAP for audited financial statements. In the opinion of management, the consolidated statement of revenues and certain expenses for the unaudited interim period presented includes all adjustments, which are of a normal and recurring nature, necessary for a fair and consistent presentation of the results for such period.

Operating results for the year ended December 31, 2017 and the nine months ended September 30, 2018, are not necessarily indicative of the results that may be expected for the actual results of operations for the periods presented due to the exclusion of the following expenses: depreciation and amortization, stock compensation expense, gain (loss) on disposal of property and equipment, interest expense, other income and expense, income tax, and other corporate expenses not directly related to the proposed future operations of the Company.

3. Summary of Significant Accounting Policies

Use of Estimates

The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts in the consolidated statements of revenues and certain expenses and accompanying notes. Management bases their estimates and judgments on historical experience and on various other assumptions that management believes are reasonable under the circumstances. GAAP requires management to make estimates and judgments in several areas, including those related to revenue recognition. These estimates are based on management’s knowledge about current events and expectations about actions the Company may undertake in the future. Actual results could differ materially from those estimates.

Revenue Recognition

Revenue recognition commences when all of the following conditions are met:

•	There is persuasive evidence of an arrangement;

•	The service has been or is being provided to the customer;

•	The collection of the fees is reasonably assured; and

•	The fee is fixed or determinable.

The Company recognizes outdoor advertising revenue on an accrual basis ratably over the term of the contracts. Production revenue and the related expense for the advertising copy are recognized upon completion of the sale.

The Company engages in barter transactions whereby the Company trades advertising space for rent of the land where the advertising structures are located and for goods and services. Revenues and expenses are recognized at fair value as determined by the Company’s historical practice of receiving cash for similar advertising space from customers unrelated to the party in the barter transaction. For barter transactions involving site leases, the fair value is determined at lease inception and updated when the lease is renewed. For the periods ended September 30, 2018 and December 31, 2017, barter revenues and expenses were approximately $287 thousand and $500 thousand, respectively. No gain or loss has been recognized related to barter transactions.

4. Recently Issued Accounting Standards Not Yet Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09 (Codified as ASC 606), Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU replaced most existing revenue recognition guidance in GAAP when it became effective. In August 2015, the FASB issued ASU No. 2015-14 deferring the effective date from January 1, 2018 to January 1, 2019, while allowing for early adoption. The standard permits the use of either the retrospective or cumulative effect transition method. Management is currently evaluating the potential impact of implementation of this updated authoritative guidance on the consolidated statements of revenues and certain expenses.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The update is to increase transparency and comparability among organizations by recognizing lease assets and liabilities on the balance sheet and disclosing key information about lease arrangements. The amendments in this update are effective beginning January 1, 2020 with retrospective application. The Company expects the primary impact to be the recognition, on a discounted basis, of our minimum commitments under non-cancelable operating leases on the balance sheet as right of use assets and lease obligations in addition to enhance disclosures. The Company’s current minimum commitments under non-cancellable operating leases are discussed in Note 6. Management is currently evaluating the potential impact of implementation of this updated authoritative guidance.

5. Acquisition

On July 1, 2017, the Company exchanged six billboard assets located in Atlanta, Georgia for certain assets in Athens, Georgia from The Lamar Company, LLC in order to divest from assets that were outside of the Company’s geographic core markets and acquire assets within the Company’s geographic core markets. Only six months of activity for the acquired assets are reflected in the consolidated statement of revenues and certain expenses in Athens, Georgia for the year ended December 31, 2017.

6. Commitments and Contingencies

Leases

The Company leases its office facilities for the Markets under various non-cancelable lease agreements expiring in June 2027. Office rental expense amounted to $289 thousand and $346 thousand for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively, and is included in general and administrative expenses in the consolidated statements of revenues and certain expenses.

The Company’s future minimum annual rental commitments under these leases are approximated as follows (in thousands) (unaudited):

2018 (three months ended December 31, 2018)	$81
2019	314
2020	318
2021	313
2022	319
2023	305
Thereafter	855

$2,505

The Company has operating leases for its display sites that vary in length. These leases generally contain renewal options for a period of years equal to the initial term of the lease. Subsequent to the first renewal, the leases generally are renewable on a year-to-year basis unless terminated by either party prior to the anniversary date. Certain site leases provide for escalations in rental costs over the lease term. In addition, the Company has certain leases that contain a variable component based on revenue from the structure in addition to a base rent amount. Rent expense amounted to $8.3 million and $10.9 million for the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively, and is included in direct advertising expenses in the consolidated statements of revenues and certain expenses.

The future minimum lease payments for non-cancellable site leases at September 30, 2018 in each of the next five years and thereafter are as follows (in thousands) (unaudited):

2018 (three months ended December 31, 2018)	$1,485
2019	5,817
2020	5,497
2021	5,300
2022	4,822
2023	4,132
Thereafter	30,128

$57,181

Zoning regulations

In some of the localities in which the Company operates, outdoor advertising is subject to restrictive zoning regulations. Although the Company believes the existence of those regulations continue to be a factor in the operation of the Company’s business, such regulations have not had a significant effect on the results of operations.

Litigation

In the normal course of conducting its business, the Company is periodically involved in litigation. The Company is not a party to litigation matters which management believes could result in judgments that would have a material adverse effect on its financial position, liquidity or results of future operations.

7. Subsequent Events

The Company evaluated subsequent events through February 15, 2019, the date the financial statements were available to be issued.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of officers and directors.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants us the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in our right where the person involved is adjudged to be liable to us except to the extent approved by a court.

Our By-laws provide that any person who is made a party to any action or proceeding because such person is or was our director or officer will be indemnified and held harmless against all claims, liabilities and expenses, including those expenses incurred in defending a claim and amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication with the approval of the board of directors, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the company. The indemnification provided for in our By-laws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law.

Our Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, whether or not an individual continues to be a director at the time such liability is asserted, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

We carry Directors’ and Officers’ insurance which covers our directors and officers against certain liabilities they may incur when acting in their capacity as directors or officers.

Item 21. Exhibits and financial statement schedules.

(a)	See Exhibit Index immediately preceding the signature pages.

Item 22. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION	METHOD OF FILING

2(a)	Equity Purchase Agreement dated January 7, 2016 by and among CCOI Holdco Parent I, LLC, CCOI Holdco Sub I, LLC, and Lamar Media.	Previously filed as Exhibit 2.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on January 13, 2016 and incorporated herein by reference.

2(b)	Equity Purchase Agreement dated January 7, 2016 by and among CCOI Holdco Parent II, LLC, CCOI Holdco Sub II, LLC, and Lamar Media.	Previously filed as Exhibit 2.2 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on January 13, 2016 and incorporated herein by reference.

2(c)	Equity Purchase Agreement, dated December 21, 2018, by and among Lamar Media, FMG Outdoor Holdings, LLC, GTCR/FMG Blocker Corp., NCP Fairway, Inc., GTCR Fund XI/C LP, Newstone Capital Partners II, L.P., each of the Selling Members party thereto, and GTCR Partners XI/B LP, solely in its capacity as the Representative.	Previously filed as Exhibit 2.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on December 28, 2018 and incorporated herein by reference.

3(a)	Amended and Restated Certificate of Incorporation of Lamar Media.	Previously filed as Exhibit 3.2 to Lamar Media’s Quarterly Report on Form 10-Q for the period ended March 31, 2007 (File No. 0-30242) filed on May 10, 2007 and incorporated herein by reference.

3(b)	Amended and Restated Bylaws of Lamar Media.	Previously filed as Exhibit 3.1 to Lamar Media’s Quarterly Report on Form 10-Q for the period ended September 30, 1999 (File No. 1-12407) filed on November 12, 1999 and incorporated herein by reference.

4(a)(1)	Indenture, dated as of October 30, 2012, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to Lamar Media’s 5% Senior Subordinated Notes due 2023.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on October 31, 2012 and incorporated herein by reference.

4(a)(2)	Form of 5% Senior Subordinated Notes due 2023.	Previously filed with the Indenture dated October 30, 2012, filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on October 31, 2012, and incorporated herein by reference.

4(a)(3)	Form of 5% Senior Subordinated Exchange Notes due 2023.	Previously filed with the Indenture dated October 30, 2012, filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on October 31, 2012, and incorporated herein by reference.

EXHIBIT NUMBER	DESCRIPTION	METHOD OF FILING

4(a)(4)	Supplemental Indenture to the Indenture dated as of October 30, 2012, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of December 30, 2012, relating to Lamar Media’s 5% Senior Subordinated Notes due 2023.	Previously filed as Exhibit 4(h)(4) to Lamar Advertising’s Annual Report on Form 10-K for the year ended December 31, 2012 (File No. 0-30242) filed on February 28, 2013 and incorporated herein by reference.

4(a)(5)	Supplemental Indenture to the Indenture dated as of October 30, 2012, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of December 30, 2012, relating to Lamar Media’s 5% Senior Subordinated Notes due 2023.	Previously filed as Exhibit 4(h)(5) to Lamar Advertising’s Annual Report on Form 10-K for the year ended December 31, 2012 (File No. 0-30242) filed on February 28, 2013 and incorporated herein by reference.

4(a)(6)	Supplemental Indenture to the Indenture dated as of October 30, 2012, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of December 30, 2012, relating to Lamar Media’s 5% Senior Subordinated Notes due 2023.	Previously filed as Exhibit 4(h)(6) to Lamar Advertising’s Annual Report on Form 10-K for the year ended December 31, 2012 (File No. 0-30242) filed on February 28, 2013 and incorporated herein by reference.

4(a)(7)	Supplemental Indenture to the Indenture dated as of October 30, 2012, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of May 31, 2013, relating to Lamar Media’s 5% Senior Subordinated Notes due 2023.	Previously filed as Exhibit 4.4 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended June 30, 2013 (File No. 0-30242) filed on August 8, 2013 and incorporated herein by reference.

4(a)(8)	Supplemental Indenture to the Indenture dated as of October 30, 2012, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of January 2, 2014, relating to Lamar Media’s 5% Senior Subordinated Notes due 2023.	Previously filed as Exhibit 4.5 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended March 31, 2014 (File No. 0-30242) filed on May 7, 2014 and incorporated herein by reference.

4(a)(9)	Supplemental Indenture to the Indenture dated as of October 30, 2012, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of July 28, 2015, relating to Lamar Media’s 5% Senior Subordinated Notes due 2023.	Previously filed as Exhibit 4.2 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended September 30, 2015 (File No. 1-36756) filed on November 5, 2015 and incorporated herein by reference.

EXHIBIT NUMBER	DESCRIPTION	METHOD OF FILING

4(a)(10)	Supplemental Indenture to the Indenture dated as of October 30, 2012, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of December 14, 2017, relating to Lamar Media’s 5% Senior Subordinated Notes due 2023.	Previously filed as Exhibit 4(c)(10) to Lamar Advertising’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 1-36756) filed on February 27, 2018 and incorporated herein by reference.

4(a)(11)	Supplemental Indenture to the Indenture dated as of October 30, 2012, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of December 14, 2017, relating to Lamar Media’s 5% Senior Subordinated Notes due 2023.	Previously filed as Exhibit 4(c)(11) to Lamar Advertising’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 1-36756) filed on February 27, 2018 and incorporated herein by reference.

4(a)(12)	Supplemental Indenture to the Indenture dated as of October 30, 2012, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of January 22, 2019, relating to Lamar Media’s 5% Senior Subordinated Notes due 2023.	Filed herewith.

4(a)(13)	Supplemental Indenture to the Indenture dated as of October 30, 2012, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of January 22, 2019, relating to Lamar Media’s 5% Senior Subordinated Notes due 2023.	Filed herewith.

4(b)(1)	Indenture, dated as of January 10, 2014, between Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to Lamar Media’s 5 3/8% Senior Notes due 2024.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on January 15, 2014 and incorporated herein by reference.

4(b)(2)	Form of 5 3/8% Senior Notes due 2024.	Previously filed with the Indenture dated January 10, 2014, filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on January 15, 2014 and incorporated herein by reference.

4(b)(3)	Form of 5 3/8% Senior Exchange Notes due 2024.	Previously filed with the Indenture dated January 10, 2014, filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on January 15, 2014 and incorporated herein by reference.

EXHIBIT NUMBER	DESCRIPTION	METHOD OF FILING

4(b)(4)	Supplemental Indenture to the Indenture dated as of January 10, 2014, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of July 28, 2015, relating to Lamar Media’s 5 3/8% Senior Notes due 2024.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended September 30, 2015 (File No. 1-36756) filed on November 5, 2015 and incorporated herein by reference.

4(b)(5)	Supplemental Indenture to the Indenture dated as of January 10, 2014, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of December 14, 2017, relating to Lamar Media’s 5 3/8% Senior Notes due 2024.	Previously filed as Exhibit 4(d)(5) to Lamar Advertising’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 1-36756) filed on February 27, 2018 and incorporated herein by reference.

4(b)(6)	Supplemental Indenture to the Indenture dated as of January 10, 2014, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of December 14, 2017, relating to Lamar Media’s 5 3/8% Senior Notes due 2024.	Previously filed as Exhibit 4(d)(6) to Lamar Advertising’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 1-36756) filed on February 27, 2018 and incorporated herein by reference.

4(b)(7)	Supplemental Indenture to the Indenture dated as of January 10, 2014, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of January 22, 2019, relating to Lamar Media’s 5 3/8% Senior Notes due 2024.	Filed herewith.

4(b)(8)	Supplemental Indenture to the Indenture dated as of January 10, 2014, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of January 22, 2019, relating to Lamar Media’s 5 3/8% Senior Notes due 2024.	Filed herewith.

4(c)(1)	Indenture, dated as of January 28, 2016, between Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to Lamar Media’s 5 3/4% Senior Notes due 2026.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on February 1, 2016 and incorporated herein by reference.

4(c)(2)	Form of 5 3/4% Senior Notes due 2026.	Previously filed with the Indenture dated January 28, 2016, filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on February 1, 2016 and incorporated herein by reference.

EXHIBIT NUMBER	DESCRIPTION	METHOD OF FILING

4(c)(3)	Form of 5 3/4% Senior Exchange Notes due 2026.	Previously filed with the Indenture dated January 28, 2016, filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on February 1, 2016 and incorporated herein by reference.

4(c)(4)	Supplemental Indenture to the Indenture dated as of January 28, 2016, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of December 14, 2017, relating to Lamar Media’s 5 3/4% Senior Notes due 2026.	Previously filed as Exhibit 4(e)(4) to Lamar Advertising’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 1-36756) filed on February 27, 2018 and incorporated herein by reference.

4(c)(5)	Supplemental Indenture to the Indenture dated as of January 28, 2016, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of December 14, 2017, relating to Lamar Media’s 5 3/4% Senior Notes due 2026.	Previously filed as Exhibit 4(e)(5) to Lamar Advertising’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 1-36756) filed on February 27, 2018 and incorporated herein by reference.

4(c)(6)	Supplemental Indenture to the Indenture dated as of January 28, 2016, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of January 22, 2019, relating to Lamar Media’s 5 3/4% Senior Notes due 2026.	Filed herewith.

4(c)(7)	Supplemental Indenture to the Indenture dated as of January 28, 2016, among Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of January 22, 2019, relating to Lamar Media’s 5 3/4% Senior Notes due 2026.	Filed herewith.

4(c)(8)	Supplemental Indenture, dated as of February 1, 2019, between Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to Lamar Media’s 5 3/4% Senior Notes due 2026.	Previously filed as Exhibit 4.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on February 6, 2019 and incorporated herein by reference.

5(a)	Opinion of Locke Lord LLP.	Filed herewith.

5(b)	Opinion of Kean Miller LLP.	Filed herewith.

10(a)(1)	Lamar Advertising Company 1996 Equity Incentive Plan, as amended and restated.	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on May 24, 2013 and incorporated herein by reference.

EXHIBIT NUMBER	DESCRIPTION	METHOD OF FILING

10(a)(2)	Form of Stock Option Agreement under the 1996 Equity Incentive Plan, as amended.	Previously filed as Exhibit 10.14 to Lamar Advertising’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 0-30242) filed on March 10, 2005 and incorporated herein by reference.

10(a)(3)	Form of Restricted Stock Agreement.	Previously filed as Exhibit 10.16 of Lamar Advertising’s Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 0-30242) filed on March 15, 2006 and incorporated herein by reference.

10(a)(4)	Form of Restricted Stock Agreement for Non-Employee directors.	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on May 30, 2007 and incorporated herein by reference.

10(b)	2009 Employee Stock Purchase Plan, as amended.	Previously filed as Exhibit 10.1 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 (File No. 1-36756) filed on November 6, 2017 and incorporated herein by reference.

10(c)(1)	Lamar Deferred Compensation Plan (as amended).	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on August 27, 2007 and incorporated herein by reference.

10(c)(2)	Form of Trust Agreement for the Lamar Deferred Compensation Plan.	Previously filed as Exhibit 10.2 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on December 14, 2005 and incorporated herein by reference.

10(c)(3)	Amendment to the Lamar Deferred Compensation Plan dated December 13, 2013.	Previously filed as Exhibit 10(d)(3) to Lamar Advertising’s Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 0-30242) filed on February 27, 2014 and incorporated herein by reference.

10(d)(1)	Summary of Management Compensatory Arrangements, dated March 28, 2016.	Previously filed on Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on March 29, 2016 and incorporated herein by reference.

10(d)(2)	Summary of Non-Management Director Compensatory Arrangements, dated May 26, 2016.	Previously filed on Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on May 31, 2016 and incorporated herein by reference.

10(e)(1)	Receivables Financing Agreement, dated December 18, 2018, by and among Lamar Media, as initial Servicer, Lamar TRS Receivables, LLC and Lamar QRS	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on December 21, 2018 and incorporated herein by reference.

EXHIBIT NUMBER	DESCRIPTION	METHOD OF FILING

10(e)(2)	Purchase and Sale Agreement, dated December 18, 2018, by and among certain subsidiaries of Lamar Media, Lamar Media, as initial Servicer, and Lamar QRS Receivables, LLC as Buyer.	Previously filed as Exhibit 10.2 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on December 21, 2018 and incorporated herein by reference.

10(e)(3)	Purchase and Sale Agreement, dated December 18, 2018, by and among certain subsidiaries of Lamar Media, Lamar Media, as initial Servicer, and Lamar TRS Receivables, LLC as Buyer.	Previously filed as Exhibit 10.3 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on December 21, 2018 and incorporated herein by reference.

10(e)(4)	Performance Guaranty of Lamar Media dated December 18, 2018 in favor of PNC Bank, National Association.	Previously filed as Exhibit 10.4 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on December 21, 2018 and incorporated herein by reference.

10(f)(1)	Third Restatement Agreement, dated as of May 15, 2017, by and among Lamar Media, Lamar Advertising, the subsidiary guarantors named therein, the Lenders named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent (including the Third Amended and Restated Credit Agreement as Exhibit A thereto).	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on May 19, 2017 and incorporated herein by reference.

10(f)(2)	Amendment No. 1 dated as of March 16, 2018 to the Third Restatement Agreement, by and among Lamar Media, Lamar Advertising, the subsidiary guarantors named therein, the Lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent (including the Third Amended and Restated Credit Agreement, as amended for Amendment No. 1, as Exhibit A thereto).	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on March 21, 2018 and incorporated herein by reference.

10(f)(3)	Amendment No. 2 dated as of December 6, 2018 to the Third Restatement Agreement, by and among Lamar Media, Lamar Advertising, the subsidiary guarantors named therein, the Lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent (including the Third Amended and Restated Credit Agreement, as amended for Amendment No. 2, as Exhibit A thereto).	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on December 12, 2018 and incorporated herein by reference.

10(f)(4)	Incremental Amendment No. 1, dated January 17, 2019, by and among Lamar Media, Lamar Advertising, the subsidiary guarantors named therein, the Lenders named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on January 22, 2019 and incorporated herein by reference.

EXHIBIT NUMBER	DESCRIPTION	METHOD OF FILING

10(f)(5)	Joinder Agreement, dated as of January 30, 2018, to the Third Amended and Restated Credit Agreement dated as of May 15, 2017, as amended, among Lamar Media, the subsidiary borrower party thereto, the subsidiary guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, by Interstate Logos TRS, LLC.	Previously filed as Exhibit 10.1 to Lamar Advertising’s Quarterly Report on Form 10-Q for the period ended March 31, 2018 (File No. 1-36756) filed on May 5, 2018 and incorporated herein by reference.

10(f)(6)	Joinder Agreement, dated as of January 15, 2019, to the Third Amended and Restated Credit Agreement dated as of May 15, 2017, as amended, among Lamar Media, the subsidiary borrower party thereto, the subsidiary guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, by FMG Outdoor Holdings, LLC, Lamar-Fairway Blocker 1, Inc., Lamar-Fairway Blocker 2, Inc., Magic Media, Inc., Fairway Media Group, LLC, Fairway Outdoor Advertising, LLC, Fairway Outdoor Funding Holdings, LLC, Fairway Outdoor Funding, LLC, MCC Outdoor, LLC, Magic Media Real Estate, LLC, FMO Real Estate, LLC, Douglas Outdoor Advertising of GA., Inc., Olympus Media/Indiana, LLC and Fairway CCO Indiana, LLC.	Filed herewith.

10(f)(7)	Joinder Agreement, dated as of January 15, 2019, to the Third Amended and Restated Credit Agreement dated as of May 15, 2017, as amended, among Lamar Media, the subsidiary borrower party thereto, the subsidiary guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, by New Hampshire Logos, L.L.C.	Filed herewith.

10(g)	Registration Rights Agreement, dated as of October 30, 2012, between Lamar Media, the Guarantors named therein and the Initial Purchasers named therein.	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on October 31, 2012 and incorporated herein by reference.

10(h)	Registration Rights Agreement, dated as of January 10, 2014, between Lamar Media, the Guarantors named therein and J.P. Morgan Securities LLC, as representative for the Initial Purchasers named therein.	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 0-30242) filed on January 15, 2014 and incorporated herein by reference.

10(i)	Registration Rights Agreement, dated as of January 28, 2016, between Lamar Media, the Guarantors named therein and J.P. Morgan Securities LLC, as representative for the Initial Purchasers named therein.	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on February 1, 2016 and incorporated herein by reference.

EXHIBIT NUMBER	DESCRIPTION	METHOD OF FILING

10(j)	Registration Rights Agreement, dated as of February 1, 2019, between Lamar Media, the Guarantors named therein and J.P. Morgan Securities LLC, as representative for the Initial Purchasers named therein.	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on February 6, 2019 and incorporated herein by reference.

10(k)	Form of Indemnification Agreement between Lamar Advertising and the directors and executive officers of Lamar Advertising, dated as of November 18, 2014.	Previously filed as Exhibit 10.1 to Lamar Advertising’s Current Report on Form 8-K (File No. 1-36756) filed on November 19, 2014 and incorporated herein by reference.

21(a)	Subsidiaries of Lamar Media.	Filed herewith.

23(a)	Consent of KPMG LLP.	Filed herewith.

23(b)	Consent of Ernst & Young LLP.	Filed herewith.

23(c)	Consent of Locke Lord LLP.	Included in Exhibit 5(a).

23(d)	Consent of Kean Miller LLP.	Included in Exhibit 5(b).

24(a)	Power of Attorney.	Included on signature page of this Registration Statement.

25(a)	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. with respect to the Indenture dated as of January 28, 2016, as amended and supplemented, on Form T-1	Filed herewith.

99(a)	Form of Letter of Transmittal.	Filed herewith.

99(b)	Form of Notice of Guaranteed Delivery.	Filed herewith.

99(c)	Form of Letter to Registered Holders and DTC Participants Regarding the Offer to Exchange.	Filed herewith.

99(d)	Form of Letter to Beneficial Holders Regarding the Offer to Exchange.	Filed herewith.

101	The following materials from the combined Annual Report of Lamar Advertising and Lamar Media on Form 10-K for the year ended December 31, 2018, formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets as of December 31, 2018 and 2017 of Lamar Advertising and Lamar Media, (ii) Consolidated Statements of Income and Comprehensive Income for the years ended December 31, 2018, 2017 and 2016 of Lamar Advertising and Lamar Media, (iii) Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2018, 2017 and 2016 of Lamar Advertising and Lamar Media, (iv) Consolidated Statements of Cash Flows for the years ended December 31, 2018, 2017 and 2016 of Lamar Advertising and Lamar Media, and (v) Notes to Consolidated Financial Statements of Lamar Advertising and Lamar Media.	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR MEDIA CORP.

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

ARIZONA LOGOS, L.L.C.

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

INTERSTATE LOGOS, L.L.C.	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

COLORADO LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Sean E. Reilly Sean E. Reilly	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

DELAWARE LOGOS, L.L.C.

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

INTERSTATE LOGOS, L.L.C.	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

FLORIDA LOGOS, LLC

By:	INTERSTATE LOGOS TRS, LLC,
its Managing Member

By:	LAMAR TRS HOLDINGS, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

INTERSTATE LOGOS TRS, LLC	Sole and Managing Member**	March 18, 2019

By:	LAMAR TRS HOLDINGS, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

GEORGIA LOGOS, L.L.C.

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

INTERSTATE LOGOS, L.L.C.	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

INTERSTATE LOGOS, L.L.C.

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

LAMAR MEDIA CORP.	Sole and Managing Member**	March 18, 2019

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

KANSAS LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Sean E. Reilly Sean E. Reilly	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

KENTUCKY LOGOS, LLC

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

INTERSTATE LOGOS, L.L.C.	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR ADVANTAGE GP COMPANY, LLC

By:	LAMAR CENTRAL OUTDOOR, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

LAMAR CENTRAL OUTDOOR, LLC	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR ADVANTAGE HOLDING COMPANY

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR ADVANTAGE LP COMPANY, LLC

By:	LAMAR CENTRAL OUTDOOR, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

LAMAR CENTRAL OUTDOOR, LLC	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR ADVANTAGE OUTDOOR COMPANY, L.P.

By:	LAMAR ADVANTAGE GP COMPANY, LLC,
its General Partner

By:	LAMAR CENTRAL OUTDOOR, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

LAMAR ADVANTAGE GP COMPANY, LLC	General Partner**	March 18, 2019

By:	LAMAR CENTRAL OUTDOOR, LLC
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR ADVERTISING OF COLORADO SPRINGS, L.L.C.

By:	THE LAMAR COMPANY, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

THE LAMAR COMPANY, L.L.C.	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR ADVERTISING OF LOUISIANA, L.L.C.

By:	THE LAMAR COMPANY, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

THE LAMAR COMPANY, L.L.C.	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR ADVERTISING OF MICHIGAN, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR ADVERTISING OF PENN, LLC

By:	THE LAMAR COMPANY, L.L.C.,
its Class A Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

By:	LAMAR TRANSIT, LLC,
its Class B Member

By:	LAMAR TRS HOLDINGS, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

THE LAMAR COMPANY, L.L.C.	Class A Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

LAMAR TRANSIT, LLC	Class B Member**	March 18, 2019

By:	LAMAR TRS HOLDINGS, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR ADVERTISING OF SOUTH DAKOTA, L.L.C.

By:	THE LAMAR COMPANY, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

THE LAMAR COMPANY, L.L.C.	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR ADVERTISING OF YOUNGSTOWN, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR ADVERTISING SOUTHWEST, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR AIR, L.L.C.

By:	THE LAMAR COMPANY, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

THE LAMAR COMPANY, L.L.C.	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR AIRPORT ADVERTISING COMPANY

By:	/s/ C. Brent McCoy
C. Brent McCoy
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Brent McCoy C. Brent McCoy	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ Sean E. Reilly Sean E. Reilly	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR CENTRAL OUTDOOR, LLC

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

LAMAR MEDIA CORP.	Sole and Managing Member**	March 18, 2019

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Managing Member	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Managing Member	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Managing Member	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Managing Member	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR ELECTRICAL, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR FLORIDA, L.L.C.

By:	THE LAMAR COMPANY, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

THE LAMAR COMPANY, L.L.C.	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR INVESTMENTS, LLC

By:	LAMAR TRS HOLDINGS, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

LAMAR TRS HOLDINGS, LLC	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR OBIE COMPANY, LLC

By:	LAMAR MEDIA CORP.,
its Class A Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

By:	LAMAR TRANSIT, LLC,
its Class B Member

By:	LAMAR TRS HOLDINGS, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

LAMAR MEDIA CORP.	Class A Member**	March 18, 2019

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

LAMAR TRANSIT, LLC	Class B Member**	March 18, 2019

By:	LAMAR TRS HOLDINGS, LLC
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Class A Member and Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Class A Member and Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Class A Member and Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Class A Member and Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR OCI NORTH, L.L.C.

By:	THE LAMAR COMPANY, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

THE LAMAR COMPANY, L.L.C.	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR OCI SOUTH CORPORATION

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR OHIO OUTDOOR HOLDING CORP.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR PENSACOLA TRANSIT, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR SERVICE COMPANY, LLC

By:	LAMAR TRS HOLDINGS, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

LAMAR TRS HOLDINGS, LLC	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR TENNESSEE, L.L.C.

By:	THE LAMAR COMPANY, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

THE LAMAR COMPANY, L.L.C.	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR TEXAS LIMITED PARTNERSHIP

By:	THE LAMAR COMPANY, L.L.C.,
its General Partner

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

THE LAMAR COMPANY, L.L.C.	General Partner**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Managing Member	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Managing Member	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Managing Member	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Managing Member	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR TRANSIT, LLC

By:	LAMAR TRS HOLDINGS, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

LAMAR TRS HOLDINGS, LLC	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR TRS HOLDINGS, LLC

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

LAMAR MEDIA CORP.	Sole and Managing Member**	March 18, 2019

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Managing Member	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Managing Member	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Managing Member	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Managing Member	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LOUISIANA INTERSTATE LOGOS, L.L.C.

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

INTERSTATE LOGOS, L.L.C.	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

MAINE LOGOS, L.L.C.

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

INTERSTATE LOGOS, L.L.C.	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

MICHIGAN LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Sean E. Reilly Sean E. Reilly	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

MINNESOTA LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Sean E. Reilly Sean E. Reilly	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

MISSISSIPPI LOGOS, L.L.C.

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

INTERSTATE LOGOS, L.L.C.	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

MISSOURI LOGOS, LLC

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

INTERSTATE LOGOS, L.L.C.	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

MONTANA LOGOS, LLC

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

INTERSTATE LOGOS, L.L.C.	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

NEBRASKA LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Sean E. Reilly Sean E. Reilly	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

NEVADA LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Sean E. Reilly Sean E. Reilly	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

NEW JERSEY LOGOS, L.L.C.

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

INTERSTATE LOGOS, L.L.C.	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

NEW MEXICO LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Sean E. Reilly Sean E. Reilly	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

OHIO LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Sean E. Reilly Sean E. Reilly	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

OKLAHOMA LOGOS, L.L.C.

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

INTERSTATE LOGOS, L.L.C.	Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

OUTDOOR MARKETING SYSTEMS, L.L.C.

By:	LAMAR TRANSIT, LLC,
its Managing Member

By:	LAMAR TRS HOLDINGS, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

LAMAR TRANSIT, LLC	Sole and Managing Member**	March 18, 2019

By:	LAMAR TRS HOLDINGS, LLC
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

OUTDOOR PROMOTIONS WEST, LLC

By:	LAMAR TRANSIT, LLC,
its Managing Member

By:	LAMAR TRS HOLDINGS, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

LAMAR TRANSIT, LLC	Sole and Managing Member**	March 18, 2019

By:	LAMAR TRS HOLDINGS, LLC
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

SOUTH CAROLINA LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Sean E. Reilly Sean E. Reilly	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

TENNESSEE LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Sean E. Reilly Sean E. Reilly	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

THE LAMAR COMPANY, L.L.C.

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

LAMAR MEDIA CORP.	Sole and Managing Member**	March 18, 2019

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Managing Member	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Managing Member	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Managing Member	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Managing Member	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

TLC FARMS, L.L.C.

By:	TLC PROPERTIES, INC.,
its Managing Member

By:	/s/ C. Brent McCoy
C. Brent McCoy
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

TLC PROPERTIES, INC.	Sole and Managing Member**	March 18, 2019

By:	/s/ C. Brent McCoy
Name: C. Brent McCoy
Title: President

**	The Registrant has no directors or managers.

/s/ C. Brent McCoy C. Brent McCoy	Director and Principal Executive Officer Managing Member	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Managing Member	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Managing Member	March 18, 2019

/s/ Sean E. Reilly Sean E. Reilly	Director of Managing Member	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

TLC PROPERTIES II, LLC

By:	LAMAR INVESTMENTS, LLC,
its Managing Member

By:	LAMAR TRS HOLDINGS, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

LAMAR INVESTMENTS, LLC	Sole and Managing Member**	March 18, 2019

By:	LAMAR TRS HOLDINGS, LLC
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

TLC PROPERTIES, INC.

By:	/s/ C. Brent McCoy
C. Brent McCoy
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Brent McCoy C. Brent McCoy	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

/s/ Sean E. Reilly Sean E. Reilly	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

TLC PROPERTIES, L.L.C.

By:	TLC PROPERTIES, INC.,
its Managing Member

By:	/s/ C. Brent McCoy
C. Brent McCoy
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

TLC PROPERTIES, INC.	Sole and Managing Member**	March 18, 2019

By:	/s/ C. Brent McCoy
Name: C. Brent McCoy Title: President

**	The Registrant has no directors or managers.

/s/ C. Brent McCoy C. Brent McCoy	Director and Principal Executive Officer of Managing Member	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Managing Member	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Managing Member	March 18, 2019

/s/ Sean E. Reilly Sean E. Reilly	Director of Managing Member	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

TRIUMPH OUTDOOR HOLDINGS, LLC

By:	LAMAR CENTRAL OUTDOOR, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

LAMAR CENTRAL OUTDOOR, LLC		Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer
** The Registrant has no directors or managers.
/s/ Sean E. Reilly Sean E. Reilly		Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

TRIUMPH OUTDOOR RHODE ISLAND, LLC

By:	LAMAR TRANSIT, LLC,
its Managing Member

By:	LAMAR TRS HOLDINGS, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

LAMAR TRANSIT, LLC		Sole and Managing Member**	March 18, 2019

By:	LAMAR TRS HOLDINGS, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer
** The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

UTAH LOGOS, INC.

By:	/s/ Floyd Williams
Floyd Williams
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Floyd Williams Floyd Williams	Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Sean E. Reilly Sean E. Reilly	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

VIRGINIA LOGOS, LLC

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

INTERSTATE LOGOS, L.L.C.		Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer
** The Registrant has no directors or managers.
/s/ Sean E. Reilly Sean E. Reilly		Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

WASHINGTON LOGOS, L.L.C.

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

INTERSTATE LOGOS, L.L.C.		Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer
** The Registrant has no directors or managers.
/s/ Sean E. Reilly Sean E. Reilly		Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

WISCONSIN LOGOS, LLC

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

INTERSTATE LOGOS, L.L.C.		Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer
** The Registrant has no directors or managers.
/s/ Sean E. Reilly Sean E. Reilly		Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy		Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.		Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

INTERSTATE LOGOS TRS, LLC

By:	LAMAR TRS HOLDINGS, LLC,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

LAMAR TRS HOLDINGS, LLC		Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer
** The Registrant has no directors or managers.
/s/ Sean E. Reilly Sean E. Reilly		Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

NEW HAMPSHIRE LOGOS, L.L.C.

By:	INTERSTATE LOGOS, L.L.C.,
its Managing Member

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

INTERSTATE LOGOS, L.L.C.		Sole and Managing Member**	March 18, 2019

By:	LAMAR MEDIA CORP.,
its Managing Member

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: Chief Executive Officer
** The Registrant has no directors or managers.
/s/ Sean E. Reilly Sean E. Reilly		Director and Principal Executive Officer of Lamar Media Corp.	March 18, 2019

/s/ Keith A. Istre Keith A. Istre		Director and Principal Financial and Accounting Officer of Lamar Media Corp.	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director of Lamar Media Corp.	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director of Lamar Media Corp.	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

FMG OUTDOOR HOLDINGS, LLC

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Manager and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Manager and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Manager	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Manager	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR-FAIRWAY BLOCKER 1, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

LAMAR-FAIRWAY BLOCKER 2, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

MAGIC MEDIA, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

FAIRWAY MEDIA GROUP, LLC

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Manager and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Manager and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Manager	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Manager	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

FAIRWAY OUTDOOR ADVERTISING, LLC

By:	FAIRWAY MEDIA GROUP, LLC,
its Managing Member

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

FAIRWAY MEDIA GROUP, LLC	Sole and Managing Member**	March 18, 2019

By:	/s/ Sean E. Reilly
Name: Sean E. Reilly
Title: President

**	The Registrant has no directors or managers.

/s/ Sean E. Reilly Sean E. Reilly	Manager and Principal Executive Officer of Managing Member	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Manager and Principal Financial and Accounting Officer of Managing Member	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Manager of Managing Member	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Manager of Managing Member	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

FAIRWAY OUTDOOR FUNDING HOLDINGS, LLC

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

FAIRWAY OUTDOOR FUNDING, LLC

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

MCC OUTDOOR, LLC

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

MAGIC MEDIA REAL ESTATE, LLC

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

FMO REAL ESTATE, LLC

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

DOUGLAS OUTDOOR ADVERTISING OF GA, INC.

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Executive Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Executive Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Executive Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Executive Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

OLYMPUS MEDIA/INDIANA, LLC

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 18, 2019.

FAIRWAY CCO INDIANA, LLC

By:	/s/ Sean E. Reilly
Sean E. Reilly
President

POWER OF ATTORNEY

The undersigned, in the capacities specified below, hereby severally constitute and appoint Sean E. Reilly and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power of substitution to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean E. Reilly Sean E. Reilly	Director and Principal Executive Officer	March 18, 2019

/s/ Keith A. Istre Keith A. Istre	Director and Principal Financial and Accounting Officer	March 18, 2019

/s/ C. Brent McCoy C. Brent McCoy	Director	March 18, 2019

/s/ Kevin P. Reilly, Jr. Kevin P. Reilly, Jr.	Director	March 18, 2019